As filed with the Securities and Exchange Commission on April 21, 2003
                                          Registration Statement No. 333-82716

=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------


                               Amendment No. 1
                                      to


                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                      MORGAN STANLEY ABS CAPITAL II INC.
            (Exact name of registrant as specified in its charter)

Delaware                                                     13-3948996
(State of incorporation)                                   (I.R.S. Employer
                                                          Identification No.)

                           1585 Broadway, 2nd Floor
                           New York, New York 10036
                                (212) 761-4000

              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)

                                ---------------

                               Craig S. Phillips
                                   President
                      Morgan Stanley ABS Capital II Inc.
                           1585 Broadway, 2nd Floor
                           New York, New York 10036
                                (212) 761-4000

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                ---------------

                                With a copy to:



      Michelle Wilke, Esq.                     Siegfried Knopf, Esq.
      Morgan Stanley & Co. Incorporated        Sidley Austin Brown & Wood LLP
      1221 Avenue of the Americas              787 Seventh Avenue
      New York, New York 10020                 New York, New York  10019


                                ---------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                                              CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                    Proposed
                                                                     Maximum         Proposed
                                                  Amount            Aggregate         Maximum           Amount of
                  Title of                         to be              Price          Aggregate         Registration
        Securities to Be Registered             Registered(1)       Per Unit*      Offering Price*          Fee
---------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities.....................   $4,609,752,781       100%           $4,609,752,781       $372,929(2)
===========================================================================================================================

         * Estimated for the purpose of calculating the registration fee.


(1) This Registration Statement relates to the offering from time to time of an indeterminate amount of Asset Backed Securities in connection with any resales of them in market making transactions by an underwriter, to the extent required.


(2) $239 of the registration fee was previously paid in connection the filing of the registration statement on February 12, 2002. The remainder of the registration fee equal to $372,690 represents the unused portion of the registration fee paid in connection with registrant's registration statement on Form S-3, No. 333-26581 (initial filing date May 6, 1997), and is offset against the filing fee due under this registration statement pursuant to Rule 457(p). No additional amount is being paid in connection with this filing.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

=============================================================================

                               INTRODUCTORY NOTE

         Three forms of prospectus and six forms of prospectus supplement are included in this registration statement.

         o Prospectus version #1 relates to the offering by various trusts of series of assets backed securities backed by motor vehicle loans and boat loans. Prospectus Supplement version #1a relates to a debt offering under an owner trust, and prospectus supplement version #1b relates to a certificate offering under a grantor trust, in each case backed by a loan pool described in prospectus #1.

         o Prospectus version #2 relates to the offering by various trusts of series of assets backed securities backed by motor vehicle loans. Prospectus Supplement version #2a relates to a debt offering under an owner trust, and prospectus supplement version #2b relates to a certificate offering under a grantor trust, in each case backed by a loan pool described in prospectus #2.

         o Prospectus version #3 relates to the offering by various trusts of series of assets backed securities backed by boat loans. Prospectus Supplement version #3a relates to a debt offering under an owner trust, and prospectus supplement version #3b relates to a certificate offering under a grantor trust, in each case backed by a loan pool described in prospectus #3.

         Each form of prospectus supplement relates only to the securities described in it and is a form that that may be used, among others, by registrant to offer asset backed securities under this registration statement.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                         Prospectus Supplement
                                                                   Version #1a


                             Subject to Completion
           Preliminary Prospectus Supplement dated April 21, 2003


Prospectus Supplement
(To Prospectus dated   , 200 - )

                             __________Trust 200 -

$        % Class A-1 Asset Backed Notes    $     % Class A-4 Asset Backed Notes
$        % Class A-2 Asset Backed Notes    $     % Asset Backed Certificates
$        % Class A-3 Asset Backed Notes
                         [____________________________]
                              Seller and Servicer

                      Morgan Stanley ABS Capital II Inc.
                                   Depositor

                            ______________________
--------------------------------------------------------------------------------
                                           Underwriting
                                          Discounts and       Net Proceeds
                             Price         Commissions        in Depositor
--------------------------------------------------------------------------------
Class A-1 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-2 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-3 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-4 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Certificates                $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Total                       $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------



     The proceeds to the depositor listed in the table are before deducting expenses payable by the depositor estimated to be $______.

     The primary assets of the trust are a pool of installment sale contracts made to finance the retail purchase of new or used

          o [automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles, recreational vehicles] and

          o recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers.

     The main sources for payment of the securities are the pool of installment sale contracts, monies on deposit in a reserve fund and a financial guaranty insurance policy issued by ______ unconditionally guaranteeing timely payment of monthly interest and monthly principal and ultimate payment of principal on the securities.

      [This prospectus supplement and the attached prospectus may be used by [______], which is an affiliate of [ ] and therefore may also be viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the notes and certificates. These transactions will be at prevailing market prices at the time of sale. [ ] may act as principal or agent in these transactions.]

     Consider carefully the Risk Factors beginning on page S-12 in this prospectus supplement and on page 5 of the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                              -----------------
                                Morgan Stanley
________ ___, 200__


                               Table of Contents

                                                                              Page
                                                                              ----

Reading These Documents........................................................S-4
Summary .....................................................................  S-5
Risk Factors..................................................................S-12
The Trust.....................................................................S-19
     Limited Purpose and Limited Assets.......................................S-19
     Capitalization of the Trust..............................................S-19
The Receivables Pool..........................................................S-19
     Criteria Applicable to Selection of Receivables..........................S-20
     Characteristics of the Receivables.......................................S-20
     Weighted Average Life of the Securities..................................S-26
The Seller and Servicer.......................................................S-30
     Underwriting Procedures..................................................S-30
     Collection Procedures....................................................S-30
     Physical Damage Insurance................................................S-30
     Delinquency and Credit Loss Information..................................S-30
     Delinquency and Credit Loss Trends.......................................S-31
The Depositor.................................................................S-31
Computing Your Portion of the Amount Outstanding on the Securities............S-31
Maturity and Prepayment Considerations........................................S-31
     Your Securities May Not Be Repaid on the Final Distribution Dates........S-32
     Prepayments of the Receivables and Required Repurchases..................S-32
     Risks of Slower or Faster Repayments.....................................S-32
Description of the Notes......................................................S-33
     Note Registration........................................................S-33
     Payments of Interest.....................................................S-33
     Payments of Principal....................................................S-34
     Optional Redemption......................................................S-34
     The Indenture Trustee....................................................S-34
Description of the Certificates...............................................S-35
     Certificate Registration.................................................S-35
     Payments of Interest.....................................................S-35
     Payments of Principal....................................................S-35
     Optional Prepayment......................................................S-36
     The Owner Trustee........................................................S-36
Application of Available Funds................................................S-36
     Sources of Funds for Distributions.......................................S-36
     Priority of Distributions................................................S-37
Description of the Receivables Transfer and Servicing Agreements..............S-38
     Servicing the Receivables................................................S-39
     Yield Supplement Overcollateralization Amount............................S-40
     Accounts ................................................................S-40
     Servicing Compensation and Expenses......................................S-41
     Certain Matters Regarding the Servicer...................................S-41
     Events of Servicing Termination..........................................S-41
     Rights Upon Event of Servicing Termination...............................S-42
     Right of Insurer to Terminate Servicer...................................S-43
     Waiver of Past Events of Servicing Termination...........................S-43
     Amendment of the Sale and Servicing Agreement............................S-44
     Optional Purchase of Receivables.........................................S-44
     Deposits to the Collection Account.......................................S-45
     Servicer Will Provide Information to Trustees............................S-46
     Reserve Fund.............................................................S-46
Description of the Insurer....................................................S-47
     The Insurer..............................................................S-47
     The Insurer Financial Information........................................S-48
     Financial Strength Ratings of the Insurer................................S-48
Description of the Insurance Policy...........................................S-48
     Other Terms of the Insurance Policy......................................S-49
Description of the Indenture..................................................S-49
     Events of Default........................................................S-50
     Rights Upon Event of Default.............................................S-50
     Waiver of Past Defaults..................................................S-53
     Replacement of Indenture Trustee.........................................S-53
     Satisfaction and Discharge of Indenture..................................S-53
     Modification of Indenture................................................S-53
     Administration Agreement.................................................S-54
Description of the Trust Agreement............................................S-55
     Formation of Trust; Issuance of Certificates.............................S-55
     Replacement of Owner Trustee.............................................S-55
     Duties of Owner Trustee..................................................S-55
     Compensation; Indemnification............................................S-55
     Termination of Trust.....................................................S-56
     Amendment of Trust Agreement.............................................S-56
Use of Proceeds ..............................................................S-57
Material Federal Income Tax Consequences......................................S-57
ERISA Considerations..........................................................S-57
     The Notes................................................................S-57
     The Certificates.........................................................S-58
Underwriting..................................................................S-59
Legal Opinions................................................................S-60
Experts  .....................................................................S-60
Glossary of Terms.............................................................S-61



Annex I-Global Clearance, Settlement and Tax Documentation Procedures.........S-I-1




                            Reading These Documents

     We provide information on the securities in two documents that offer varying levels of detail:

     1. Prospectus--provides general information, some of which may not apply to the securities.

     2. Prospectus Supplement--provides a summary of the specific terms of the securities.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S." If the terms of the securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

                                   Summary

The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Basic Terms of the Securities:

Issuer/Trust:                     __________ Trust 200 -

Seller and Servicer:

Depositor:                        Morgan Stanley ABS Capital II Inc.

Owner Trustee:

Indenture Trustee:

Insurer:

Cutoff Date:                      Close of business on, _______________, 200_

Receivables:                      Retail installment sale contracts of new and
                                  used motor vehicles and boats

Credit Enhancement:               For the notes, the subordination of
                                  certificates

                                  For both the notes and the certificates, a reserve fund and an insurance policy issued by the insurer

Securities to be offered:

     Class A-1 notes:             $

     Class A-2 notes:             $

     Class A-3 notes:             $

     Class A-4 notes:             $

     Certificates:                $

Interest Rates:

     Class A-1 notes:             %

     Class A-2 notes:             %

     Class A-3 notes:             %

     Class A-4 notes:             %

     Certificates:                %

Interest Basis:

     Class A-1 notes:             Actual number of days elapsed and assuming a
                                  360-day year

     Other securities:            A 360-day year of twelve 30-day months

Distribution Dates:               The ______ of each month (or, if the ______
                                  is not a business day, the next succeeding business day)

Record Date:                      Holders of record are determined on the
                                  close of business on the day ______
                                  immediately preceding each distribution date

First Distribution Date:          ______, 200_

Final Distribution Dates:

     Class A-1 notes:

     Class A-2 notes:

     Class A-3 notes:

     Class A-4 notes:

     Certificates:

Closing Date:                    Expected to be ______, 200_

Clearance and Settlement:        The Depository Trust Company, Clearstream
                                  and Euroclear

The Trust

     The ____________ Trust 200_ is governed by an amended and restated trust agreement, dated as of ______ 1, 200_, between the depositor and the owner trustee. The trust will issue the notes and the certificates and will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of receivables consisting of motor vehicle and marine retail installment sale contracts. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities, except that the insurer will issue a financial guaranty insurance policy that will unconditionally and irrevocably guarantee timely payment of monthly interest and monthly principal and ultimate payment of principal on the securities.

     The notes will be non-recourse obligations of, and the certificates will represent beneficial ownership interests in, the trust. The notes and the certificates will not represent interests in or obligations of Morgan Stanley ABS Capital II Inc., ____________ or any other person or entity.

Seller and Servicer

     ______ has purchased the receivables from its dealers, will sell the receivables and certain related property to the depositor and will act as servicer with respect to the receivables on behalf of the trust. ______'s principal executive office is located at ______, and its telephone number
is (   ) - .

Depositor

     Morgan Stanley ABS Capital II Inc., as depositor, will transfer the receivables and related property to the trust.

Property of the Trust

     The primary property of the trust will be:

          o the right to receive interest and principal payments on a pool of retail installment sale contracts purchased by ______ in the ordinary course of business in connection with the sale of new and used motor vehicles and boats; and

          o the right to cash (and investment earnings on such amounts) on deposit in the reserve fund.

Payments on the Securities

Monthly Interest Payments

     On each distribution date, the trust will pay interest on the notes based on the total amount of interest due on each class of notes without preference or priority between classes, except, if the amount available to pay interest is insufficient, then interest will be paid pro rata on all classes of notes based on the interest payable to each class. Interest on the certificates is subordinate to interest on the notes and will not be paid on any distribution date until interest on the notes has been paid in full.

Monthly Principal Payments

     The notes will be paid sequentially and no principal will be paid on any class of notes until each class with a lower numerical designation has been paid in full; provided, however, if the notes are accelerated after an event of default, principal will be paid pro rata on all classes of notes.

     On each distribution date, the amount required to be paid as principal of the notes will equal the lesser of:

          o the outstanding principal balance of the notes as of the immediately preceding distribution date after giving effect to all payments of principal to the noteholders on that distribution date (or as of the closing date in the case of the first distribution date); and

          o the amount necessary to reduce the sum of the outstanding principal balance of the securities as of the immediately preceding distribution date after giving effect to all payments of principal to the securityholders on that distribution date (or as of the closing date in the case of the first distribution date) to an amount equal to (i) the aggregate principal balance of the receivables as of the last day of the related collection period less (ii) the yield supplement overcollateralization amount with respect to the related distribution date;

provided, however, that the amount required to be paid as principal of the notes on the final distribution date for any class of notes will equal the greater of the amount described above and the amount necessary to reduce the outstanding principal balance of that class of notes to zero.

     Principal on the certificates will not be paid until principal on the notes has been paid in full. On each distribution date on or after the distribution date on which the notes have been paid in full, the amount required to be paid as principal of the certificates will equal the lesser of:

          o the outstanding principal balance of the certificates as of the immediately preceding distribution date after giving effect to all payments of principal to the certificateholders on that distribution date; and

          o the amount necessary to reduce the outstanding principal balance of the certificates as of the immediately preceding distribution date after giving effect to all payments of principal to the certificateholders on that distribution date to an amount equal to (i) the aggregate principal balance of the receivables as of the last day of the related collection period less (ii) the yield supplement overcollateralization amount with respect to the related distribution date;

provided, however, that the amount required to be paid as principal of the certificates on the final distribution date for the certificates will equal the greater of the amount described above and the amount that is necessary, after giving effect to all payments of principal to the certificateholders on such distribution date, to reduce the sum of the outstanding principal balance of the certificates to zero.

Yield Supplement Overcollateralization Amount

     The aggregate principal balance of the receivables as of the cutoff date will exceed the initial principal balance of the securities by $______, which is approximately __% of the aggregate principal balance of the receivables as of the cutoff date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on most of the receivables, which are lower than the interest rates on the various classes of securities and will decline on each distribution date.

     See "Description of the Receivables Transfer and Servicing
Agreements--Yield Supplement Overcollateralization Amount" for a more detailed description of the yield supplement overcollateralization amount.

Credit Enhancement

     The credit enhancement for the notes generally will include the following:

Subordination of the Certificates

     Payments of interest on the certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the certificates until the notes have been paid in full. If the notes have been accelerated after an event of default under the indenture, no payments will be made on the certificates until monthly principal has been paid to the notes; provided, however, that the indenture trustee will continue to withdraw available amounts from the reserve fund and to submit claims under the insurance policy in respect of monthly interest on the certificates following an event of default under the indenture.

     The credit enhancement for both the notes and the certificates generally will include the following:

Reserve Fund

     On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve fund into which certain excess collections on the receivables will be deposited and from which amounts may be withdrawn to pay the servicing fee to the servicer, required payments on the securities and required payments to the insurer. On the closing date, $______ will be deposited in the reserve fund. On each distribution date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period and not used on that distribution date to make required payments to the servicer, the securityholders or the insurer, the amount, if any, by which:

          o the amount required to be on deposit in the reserve fund on that distribution date exceeds

          o the amount on deposit in the reserve fund on that distribution date.

     On each distribution date, funds will be withdrawn from the reserve fund for distribution to the securityholders to cover any shortfalls in the amounts described in the first sentence of the preceding paragraph.

     The amount required to be on deposit in the reserve fund on any distribution date will equal the greater of an amount equal to __% of the aggregate principal balance of the receivables as of the last day of the related collection period and an amount equal to __% of the aggregate principal balance of the receivables as of the cutoff date; provided, however, that the amount required to be on deposit in the reserve fund will not exceed the principal balance of the securities. The amount required to be on deposit in the reserve fund on any distribution date may be increased upon the occurrence of certain events, including if delinquencies or cumulative net losses on the receivables exceed levels specified in the insurance agreement.

     If the amount on deposit in the reserve fund on any distribution date exceeds the amount required to be on deposit on that distribution date, after giving effect to all required deposits to and withdrawals from the reserve fund on that distribution date, the excess will be paid to the seller. Any amount paid to the seller will no longer be property of the trust.

     For a more detailed description of the deposits to and withdrawals from the reserve fund, see "Description of the Receivables Transfer and Servicing Agreements--Reserve Fund."

Insurance Policy

     The insurer will issue a financial guaranty insurance policy for the benefit of the securityholders under which the insurer will unconditionally and irrevocably guarantee the timely payment of monthly interest and monthly principal and the ultimate payment of principal on the securities to the securityholders and the payment of the servicing fee to the servicer. In general, on each distribution date the insurer will pay under the insurance policy the amount, if any, by which:

          o the servicing fee for the related collection period plus any overdue servicing fees for previous collection periods plus the monthly interest and monthly principal for that distribution date payable to the securityholders plus any overdue monthly interest for previous distribution dates payable to the securityholders plus interest on any overdue interest payable to any class of securities at the interest rate applicable to that class of securities payable to the securityholders exceeds

          o the funds otherwise available to pay those amounts, including amounts available to be withdrawn from the reserve fund.

     All amounts paid under the insurance policy will be deposited in the collection account. The indenture trustee will continue to submit claims under the insurance policy with respect to the notes and the certificates following an event of default under the indenture until the securities are paid in full.

     For a more detailed description of the insurer and the insurance policy, see "Description of the Insurer" and "Description of the Insurance Policy."

Optional Termination

     The servicer has the option to purchase from the trust all remaining receivables on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price will equal the outstanding aggregate principal balance of the receivables plus accrued but unpaid interest thereon plus all amounts due to the insurer under the insurance agreement; provided, however, that the purchase price must equal or exceed the outstanding principal balance of the notes and certificates as of the purchase date plus accrued but unpaid interest thereon at the applicable interest rate through the related interest period plus all amounts due to the insurer under the insurance agreement. The trust will apply such payment to the payment of the securities in full.

Servicer Compensation

     The trust will pay the servicer a servicing fee on each distribution date for the related collection period in an amount equal to 1/12 of __% of the aggregate principal balance of the receivables as of the first day of that collection period (or as of the cutoff date in the case of the first distribution date).

Ratings

     It is a condition to the issuance of the securities that Moody's and Standard & Poor's respectively rate the:

          o    class A-1 notes " "

          o    class A-2 notes, class A-3 notes and class A-4 notes " " and

          o    certificates " ".

     A rating is not a recommendation to purchase, hold or sell the related securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of securities.

Investment in the Securities

     There are material risks associated with an investment in the securities.

     For a discussion of the risk factors that should be considered in deciding whether to purchase any of the securities, see "Risk Factors" in this prospectus supplement and in the prospectus.

Tax Status

Opinions of Counsel

     In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to entity level tax for federal income tax purposes.

Investor Representations

     If you purchase notes or certificates, you agree by your purchase that you will treat the securities as indebtedness for federal income tax purposes.

Investment Restrictions

Certificates

     The certificates may not be purchased by persons who are not United States persons for federal income tax purposes.

     If you are considering purchasing certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more details.

ERISA Considerations

Notes

     The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus. Each employee benefit or other plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

Certificates

     The certificates may not be acquired by an employee benefit plan, by an individual retirement account or by a person investing on behalf of or with plan assets of such an arrangement. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

     The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

                                 Risk Factors

     You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in the securities.

The insurance policy may               The insurer will unconditionally
not be available to                    guarantee the timely payment of
assure payment of your                 monthly interest and monthly principal
securities                             and the ultimate payment of principal
                                       on the securities to securityholders
                                       on each distribution date if payments
                                       received on or in respect of the
                                       receivables, including amounts
                                       recovered in connection with the
                                       repossession and sale of financed
                                       vehicles that secure defaulted
                                       receivables, and the amount on deposit
                                       in the reserve fund are not sufficient
                                       to make that payment. There can be no
                                       assurances, however, that the insurer
                                       will perform its obligations under the
                                       insurance policy. The insurer may not
                                       perform its obligations under the
                                       insurance policy for a variety of
                                       reasons. These reasons include, but
                                       are not limited to, the occurrence of
                                       an event of bankruptcy, insolvency,
                                       receivership or liquidation with
                                       respect to the insurer or a dispute as
                                       to the basis for a policy claim. If
                                       receivable collections and the amount
                                       on deposit in the reserve fund are not
                                       sufficient on any distribution date to
                                       pay in full the monthly interest and
                                       monthly principal due on that
                                       distribution date, and if there is an
                                       insurer default under the insurance
                                       policy, you will experience payment
                                       delays with respect to your
                                       securities. If the amount of that
                                       insufficiency is not offset by excess
                                       receivable payments on subsequent
                                       distribution dates, you will
                                       experience losses with respect to your
                                       securities.

                                       See "Description of the Insurer" and
                                       "Description of the Insurance Policy"
                                       for a further discussion of the
                                       insurer and the insurance policy

The amount on deposit in               The amount on deposit in the reserve
the reserve fund may not               fund will be used to fund the payment
be sufficient to assure                of monthly interest and monthly
payment of your                        principal to securityholders on each
securities                             distribution date if payments received
                                       on or in respect of the receivables,
                                       including amounts recovered in
                                       connection with the repossession and
                                       sale of financed vehicles and boats
                                       that secure defaulted receivables, are
                                       not sufficient to make that payment.
                                       There can be no assurances, however,
                                       that the amount on deposit in the
                                       reserve fund will be sufficient on any
                                       distribution date to assure payment of
                                       your securities. If the
                                       receivables experience higher losses
                                       than were projected in determining the
                                       amount required to be on deposit in the
                                       reserve fund, the amount on deposit in
                                       the reserve fund may be less than
                                       projected. If receivable payments and
                                       the amount on deposit in the reserve
                                       fund are not sufficient on any
                                       distribution date to pay in full the
                                       monthly interest and monthly principal
                                       due on that distribution date, and if
                                       the insurer fails to make payments
                                       under the insurance policy, you will
                                       experience payment delays with respect
                                       to your securities. If the amount of
                                       that insufficiency is not offset by
                                       excess collections on the receivables
                                       on subsequent distribution dates, you
                                       will experience losses with respect to
                                       your securities.

                                       See "Description of the Receivables
                                       Transfer and Servicing
                                       Agreements--Reserve Fund" for a further
                                       discussion of the reserve fund.

Subordination of the                   Distributions of interest and principal
certificates to the notes              on the certificates will be
increases the risk of the              subordinated in priority of payment to
certificates not                       interest and principal due on the notes
receiving full                         to the extent described in this
distributions of interest              prospectus supplement. The
and principal                          certificateholders will not receive any
                                       distributions of interest with respect
                                       to a distribution date until the full
                                       amount of monthly note interest and, if
                                       the notes have been accelerated after
                                       an event of default under the
                                       indenture, monthly note principal due
                                       on such distribution date has been
                                       paid. Furthermore, the
                                       certificateholders will not receive any
                                       distributions of principal until the
                                       notes have been paid in full.

A bankruptcy of the                    The seller will represent and warrant
seller could result in                 in the receivables purchase agreement
losses or payment delays               that the transfer of the receivables
with respect to your                   from the seller to the depositor is a
securities                             sale rather than a financing. If the
                                       seller were to become the subject of a
                                       bankruptcy proceeding, however, the
                                       bankruptcy court could conclude that
                                       the transfer of the receivables from
                                       the seller to the depositor should be
                                       characterized as a financing and that
                                       the receivables should be included as
                                       part of the seller's bankruptcy
                                       estate.

                                       If a bankruptcy court were to reach
                                       this conclusion, you could experience
                                       losses or payment delays with respect
                                       to your notes or your certificates
                                       because:

                                       o   the trustees would not be permitted
                                           to exercise remedies against the
                                           seller on your behalf without the
                                           permission of the bankruptcy court;

                                       o   the bankruptcy court could require
                                           the trustees to accept property in
                                           exchange for the receivables that
                                           has less value than the receivables
                                           or could reduce the amount of
                                           collateral held by the trust;

                                       o   a tax or government lien on
                                           property of the seller that arose
                                           before the transfer of the
                                           receivables to the depositor could
                                           be paid from amounts received on or
                                           in respect of the receivables
                                           before those amounts were used to
                                           make payments on your securities;
                                           and

                                       o   the trustees might not have a
                                           perfected security interest in one
                                           or more of the financed vehicles or
                                           boats or amounts collected on or in
                                           respect of the receivables held by
                                           the seller at the time of the
                                           commencement of the bankruptcy
                                           proceeding.

                                       The seller has taken steps in
                                       structuring the transaction described
                                       in this prospectus supplement to reduce
                                       the risk that a bankruptcy court would
                                       conclude that the transfer of the
                                       receivables from the seller to the
                                       depositor should be characterized as a
                                       financing rather than a sale.

                                       See "Material Legal Issues Relating to
                                       the Receivables--Certain Bankruptcy
                                       Considerations" in the prospectus for a
                                       further discussion of the possibility
                                       that the transfer of the receivables
                                       from the seller to the depositor would
                                       be characterized as a financing rather
                                       than a sale.

Receivable prepayments                 The receivables can be prepaid in full
could require you to                   or in part at any time by the related
reinvest your principal                obligor without penalty. In addition,
earlier than expected at               prepayments can occur as a result of
a lower rate of return                 rebates of extended warranty contract
                                       costs and insurance premiums,
                                       liquidations due to obligor payment
                                       defaults, receipts of proceeds from
                                       physical damage, theft, credit life and
                                       credit disability insurance policies
                                       and payments made by the seller or the
                                       servicer in connection with breaches of
                                       certain representations, warranties or
                                       covenants in the receivables purchase
                                       agreement and sale and servicing
                                       agreement, respectively. If prepayments
                                       on the receivables are more rapid than
                                       expected, you may have to reinvest
                                       principal earlier than expected at a
                                       rate of interest that is less than
                                       the rate of interest on your
                                       securities. The rate of prepayment on
                                       the receivables may be influenced by a
                                       variety of economic, social, legal and
                                       other factors. These factors include,
                                       but are not limited to, inflation
                                       rates, interest rates offered for other
                                       loan products, changes in consumer
                                       confidence, changes in employment
                                       status and restrictions on transfers of
                                       financed vehicles and boats.

                                       See "The Receivables Pool--Weighted
                                       Average Life of the Securities" for a
                                       further discussion of receivable
                                       prepayments.

Prepayments and losses on              An event of default under the indenture
your securities may                    may result in payments on the
result from an event of                securities being accelerated. As a
default under the                      result your securities may be repaid
indenture                              earlier than scheduled, which may
                                       require you to reinvest your principal
                                       at a lower rate of return

                                       See "Description of the Notes--Payments
                                       of Principal--Events of Default" in
                                       this prospectus supplement and "The
                                       Indenture--Events of Default" in the
                                       prospectus.

You may suffer losses                  Because the trust has pledged its
because you have limited               property to the indenture trustee to
control over actions of                secure payment on the notes, following
the trust and conflicts                an event of default under the
between the noteholders                indenture, so long as no insurer
and the certificateholders             default has occurred and is continuing,
may occur                              the insurer may, or, if an insurer
                                       default has occurred and is continuing,
                                       the indenture trustee may, and at the
                                       direction of the holders of a specified
                                       percentage of the notes will, take one
                                       or more of the actions specified in the
                                       indenture relating to the property of
                                       the trust, including a sale of the
                                       receivables. Furthermore, so long as no
                                       insurer default has occurred and is
                                       continuing, the insurer, or the holders
                                       of a majority of the notes, or the
                                       indenture trustee acting on behalf of
                                       the noteholders, under certain
                                       circumstances, has the right to waive
                                       events of servicing termination or to
                                       terminate the servicer without
                                       consideration of the effect such waiver
                                       or termination would have on the
                                       certificateholders. The
                                       certificateholders will not have the
                                       ability to waive events of servicing
                                       termination or to remove the servicer
                                       until after the notes have been paid in
                                       full, and the certificateholders may be
                                       adversely affected by the
                                       determinations made by the insurer or
                                       by the holders of a majority of the
                                       notes.

                                       See "Risk Factors--The insurer may
                                       control the declaration and
                                       consequences of an event of default
                                       under the indenture" in this prospectus
                                       supplement, "Description of the
                                       Receivables Transfer and Servicing
                                       Agreements--Events of Servicing
                                       Termination" in the prospectus and
                                       "Description of the Receivables
                                       Transfer and Servicing
                                       Agreements--Rights Upon Event of
                                       Servicing Termination," "--Waiver of
                                       Past Events of Servicing Termination"
                                       and "Description of the
                                       Indenture--Rights Upon Event of
                                       Default" in this prospectus supplement
                                       and in the prospectus.

Geographic concentration               The servicer's records indicate that
may result in more risk                receivables related to obligors with
to you                                 mailing addresses in the following
                                       states constituted more than 10% of the
                                       cutoff date pool balance:

                                                     Percentage of
                                                      Cutoff Date
                                                     Pool Balance
                                                     ------------

                                                             %

                                                             %

                                                             %


                                       Adverse economic conditions or other
                                       factors affecting these states in
                                       particular could have an especially
                                       significant effect on the delinquency
                                       and credit loss experience of the
                                       trust.

The insurer will be                    If an insurer default shall not have
entitled to exercise the               occurred and be continuing under the
voting and other rights                insurance policy, the insurer, rather
of the securityholders                 than the noteholders, will be entitled
under the indenture and                to exercise the voting and other rights
trust agreement prior to               of the noteholders under the indenture
an insurer default                     and the insurer, rather than the
                                       certificateholders, will be entitled to
                                       exercise the voting and other rights of
                                       the certificateholders under the trust
                                       agreement; provided, however, that the
                                       insurer will not be entitled to
                                       exercise those rights to supplement the
                                       indenture or amend the trust agreement
                                       in any manner that requires the consent
                                       of all securityholders affected by the
                                       amendment.

                                       See "Description of the
                                       Indenture--Modification of Indenture"
                                       for a further discussion of the
                                       circumstances under which the consent
                                       of all noteholders is required for an
                                       amendment of the indenture and
                                       "Description of the Trust
                                       Agreement--Amendment of Trust
                                       Agreement" for a further discussion of
                                       the circumstances under which the
                                       consent of all certificateholders is
                                       required for an amendment of the trust
                                       agreement.

The insurer may control                If an event of default shall have
the declaration and                    occurred and be continuing under the
consequences of an event               indenture and an insurer default shall
of default under the                   not have occurred and be continuing
indenture                              under the insurance policy, the
                                       insurer, rather than the indenture
                                       trustee or the noteholders, will
                                       control whether the notes are declared
                                       immediately due and payable and which
                                       rights or remedies under the indenture
                                       are exercised following that
                                       declaration. The remedies available
                                       under the indenture following an event
                                       of default include the sale of all or a
                                       portion of the property of the trust
                                       and the distribution of the sale
                                       proceeds to the securityholders in
                                       accordance with the indenture. In
                                       addition, if an event of default shall
                                       have occurred and be continuing under
                                       the indenture and an insurer default
                                       shall not have occurred and be
                                       continuing under the insurance policy,
                                       the insurer may elect to prepay the
                                       notes or, if the notes have been paid
                                       in full, the certificates in whole or
                                       in part. If the securities are prepaid
                                       through the distribution of sale
                                       proceeds or directly by the insurer,
                                       you may have to reinvest principal
                                       earlier than expected at a rate of
                                       interest that is less than the rate of
                                       interest on the securities.

                                       See "Description of the
                                       Indenture--Rights Upon Event of
                                       Default" for a further discussion of
                                       default remedies under the indenture.

The absence of a                       The absence of a secondary market for
secondary market for the               the securities could limit your ability
securities could limit                 to resell them. This means that if in
your ability to resell                 the future you want to sell any
the securities                         securities before they mature, you may
                                       be unable to find a buyer or, if you
                                       find a buyer, the selling price may be
                                       less than it would have been if a
                                       market existed for the securities.
                                       There currently is no secondary market
                                       for the securities. The underwriters
                                       named in this prospectus supplement
                                       expect to make a market in the
                                       securities but will not be obligated to
                                       do so. There is no assurance that a
                                       secondary market for the securities
                                       will develop. If a secondary market for
                                       the securities does develop, it might
                                       end at any time or it might not be
                                       sufficiently liquid to enable you to
                                       resell any of your securities.
                                       Consequently, you must be prepared to
                                       hold your securities until their
                                       respective final distribution dates.

                                       See "Risk Factors--You may have
                                       difficulty selling your securities or
                                       obtaining your desired price" in the
                                       prospectus.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms on page S-61 and the Glossary on page 89 of the prospectus.

                                   The Trust

         Limited Purpose and Limited Assets

     The depositor formed ______ Trust 200_, a trust, in ______, 200_. The trust will not engage in any activity other than:

          o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

          o    issuing the Securities;

          o    making payments on the Securities; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

     If the protection provided to the Noteholders by the subordination of the Certificates and to the Noteholders and the Certificateholders by the Reserve Fund and the Insurance Policy is insufficient, the trust would have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the Financed Assets which secure Defaulted Receivables. In that event, various factors, such as the trust not having perfected security interests in the Financed Assets in all states, may affect the ability of the servicer to repossess and sell Financed Assets securing Defaulted Receivables, and thus may reduce the proceeds which the trust can distribute to Noteholders and Certificateholders. See "Material Legal Issues Relating to the Receivables" in the prospectus.

     The trust's principal offices are in ______ in care of ______, as owner trustee, at the address listed in "Description of the Certificates--The Owner Trustee."

     Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:

                  Class A-1 Notes                 $
                  Class A-2 Notes
                  Class A-3 Notes
                  Class A-4 Notes
                  Certificates
                                                -----------
                       Total                      $
                                                ===========

                             The Receivables Pool

     The trust will own a pool of receivables consisting of retail installment sale contracts secured by security interests in Financed Assets consisting of the motor vehicles and boats financed by those contracts. The motor vehicles financed by and securing the receivables will consist of [automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles and recreational vehicles]. The boats financed by and securing the receivables will consist of recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers. The receivables will be purchased by the depositor from the seller pursuant to the Receivables Purchase Agreement. The depositor will transfer the receivables to the trust on the Closing Date. The trust property will include payments on the receivables which are made after the Cutoff Date.

     Criteria Applicable to Selection of Receivables

     The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

          o provides for allocation of payments on a [simple interest] basis;

          o has an obligor that is not a federal, state or local government entity;

          o provides for level monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

          o    was not delinquent by more than ____ days as of the Cutoff
               Date;

          o does not relate to an obligor who was the subject of a bankruptcy proceeding as of the Cutoff Date;

          o    has an original term to maturity of _____ months or less; and

          o is not secured by a Financed Asset that was repossessed and not reinstated as of the Cutoff Date.

     See "The Receivables Pools--The Receivables--Simple Interest Receivables" in the prospectus for an explanation of the allocation of payments on a simple interest basis.

     Characteristics of the Receivables

     The following tables set forth information with respect to the receivables.

             Composition of the Receivables as of the Cutoff Date

                                                         Aggregate
                                                         Principal            Original          Weighted
                                    Number of          Balance as of         Principal           Average
                                   Receivables        the Cutoff Date         Balance              APR
                                   -----------        ---------------         -------           ---------
New Motor Vehicles and Boats                          $                      $                          %
Used Motor Vehicles and Boats
                                   -----------        ---------------        -------            ---------
   Total                                              $                      $                          %
                                   ===========        ===============        =======            =========

                                                Weighted Average  Weighted Average    Percentage of
                                                Remaining Term     Original Term      Cutoff Date
                                                  (in months)       (in months)       Pool Balance
                                                  -----------      -------------      ------------
New Motor Vehicles and Boats                                                                     %
Used Motor Vehicles and Boats
                                   ------------  -------------     -------------      ------------
   Total                                                                                         %
                                   ============  =============     =============      ============


     As used in the composition table, weighted average remaining term and weighted average original term are calculated based on the scheduled maturities of the receivables and assuming no prepayments of the receivables.

    Distribution of the Receivables by Remaining Term as of the Cutoff Date

                                                                                         Aggregate
                                               Percentage of       Principal       Percentage of
                              Number of       Total Number of    Balance as of      Cutoff Date
      Remaining Term         Receivables        Receivables     the Cutoff Date     Pool Balance
      --------------         -----------        -----------     ---------------     ------------
___ month to ___ months                                   %        $                           %
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
                              -----------       -----------        -----------       ------------
   Total                                                  %        $                           %
                              ===========       ===========        ===========       ============

                 Distribution of the Receivables by Obligor Mailing Address as of the Cutoff Date

                                                                             Aggregate
                                                     Percentage of           Principal       Percentage of
                                 Number of          Total Number of        Balance as of      Cutoff Date
 Obligor Mailing Address        Receivables           Receivables         the Cutoff Date     Pool Balance
 -----------------------        -----------         ---------------       ---------------     ------------
                                                                %           $                           %








                                                                %            $                           %
                                --------------       ------------           -----------         ----------
   Total                                                        %            $                           %
                                ==============       ============           ===========         ==========

     Each state included in the "other" category in the distribution of the receivables by obligor mailing address table accounted for less than ____% of the total number of receivables and less than ____% of the Cutoff Date Pool Balance.

                           Distribution of the Receivables by Financed Asset Model Year

                                                              Aggregate
                                          Percentage of       Principal        Percentage of
                        Number of        Total Number of     Balance as of      Cutoff Date
Model Year             Receivables         Receivables      the Cutoff Date     Pool Balance
----------             -----------       -------------      ---------------     ------------
                                                     %        $                              %





                        -----------       ------------        -------------     ------------
   Total                                             %        $                            %
                        ===========       ============        =============     ============

                    Distribution of the Receivables by APR

                                                          Aggregate
                                      Percentage of        Principal         Percentage of
                     Number of       Total Number of      Balance as of       Cutoff Date
Range of APR        Receivables        Receivables       the Cutoff Date      Pool Balance
------------        -----------        -----------       ---------------      ------------
___%                                             %       $                               %
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
                    -----------       ------------        -------------        ------------
   Total                                         %        $                               %
                    ===========       ============        =============        ============

                           Distribution of the Receivables by Original Principal Balance

                                                                          Aggregate
                                                   Percentage of          Principal           Percentage of
                               Number of          Total Number of       Balance as of          Cutoff Date
Original Principal Balance    Receivables           Receivables        the Cutoff Date         Pool Balance
--------------------------    -----------           -----------        ---------------         ------------
$ _______ to $_______                                        %        $                                  %
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______

                              -----------       ------------        -------------         ------------
   Total                                                   %        $                                %
                              ===========       ============        =============         ============

                         The average original Principal Balance of the receivables was $____________.

         Distribution of the Receivables by Remaining Principal Balance
                             as of the Cutoff Date

                                                                    Aggregate
                                              Percentage of          Principal      Percentage of
                               Number of     Total Number of       Balance as of     Cutoff Date
Original Principal Balance    Receivables      Receivables        the Cutoff Date    Pool Balance
--------------------------    -----------      -----------        ---------------    ------------
$ _______ to $_______                                      %          $                         %
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______

                              -----------       ------------        -------------    ------------
   Total                                                   %        $                           %
                              ===========       ============        =============    ============


     The average remaining Principal Balance of the receivables was $____________ as of the Cutoff Date.

         Distribution of the Receivables by Original Term to Maturity

                                                                              Aggregate
                                                         Percentage of        Principal         Percentage of
         Original Term               Number of          Total Number of      Balance as of       Cutoff Date
          to Maturity               Receivables           Receivables       the Cutoff Date      Pool Balance
          -----------               -----------           -----------       ---------------      ------------

___ month to ___ months                                             %       $                                %
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months

                                    -----------          ------------      -----------------      ------------
   Total                                                            %       $                                %
                                    ===========          ============      =================      ============

     Weighted Average Life of the Securities

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the Securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle and boat loan receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or "ABS," represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of Notes and the Certificates will depend on the rate of payment (including prepayments) of the Pool Balance. For this reason, final distributions in respect of the Notes or the Certificates could occur significantly earlier than the respective Final Distribution Dates. The Noteholders and the Certificateholders will exclusively bear any reinvestment risk associated with early payment of their Notes and Certificates.

     The ABS Tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" have been prepared on the basis of the following assumed characteristics of the receivables:

          o the receivables prepay in full at the specified constant percentage of ABS monthly;

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has ____ days;

          o payments on the Securities are made on each Distribution Date (and each Distribution Date is assumed to be the ____ day of the applicable month);

          o    the Closing Date occurs on ________________, 200__;

          o no defaults or delinquencies occur in the payment of any of the receivables;

          o no receivables are repurchased due to a breach of any representation, warranty or covenant or for any other reason;

          o    no Event of Default has occurred;

          o the balance in the Reserve Fund on each Distribution Date is equal to the Required Reserve Fund Balance; and

          o the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so.

     The ABS Tables indicate the projected weighted average life of each class of Notes and the Certificates and set forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance of the Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of the Cutoff Date.

                                                                     Remaining
                                                   Original Term      Term to
                   Aggregate                        to Maturity       Maturity
Pool           Principal Balance       APR          (In Months)     (In Months)
-----------    -----------------    -----------    --------------   -----------
1                 $                           %
2                 $                           %
3                 $                           %
4                 $                           %
5                 $                           %
6                 $                           %

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes and the Certificates.

      Percent of Initial Note Principal Amount at Various ABS Percentages

                                 Class A-1 Notes                      Class A-2 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%



                                 Class A-1 Notes                      Class A-2 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
Weighted Average Life
(In Years)


                        Percent of Initial Note Principal Amount at Various ABS Percentages

                                   Class A-3 Notes                      Class A-4 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%


                                   Class A-3 Notes                      Class A-4 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
Weighted Average Life
(In Years)


                         Percent of Initial Certificate Balance at Various ABS Percentages

                                                                                                    Certificates
                                                                                         -----------------------------------
Distribution Date                                                                         %     %      %     %     %     %
------------------------------------------------------------------------------------     ---   ---    ---   ---   ---   ---
Closing                                                                                  ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%


                                                                                                    Certificates
                                                                                         -----------------------------------
Distribution Date                                                                         %     %      %     %     %     %
------------------------------------------------------------------------------------     ---   ---    ---   ---   ---   ---
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
Weighted Average Life (In Years)

     The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a Security is determined by (a) multiplying the amount of each principal payment on the Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Security.

                             The Seller and Servicer

[DESCRIPTION PROVIDED BY SELLER AND SERVICER]

     Underwriting Procedures

     Collection Procedures

     Physical Damage Insurance

     Delinquency and Credit Loss Information

     Set forth below is certain information concerning the experience of ____________ pertaining to its motor vehicle receivable and marine receivable portfolio. ____________ serviced ____________'s portfolio during the periods below. There can be no assurance that the delinquency and net loss experience on the receivables will be comparable to that set forth below.

                            Delinquency Experience

                                                                           As of ____________,
                                                      -----------------------------------------------------------
                                                                 2001                              2000
                                                      ---------------------------     ---------------------------
                                                       Number of                        Number of
                                                      Receivables        Amount        Receivables        Amount
---------------------------------------------         -----------      ----------     -----------        --------
Total Receivable Portfolio                                              $                                $
Delinquencies as a Percentage of Total
Receivable Portfolio
   31-60 Days                                                %                %               %                %
   61-90 Days                                                %                %               %                %
   91 Days or More                                           %                %               %                %
Total Delinquencies as a Percentage of Total                 %
Receivable Portfolio
Total Delinquencies                                                     $                                $



                                                                           As of December 31,
                                                      -----------------------------------------------------------
                                                                 2000                              1999
                                                      ---------------------------     ---------------------------
                                                       Number of                        Number of
                                                      Receivables        Amount        Receivables        Amount
---------------------------------------------         -----------      ----------     -----------        --------
Total Receivable Portfolio                                              $                                $
Delinquencies as a Percentage of Total
Receivable Portfolio
   31-60 Days                                                %                %               %                %
   61-90 Days                                                %                %               %                %
   91 Days or More                                           %                %               %                %
Total Delinquencies as a Percentage of Total                 %
Receivable Portfolio
Total Delinquencies                                                     $                                $

                            Credit Loss Experience

                                                            Three Months Ended ____,        Year Ended December 31,
                                                            ------------------------        ------------------------
                                                              2001            2000            2000            1999
                                                            -------         -------         --------         -------
Total Number of Receivables Outstanding at Period End
Average Number of Receivables Outstanding During the
Period
Outstanding Principal Amount at Period End                  $               $               $                $
Average Outstanding Principal Amount During the Period      $               $               $                $
Gross Principal Charge-Offs                                 $               $               $                $
Recoveries                                                  $               $               $                $
Net Losses                                                  $               $               $                $
Net Losses as a Percentage of the Average Outstanding
Principal Amount                                                  %              %               %               %


     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and credit loss information of ____________, or that of the trust with respect to the receivables, in the future will be similar to that set forth above.

     Delinquency and Credit Loss Trends

                                 The Depositor

     Information regarding the depositor is set forth in the prospectus under the "The Depositor".

                     Computing Your Portion of the Amount
                         Outstanding on the Securities

     The servicer will provide to you in a monthly report a factor which you can use to compute your portion of the principal amount outstanding on the Securities. See "Pool Factors and Trading Information" in the prospectus.

                    Maturity and Prepayment Considerations

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In general, no principal payments will be made

          o on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

          o on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

          o on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

          o on the Certificates until the Class A-4 Notes have been paid in full.

However, if the Notes are accelerated after an Event of Default, principal payments will be applied pro rata among all classes of Notes and no principal payments will be made on the Certificates until all classes of Notes have been paid in full. In addition, certain excess interest collections may be applied as additional principal distributions to Noteholders. See "Application of Available Funds" and "Description of the Receivables Transfer and Servicing Agreements--Yield Supplement Overcollateralization Amount" in this prospectus supplement.

     Since the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the Pool Balance, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective Final Distribution Dates.

     Your Securities May Not Be Repaid on the Final Distribution Dates

     It is expected that final payment of each class of Notes and the final distribution in respect of the Certificates will occur on or prior to the related Final Distribution Date. Failure to make final payment of any class of Notes by its Final Distribution Date would constitute an Event of Default. See "Description of the Notes--Payments of Interest" in this prospectus supplement and "The Indenture--Events of Default" in the prospectus. In addition, the Certificate Balance of the Certificates is required to be paid in full on or prior to the Certificate Final Distribution Date. However, sufficient funds may not be available to pay each class of Notes and the Certificates in full on or prior to their respective Final Distribution Dates. If sufficient funds are not available and an Insurer Default has occurred and is continuing, final payment of any class of Notes and the final distribution in respect of the Certificates could be delayed or losses could be experienced with respect to the Securities.

     Prepayments of the Receivables and Required Repurchases

     The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors, including if the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. In addition, under circumstances relating to breaches of certain representations, warranties or covenants, the seller or the servicer may be obligated to repurchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the Pool Balance more quickly than expected and thereby reduce the outstanding amounts of the Securities and the anticipated aggregate interest payments on the Securities. The Securityholders will bear all reinvestment risks resulting from a faster or slower incidence of prepayment of the receivables and distribution of such amounts to Securityholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of Slower or Faster Repayments

     Securityholders should consider--

          o in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and

          o in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                           Description of the Notes

     The trust will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC after the trust issues the Securities. We summarize below the material terms of the Notes. This summary is not a complete description of all the provisions of the Notes and the Indenture. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the notes of any given trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

     Note Registration

     The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Notes will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system

     Payments of Interest

     Interest on the principal amounts of the Notes will accrue during each Interest Period at the respective per annum interest rates for the various classes of Notes and will be payable to Noteholders on each Distribution Date. The trust will make payments to Noteholders as of each Record Date.

     The Notes will bear interest during each Interest Period at the following Interest Rates:

          o    in the case of the Class A-1 Notes, ___% per annum;

          o    in the case of the Class A-2 Notes, ___% per annum;

          o    in the case of the Class A-3 Notes, ___% per annum; and

          o    in the case of the Class A-4 Notes, ___% per annum.

     Calculation of Interest. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed, assuming a 360-day year. Interest on the other classes of Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

     Priority of Interest Payments. The trust will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

     Events of Default. An Event of Default will occur if any installment of interest of any Note is not paid within five days after the date on which it is due. The Notes may be accelerated upon an Event of Default. If the Notes are accelerated, the priority in which the trust makes distributions to Securityholders will change as described under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

     Payments of Principal

     Priority and Amount of Principal Payments. The trust will generally make principal payments to the Noteholders on each Distribution Date in the amount and in the priority set forth under "Summary--Payments on the Securities--Monthly Principal Payments" and "Application of Available Funds" in this prospectus supplement.

     Events of Default. An Event of Default will occur if any installment of the principal of any Note is not paid when it becomes due. The Notes may be accelerated upon an Event of Default. If the Notes are accelerated, the priority in which the trust makes distributions to Securityholders will change as described under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

     Notes Might Not Be Repaid on their Final Distribution Dates. The principal balance of any class of Notes, to the extent not previously paid, will be due on the Final Distribution Date listed below. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or, if an Insurer Default occurs, later than the related Final Distribution Date based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     Final Distribution Dates. The Final Distribution Dates for the Notes are as follows:

          o    for the Class A-1 Notes;

          o    for the Class A-2 Notes;

          o    for the Class A-3 Notes; and

          o    for the Class A-4 Notes.

     The date on which each class of Notes is paid in full is expected to be earlier than the related Final Distribution Date and could be significantly earlier depending upon the rate at which the Principal Balances of the receivables are paid. See "The Receivables Pool--Weighted Average Life of the Securities" in this prospectus supplement and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus for a further discussion of receivable prepayments.

     The Certificateholders will not be entitled to receive the Certificate Principal Distributable Amount on any Distribution Date until the Notes have been paid in full.

     Optional Redemption

     The Notes will be redeemed in full on any Distribution Date on which the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. The redemption price will be equal to the Note Balance as of the purchase date plus accrued but unpaid interest thereon at the applicable Interest Rate through the related Interest Period. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the servicer may exercise this option.

     The Indenture Trustee

     ________________________ will be the indenture trustee under the Indenture. The indenture trustee is a ________________________. The principal corporate trust office of the indenture trustee is located at ______________________________________________, Attention:
_____________________ Trust 200 ______- ______. The indenture trustee will have various rights and duties with respect to the Notes. See "Description of the Indenture" in this prospectus supplement for a further discussion of the rights and duties of the indenture trustee. The seller, the depositor and their respective affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

                        Description of the Certificates

     The trust will issue the Certificates under the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the trust issues the Securities. We summarize below the material terms of the Certificates. This summary is not a complete description of all the provisions of the Trust Agreement and the Certificates. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the certificates of any given trust and the related trust agreement set forth under "Certain Information Regarding the Securities" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus and in this prospectus supplement. We refer you to those sections.

     Certificate Registration

     The Certificates will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Certificates will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system.

     Payments of Interest

     On each Distribution Date, the Certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance during the related Interest Period at the Certificate Rate; provided, however, that if the Notes have been declared immediately due and payable following an Event of Default, the Noteholders will be entitled to be paid the Note Principal Distributable Amount before any distributions of interest are paid on the Certificates. Interest will be payable on each Distribution Date to the Certificateholders of record as of the related Record Date.

     Calculation of Interest. Interest on the Certificates will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Rate (to the extent lawful).

     Subordination of Certificates. The rights of the Certificateholders to receive distributions of interest are subordinated to the rights of the Noteholders to receive payments of interest and, if the Notes have been accelerated following an Event of Default, payment of the Note Principal Distributable Amount. This subordination is effected by the priority of distributions set forth under "Application of Available Funds."

     Payments of Principal

     The trust will make distributions on the Certificates in the amounts and in the priority set forth under "Application of Available Funds." Certificateholders will not receive any distributions of principal until the Notes have been paid in full. Following the occurrence of an Event of Default which has resulted in an acceleration of the Notes, the Noteholders will be entitled to be paid the Note Principal Distributable Amount on each Distribution Date before any distributions may be made on the Certificates.

     The Certificate Final Distribution Date is ____________. The date on which the Certificates are paid in full is expected to be earlier than the Certificate Final Distribution Date, however, and could be significantly earlier depending upon the rate at which the Principal Balances of the receivables are paid. See "The Receivables Pool--Weighted Average Life of the Securities" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus, respectively, for a further discussion of receivable prepayments.

     Optional Prepayment

     The Certificates will be prepaid in full on any Distribution Date on which the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. The prepayment price will be equal to the Certificate Balance as of the purchase date plus accrued but unpaid interest at the Certificate Rate through the related Interest Period. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the servicer may exercise this option.

     The Owner Trustee

     ___________________ will act as owner trustee under the Trust Agreement. The owner trustee is a ___________________. The principal corporate trust office of the owner trustee is located at ______________________________________, Attention: Corporate Trust
Administration. The owner trustee will have various rights and duties with respect to the Certificates. See "Description of the Trust Agreement" for a further discussion of the rights and duties of the owner trustee with respect to the Certificates. The seller, the depositor and their respective affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                        Application of Available Funds

     Sources of Funds for Distributions

     The funds available to the trust to make payments on the Securities on each Distribution Date will come from the following sources:

          o collections received on the receivables during the related Collection Period;

          o    insurance proceeds;

          o net recoveries received during the related Collection Period on receivables that became Defaulted Receivables in prior months;

          o investment earnings on funds on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account in respect of the related Collection Period, net of any investment expenses and losses from these investments;

          o proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer because of certain breaches of representations, warranties or covenants;

          o funds, if any, withdrawn from the Reserve Fund for that Distribution Date;

          o    the Policy Claim Amount; and

          o if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

     The precise calculation of the funds available to make payments on the Securities is set forth in the definition of Available Funds under "Glossary of Terms." We refer you to that definition. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

     Priority of Distributions

     On each Distribution Date, the trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

          (1) Servicing Fee--the Servicing Fee for the related Collection Period plus any unpaid Servicing Fee for previous Collection Periods will be paid to the servicer;

          (2) Note Interest--the Note Monthly Interest Distributable Amount for that Distribution Date plus any overdue Note Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Note Monthly Interest Distributable Amount payable to any class of Notes at the Interest Rate applicable to that class will be paid to the Noteholders; provided, however, if the amount available to pay the amounts described in this clause is insufficient, interest will be paid pro rata on all classes of the Notes based on the interest payable to each class;

          (3) Certificate Interest (Before Acceleration of Notes)--the Certificate Monthly Interest Distributable Amount for that Distribution Date plus any overdue Certificate Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Certificate Monthly Interest Distributable Amount payable on the Certificates at the Certificate Rate will be paid to the Certificateholders; provided, however, if the Notes have been accelerated after an Event of Default, amounts in this clause will instead be paid under clause below;

          (4) Note Principal Distributable Amount--the Note Principal Distributable Amount for that Distribution Date will be applied to pay principal on the Notes in the following order of priority:

               (i)   on the Class A-1 Notes until they are paid in full;

               (ii)  on the Class A-2 Notes until they are paid in full;

               (iii) on the Class A-3 Notes until they are paid in full; and

               (iv)  on the Class A-4 Notes until they are paid in full;

               provided, however, if the Notes have been accelerated after an Event of Default, the Note Principal Distributable Amount will be paid pro rata on all classes of the Notes;

          (5) Certificate Interest (After Acceleration of Notes) -- if the Notes have been accelerated after an Event of Default, the Certificate Monthly Interest Distributable Amount for that Distribution Date plus any overdue Certificate Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Certificate Monthly Interest Distributable Amount at the Certificate Rate will be paid to the Certificateholders;

          (6) Certificate Principal Distributable Amount-- the Certificate Principal Distributable Amount for that Distribution Date will be applied to pay principal on the Certificates;

          (7) Insurance Premium -- the premium payable under the Insurance Agreement for that Distribution Date, plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates will be paid to the insurer;

          (8) Other Amounts Payable to the Insurer -- the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the insurer will be paid to the insurer;

          (9) Additional Note Principal -- if the Notes have been accelerated after an Event of Default, an amount equal to the Note Balance as of such Distribution Date (before giving effect to the application of Available Funds on such Distribution Date) minus the Note Principal Distributable Amount for such Distribution Date will be paid pro rata on all classes of the Notes until they have been paid in full;

          (10) Reserve Fund Deposit-- the amount, if any, necessary to increase the balance of the Reserve Fund up to the Required Reserve Fund Balance will be deposited into the Reserve Fund;

          (11) Seller-- any amounts remaining after the above distributions will be paid to the seller.

     The insurer will at any time, and from time to time, have the option (but not be required, except in accordance with the terms of the Insurance Policy) to make payments of fees or expenses of any provider of services to the trust with respect to such Distribution Date. Any such payments made by the insurer will be reimbursed to the insurer pursuant to clause above.

                    Description of the Receivables Transfer
                           and Servicing Agreements

     We have summarized below some of the important terms of the Receivables Purchase Agreement and of the Sale and Servicing Agreement. We will file a copy of these agreements with the SEC after the trust issues the Securities. This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We refer you to those documents. You can find more information about the transfer of the receivables from the seller to the depositor and from the depositor to the trust on the Closing Date and the servicing of the receivables in the prospectus under "Description of the Receivables Transfer and Servicing Agreements."

     The seller will agree in the Receivables Purchase Agreement to repurchase from the depositor or the trust any receivable as to which the seller has breached a representation, warranty or covenant if that breach materially and adversely affects the interest of the Securityholders or the insurer in that receivable and the seller has not cured that breach on or before the last day of the first Collection Period following the Collection Period in which discovery of the breach is made or notice is received or, if the seller so elects, the last day of the Collection Period in which the seller, the depositor, the insurer, the indenture trustee or the owner trustee discovers or receives notice of such a breach. Each receivable to be repurchased by the seller must be repurchased on the Distribution Date following that last day of the related Collection Period for an amount equal to the Repurchase Payment. The depositor will assign to the trust under the Sale and Servicing Agreement all of its rights under the Receivables Purchase Agreement, including the seller's repurchase obligation. The repurchase obligation of the seller under the Receivables Purchase Agreement, as assigned to the trust under the Sale and Servicing Agreement, will constitute the sole remedy available to the depositor, the trust, the Securityholders, the insurer, the indenture trustee or the owner trustee for any uncured breach of a representation, warranty or covenant contained in the Receivables Purchase Agreement which materially and adversely affects the Securityholders or, so long as no Insurer Default has occurred and is continuing, the insurer.

     Servicing the Receivables

     ___________________, in its capacity as servicer, is responsible for servicing the receivables in accordance with the terms set forth in the Sale and Servicing Agreement. The servicer may perform any of its obligations through one or more subservicers on a limited basis as further described in the Sale and Servicing Agreement. In the future, the servicer may perform all or a portion of the servicing responsibilities delegated to a subservicer under the Sale and Servicing Agreement, or the servicer may retain another third party to perform all or a portion of the servicing responsibilities of the servicer, instead of a subservicer; provided, that the prior written consent of the insurer (if no Insurer Default shall have occurred and be continuing) is obtained as further described in the Sale and Servicing Agreement.

     The servicer will agree to make reasonable efforts to collect all payments due under the receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable retail installment sale contracts that it owns or services for itself or others and the collection practices and procedures established for it under the Credit and Collection Policy. The servicer will continue to follow its normal collection practices and procedures, and those established for it under the Credit and Collection Policy, to the extent necessary or advisable to realize upon any Defaulted Receivables. The servicer may sell the Financed Asset securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

     The servicer may, in its discretion but consistent with its normal practices and procedures, and those established for it under the Credit and Collection Policy, extend the payment schedule applicable to any receivable for credit-related reasons; provided, however, that no extensions are allowed in the first 12 months of a receivable, no extensions are allowed in consecutive months and only one extension may be granted in any one 12-month period; provided further, however, that if the extension of a payment schedule causes a receivable to remain outstanding on the Certificate Final Distribution Date or causes a Financed Asset to be released from the security interest created by the related receivable, the servicer will agree under the Sale and Servicing Agreement to purchase that receivable for an amount equal to the Repurchase Payment as of the last day of the first Collection Period following the Collection Period in which discovery of or notice is received with respect to such extension or, if the servicer so elects, the last day of the Collection Period in which the depositor, the servicer, the insurer, the indenture trustee or the owner trustee makes such discovery. The purchase obligation of the servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Securityholders, the insurer, the trust, the indenture trustee or the owner trustee for any extension of a payment schedule that causes a receivable to remain outstanding on the Certificate Final Distribution Date or causes a Financed Asset to be released from the security interest created by the related receivable.

     Yield Supplement Overcollateralization Amount

     The Cutoff Date Pool Balance will exceed the initial principal balance of the Securities by $____________, which is approximately ___% of the Cutoff Date Pool Balance. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on most of the receivables, which are lower than the minimum APR that is required to cover interest payments on the Securities, the Servicing Fee and anticipated losses on Defaulted Receivables and will decline on each Distribution Date.

     With respect to any Distribution Date, the "Yield Supplement
Overcollateralization Amount" will be the amount specified below with respect to that Distribution Date:


Closing Date                             $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------

     The Yield Supplement Overcollateralization Amount has been calculated for each Distribution Date as the sum of the amount for each receivable with an APR less than ___%, equal to the excess, if any, of (i) the scheduled payments due on that receivable for each future Collection Period discounted to present value as of the end of the related Collection Period at the APR of that receivable over (ii) the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the related Collection Period at ___%. For purposes of this definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

     Accounts

     In addition to the accounts referred to under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus the servicer will establish--

          o with the indenture trustee, the Note Distribution Account for the benefit of the Noteholders;

          o with the owner trustee, the Certificate Distribution Account for the benefit of the Certificateholders; and

          o with the indenture trustee, the Reserve Fund for the benefit of the Securityholders, the servicer and the insurer.

     Funds in these accounts will be invested in permitted investments specified in the Sale and Servicing Agreement and will be limited to investments that meet the criteria of the insurer, so long as no Insurer Default has occurred and is continuing, and each Rating Agency as being consistent with its then-current ratings of the Securities.

     Servicing Compensation and Expenses

     On each Distribution Date, the servicer will be entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates. The servicer also will be entitled to receive as additional servicing compensation for each Collection Period any late fees, prepayment charges and other administrative fees and expenses or similar charges (other than extension fees) received in connection with a receivable.

     The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund and under the Insurance Policy.

         Certain Matters Regarding the Servicer

     The provision set forth below supersedes the first sentence of the first paragraph under "Description of the Receivables Transfer and Servicing Agreements--Certain Matters Regarding the Servicer" in the prospectus.

     The Sale and Servicing Agreement provides that the servicer may not resign except upon determination that the performance of its duties under the Sale and Servicing Agreement is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties under the Sale and Servicing Agreement permissible under applicable law. Notwithstanding any subservicing arrangement, the servicer will remain obligated and liable for all servicing duties and obligations under the Sale and Servicing Agreement.

     Events of Servicing Termination

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination" in the prospectus.

     Servicer Termination Events will consist of:

          o any failure by the servicer to deliver to the owner trustee or indenture trustee for deposit in any of the accounts any required payment or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for two Business Days after discovery by the servicer or after the date on which written notice of the failure, requiring the same to be remedied, is given to (i) the servicer by the insurer, the indenture trustee or the owner trustee or (ii) the servicer, the indenture trustee and the owner trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o any failure by the servicer duly to observe or perform any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the

               Securityholders and which continues unremedied for 60 days after the date on which written notice of the failure, requiring the same to be remedied, is given to (i) the servicer by the insurer, the depositor, the indenture trustee or the owner trustee or (ii) the servicer, the indenture trustee and the owner trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as further described in the Sale and Servicing Agreement;

          o any representation, warranty or covenant of the servicer made in, or in any certificate delivered under, the Sale and Servicing Agreement, other than any representation, warranty or covenant relating to a Repurchased Receivable, shall prove to have been incorrect in any material respect as of the time when the same shall have been made and that breach shall continue unremedied for 30 days after written notice of that breach, requiring the same to be remedied, shall have been given to (i) the servicer by the depositor, the owner trustee, the indenture trustee or the insurer or (ii) the servicer, the owner trustee and the indenture trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o any failure by the servicer to deliver to the depositor, the indenture trustee, the owner trustee, the insurer and each Rating Agency the monthly certificate relating to the payment of amounts due to Securityholders beyond the earlier of three Business Days following the date the certificate was due and the Business Day preceding the related Distribution Date;

          o so long as __________________ is the servicer, __________________ no longer directly or indirectly owns ___% or more of the outstanding shares of stock of __________________;

          o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the indenture trustee or the insurer as required by the Sale and Servicing Agreement, or to deliver any required reports under the Sale and Servicing Agreement on or before the date occurring two Business Days after the date such payments, transfer, deposit, instruction, notice or report is required to be made or given, as the case may be, under the Sale and Servicing Agreement; or

          o the servicer fails in any material respect to service the receivables in accordance with the Credit and Collection Policy.

              Rights Upon Event of Servicing Termination

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Rights Upon Event of Servicing Termination" in the prospectus.

     If an Event of Servicing Termination or certain other events with respect to the servicer set forth in the Insurance Agreement shall have occurred and be continuing and no Insurer Default shall have occurred and be continuing, the indenture trustee or, if the Notes have been paid in full, the owner trustee, in each case if directed in writing to do so by the insurer, may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement. If an Event of Servicing Termination shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the indenture trustee or holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the owner trustee or the holders of Certificates evidencing not less than 51% of the Certificate

Balance, in each case by notice given in writing to the depositor, the servicer and the insurer, may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement. If the rights and obligations of the servicer under the Sale and Servicing Agreement have been terminated, the indenture trustee shall appoint a successor servicer subject to the approval of the insurer, unless an Insurer Default shall have occurred and be continuing or, with the consent of the insurer unless an Insurer Default shall have occurred and be continuing, the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer and no Event of Servicing Termination other than that appointment has occurred and is continuing, that trustee or similar official may have the power to prevent a transfer of servicing. If the indenture trustee is unwilling or unable to act as successor servicer, it may, with the consent of the insurer so long as an Insurer Default has not occurred and is continuing, appoint, or petition a court of competent jurisdiction to appoint, a successor servicer with equity of at least $50,000,000 and whose regular business includes the servicing of motor vehicle and marine retail installment sale contracts. The indenture trustee may arrange for compensation to be paid to the successor servicer which in no event may be greater than the servicing compensation paid to the servicer under the Sale and Servicing Agreement without the prior written consent of the insurer so long as no Insurer Default has occurred and is continuing.

     Right of Insurer to Terminate Servicer

     The Insurance Agreement will set forth additional termination events applicable to the servicer, including if delinquencies or cumulative net losses on the receivables exceed specified levels and a material failure of performance by the servicer under the Sale and Servicing Agreement. If any such termination event shall have occurred and be continuing under the Insurance Agreement and an Insurer Default shall not have occurred and be continuing, the insurer may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement.

     Waiver of Past Events of Servicing Termination.

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Waiver of Past Events of Servicing Termination" in the prospectus.

     The holders of Notes evidencing not less than 51% of the Note Balance may, on behalf of all Noteholders, or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance may, on behalf of all Certificateholders, waive any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default, except a default in making any required deposits to or payments from the Collection Account, the Note Distribution Account, the Certificate Distribution Account or the Reserve Fund in accordance with the Sale and Servicing Agreement; provided, however, that no default by the servicer in the performance of its obligations under the Sale and Servicing Agreement may be waived without the prior written consent of the insurer, if such waiver would reasonably be expected to have a material adverse effect upon the rights of the insurer. No waiver of a default by the servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders, the Certificateholders or the insurer with respect to subsequent Events of Servicing Termination.

     So long as no Insurer Default has occurred and is continuing, the insurer may, on behalf of all Securityholders, waive any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default.

     Amendment of the Sale and Servicing Agreement

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Amendment" in the prospectus.

     The Sale and Servicing Agreement may be amended from time to time by the depositor, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee and, so long as no Insurer Default has occurred and is continuing, the insurer but without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provision in the Sale and Servicing Agreement that may be inconsistent with any other provisions in the Sale and Servicing Agreement or this prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement that are not inconsistent with the provisions of the Sale and Servicing Agreement or to change the Required Reserve Fund Balance, the manner in which the Reserve Fund is funded or the remittance schedule with respect to collections to be deposited into the Collection Account; provided, however, that no such amendment to the Sale and Servicing Agreement may adversely affect the interests of any Securityholder and, provided, further, that in the case of a change with respect to the Required Reserve Fund Balance, the indenture trustee and the owner trustee receives a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of Notes or the Certificates. An amendment will be deemed not to adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the indenture trustee an opinion of counsel to that effect.

     The Sale and Servicing Agreement may also be amended from time to time by the depositor, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee and, so long as no Insurer Default has occurred and is continuing, the insurer, the consent of the holders of Notes evidencing not less than a majority of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the Securityholders; or

     o reduce the percentage of the principal balance of the Notes or the Certificate Balance the consent of the holders of which is required for any amendment to the Sale and Servicing Agreement without the consent of all Securityholders adversely affected by the amendment.

No amendment to the Sale and Servicing Agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

     Optional Purchase of Receivables

     The provision set forth below supersedes the second paragraph under "Description of the Receivables Transfer and Servicing
Agreements--Termination" in the prospectus.

     In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase all remaining receivables from the trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance. The price to be paid by the servicer in connection with the exercise of this option will equal the aggregate Repurchase Payments of all receivables; provided, however, that the purchase price paid by the servicer for the remaining receivables, together with amounts on deposit in the Reserve Fund, must equal or exceed the Note Balance plus the Certificate Balance as of the purchase date, in each case, plus accrued but unpaid interest thereon at the applicable Interest Rate or Certificate Rate, as the case may be, through the related Interest Period, plus all amounts due to the insurer under the Insurance Agreement and any other transaction documents. The servicer will notify the owner trustee, the indenture trustee, the insurer and the depositor regarding the exercise of an Optional Termination no later than 20 days prior to the related Distribution Date. The exercise of this right will affect the early retirement of the Securities.

     Deposits to the Collection Account

     The provision set forth below supersedes the first two paragraphs in "Description of the Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

     The servicer will cause all obligors to make all payments on or in respect of the receivables and the Financed Assets directly to a lock-box account acceptable to the Rating Agencies and, so long as no Insurer Default has occurred and is continuing, the insurer. Within two Business Days of receipt of deposit of such amounts into the lock-box account, the servicer will deposit or cause to be deposited such amounts to the Collection Account. All other monies paid to the servicer on or in respect of the receivables and the Financed Assets will be deposited into the Collection Account within two Business Days after receipt thereof. Notwithstanding the foregoing, the servicer will be permitted to deposit these amounts into the Collection Account on the Business Day preceding any Distribution Date if:

     o    is the servicer, and

     o no Servicer Termination Event shall have occurred and be continuing, and either:

     (1) each other condition to making deposits less frequently than daily as may be specified by each Rating Agency and so long as no Insurer Default has occurred and is continuing, the insurer has been satisfied or

     (2) so long as no Insurer Default has occurred and is continuing, with the prior written consent of the insurer, obtains a letter of credit, surety bond, insurance policy or deposit of cash or securities as provided in the Sale and Servicing Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and the indenture trustee is provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Securities; and provided, however, that the servicer will be required to remit collections to the Collection Account within two Business Days of receipt to the extent that the aggregate amount of collections received during the related Collection Period exceeds the amount of the letter of credit.

     See "Description of the Receivables Transfer and Servicing
Agreements--Collections" in the prospectus.

     On or before each Distribution Date, the servicer will notify the indenture trustee to withdraw the Reserve Fund Draw Amount from the Reserve Fund and deposit this amount into the Collection Account.

     Amounts paid by the insurer in respect of claims under the Insurance Policy will be deposited into the Collection Account.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts paid by the insurer on or before any Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid, will be deposited into the Collection Account.

     Servicer Will Provide Information to Trustees

     On or before each Determination Date, the servicer will provide the Trustees with the information specified in the Sale and Servicing Agreement with respect to the related Distribution Date and Collection Period, including:

     o the aggregate amount of collections on the receivables during the related Collection Period;

     o the aggregate amount of Defaulted Receivables during the related Collection Period;

     o the amount of such distribution allocable to principal for each class of Notes and the Certificates;

     o the amount of such distribution allocable to current and overdue interest, including any interest on overdue interest, as allocated to each class of Notes and Certificates;

     o the Pool Balance as of the close of business on the last day of the related Collection Period;

     o the aggregate amount to be distributed as principal and interest on the Securities;

     o    the Available Funds;

     o the Servicing Fee paid to the servicer with respect to the related Collection Period;

     o the aggregate outstanding principal balance of each class of Notes, the seven-digit decimal factor to be used to compute your portion of the principal amount outstanding with respect to each class of Notes, the Certificate Balance and the seven-digit decimal factor to be used to compute your portion of the principal amount outstanding with respect to the Certificates (in each case after giving effect to payments allocated to principal);

     o the amount of fees and expenses paid to the owner trustee and the indenture trustee;

     o    the Insurance Payment Amount, if any;

     o the Reserve Fund Amount on such Distribution Date, after giving effect to all deposits thereto and withdrawals therefrom made on such Distribution Date or the day immediately preceding the Distribution Date, if any, and the change in such balance from the immediately preceding Distribution Date;

     o    the Reserve Fund Draw Amount, if any;

     o the aggregate Repurchase Payments of receivables repurchased by the seller or purchased by the servicer, if any, with respect to the related Collection Period; and

     o the net losses on the receivables with respect to the related Collection Period.

     Reserve Fund

     The servicer will establish and maintain with the indenture trustee the Reserve Fund into which certain excess collections on the receivables will be deposited and from which amounts may be withdrawn to pay monthly Servicing Fees to the servicer, to make required payments on the Securities and to make required payments to the insurer.

     The Reserve Fund Initial Deposit will be deposited in the Reserve Fund on the Closing Date. On each Distribution Date, the indenture trustee will deposit in the Reserve Fund, from amounts collected on or in respect of the receivables during the related Collection Period and not used on that Distribution Date to make required payments to the servicer, the Securityholders or the insurer, the amount, if any, by which the Required Reserve Fund Balance for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date. The amounts on deposit in the Reserve Fund will be invested in permitted investments acceptable to each Rating Agency and, so long as no Insurer Default has occurred and is continuing, the insurer as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts."

     On each Determination Date, the servicer will determine the Reserve Fund Draw Amount, if any, for the following Distribution Date. If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the servicer shall instruct the indenture trustee to withdraw that amount, up to the amount on deposit in the Reserve Fund, from the Reserve Fund and transfer the amount withdrawn to the Collection Account; provided, however, if the Notes have been accelerated following an Event of Default, the servicer shall instruct the indenture trustee to transfer directly to the insurer the portion, if any, of such Reserve Fund Draw Amount payable in respect of any Insurance Payment Amounts.

     If the amount on deposit in the Reserve Fund on any Distribution Date exceeds the Required Reserve Fund Balance for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Fund on that Distribution Date, that excess will be paid to the seller. On or after the termination of the trust, the seller will be entitled to receive any amounts remaining in the Reserve Fund after all required payments to the servicer, the Securityholders and the insurer have been made and after the Insurance Policy has been terminated and returned to the insurer for cancellation. Any amount paid to the seller will no longer be the property of the trust, and the Securityholders will not have any rights in, or claims to, any of those amounts paid to the seller.

     No assurances can be given that the amount on deposit in the Reserve Fund will be sufficient on any Distribution Date to pay in full the Servicing Fee, Note Monthly Interest Distributable Amount, Note Principal Distributable Amount, Certificate Monthly Interest Distributable Amount and the Certificate Principal Distributable Amount payable on that Distribution Date. If the amount on deposit in the Reserve Fund is reduced to zero and there is an Insurer Default, the trust's sole source of funds will be payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of Financed Assets that secure Defaulted Receivables. In addition, because the market value of most motor vehicles and boats declines with age and because of limitations on the manner in which motor vehicles and boats may be repossessed and sold, the servicer may not recover the entire amount due on a Defaulted Receivable if the related Financed Asset is repossessed and sold. If the amount on deposit in the Reserve Fund is reduced to zero and there is an Insurer Default, you could experience losses or payment delays with respect to your Securities.

                           Description of the Insurer

     Information in this section has been provided by

     The Insurer

     [DESCRIPTION TO COME]

     The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the insurer set forth under the headings "Description of the Insurer" and "Description of the Insurance Policy." In addition, the insurer makes no representations regarding the Securities or the advisability of investing in the Securities.

     The Insurer Financial Information

                                       Statutory Accounting Practices
                               ----------------------------------------------
                               December 31, 2001            December 31, 2000
                               ------------------          ------------------
                                   (Audited)                    (Audited)
                                               (in millions)
Admitted Assets                $                            $
Liabilities                    $                            $
Capital and Surplus            $                            $


                                  Generally Accepted Accounting Principles
                               ----------------------------------------------
                               December 31, 2001            December 31, 2000
                               ------------------          ------------------
                                   (Audited)                    (Audited)
                                               (in millions)
Assets                         $                            $
Liabilities                    $                            $
Shareholder's Equity           $                            $

     Financial Strength Ratings of the Insurer

     Moody's rates the financial strength of the insurer "Aaa". Standard & Poor's rates the financial strength of the insurer "AAA". Fitch, Inc. rates the financial strength of the insurer "AAA".

     Each rating of the insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Securities, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. The insurer does not guarantee the market price of the Securities, nor does it guarantee that the ratings on the Securities will not be revised or withdrawn.

                       Description of the Insurance Policy

     On the Closing Date, the insurer will issue the Insurance Policy under which the insurer will unconditionally and irrevocably guarantee the timely payment of the Servicing Fee, Note Monthly Interest Distributable Amount, Note Principal Distributable Amount, Certificate Monthly Interest Distributable Amount and Certificate Principal Distributable Amount for each Distribution Date and the ultimate payment of principal of the Securities on their respective Final Distribution Dates. The insurer will pay any amount payable under the Insurance Policy no later than 12:00 noon, Eastern Time, on the later of the related Distribution Date and the second Business Day following receipt by the insurer of a notice from the indenture trustee specifying the Policy Claim Amount for that Distribution Date. In making a claim under the Insurance Policy, the indenture trustee will act on behalf of the Securityholders and will comply with all the terms and conditions of the Insurance Policy. All amounts paid under the

Insurance Policy will be deposited by the indenture trustee in the Collection Account. The Insurance Policy will be issued under the Insurance Agreement.

     The insurer will be entitled to receive on each Distribution Date, from the Available Funds for that Distribution Date plus any amounts withdrawn from the Reserve Fund on that Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date, the aggregate amount of any unreimbursed payments under the Insurance Policy and various other amounts, in each case as described under "Application of Available Funds--Priority of Distributions." The insurer will not be entitled to reimbursement of any amounts paid under the Insurance Policy from the Securityholders. The insurer will have no obligations to the Securityholders, the indenture trustee or the owner trustee other than its obligations under the Insurance Policy.

     The insurer's obligations under the Insurance Policy shall be discharged to the extent funds to pay such obligations are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account by the servicer or the indenture trustee, as applicable, in accordance with the Sale and Servicing Agreement or disbursed by the insurer as provided in the Insurance Policy, whether or not such funds are properly applied by the indenture trustee.

     The Insurance Policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of such liability).

     There shall be no acceleration payment due under the Insurance Policy unless such acceleration is at the sole option of the insurer.

     Other Terms of the Insurance Policy

     If payment of any amount guaranteed under the Insurance Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the trust, the seller or the servicer, the insurer will cause such payment to be made upon receipt by the insurer from the indenture trustee, the Noteholders or the Certificateholders of
(a) a certified copy of a final, nonappealable order of the court which exercised jurisdiction to the effect that the indenture trustee or the Securityholders are required to return any such payment paid during the term of the Insurance Policy because such payment was avoided as a preference payment under applicable law, (b) an assignment irrevocably assigning to the insurer all rights and claims of the indenture trustee or the Securityholders relating to or arising under such avoided payment and (c) a notice for payment appropriately completed and executed by the indenture trustee, the Noteholders or the Certificateholders. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such order and not to the indenture trustee or any Securityholder directly (unless such Securityholder has returned principal and interest paid on the Securities to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to such Securityholder).

     Notwithstanding the foregoing, in no event will the insurer be obligated to make any payment in respect of any avoided payment, which payment represents a payment of interest or principal of the Securities, prior to the time the insurer would have been required to make a payment in respect of such interest or principal.

                          Description of the Indenture

     The following summary further describes the material terms of the Indenture. See "The Indenture--Events of Default" in the prospectus for a further description of the other material terms of the Indenture.

     The provision regarding the "Controlling Class" contained in the prospectus under "The Indenture" does not apply to this prospectus supplement. For the purposes of this prospectus supplement, "Controlling Class" in the prospectus shall be replaced with "Note Balance."

     Events of Default

     The provisions set forth below supersede the provisions in "The Indenture--Events of Default" in the prospectus. Events of Default under the Indenture will consist of:

     o a default by the trust in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

     o a default by the trust in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

     o a default in the observance or performance of any covenant or agreement of the trust made in the Indenture other than those dealt with specifically elsewhere as an Event of Default and such default shall continue or not be cured for a period of 60 days after notice thereof is given to the trust and to the indenture trustee, so long as an Insurer Default shall not have occurred and be continuing, by the insurer, or, if an Insurer Default shall have occurred and be continuing, to the trust by the indenture trustee or to the trust, the depositor and the indenture trustee by the holders of Notes evidencing not less than 25% of the Note Balance;

     o any representation, warranty or covenant of the trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation, warranty or covenant was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after notice thereof is given to the trust by the depositor, the indenture trustee or the insurer or to the trust, the depositor, the indenture trustee and the insurer by the holders of Notes evidencing not less than 25% of the Note Balance;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property; or

     o    the submission of a claim under the Insurance Policy;

provided, however, that unless an Insurer Default shall have occurred and be continuing, neither the depositor, the indenture trustee nor the Noteholders may declare an Event of Default. If an Insurer Default shall not have occurred and be continuing, an Event of Default shall occur only upon delivery by the insurer to the depositor and the indenture trustee of notice of the occurrence of such Event of Default.

     Rights Upon Event of Default

     The provisions set forth below supersede the provisions in "The Indenture--Rights Upon Event of Default" in the prospectus.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the insurer may, upon prior written notice to each Rating Agency, declare the Notes to be immediately due and payable and cause the indenture trustee to sell the property of the trust in whole or in part and to distribute the proceeds of that sale in accordance with the Indenture. The insurer may not, however, cause the indenture trustee to sell the property of the trust in whole or in part following an Event of Default if the proceeds of that sale would not be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Securities unless the Event of Default arose from a breach of any representation, warranty or covenant of the trust as described under "Description of the Indenture--Events of Default," a claim being made under the Insurance Policy or from an event of bankruptcy, insolvency, receivership or liquidation with respect to the trust. If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the insurer, at its option, may elect to prepay all or any portion of the principal amount of and accrued but unpaid interest on the Notes and, if the Notes have been paid in full, the Certificates. The indenture trustee will continue to submit claims under the Insurance Policy with respect to the Securities following an Event of Default.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the indenture trustee or the holders of Notes evidencing not less than 66-2/3% of the Note Balance may, upon written notice to each Rating Agency, declare the Notes to be immediately due and payable. Any declaration of acceleration by the indenture trustee or the Noteholders may be rescinded by the holders of Notes evidencing not less than 66-2/3% of the Note Balance at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the trust has deposited with the indenture trustee an amount sufficient to pay (i) all principal of and interest on the Notes as if the Event of Default giving rise to the declaration of acceleration had not occurred plus all amounts owing to the insurer under the Insurance Agreement and the other transaction documents and
(ii) all amounts due to the indenture trustee under the terms of the Indenture and all Events of Default, other than the nonpayment of principal of the Notes that has become due solely as a result of the acceleration, have been cured or waived.

     If an Event of Default shall have occurred and be continuing, the indenture trustee shall, so long as no Insurer Default has occurred and is continuing, at the written direction of the insurer, or if an Insurer Default has occurred and is continuing, at the written direction of holders of Notes evidencing not less than 66-2/3% of the Note Balance, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the trust, or elect to maintain the property of the trust and continue to apply proceeds from the property of the trust as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the trust following an Event of Default, other than a default for five or more Business Days in the payment of interest on the Notes or a default in the payment of the principal of or any installment of the principal of the Notes unless:

     o holders of Notes evidencing 100% of the Note Balance consent to the sale;

     o the proceeds of the sale are sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes and all amounts due to the insurer under the Insurance Agreement; or

     o the indenture trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared due and payable and the holders of Notes evidencing not less than 66-2/3% of the Note Balance consent to the sale.

     The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the trust to pay principal of and interest on the Notes on an ongoing basis.

     If the property of the trust is sold following an Event of Default, the indenture trustee will apply or cause to be applied the proceeds of that sale to make the following payments in the following order of priority:

     (1) to the indenture trustee, all amounts due to the indenture trustee as compensation under the terms of the Indenture, and to the owner trustee, all amounts due to the owner trustee as compensation under the terms of the Trust Agreement;

     (2)  to the servicer, all accrued but unpaid Servicing Fees;

     (3) to the Noteholders, all accrued but unpaid interest on the Notes, paid pro rata on all classes of the Notes based on the interest payable to each class;

     (4)  to the Noteholders, the Note Balance;

     (5) to the Certificateholders, all accrued but unpaid interest on the Certificates; and

     (6)  to the Certificateholders, the Certificate Balance.

     Any remaining amounts will be distributed first to the insurer for amounts due to the insurer and then to the seller.

     If the property of the trust is sold following an Event of Default and the proceeds of that sale are not sufficient to pay in full the principal balance of and all accrued but unpaid interest on the Securities, the indenture trustee will withdraw available amounts from the Reserve Fund and submit claims under the Insurance Policy in respect of that shortfall.

     If an Event of Default shall have occurred and be continuing, subject to the provisions of the Indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Noteholders if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than 51% of the Note Balance will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.

     No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless:

     o such Noteholder previously has given to the indenture trustee written notice of a continuing Event of Default;

     o Noteholders evidencing not less than 25% of the Note Balance have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

     o such Noteholder or Noteholders have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred with complying with such request;

     o the indenture trustee has for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding;

     o no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by Noteholders evidencing not less than a majority of the Note Balance; and

     o    an Insurer Default has occurred and is continuing.

     Waiver of Past Defaults

     Prior to acceleration of the maturity of the Notes, so long as no Insurer Default has occurred and is continuing, the insurer, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may, on behalf of all Noteholders, waive any past default or Event of Default, other than a default in payment of principal of or interest on any of the Notes or in respect of any covenant or other provision in the Indenture that cannot be amended, supplemented or modified without the unanimous consent of the Noteholders.

     Replacement of Indenture Trustee

     So long as no Insurer Default has occurred and is continuing, the insurer, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may remove the indenture trustee without cause by notifying the indenture trustee, the trust, the depositor, the insurer and each Rating Agency of that removal and, following that removal, may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

     The indenture trustee may resign at any time by notifying the trust, the depositor, the Noteholders and the insurer of that resignation. The trust will be required to remove the indenture trustee if the indenture trustee:

     o ceases to be eligible to continue as the indenture trustee under the Indenture;

     o    is adjudged to be bankrupt or insolvent;

     o    comes under the charge of a receiver or other public officer; or

     o    otherwise becomes incapable of acting.

     Upon the resignation or required removal of the indenture trustee, or the failure of the Noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, will be required promptly to appoint a successor indenture trustee under the Indenture.

     Satisfaction and Discharge of Indenture

     If the Insurance Policy has been terminated and returned to the insurer for cancellation, the Indenture will be discharged as to the collateral securing the Notes upon the delivery to the indenture trustee for cancellation of all the Notes or, with several limitations, receipt of various opinions on tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes, including interest and any fees due and payable to the owner trustee or the indenture trustee.

     Modification of Indenture

     The provisions set forth below supersede the first two paragraphs in "The Indenture--Modification of Indenture" in the prospectus.

     The owner trustee, on behalf of the trust, and the indenture trustee may, without the consent of the Noteholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of, among other things, to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture; to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the trust; to add additional covenants for the benefit of the Noteholders or to surrender any rights or powers conferred upon the trust; to convey, transfer, assign, mortgage or pledge any property to the indenture trustee; to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements, provided, that any such action shall not adversely affect the interests of any Noteholders; to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any Securityholder.

     The owner trustee, on behalf of the trust, and the indenture trustee may, with the consent of the holders of Notes evidencing not less than a majority of the Note Balance, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture consented to by the insurer on behalf of the Noteholders may materially adversely affect the interests of any Securityholder.

     A supplemental indenture will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the supplemental indenture obtains and delivers to the indenture trustee:

     o    an opinion of counsel to that effect; or

     o a letter from each Rating Agency to the effect that the supplemental indenture would not result in a downgrading or withdrawal of its rating then assigned to any class of Securities.

     No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee and the insurer to the effect that the supplemental indenture will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the trust. No supplemental indenture will be permitted without the consent of the insurer if the supplemental indenture would reasonably be expected to materially adversely affect the interests of the insurer.

     See "The Indenture--Modification of Indenture" in the prospectus for further limitations on modifying the Indenture.

     Administration Agreement

     Pursuant to the Administration Agreement, _________________, as administrator, will provide notices and perform other obligations of the trust and the owner trustee under the Indenture and the Trust Agreement. The administrator will be entitled to a monthly administrative fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the servicer.

                       Description of the Trust Agreement

     The following summary describes the material terms of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the trust issues the Securities.

     Formation of Trust; Issuance of Certificates

     In _______, the depositor formed the trust and appointed the owner trustee as trustee of the trust. The trust will, concurrently with the transfer of the receivables to the trust pursuant to the Sale and Servicing Agreement, issue the Certificates.

     Replacement of Owner Trustee

     The owner trustee may resign at any time by notifying the administrator, the depositor and the insurer of that resignation. The administrator or, so long as no Insurer Default has occurred and is continuing, the insurer may remove the owner trustee if the owner trustee:

     o    ceases to be eligible to continue as the trustee under the Trust
          Agreement;

     o    is adjudged to be bankrupt or insolvent;

     o    comes under the charge of a receiver or other public officer; or

     o    otherwise becomes incapable of acting.

     Upon the resignation or removal of the owner trustee, the administrator, with the consent of the depositor and, so long as an Insurer Default shall not have occurred and be continuing, the insurer, will be required promptly to appoint a successor owner trustee under the Trust Agreement.

     Duties of Owner Trustee

     The owner trustee will agree to administer the trust in the interest of the Certificateholders, subject to the lien of the Indenture, and in accordance with the provisions of the Trust Agreement and the other transaction documents. The owner trustee will not be required to take any action that it has reasonably determined is likely to result in liability on the part of the owner trustee or that is contrary to the terms of the Trust Agreement or applicable law.

     Compensation; Indemnification

     The servicer will pay to the owner trustee from time to time reasonable compensation for its services, reimburse the owner trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the owner trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust or the performance of its duties under the Trust Agreement; provided, however, that the owner trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The owner trustee will not be liable:

     o for any error of judgment made by it in good faith unless it is proved that the owner trustee was negligent in ascertaining the pertinent facts;

     o for any action it takes or omits to take in good faith in accordance with directions received by it from the Certificateholders, the indenture trustee, the depositor, the administrator, the insurer or the servicer;

     o for indebtedness evidenced by or arising under the Trust Agreement or any of the related documents, including the principal of or interest on the Securities; or

     o for the default or misconduct of the servicer, the administrator, the depositor, the indenture trustee, the insurer, or any agent or attorney selected by the owner trustee with reasonable care.

     Termination of Trust

     If the Insurance Policy has been terminated and returned to the insurer for cancellation, the Trust Agreement, except for provisions relating to compensation, reimbursement and indemnification of the owner trustee, will terminate and be of no further force or effect and the trust will dissolve:

     o upon the payment to the insurer, the servicer and the Securityholders of all amounts required to be paid to them under the Insurance Agreement, the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable;

     o on the Distribution Date following the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining in the trust; or o upon the purchase of the receivables by the servicer in connection with an Optional Termination.

     The indenture trustee and the owner trustee will give written notice of termination to each Noteholder and Certificateholder, as the case may be.

     Amendment of Trust Agreement

     The owner trustee, on behalf of the trust, and the depositor may, without the consent of the Securityholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, amend the Trust Agreement for the purpose of curing any ambiguity, correcting or supplementing any provision of the Trust Agreement which may be inconsistent with any other provision of the Trust Agreement or this prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Securityholders which will not be inconsistent with other provisions of the Trust Agreement; provided, however, that no such amendment may materially adversely affect the interests of any Securityholder. An amendment will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the owner trustee an opinion of counsel to that effect.

     The owner trustee, on behalf of the trust, and the depositor may, with the consent of the holders of Notes evidencing not less than a majority of the Note Balance or, if the Notes have been paid in full, holders of Certificates evidencing not less than a majority of the Certificate Balance, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, amend the Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the Securityholders, or change the Interest Rate applicable to any class of Notes or the Certificate Rate without the consent of all Securityholders adversely affected by the amendment or

     o reduce the percentage of the Note Balance or the Certificate Balance the consent of the holders of which is required for any amendment to the Trust Agreement without the consent of all Securityholders.

     No amendment to the Trust Agreement will be permitted unless an opinion of counsel is delivered to the owner trustee and the insurer to the effect that the amendment will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the trust. No amendment to the Trust Agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

                                 Use of Proceeds

     The net proceeds to be received from the [initial] sale of the Securities will be applied by the depositor towards the purchase of the receivables. [In cases where this prospectus supplement is used in connection with a market making transaction in the Securities, the net proceeds from those sales of the Securities will be paid to the party selling Securities in that transaction which may be [name of affiliated underwriter] if it is acting as principal. The depositor will not receive any proceeds from the sale of the Securities in market making transactions.]

                    Material Federal Income Tax Consequences

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and federal tax counsel for the trust, for federal income tax purposes, the Notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. If you purchase Certificates, you agree by your purchase that you will treat the Certificates as indebtedness for federal income tax purposes. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" in the prospectus. If the Internal Revenue Service successfully asserted that the Certificates were properly treated as equity for federal income tax purposes, the trust would be treated as a partnership and the Certificates would be treated as partnership interests in the trust for federal income tax purposes. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" in the prospectus.

                              ERISA Considerations

     The Notes

     The Notes may, in general, be purchased by, on behalf of or with "plan assets" of Plans. Although we cannot assure you in this regard, the Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the Notes:

     o are expected to be treated as indebtedness under local law and will, in the opinion of federal tax counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus) and

     o    should not be deemed to have any "substantial equity features".

     See "ERISA Considerations" in the prospectus.

     However, the acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any Certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities--for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." Each investor in a Note, by its acceptance of the Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or its acquisition and holding of the Note satisfy the requirements for exemptive relief under one of the foregoing exemptions. In this regard, no person may acquire more than 49.9% of the Certificates.

     Because the trust, the servicer, the Trustees, the underwriters, any provider of credit support or any of their affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any investor considering a purchase of Notes using plan assets should consult with its counsel if the trust, the servicer, any Trustee, any underwriter, any provider of credit support or any of their affiliates has investment authority with respect to such assets. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

     The Certificates

     Although the Certificates may be treated as debt for tax purposes, we believe that for ERISA purposes the Certificates constitute equity interests in the trust. Therefore ownership of Certificates by Plans may cause the assets of the trust to constitute plan assets of Plans, and to be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Consequently, Plans may not acquire Certificates.

     In addition, investors other than Plans should be aware that a prohibited transaction under ERISA and the Internal Revenue Code could be deemed to occur if any holder of the Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules.

     Each purchaser of Certificates will be deemed to represent and certify that it is not a Plan, and is not acquiring such Certificates on behalf of, or with plan assets of, any Plan. In addition, each purchaser of Certificates will be deemed to represent and certify that its acquisition of Certificates will not cause it to hold more than 49.9% of the Certificate Balance as of the Closing Date.

     For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the prospectus.

                                  Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the note underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, and each of those note underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

                          Principal      Principal       Principal     Principal
                          Amount of      Amount of       Amount of     Amount of
                          Class A-1      Class A-2       Class A-3     Class A-4
Note Underwriters           Notes          Notes           Notes         Notes
-----------------       ------------  ------------    ------------  ------------
Morgan Stanley & Co.    $             $               $             $
Incorporated            ------------  ------------    ------------  ------------

     Total              $             $               $             $
                        ============  ============    ============  ============

     The depositor has been advised by the underwriters of the Notes that they propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, the public offering prices may change.

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to the certificate underwriter named below, and the certificate underwriter has agreed to purchase, the initial principal amount of the Certificates set forth below opposite its name.

                                                                 Principal
                                                                 Amount of
     Certificate Underwriter                                   Certificates
     ------------------------------------------------           ------------
     Morgan Stanley & Co. Incorporated                          $

     The depositor has been advised by the certificate underwriter that it proposes initially to offer the Certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the Certificates, the public offering price may change. The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes or the Certificates, as the case may be, shall be as follows:

                                                   Selling
                                                  Concessions       Reallowance
                                                 not to exceed     not to exceed
                                                 -------------     -------------
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Certificates...............................      %                  %

     The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters or their affiliates.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closings of the sale of each class of Notes and the Certificates are conditioned on the closing of the sale of each other class of Notes and the Certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

     [The offers and sales related to the prospectus supplement and the attached prospectus may be used by [_______] in connection with market making transactions in the Securities. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the servicer], and therefore may also be viewed as an affiliate of the trust.]

                                 Legal Opinions

     Certain legal matters relating to the Securities, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                                     Experts

     The consolidated balance sheets of the insurer and its consolidated subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, have been incorporated by reference in this prospectus supplement in reliance on the report of _________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               Glossary of Terms

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Securities."

     "Administration Agreement" means the Administration Agreement, dated as of ______________, among the administrator, the depositor, the trust and the indenture trustee, as amended or supplemented.

     "Administrator" means _______, as administrator under the Administration Agreement.

     "APR" of a receivable means the annual percentage rate of finance charges stated in such receivable.

     "Available Collections" means, with respect to any Distribution Date, the sum of Available Interest and Available Principal.

     "Available Funds" means, for any Distribution Date, the sum of Available Collections, the Policy Claim Amount, the Reserve Fund Draw Amount and, if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

     "Available Interest" means, with respect to any Distribution Date, the total of the following amounts allocable to interest received by the servicer on or in respect of the receivables during the related Collection Period: (i) the sum of the interest component of all (a) collections on or in respect of all receivables, including extension fees, (b) Net Liquidation Proceeds, (c) any amounts payable or any payment made under any insurance policy with respect to a receivable covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Asset or obligor and (d) Repurchase Payments plus (ii) any earnings on investment of funds in the accounts (other than the Reserve Fund), net of losses and investment expenses.

     "Available Principal" means, with respect to any Distribution Date, the total of the following amounts allocable to principal received by the servicer on or in respect of the receivables during the related Collection Period: the sum of the principal component of all (i) collections on or in respect of all receivables, (ii) Net Liquidation Proceeds, (iii) any amounts payable or any payment made under any insurance policy with respect to a receivable covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Asset or obligor and (iv) Repurchase Payments.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York are authorized by law, regulation or executive order to be closed.

     "Certificate Balance" means, with respect to the Certificates, initially, $______, and thereafter, the initial Certificate Balance of the Certificates, reduced by all amounts allocable to principal previously distributed to the Certificateholders.

     "Certificate Distribution Account" means the account established and maintained by the servicer in the name of the owner trustee pursuant to the Trust Agreement for the benefit of the Certificateholders.

     "Certificate Final Distribution Date" means the ______________ Distribution Date.

     "Certificate Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Period at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date after giving effect to all payments of principal to Certificateholders on such Distribution Date (or, in the case of the first Distribution Date, on the initial Certificate Balance).

     "Certificate Principal Distributable Amount" means, with respect to (i) any Distribution Date prior to which the Note Balance has been reduced to zero, zero and (ii) for any Distribution Date on or after which the Note Balance has been reduced to zero, the lesser of:

     o the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Certificateholders on such Distribution Date; and

     o the excess of the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Certificateholders on such Distribution Date over the Pool Balance as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount for the related Distribution Date;

provided, however, that the Certificate Principal Distributable Amount payable to the Certificateholders on the Certificate Final Distribution Date will equal the greater of the amount described above and the amount that is necessary, after giving effect to all payments of principal to the Certificateholders on such Distribution Date, to reduce the Certificate Balance to zero.

     "Certificate Rate" means ___% per annum. "Certificateholders" means holders of record of the Certificates.

     "Certificates" means the $________ aggregate principal amount of the trust's ___% Asset Backed Certificates.

     "Class A-1 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-1.

     "Class A-2 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-2.

     "Class A-3 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-3.

     "Class A-4 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-4.

     "Closing Date" means the date on which the Securities are initially issued.

     "Collection Account" means an account, held in the name of the indenture trustee and for the benefit of the insurer and the Securityholders, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the months of ________ an________ .

     "Credit and Collection Policy" means the credit, collection and customer service policies of the seller relating to the receivables as described in the Sale and Servicing Agreement, delivered by the seller to the servicer, as the same may be amended or modified from time to time; provided, however, so long as no Insurer Default has occurred and is continuing, no material changes will be made without the insurer's consent, such consent not to be unreasonably withheld.

     "Cutoff Date" means the close of business on _______________.

     "Cutoff Date Pool Balance" means $______, the aggregate unpaid Principal Balance of the receivables as of the Cutoff Date.

     "Dealer" means the dealer of motor vehicles and boats who sold a Financed Asset and who originated and assigned the receivable relating to the Financed Asset to ________________ under an existing agreement between the dealer and
________.

     "Defaulted Receivable" means a receivable (other than a Repurchased Receivable) with respect to which the earliest of the following has occurred:

     o    $_________ or more of any payment remains unpaid for __ or more days;

     o the servicer has determined in accordance with the Credit and Collection Policy that eventual payment in full is unlikely; or

     o the servicer has repossessed and sold the related Financed Asset or repossessed and held the related Financed Asset in its repossession inventory for __ days.

     "Determination Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

     "Distribution Date" means, with respect to any Collection Period, the __ day of the next succeeding month or, if such day is not a Business Day, the next succeeding Business Day, commencing ______.

     "Event of Default" means an event of default under the Indenture, as described under "Description of the Indenture--Events of Default."

     "Event of Servicing Termination" means a Servicer Termination Event as described under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination."

     "Final Distribution Date" means, for each class of Notes and the Certificates, the related date set forth in "Summary--Basic Terms of the Securities" or, if any such date is not a Business Day, the next succeeding Business Day.

     "Financed Assets" means the new or used motor vehicles and boats financed by the receivables.

     "Indenture" means the Indenture, dated as of _________, between the trust and the indenture trustee, as amended or supplemented.

     "indenture trustee" means ______________, a national banking association, as trustee under the Indenture.

     "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among ____________, the trust, the depositor and ______, in its individual capacity and as seller and servicer, as amended or supplemented.

     "Insurance Payment Amount" means, for any Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates plus the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the insurer under the Insurance Agreement and the other transaction documents.

     "Insurance Policy" means the irrevocable financial guaranty insurance policy issued by the insurer, dated the Closing Date, in respect of the Securities.

     "Insurer" means _____________, and its successors.

     "Insurer Default" means the insurer shall fail to make any payment required under the Insurance Policy in accordance with its terms or an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the insurer.

     "Interest Period" means, with respect to any Distribution Date and (i) the Class A-1 Notes, the period from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date, and (ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates, the monthly period based on the assumption of 30 days in each month from and including the __ day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the __ day of the month in which the current Distribution Date occurs.

     "Interest Rate" means, with respect to any class of Notes, the interest rate for that class set forth under "Description of the Notes--Payments of Interest."

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Liquidation Proceeds" means the sum of the proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the servicer in accordance with its customary servicing procedures in connection with such liquidation.

     "Note Balance" means, at any time, the aggregate principal amount of all Notes outstanding at such time.

     "Note Distribution Account" means the account established and maintained by the servicer in the name of the indenture trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

     "Note Monthly Interest Distributable Amount" means, for any Distribution Date, the sum of the interest payable on that Distribution Date on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Note Principal Distributable Amount" means, for any Distribution Date, the lesser of:

     o the Note Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date or the Note Balance as of the Closing Date in the case of the first Distribution Date; and

     o the excess of the Note Balance and the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date, or as of the Closing Date in the case of the first Distribution Date, over the Pool Balance as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount for the related Distribution Date;

provided, however, that the Note Principal Distributable Amount on the Final Distribution Date for any class of Notes will equal the greater of the amount described above and the outstanding principal balance of that class of Notes as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date.

     "Noteholders" means holders of record of the Notes.

     "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Optional Termination" means the exercise by the servicer of its option to purchase all remaining receivables from the trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the Cutoff Date Pool Balance.

     "owner trustee" means ________, a ________, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Internal Revenue Code.

     "Policy Claim Amount" means, with respect to each Distribution Date, the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the sum of Available Collections plus the Reserve Fund Draw Amount for that Distribution Date.

     "Pool Balance" means, as of any date, the aggregate Principal Balance of the receivables (exclusive of all Repurchased Receivables for which the seller or the servicer has paid the Repurchase Payment, Defaulted Receivables and receivables sold or otherwise liquidated by the indenture trustee pursuant to the Indenture) as of the close of business on such date; except that reference to the Pool Balance as of the first day of a Collection Period will mean the Pool Balance as of the opening of business on such first day.

     "Principal Balance" means, with respect to any receivable as of any date, the amount financed minus the sum of the following amounts: (i) that portion of all scheduled payments received on or prior to such date allocable to principal, computed in accordance with the [simple interest] method, (ii) any Repurchase Payment with respect to such receivable allocable to principal and (iii) any full or partial prepayments or other payments applied to reduce the unpaid principal balance of such receivable; provided, however, that the Principal Balance of a Defaulted Receivable or a Repurchased Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable or a Repurchased Receivable, as the case may be.

     "PTCE" means Prohibited Transaction Class Exemption.

     "Rating Agency" means Moody's and Standard & Poor's.

     "Receivables" means the motor vehicle and marine retail installment sale contracts transferred by the depositor to the trust.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of ________, between the seller and the depositor, as amended or supplemented.

     "Record Date" means, with respect to any Distribution Date, the close of business on the day immediately preceding that Distribution Date or, if the related Securities are issued as definitive securities, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs.

     "Repurchase Payment" means, with respect to any Distribution Date and to a Repurchased Receivable purchased by the servicer or the seller as of the end of the related Collection Period, the sum of (i) the unpaid principal balance owed by the related obligor in respect of such receivable and (ii) interest on such unpaid principal balance at a rate equal to the APR of the related receivable to the last day of such Collection Period.

     "Repurchased Receivable" means a receivable which the seller or the servicer is required to purchase pursuant to the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, or which the servicer has elected to purchase pursuant to the Sale and Servicing Agreement in connection with an Optional Termination.

     "Required Payment Amount" means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (6) under "Application of Available Funds--Priority of Distributions."

     "Required Reserve Fund Balance" means, with respect to any Distribution Date, the greater of an amount equal to--

     o % of the Pool Balance as of the last day of the related Collection Period; and

     o    % of the Cutoff Date Pool Balance;

provided, however, the Required Reserve Fund Balance shall equal the amount required to be on deposit in the Reserve Fund under the Insurance Agreement in the event of the occurrence of certain events specified therein; provided, further, however, that the Required Reserve Fund Balance for any Distribution Date will not exceed the principal balance of the Securities as of that Distribution Date, after giving effect to all payments of principal made to the Securityholders on that Distribution Date.

     "Reserve Fund" means the account established and maintained by the servicer in the name of the indenture trustee into which the trust will deposit the Reserve Fund Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

     "Reserve Fund Amount" means, with respect to any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date, including all interest and other investment earnings earned on amounts on deposit therein during the related Collection Period, net of losses and investment expenses.

     "Reserve Fund Draw Amount" means, with respect to any Distribution Date, the lesser of (i) the amount, if any, by which the sum of the Required Payment Amount plus the Insurance Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date and (ii) the Reserve Fund Amount for that Distribution Date (before giving effect to any deposits to or withdrawals from the Reserve Fund on such Distribution Date).

     "Reserve Fund Initial Deposit" means $_________ .

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of ________, among the trust, the depositor and __________, as seller and servicer, as amended or supplemented.

     "Securities" means the Notes and the Certificates.

     "Securityholders" means the Noteholders and Certificateholders.

     "seller" means ___________, and its successors.

     "servicer" means ___________, as servicer under the Sale and Servicing Agreement.

     "Servicer Termination Event" means a servicer termination event under the Sale and Servicing Agreement, as described under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination."

     "Servicing Fee" means a fee payable to the servicer on each Distribution Date for the related Collection Period for servicing the receivables which is equal to 1/12 of ___% of the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

     "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., and its successors.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of ________, between the depositor and the owner trustee, as amended or supplemented.

     "Yield Supplement Overcollateralization Amount" means, with respect to any Distribution Date, the amount specified in "Description of the Receivables Transfer and Servicing Agreements--Yield Supplement Overcollateralization Amount" with respect to that Distribution Date.

                                     ANNEX I

          Global Clearance, Settlement and Tax Documentation Procedures

     The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

     See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for further information.

     Exemption For Non-United States Persons. Non-United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption For Non-United States Persons With Effectively Connected Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the globally-offered securities and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Exemption or Reduced Rate For Non-United States Persons Resident in Treaty Countries. Non-United States Persons that are beneficial owners of the globally-offered securities and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption For United States Persons. United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 ECI and Form W-8 BEN are effective from the date the form is signed through the end of the third succeeding calendar year.


                                     S-I-1

     This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read "Material Federal Income Tax Consequences" in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

                                     S-I-1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                                         Prospectus Supplement
                                                         Version #1b



                             Subject to Completion
            Preliminary Prospectus Supplement dated April 21, 2003


Prospectus Supplement
(To Prospectus dated       , 200_)

                               $
                      [_____________________] Trust 200-
                     $ Class A %Asset Backed Certificates
                     $ Class B %Asset Backed Certificates

                        [_____________________________]
                              Seller and Servicer

                      Morgan Stanley ABS Capital II Inc.
                                   Depositor
                              ___________________

                                                                                Underwriting
                                                                               Discounts and           Net Proceeds
                                                            Price               Commissions            to Depositor
                                                    __________________     _____________________   __________________

Class A Certificates...........................     $      (   )%          $      (   )%           $      (   )%
Class B Certificates...........................     $      (   )%          $      (   )%           $      (   )%
    Total......................................     $                      $                       $
                                                ___________________

     The proceeds to the depositor listed in the table are before deducting
expenses payable by the depositor estimated to be $   .

     The primary assets of the trust are a pool of loans made to finance the retail purchase of new or used

          o [automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles and recreational vehicles], and

          o recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers.

     The price of the certificates will also include accrued interest, if any, from the date of initial issuance. Distributions on the certificates will be made on the day of each month or, if not a business day, on the next business day, beginning .

      [This prospectus supplement and the attached prospectus may be used by [______], which is an affiliate of [ ] and therefore may also be viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the class A certificates. These transactions will be at prevailing market prices at the time of sale. [ ] may act as principal or agent in these transactions.]

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                ___________________

                                Morgan Stanley

_________, 200_


                               Table of Contents

                                                                                                               Page

Reading These Documents...........................................................................................S-3
Summary...........................................................................................................S-4
Risk Factors.....................................................................................................S-10
The Trust........................................................................................................S-11
The Receivables Pool.............................................................................................S-12
     Criteria Applicable to Selection of Receivables.............................................................S-12
     Weighted Average Life of the Certificates...................................................................S-16
     Delinquency, Credit Loss and Recovery Information...........................................................S-19
The Seller.......................................................................................................S-20
     General.....................................................................................................S-20
     Underwriting Procedures.....................................................................................S-20
The Depositor....................................................................................................S-20
The Servicer.....................................................................................................S-20
     General.....................................................................................................S-20
     Collection and Repossession Procedures......................................................................S-20
     Insurance...................................................................................................S-20
     Extensions..................................................................................................S-20
     Methods of Vehicle and Boat Disposal........................................................................S-20
Computing Your Portion of the Amount Outstanding on the Certificates.............................................S-20
Maturity and Prepayment Considerations...........................................................................S-21
Description of the Certificates..................................................................................S-21
     Book-Entry Securities; Record Date; Denomination............................................................S-22
     Distributions on Certificates...............................................................................S-22
     Statements to Certificateholders............................................................................S-24
     Subordination of Class B Certificates.......................................................................S-24
     Optional Prepayment.........................................................................................S-25
     Servicing Compensation and Expenses.........................................................................S-25
     Rights Upon Event of Servicing Termination..................................................................S-25
     Waiver of Past Events of Servicing Termination..............................................................S-25
     Reserve Fund................................................................................................S-25
Material Federal Income Tax Consequences.........................................................................S-26
Use of Proceeds..................................................................................................S-26
ERISA Considerations.............................................................................................S-27
     Class A Certificates........................................................................................S-27
     Class B Certificates........................................................................................S-27
Underwriting.....................................................................................................S-28
Legal Opinions...................................................................................................S-30
Glossary of Terms................................................................................................S-30
Annex I - Form of Investment Letter-Class B Certificates.........................................................S-I-1

                            Reading These Documents

     We provide information on your securities in two separate documents that offer varying levels of detail:

     1. Prospectus--provides general information, some of which may not apply to the certificates.

     2. Prospectus Supplement--provides a summary of the specific terms of the certificates.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in this document and in the prospectus to locate the referenced sections.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not offering the securities in any state in which the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

                                    Summary

     The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Basic Terms of the Certificates:
Issuer/Trust:                                   ____________ Trust 200_-
Seller and Servicer:                            ______________________________________________
Depositor:                                      Morgan Stanley ABS Capital II Inc.
Trustee:                                        ______________________________________________
Cutoff Date:                                    ____________, 200__
Receivables:                                    Motor vehicle and boat installment loans
Credit Enhancement:                             For class A certificates, the subordination of class B certificates
                                                For both class A certificates and class B certificates, a reserve fund
Certificates to be offered:
Class A certificates:                           $_________
Class B certificates:                           $_________
Interest Rates:
Class A certificates:                           ___%
Class B certificates:                           ___%
Interest Basis:                                 A 360-day year of twelve 30-day months
Distribution Dates:                             The ___th day of each month (or, if the ___th day is not a business day, the next succeeding business day)
First Distribution Date:                        _________, 200_
Final Scheduled Distribution Dates:
Class A certificates:                           _________, 200_
Class B certificates:                           _________, 200_
Closing Date:                                   _________, 200_
Clearance and Settlement:                       The Depository Trust Company, Clearstream and Euroclear

The Trust

     ____________ Trust 200 - will be formed pursuant to a pooling and servicing agreement dated as of 1, 200 , among the depositor, the seller, the servicer and the trustee. The trust will use the proceeds from the issuance and sale of the certificates to purchase from the depositor a pool of motor vehicle and marine installment loans which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

Seller and Servicer

     ____________   has  purchased  the  receivables  from  ,  will  sell  the receivables and certain related property to the depositor and will act as servicer with respect to the receivables on behalf of the trust. `s principal executive office is located at .

Depositor

     Morgan Stanley ABS Capital II Inc., the depositer, will transfer the receivables and related property to the trust. The depositor's principal executive office is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) __________.

Property of the Trust

     The property of the trust will include the following:

          o    the receivables and the collections on the receivables after   ,
               200 ;

          o security interests in the vehicles and marine assets financed by the receivables;

          o    bank accounts (other than the reserve fund);

          o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles and marine assets financed by the receivables; and

          o    other rights under documents relating to the receivables.

Payments on the Certificates

     Monthly Interest Payments

     On each distribution date the trust will pay accrued and unpaid interest on the class A certificates and the class B certificates. Interest on the class B certificates is subordinated to interest on the class A certificates and will not be paid on any distribution date until interest on the class A certificates has been paid in full.

     Monthly Principal Payments

     On each distribution date the amount required to be paid as principal of the class A certificates will equal the sum of:

          o the class A percentage of the available principal plus the class A percentage of realized losses,

          o the class A percentage of the available principal for any prior distribution date and the class A percentage of realized losses for any prior distribution date, in each case only to the extent, if any, that they have not already been distributed to the class A certificateholders and

          o if that distribution date is the final scheduled distribution date, the additional amount, if any, needed to reduce the certificate balance of the class A certificates to zero.

     On each distribution date the amount required to be paid as principal of the class B certificates will equal the sum of:

          o the class B percentage of the available principal plus the class B percentage of realized losses,

          o the class B percentage of the available principal for any prior distribution date and the class B percentage of realized losses for any prior distribution date, in each case only to the extent, if any, that they have not already been distributed to the class B certificateholders, and

          o if that distribution date is the final scheduled distribution date, the additional amount, if any, needed to reduce the certificate balance of the class B certificates to zero.

     For a more detailed description of the priority of distributions and the allocation of funds on each Payment Date, see "Description of the Certificates--Distributions on Certificates".

Credit Enhancement

     The credit enhancement for the certificates will be as follows:

     Subordination of Principal and Interest

     Payments of interest on the class B certificates will be subordinated to payments of interest on the class A certificates. Payments of principal on the class B certificates will be subordinated to payments of interest and principal on the class A certificates.

     Reserve Fund

     On the closing date, the seller will deposit $    to the reserve fund for
the trust.

     On each distribution date, if collections on the receivables are insufficient to pay the servicing fee, interest on the certificates and principal on the certificates, the trustee will withdraw funds from the reserve fund, to the extent available, to distribute such amounts.

     The balance required to be on deposit in the reserve fund will be the greater of (a) % of the outstanding principal balance of the receivables and
(b) % of the principal balance of the receivables as of    .

     On each distribution date, the trust will distribute funds on deposit in the reserve fund in excess of the required balance to the seller.

     For a more detailed description of the deposits to and withdrawals from the reserve fund, see "Description of the Certificates--Reserve Fund".

Optional Termination

     The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is % or less of the aggregate principal balance of the receivables as of . The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon. The trust will apply such payment to the payment of the certificates in full.

Servicer of the Receivables

     The trust will pay the servicer a servicing fee on each distribution date equal to 1/12 of % of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

Ratings

     It is a condition to the issuance of the certificates that:

          o the class A certificates be rated in the highest long-term rating category by at least two nationally recognized rating agencies and

          o the class B certificates be rated " " or its equivalent by at least two nationally recognized rating agencies.

     A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

No Listing on an Exchange

     The certificates will not be listed on an exchange or quoted on an automated quotation system of a registered securities association.

     For a discussion of the risks associated with these certificates, see "Risk Factors".

Minimum Denominations

     $1,000 and integral multiples thereof

Required Representations from Purchasers of the Class B Certificates

     To purchase class B certificates, you and anyone to whom you assign or sell the class B certificates must:

     (1) represent and certify under penalties of perjury that you are a United States person and

     (2) represent and certify that you

         (a) are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing class B certificates on behalf of such a plan or arrangement or

         (b) are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

     You can find a form of the representation letter an investor in the class B certificates will have to sign in Annex I to this prospectus supplement.

Investment in the Securities

     There are material risks associated with an investment in the securities.

     For a discussion of the risk factors which should be considered in deciding whether to purchase any of the securities, see "Risk Factors".

Tax Status

     In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes the trust will be characterized as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.

     Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer.

ERISA Considerations

Class A certificates                 The class A certificates
                                     are generally eligible for purchase by or with plan assets of employee benefit plans and individual retirement accounts, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

Class B certificates                 The class B certificates
                                     may not be acquired by or with plan
                                     assets of an employee benefit plan or an individual retirement account, except that, an insurance company using its general account may acquire the class B certificates subject to the considerations and conditions discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                 Risk Factors

     You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of these certificates. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in these certificates.

Subordination of the class B             Distributions of interest and principal on the class B certificates will be
certificates to the class A              subordinated in priority of payment to interest and principal due on the class A
certificates increases the               certificates. Consequently, the class B certificate-holders will not receive any
risk of the class B                      distributions of interest with respect to a collection period until the full
certificates not receiving               amount of interest on the class A certificates due on such distribution date has
full distribution of interest            been paid. The class B certificateholders will not receive any distributions of
and principal                            principal until the principal on the class A certificates due on such distribution date has been paid in full.

Geographic concentration may             As of , 200 , the servicer's records indicate that the locations of the
result in more risk to you               obligors of the receivables were in the following states:

                                                                                                   Percentage of Aggregate
                                                                                                          Principal
                                                                                                           Balance
                                                                                                   ________________________
                                                                                                                          %

                                                                                                                          %

                                                                                                                          %

                                                                                                                          %

                                         No other state, by billing addresses at the time of origination,
                                         constituted more than 10% of the balance of the receivables as of        .
                                         Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or
                                         repossession experience of the trust.

[Value of interest only                  [The yield to investors in the class certificates will be interest only
certificates will generally              certificates and will be sensitive to the rate of principal payments (including
decrease if the rate of                  prepayments) of the receivables (particularly those with high interest rates),
prepayments increases]                   which generally can be prepaid at any time. In general,
                                         receivables with higher interest rates tend to prepay at
                                         higher rates than receivables with relatively lower interest rates in response to a given change in market interest rates. As a result, the receivables with higher interest rates may prepay at higher rates, thereby reducing the yield to maturity on the class certificates.]



[Value of principal only                 [The class     certificates will be "principal only" certificates and will not
certificates will generally              bear interest. Lower than anticipated rate of principal payments (including
decrease if the rate of                  prepayments) on the receivables will have a negative effect on the yield to
prepayments decreases]                   investors in the class      certificates.]

The certificates will not be             The trust will not apply to list the certificates on an exchange or quote them in
listed on an exchange and this           the automated quotation system of a registered securities association. The
may make the certificates                liquidity of certificates will therefore likely be less than what it would be in
difficult to sell or to obtain           the event that they were so listed or quoted, and        there may be no
your desired price                       secondary market for the certificates. As a result, you may not be able to sell your certificates when you want to do so, or you may not be able to obtain the price that you wish to receive.

                                         See "Risk Factors--You may have
                                         difficulty selling your securities or
                                         obtaining your desired price" in the
                                         prospectus.

     Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms on page S-30 and on page 89 of the prospectus.

                                   The Trust

     Morgan Stanley ABS Capital II Inc. will establish the Trust 200 - by
assigning the receivables to the trust in exchange for the     % Asset-Backed
Certificates, Class A and the % Asset-Backed Certificates, Class B. The depositor will acquire the receivables from the Seller under the receivables purchase agreement.

     The servicer will service the receivables pursuant to the pooling and servicing agreement and will be compensated for acting as the servicer.

     If the protection provided to the certificateholders by the Reserve Fund and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles and boats which secure Defaulted Receivables. In such event, certain factors, such as the trust's not having first priority perfected security interests in some of the financed vehicles and boats, may affect the trust's ability to realize on the financed vehicles and boats securing the receivables, and thus may reduce the proceeds to be distributed to certificateholders with respect to the certificates.

     Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of fixed rate [simple interest] installment loans for the purchase of new and used new or used

     o [automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or recreational vehicles], and

     o recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers.

     The trust property will also include:

          o    all monies received on the receivables on or after the Cutoff
               Date;

          o such amounts as from time to time may be held in the Collection Account, a distribution account for the Class A
               Certificateholders and a distribution account for the Class B Certificateholders;

          o security interests in the vehicles and boats securing the receivables;

          o    the benefit of the right to payments from the Reserve Fund;

          o an assignment of the rights of the seller to receive proceeds from claims on theft, physical damage, credit life and credit disability insurance policies covering the financed vehicles and boats or the obligors, as the case may be, to the extent that such insurance policies relate to the receivables; and

          o the rights of the trust against the seller and the servicer under the pooling and servicing agreement.

     The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                             The Receivables Pool

     The trust will own a pool of receivables consisting of installment loans secured by security interests in the motor vehicles and boats financed by those contracts. The pool will consist of receivables which [will be][have been] purchased by the depositor from the seller, which purchased the receivables, directly or indirectly, from dealers in the ordinary course of business or in acquisitions, and which the depositor will transfer to the trust on the Closing Date. The receivables will include payments on the receivables which are made on or after the Cutoff Date.

Criteria Applicable to Selection of Receivables.

     The receivables were selected for inclusion in the trust by several criteria, some of which are set forth in the prospectus under "The Receivables Pools". These criteria include the requirement that each receivable:

          o    has a remaining maturity, as of the Cutoff Date, of at least
                   months and not more than    months;

          o with respect to loans secured by new financed vehicles and boats, had an original maturity of at least months and not more
               than    months; with respect to loans secured by used financed
               vehicles and boats, had an original maturity of at least months
               and not more than    months;

          o is a fully-amortizing, fixed rate [simple interest] loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a Contract Rate that
               equals or exceeds   % per annum, is not secured by any interest
               in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

          o is secured by a financed vehicle or boat that, as of the Cutoff Date, had not been repossessed without reinstatement;

          o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cutoff Date;

          o    has no payment more than   days past due as of the Cutoff Date;
               and

          o    has a remaining principal balance, as of the Cutoff Date, of at
               least $    .

     No selection procedures believed by the seller to be adverse to the certificateholders were utilized in selecting the receivables. No receivable
has a scheduled maturity later than    .

     The composition of the receivables as of the Cutoff Date is as follows:

Aggregate Principal Balance                           $
Number of Receivables
o    Average Principal Balance                        $
     (Range)                                          $    to $
o    Average Original Amount Financed                 $
     (Range)                                          $    to $
o    Weighted Average Interest Rate                     %
     (Range)                                            %  to     %
o    Weighted Average Original Term                     months
     (Range)                                            months to       months
o    Weighted Average Remaining Term                    months
     (Range)                                            months to      months
o    Percentage of Aggregate Principal Balance          % /    %
     of Receivables for New/Used Vehicles and Boats

     The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cutoff Date are set forth in the following tables based on the location of the obligors on the receivables at the time each receivable was originated.


     Geographic Distribution of the Receivables Pool as of the Cutoff Date

                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------
Alabama....................


                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------

Alaska.....................
Arizona....................
Arkansas...................
California.................
Colorado...................
Connecticut................
Delaware...................
District of Columbia.......
Florida....................
Georgia....................
Hawaii.....................
Idaho......................
Illinois...................
Indiana....................
Iowa.......................
Kansas.....................
Kentucky...................
Louisiana..................
Maine......................
Maryland...................
Massachusetts..............
Michigan...................
Minnesota..................
Mississippi................
Missouri...................
Montana....................
Nebraska...................
Nevada.....................
New Hampshire..............
New Jersey.................
New Mexico.................
New York...................
North Carolina.............
North Dakota...............
Ohio.......................
Oklahoma...................
Oregon.....................
Pennsylvania...............
Rhode Island...............
South Carolina.............
South Dakota...............
Tennessee..................
Texas......................
Utah.......................
Vermont....................
Virginia...................


                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------

Washington.................
West Virginia..............
Wisconsin..................
Wyoming....................


                Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

                                                      Percentage of                                   Percentage of
Remaining                                               Aggregate               Aggregate               Aggregate
Term in                         Number of               Number of              Receivables        Receivables Principal
Months                         Receivables             Receivables          Principal Balance            Balance
-------------------         ----------------        -----------------      -------------------    ---------------------
                                                                    %      $                                          %

    Total                                                           %      $                                          %



                Distribution of the Contracts by Remaining Principal Balance as of the Cutoff Date

                                                      Percentage of                                   Percentage of
Remaining                                               Aggregate               Aggregate               Aggregate
Term in                         Number of               Number of              Receivables        Receivables Principal
Months                         Receivables             Receivables          Principal Balance            Balance
-------------------         ----------------        -----------------      -------------------    ---------------------
                                                                    %      $                                          %

    Total                                                           %      $                                          %

                      Distribution by Contract Rate of the Receivables as of the Cutoff Date


                                                                                                      Percentage of
                                                     Number of                Principal             Cutoff Date Pool
Contract Rate                                       Receivables                Balance                   Balance
                                               --------------------         --------------         -------------------
1.90% to 1.99%..........................
2.00% to 2.49%..........................
2.50% to 2.99%..........................
3.00% to 3.49%..........................
3.50% to 3.99%..........................
4.00% to 4.49%..........................
4.50% to 4.99%..........................
5.00% to 5.49%..........................
5.50% to 5.99%..........................
6.00% to 6.49%..........................
6.50% to 6.99%..........................
7.00% to 7.49%..........................
7.50% to 7.99%..........................
8.00% to 8.49%..........................
8.50% to 8.99%..........................
9.00% to 9.49%..........................
9.50% to 9.99%..........................
10.00% to 10.49%........................
10.50% to 10.99%........................
11.00% to 11.49%........................
11.50% to 11.99%........................
12.00% to 12.49%........................
12.50% to 12.99%........................
13.00% to 13.49%........................
13.50% to 13.99%........................
14.00% to 14.49%........................
14.50% to 14.99%........................
15.00% to 15.49%........................
15.50% to 15.99%........................
16.00% to 16.49%........................
16.50% to 16.99%........................
17.00% to 17.49%........................
17.50% to 17.99%........................
18.00% to 18.49%........................
18.50% to 18.99%........................
19.00% to 19.49%........................
19.50% to 19.99%........................
20.00%..................................
    Totals..............................

Weighted Average Life of the Certificates

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle and boat loan receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of Certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their Certificates.

     The ABS table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the following assumed characteristics of the receivables--

          o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

          o payments on the Certificates are made on each Distribution Date (and each Distribution Date is assumed to be the fifteenth day of the applicable month);

          o the balance in the Reserve Fund on the Distribution Date is equal to the Specified Reserve Fund Balance; and

          o the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

     The ABS Table indicates the projected weighted average life of each class of Certificates and sets forth the percent of the initial Certificate Balance of each class of Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of the Cutoff Date.

                                                                              Original Term           Remaining Term
                                Aggregate             Contract Rate            to Maturity             to Maturity
Pool                        Principal Balance          of Interest             (In Months)             (In Months)
---------------------       -----------------         -------------           --------------         -----------------
1
2


                                                                              Original Term           Remaining Term
                                Aggregate             Contract Rate            to Maturity             to Maturity
Pool                        Principal Balance          of Interest             (In Months)             (In Months)
---------------------       -----------------         -------------           --------------         -----------------
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Certificates.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                              Percent Of Initial
                Certificate Balance at Various ABS Percentages

                                                                                Class B Certificates
                                                                               -----------------------
Distribution Date                                                              %      %      %      %
------------------------------------------------------------------------      ---    ---    ---    ---







Delinquency, Credit Loss and Recovery Information

     Set forth below is certain information concerning the experience of the seller pertaining to new and used vehicle and boat receivables, including those previously sold which the seller continues to service. Percentages have been annualized for the months ended , 200 and 200 and are not necessarily indicative of the experience for the year. [Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.] Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs. All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. There can be no assurance that the delinquency, repossession and net loss experience on the receivables transferred to the trust will be comparable to that set forth below:


                            Delinquency Experience

                                                                          At
                                                         ---------------------------------------------------
                                                                     , 2001                       , 2000
                                                         -------------------------   -----------------------
                                                         Number of                   Number of
                                                         Contracts       Amount      Contracts      Amount
                                                         -----------  -----------   ------------  ----------
Portfolio                                                             $                           $
Period of Delinquency
   31-60 days
   61 Days or More
                                                         -----------  -----------   ------------  ----------
Total Delinquencies                                                   $                           $
Total Delinquencies as a Percent of the Portfolio                  %            %               %          %



                                                                           At December 31,
                                         ---------------------------------------------------------------------------------
                                                      , 2000                       , 1999                       , 1998
                                         -----------------------      --------------------------   -----------------------
                                         Number of                    Number of                    Number of
                                         Contracts       Amount       Contracts       Amount       Contracts       Amount
                                         ----------   ----------      ----------   ------------    -----------  ----------
Portfolio                                             $                            $                            $
Period of Delinquency
   31-60 days
   61 Days or More
                                         ----------   ----------      ----------   ------------    -----------  ----------
Total Delinquencies                                   $                            $                            $
Total Delinquencies as a                          %            %                %             %               %          %
Percent of the Portfolio

                      Credit Loss/Repossession Experience

                                               At         ,                   Year Ended December 31,
                                        -------------------------    ---------------------------------------
                                            2001          2000           2000          1999           1998
                                        -----------   -----------    ------------  ------------   ----------
Average Amount Outstanding During the
   Period                               $             $              $             $              $
Average Number of Contracts
   Outstanding During the Period
Percent of Contracts Acquired During
   the Period with Recourse to the
   Dealer                                          %             %             %              %             %
Repossessions as a Percent of Average
   Number of Contracts Outstanding                 %             %             %              %             %
Net Losses as a Percent of
   Liquidations                                    %             %             %              %             %
Net Losses as a Percent of Average
   Amount Outstanding                              %             %             %              %             %


     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                                  The Seller

     [DESCRIPTION OF SELLER AND ITS UNDERWRITING AND SERVICING STANDARDS]

General

Underwriting Procedures

                                 The Depositor

   Information regarding the depositor is set forth in the prospectus under the "The Depositor".

                                 The Servicer

           [DESCRIPTION OF THE SERVICER AND ITS SERVICING STANDARDS]

General

Collection and Repossession Procedures

Insurance

Extensions

Methods of Vehicle and Boat Disposal

                     Computing Your Portion of the Amount
                        Outstanding on the Certificates

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the Certificate Balance outstanding on your Certificates. See "Pool Factors and Trading Information" in the prospectus.

                    Maturity and Prepayment Considerations

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each Distribution Date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

     Since the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of Certificates could occur significantly earlier than the Final Scheduled Distribution Date.

     We expect that final payment of each class of Certificates will occur on or prior to the Final Scheduled Distribution Date. However, we cannot assure you that sufficient funds will be available to pay each class of Certificates in full on or prior to the Final Scheduled Distribution Date. If sufficient funds are not available, the final distribution in respect of each class of Certificates could occur later than such date.

     The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements-Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding principal amounts of the Certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the Certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of slower or faster repayments. You should consider--

          o in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and

          o in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                        Description of the Certificates

     We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the pooling and servicing agreement will be filed with the SEC after the trust issues the Certificates. We summarize the material terms of the Certificates below and under the headings "Certain Information Regarding the

Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the Certificates. We refer you to those documents. The following is a supplement to the description of the material terms and provisions of the Certificates of any series and the related pooling and servicing agreement provided under those sections of the prospectus. We refer you to those sections.

Book-Entry Securities; Record Date; Denomination

     The Certificates will be book-entry securities. Definitive certificates for the Certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities-Definitive Securities" in the prospectus. Distributions on the Certificates on a Distribution Date will be made to persons who were the holders of record on the day prior to the Distribution Date. You may purchase Certificates in denominations of $1,000 and integral multiples thereof.

Distributions on Certificates

     Deposits to Collection Account. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1)
if there is an event of servicing termination, (2) if    is no longer the
servicer or (3) if one of the other conditions set forth in the pooling and servicing agreement is not met.

     On or before the    th day of each month or, if such   th day is not a
Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

     (1)  the amount of aggregate collections on the receivables;

     (2)  the aggregate amount of Advances to be remitted by the servicer;

     (3) the aggregate Purchase Amount for the receivables to be repurchased by the seller or purchased by the servicer;

     (4)  the aggregate amount to be withdrawn from the Reserve Fund;

     (5) the aggregate amount to be distributed as principal and interest on the Certificates; and

     (6)  the Servicing Fee.

On or before the Business Day preceding each Distribution Date:

     (a) the servicer will cause all collections on the receivables, Liquidation Proceeds and recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts for the receivables to be purchased by the servicer on that date,

     (b) the seller will deposit into the Collection Account all Purchase Amounts of receivables to be repurchased by the seller on that date and

     (c) the servicer will deposit all Advances for the Distribution Date into the Collection Account.

     On each Distribution Date the servicer will allocate collections and Advances for the preceding calendar month (the Collection Period) to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables, including the interest portion of Purchase Amounts and Liquidation Proceeds on receivables designated as Defaulted Receivables in that Collection Period, and recoveries on receivables that were designated as Defaulted Receivables prior to that Collection Period, minus reimbursements to the servicer of its outstanding Advances. Available Principal includes principal collections on the receivables, including the principal portion of Purchased Amounts and Liquidation Proceeds on receivables designated as Defaulted Receivables in that Collection Period. A receivable will be designated as a Defaulted Receivable when the servicer determines that it is unlikely to be paid in full or when at least % of a scheduled payment is or more days delinquent at the end of a Collection Period.

     The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements-Advances" in the prospectus. We refer you to that section.

     Distributions. On each Distribution Date the trustee will make the following deposits and distributions, to the extent of Available Interest and any available funds in the Reserve Fund (net of investment earnings) remaining after such reimbursements (and, to the extent indicated in clause (2) below, the Class B Percentage of Available Principal), in the following order of priority:

     (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods,

     (2) to the distribution account for the Class A Certificateholders, first from Available Interest, then, if necessary, from any such funds in the Reserve Fund, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such Distribution Date and

     (3) to the distribution account for the Class B Certificateholders, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, the interest distributable on the Class B Certificates for such Distribution Date.

     The Class A Percentage is      % and the Class B Percentage is       %.

     The interest distributable on a class of Certificates on a Distribution Date will accrue on its Certificate Balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior Distribution Date (or the Closing Date in the case of the first Distribution Date) to but excluding the current Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     On each Distribution Date, the trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and any such funds in the Reserve Fund (to be applied in that order of priority) remaining after the application of clauses (1), (2) and (3) above, in the following order of priority:

     (1) to the distribution account for the Class A Certificateholders, the Class A Principal Distribution for such Distribution Date;

     (2) to the distribution account for the Class B Certificateholders, the Class B Principal Distribution for such Distribution Date;

     (3) to the Reserve Fund, any amounts remaining, until the amount on deposit in the Reserve Fund equals the Specified Reserve Fund Balance; and

     (4)  to the seller, any amounts remaining.

     On each Distribution Date, the trustee will distribute (i) to the Class A Certificateholders, all amounts on deposit in the distribution account for the Class A Certificateholders and (ii) to the Class B Certificateholders, all amounts on deposit in the distribution account for the Class B
Certificateholders.

     As an administrative convenience, the servicer will be permitted under certain circumstances to make deposits of Advances and Purchase Amounts for, or with respect to, a Collection Period net of payments to be made to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee and to the certificateholders as if all such deposits and payments were made on an aggregate basis for each type of payment or deposit.

Statements to Certificateholders.

     On each Distribution Date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

     The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the Certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of Certificates by a request in writing addressed to the trustee at its corporate trust office at .

Subordination of Class B Certificates

     The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of Class A Certificateholders to receive payments of interest. In addition, on each Distribution Date the Class B Certificateholders will not receive a distribution of principal until the Class A Certificateholders have received their distribution of interest and principal. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

Optional Prepayment

     If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, you will receive an amount in respect of your Certificates equal to the sum of:

     o the outstanding Certificate Balance of your Certificates together with accrued and unpaid interest at the rate of interest for your Certificates and

     o interest on any past due interest at the rate of interest for your Certificates, to the extent lawful.

     See "Description of the Receivables Transfer and Servicing
Agreements--Termination" in the prospectus.

Servicing Compensation and Expenses

     On each Distribution Date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

Rights Upon Event of Servicing Termination

     If an event of servicing termination occurs, the trustee or holders of Certificates evidencing not less than 25% of the aggregate principal balance of the receivables may remove the servicer without the consent of any of the other certificateholders.

Waiver of Past Events of Servicing Termination

     If an event of servicing termination occurs, holders of Certificates evidencing at least 51% of the aggregate principal balance of the receivables, subject to the exceptions provided in the pooling and servicing agreement, may waive any event of servicing termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

Reserve Fund

     Deposits to the Reserve Fund. The Reserve Fund will be funded by a deposit by the seller on the Closing Date in the amount of $ . The amount on deposit in the Reserve Fund may increase from time to time up to the Specified Reserve Fund Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates--Distributions" above.

     Withdrawals From the Reserve Fund. On each Distribution Date, the amount available in the Reserve Fund will equal the greater of (a) the amount on deposit in the Reserve Fund (exclusive of investment earnings) and (b) the Specified Reserve Fund Balance. The funds on deposit in the Reserve Fund (exclusive of investment earnings) may be deposited into the Collection Account to the extent described under "--Distributions on the Certificates--Distributions" above. Funds on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance will be paid to the seller.

     Investment. Amounts on deposit in the Reserve Fund will be invested by the Servicer at the direction of the seller in permitted investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Fund. Permitted investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each rating agency rating the Certificates confirms that such actions will not adversely affect its ratings of the Certificates, funds in the Reserve Fund may be invested in obligations that will not mature prior to the next Distribution Date and will not be sold to meet any shortfalls.

     Funds in the Reserve Fund Will be Limited. Amounts on deposit in the Reserve Fund from time to time are available to--

     o enhance the likelihood that you will receive the amounts due on your Certificates and

     o decrease the likelihood that you will experience losses on your Certificates.

     However, the amounts on deposit in the Reserve Fund are limited to the Specified Reserve Fund Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Fund, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Fund ultimately could result in losses on your Certificates.

     After the payment in full, or the provision for such payment of all accrued and unpaid interest on the Certificates and the outstanding Certificate Balance of the Certificates, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the seller.

                                Use of Proceeds

     The net proceeds to be received from the [initial] sale of the Certificates will be applied by the depositor towards the purchase of the receivables. [In cases where this prospectus supplement is used in connection with a market making transaction in the Certificates, the net proceeds from those sales of the Certificates will be paid to the party selling Certificates in that transaction which may be [name of affiliated underwriter] if it is acting as principal. The depositor will not receive any proceeds from the sale of the Certificates in market making transactions.]

                   Material Federal Income Tax Consequences

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and federal tax counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.

     Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. See "Material Federal Income Tax Consequences" in the prospectus.

                             ERISA Considerations

     For a general discussion of ERISA considerations in respect of the Certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

Class A Certificates

     The U.S. Department of Labor has granted an individual administrative exemption to Morgan Stanley & Co. Incorporated , Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1996) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     The Exemption applies to retail installment loans such as the receivables owned by the trust. A "Plan" is an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Internal Revenue Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA
Considerations--Certificates" in the prospectus.

     Before purchasing a Class A Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "Certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption would be met in the case of the Class A Certificates.

     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan, although a Plan that had purchased the certificate when it had a permitted rating would not be required by the Exemption to dispose of it.

Class B Certificates

     Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not meet the requirements of any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

     o the transferee is not a Plan or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer or

     o if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 and that the purchase and holding of the Certificates are covered under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition shall be void ab initio.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the applicability of the Exemption or a prohibited transaction class exemption, and the potential consequences in their specific circumstances, before making an investment in any of the offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the trust or the underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial Certificate Balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                                                   Certificate       Certificate
                                                                   Balance of         Balance of
                                                                     Class A           Class B
Underwriter                                                       Certificates       Certificates
------------------------------------------------------            -------------      -------------
Morgan Stanley & Co. Incorporated
                                                                  -------------      -------------
Total                                                             =============      =============




     The depositor has been advised by the underwriters that they propose to offer the Certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the Certificate Balance of each class of Certificates and as an aggregate dollar amount, shall be as follows:

                                                                     Selling           Selling
                                                                   Concessions       Concessions
                                                                  not to exceed     not to exceed
                                                                  -------------     -------------
Class A Certificates
Class B Certificates

     Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Certificates are new issues of securities and there currently is no secondary market for the Certificates. The underwriters for the Certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Certificates.

     The trustee and the servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund, as applicable, in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closing of the sale of each class of the Certificates is conditioned on the closing of the sale of the other class of Certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

     [The offers and sales related to the prospectus supplement and the attached prospectus may be used by [_______] in connection with market making transactions in the Certificates. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the servicer], and therefore may also be viewed as an affiliate of the trust.]

                                Legal Opinions

     Certain legal matters relating to the Certificates, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters relating to the Certificates will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                               Glossary of Terms

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms for the Prospectus" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables
Pool--Weighted Average Life of the Certificates".

     "ABS Table" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S2-20 of this prospectus supplement.

     "Advance" means, with respect to a receivable and a Distribution Date, the excess, if any, of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest over (b) the interest actually received by the servicer from the obligor or from payment of the Purchase Amount during or with respect to that Collection Period.

     "Available Interest" means, with respect to any Distribution Date, the excess of

     (a) the sum of:

          o    interest Collections for such Distribution Date,

          o all Advances made by the servicer for such Distribution Date and

          o beginning with the Collection Period for which the servicer shall not have made an Advance with respect to a receivable other than because such receivable was a Defaulted Receivable, net investment earnings on amounts on deposit in the Collection Account as of the last day of the related Collection Period, over

     (b) the amount of outstanding Advances to be reimbursed on or with respect to such Distribution Date.

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

          o that portion of all collections on the receivables allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures,

          o to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during that Collection Period and

          o all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period.

Available Principal on any Distribution Date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York are authorized by law, regulation or executive order to be closed.

     "Certificate Balance" means, with respect to a class of Certificates, the original Certificate Balance for that class as reduced by all prior distributions of principal to the holders of record of that class of Certificates. The original Certificate Balance of each class of Certificates is set forth on the cover of this prospectus supplement.

     "Certificates" means, collectively, the Class A Certificates and the Class B Certificates.

     "Class A Certificateholders" means the holders of record of Class A Certificates.

     "Class A Certificates" means the % Asset-Backed Certificates, Class A.

     "Class A Percentage" means       %.

     "Class A Principal Distribution" means, for a Distribution Date will equal the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior Distribution Date and the Class A Percentage of Realized Losses for any prior Distribution Date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that Distribution Date is the Final Scheduled Distribution Date, the additional amount, if any, needed to reduce the Certificate Balance of the Class A Certificates to zero.

     "Class B Certificateholders" means the holders of record of Class B Certificates.

     "Class B Certificates" means the % Asset-Backed Certificates, Class B.

     "Class B Percentage" means       %.

     "Class B Principal Distribution" means, for a Distribution Date will equal the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior Distribution Date and the Class B Percentage of Realized Losses for any prior Distribution Date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that Distribution Date is the Final Scheduled Distribution Date, the additional amount, if any, needed to reduce the Certificate Balance of the Class B Certificates to zero.

     "Closing Date" means              .

     "Collateral Agent" means     and its successors and assigns as the
collateral agent to which the funds and investments in the Reserve Fund have been pledged for the benefit of the certificateholders.

     "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to a Distribution Date, the calendar month preceding that Distribution Date, or in the case of the initial Distribution Date, the period from the Cutoff Date to .

     "Contract Rate" means the per annum interest rate borne by a receivable.

     "Cutoff Date" means the date as of which the seller will transfer the receivables to the trust, which is .

     "Defaulted Receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

     "Distribution Date" means the date on which the trust will distribute
interest and principal on the Certificates, which will be the    day of each
month or, if any such day is not a Business Day, on the next Business Day,
commencing    .

     "Final Scheduled Distribution Date" means              .

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

     (1) that portion of all collections on the receivables allocable to interest in accordance with the terms of the receivables and the servicer's customary servicing procedures;

     (2) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period;

     (3)  all recoveries received during such Collection Period; and

     (4) to the extent attributable to interest, the Purchase Amount with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during such Collection Period.

Interest Collections for any Distribution Date shall exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Liquidation Proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle or boat sold after repossession, on a Defaulted Receivable net of any payments required by law to be remitted to the obligor.

     "Plan" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month's interest thereon, in the month of payment, at the Contract Rate), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

     "Realized Losses" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as Defaulted Receivables during that Collection Period over Liquidation Proceeds received with respect to such receivables during such Collection Period and allocable to principal.

     "Recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a Defaulted Receivable, all monies received by the servicer with respect to such Defaulted Receivable during that Collection Period, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such Defaulted Receivable and any payments required by law to be remitted to the obligor.

     "Reserve Fund" means the account which the seller will establish in the name of the Collateral Agent into which the seller will deposit the Reserve Initial Deposit. The trustee will make the other deposits into and withdrawals from the Reserve Fund as specified in this prospectus supplement.

     "Reserve Initial Deposit" means the $ initially deposited into the Reserve Fund.

     "Servicing Fee" means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of 1/12 of % and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

     "Specified Reserve Fund Balance" equals the greater of--

          o    % of the outstanding principal balance of the receivables and

          o    % of the principal balance of the receivables as of the Cutoff
               Date.

     "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period.

                                    Annex I
             This Annex I Forms an Integral Part of the Prospectus

                FORM OF INVESTMENT LETTER-CLASS B CERTIFICATES

                                                                   [Date]

         Trust 200       -  ,
as Issuer
               ,
as Trustee and
as Certificate Registrar                      ,

Ladies and Gentlemen:

     In connection with our proposed purchase of the Class B    % Asset Backed
Certificates (the "Certificates") of    Trust 200    - (the "Issuer"), a trust
formed by Morgan Stanley ABS Capital II Inc. (the "Depositor"), we confirm that:

     1.  We are either:

              (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (iv) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (iv), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended) or

              (b) an insurance company acting on behalf of a general account and the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60.

     2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

     3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a "Transfer") of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

     4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,

                                                  By:_______________
                                                     Name:
                                                     Title:


Securities To Be Purchased:

$              principal balance of Class B Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                         Prospectus Supplement
                                                                   Version #2a


                             Subject to Completion
             Preliminary Prospectus Supplement date April 21, 2003


Prospectus Supplement
(To Prospectus dated   , 200 - )

                             __________Trust 200 -

$        % Class A-1 Asset Backed Notes    $     % Class A-4 Asset Backed Notes
$        % Class A-2 Asset Backed Notes    $     % Asset Backed Certificates
$        % Class A-3 Asset Backed Notes
                         [____________________________]
                              Seller and Servicer

                      Morgan Stanley ABS Capital II Inc.
                                   Depositor

                            ______________________
--------------------------------------------------------------------------------
                                           Underwriting
                                          Discounts and       Net Proceeds
                             Price         Commissions        in Depositor
--------------------------------------------------------------------------------
Class A-1 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-2 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-3 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-4 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Certificates                $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Total                       $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------



     The proceeds to the depositor listed in the table are before deducting expenses payable by the depositor estimated to be $______.

     The primary assets of the trust are a pool of installment sale contracts made to finance the retail purchase of new or used motor vehicles, [including automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles, recreational vehicles.

     The main sources for payment of the securities are the pool of installment sale contracts, monies on deposit in a reserve fund and a financial guaranty insurance policy issued by ______ unconditionally guaranteeing timely payment of monthly interest and monthly principal and ultimate payment of principal on the securities.

      [This prospectus supplement and the attached prospectus may be used by [______], which is an affiliate of [ ] and therefore may also be viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the notes and certificates. These transactions will be at prevailing market prices at the time of sale. [ ] may act as principal or agent in these transactions.]

     Consider carefully the Risk Factors beginning on page S-12 in this prospectus supplement and on page 5 of the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                              -----------------
                                Morgan Stanley
________ ___, 200__


                               Table of Contents

                                                                              Page
                                                                              ----

Reading These Documents........................................................S-4
Summary .....................................................................  S-5
Risk Factors..................................................................S-12
The Trust.....................................................................S-19
     Limited Purpose and Limited Assets.......................................S-19
     Capitalization of the Trust..............................................S-19
The Receivables Pool..........................................................S-19
     Criteria Applicable to Selection of Receivables..........................S-20
     Characteristics of the Receivables.......................................S-20
     Weighted Average Life of the Securities..................................S-26
The Seller and Servicer.......................................................S-30
     Underwriting Procedures..................................................S-30
     Collection Procedures....................................................S-30
     Physical Damage Insurance................................................S-30
     Delinquency and Credit Loss Information..................................S-30
     Delinquency and Credit Loss Trends.......................................S-31
The Depositor.................................................................S-31
Computing Your Portion of the Amount Outstanding on the Securities............S-31
Maturity and Prepayment Considerations........................................S-31
     Your Securities May Not Be Repaid on the Final Distribution Dates........S-32
     Prepayments of the Receivables and Required Repurchases..................S-32
     Risks of Slower or Faster Repayments.....................................S-32
Description of the Notes......................................................S-33
     Note Registration........................................................S-33
     Payments of Interest.....................................................S-33
     Payments of Principal....................................................S-34
     Optional Redemption......................................................S-34
     The Indenture Trustee....................................................S-34
Description of the Certificates...............................................S-35
     Certificate Registration.................................................S-35
     Payments of Interest.....................................................S-35
     Payments of Principal....................................................S-35
     Optional Prepayment......................................................S-36
     The Owner Trustee........................................................S-36
Application of Available Funds................................................S-36
     Sources of Funds for Distributions.......................................S-36
     Priority of Distributions................................................S-37
Description of the Receivables Transfer and Servicing Agreements..............S-38
     Servicing the Receivables................................................S-39
     Yield Supplement Overcollateralization Amount............................S-40
     Accounts ................................................................S-40
     Servicing Compensation and Expenses......................................S-41
     Certain Matters Regarding the Servicer...................................S-41
     Events of Servicing Termination..........................................S-41
     Rights Upon Event of Servicing Termination...............................S-42
     Right of Insurer to Terminate Servicer...................................S-43
     Waiver of Past Events of Servicing Termination...........................S-43
     Amendment of the Sale and Servicing Agreement............................S-44
     Optional Purchase of Receivables.........................................S-44
     Deposits to the Collection Account.......................................S-45
     Servicer Will Provide Information to Trustees............................S-46
     Reserve Fund.............................................................S-46
Description of the Insurer....................................................S-47
     The Insurer..............................................................S-47
     The Insurer Financial Information........................................S-48
     Financial Strength Ratings of the Insurer................................S-48
Description of the Insurance Policy...........................................S-48
     Other Terms of the Insurance Policy......................................S-49
Description of the Indenture..................................................S-49
     Events of Default........................................................S-50
     Rights Upon Event of Default.............................................S-50
     Waiver of Past Defaults..................................................S-53
     Replacement of Indenture Trustee.........................................S-53
     Satisfaction and Discharge of Indenture..................................S-53
     Modification of Indenture................................................S-53
     Administration Agreement.................................................S-54
Description of the Trust Agreement............................................S-55
     Formation of Trust; Issuance of Certificates.............................S-55
     Replacement of Owner Trustee.............................................S-55
     Duties of Owner Trustee..................................................S-55
     Compensation; Indemnification............................................S-55
     Termination of Trust.....................................................S-56
     Amendment of Trust Agreement.............................................S-56
Use of Proceeds ..............................................................S-57
Material Federal Income Tax Consequences......................................S-57
ERISA Considerations..........................................................S-57
     The Notes................................................................S-57
     The Certificates.........................................................S-58
Underwriting..................................................................S-59
Legal Opinions................................................................S-60
Experts  .....................................................................S-60
Glossary of Terms.............................................................S-61


Annex I-Global Clearance, Settlement and Tax Documentation Procedures.........S-I-1


                            Reading These Documents

     We provide information on the securities in two documents that offer varying levels of detail:

     1. Prospectus--provides general information, some of which may not apply to the securities.

     2. Prospectus Supplement--provides a summary of the specific terms of the securities.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S." If the terms of the securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

                                   Summary

The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Basic Terms of the Securities:

Issuer/Trust:                     __________ Trust 200 -

Seller and Servicer:

Depositor:                        Morgan Stanley ABS Capital II Inc.

Owner Trustee:

Indenture Trustee:

Insurer:

Cutoff Date:                      Close of business on, _______________, 200_

Receivables:                      Retail installment sale contracts of new and
                                  used motor vehicles

Credit Enhancement:               For the notes, the subordination of
                                  certificates

                                  For both the notes and the certificates, a reserve fund and an insurance policy issued by the insurer

Securities to be offered:

     Class A-1 notes:             $

     Class A-2 notes:             $

     Class A-3 notes:             $

     Class A-4 notes:             $

     Certificates:                $

Interest Rates:

     Class A-1 notes:             %

     Class A-2 notes:             %

     Class A-3 notes:             %

     Class A-4 notes:             %

     Certificates:                %

Interest Basis:

     Class A-1 notes:             Actual number of days elapsed and assuming a
                                  360-day year

     Other securities:            A 360-day year of twelve 30-day months

Distribution Dates:               The ______ of each month (or, if the ______
                                  is not a business day, the next succeeding business day)

Record Date:                      Holders of record are determined on the
                                  close of business on the day ______
                                  immediately preceding each distribution date

First Distribution Date:          ______, 200_

Final Distribution Dates:

     Class A-1 notes:

     Class A-2 notes:

     Class A-3 notes:

     Class A-4 notes:

     Certificates:

Closing Date:                    Expected to be ______, 200_

Clearance and Settlement:        The Depository Trust Company, Clearstream
                                  and Euroclear

The Trust

     The ____________ Trust 200_ is governed by an amended and restated trust agreement, dated as of ______ 1, 200_, between the depositor and the owner trustee. The trust will issue the notes and the certificates and will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of receivables consisting of motor vehicle retail installment sale contracts. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities, except that the insurer will issue a financial guaranty insurance policy that will unconditionally and irrevocably guarantee timely payment of monthly interest and monthly principal and ultimate payment of principal on the securities.

     The notes will be non-recourse obligations of, and the certificates will represent beneficial ownership interests in, the trust. The notes and the certificates will not represent interests in or obligations of Morgan Stanley ABS Capital II Inc., ____________ or any other person or entity.

Seller and Servicer

     ______ has purchased the receivables from its dealers, will sell the receivables and certain related property to the depositor and will act as servicer with respect to the receivables on behalf of the trust. ______'s principal executive office is located at ______, and its telephone number
is (   ) - .

Depositor

     Morgan Stanley ABS Capital II Inc., as depositor, will transfer the receivables and related property to the trust.

Property of the Trust

     The primary property of the trust will be:

          o the right to receive interest and principal payments on a pool of retail installment sale contracts purchased by ______ in the ordinary course of business in connection with the sale of new and used motor vehicles; and

          o the right to cash (and investment earnings on such amounts) on deposit in the reserve fund.

Payments on the Securities

Monthly Interest Payments

     On each distribution date, the trust will pay interest on the notes based on the total amount of interest due on each class of notes without preference or priority between classes, except, if the amount available to pay interest is insufficient, then interest will be paid pro rata on all classes of notes based on the interest payable to each class. Interest on the certificates is subordinate to interest on the notes and will not be paid on any distribution date until interest on the notes has been paid in full.

Monthly Principal Payments

     The notes will be paid sequentially and no principal will be paid on any class of notes until each class with a lower numerical designation has been paid in full; provided, however, if the notes are accelerated after an event of default, principal will be paid pro rata on all classes of notes.

     On each distribution date, the amount required to be paid as principal of the notes will equal the lesser of:

          o the outstanding principal balance of the notes as of the immediately preceding distribution date after giving effect to all payments of principal to the noteholders on that distribution date (or as of the closing date in the case of the first distribution date); and

          o the amount necessary to reduce the sum of the outstanding principal balance of the securities as of the immediately preceding distribution date after giving effect to all payments of principal to the securityholders on that distribution date (or as of the closing date in the case of the first distribution date) to an amount equal to (i) the aggregate principal balance of the receivables as of the last day of the related collection period less (ii) the yield supplement overcollateralization amount with respect to the related distribution date;

provided, however, that the amount required to be paid as principal of the notes on the final distribution date for any class of notes will equal the greater of the amount described above and the amount necessary to reduce the outstanding principal balance of that class of notes to zero.

     Principal on the certificates will not be paid until principal on the notes has been paid in full. On each distribution date on or after the distribution date on which the notes have been paid in full, the amount required to be paid as principal of the certificates will equal the lesser of:

          o the outstanding principal balance of the certificates as of the immediately preceding distribution date after giving effect to all payments of principal to the certificateholders on that distribution date; and

          o the amount necessary to reduce the outstanding principal balance of the certificates as of the immediately preceding distribution date after giving effect to all payments of principal to the certificateholders on that distribution date to an amount equal to (i) the aggregate principal balance of the receivables as of the last day of the related collection period less (ii) the yield supplement overcollateralization amount with respect to the related distribution date;

provided, however, that the amount required to be paid as principal of the certificates on the final distribution date for the certificates will equal the greater of the amount described above and the amount that is necessary, after giving effect to all payments of principal to the certificateholders on such distribution date, to reduce the sum of the outstanding principal balance of the certificates to zero.

Yield Supplement Overcollateralization Amount

     The aggregate principal balance of the receivables as of the cutoff date will exceed the initial principal balance of the securities by $______, which is approximately __% of the aggregate principal balance of the receivables as of the cutoff date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on most of the receivables, which are lower than the interest rates on the various classes of securities and will decline on each distribution date.

     See "Description of the Receivables Transfer and Servicing
Agreements--Yield Supplement Overcollateralization Amount" for a more detailed description of the yield supplement overcollateralization amount.

Credit Enhancement

     The credit enhancement for the notes generally will include the following:

Subordination of the Certificates

     Payments of interest on the certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the certificates until the notes have been paid in full. If the notes have been accelerated after an event of default under the indenture, no payments will be made on the certificates until monthly principal has been paid to the notes; provided, however, that the indenture trustee will continue to withdraw available amounts from the reserve fund and to submit claims under the insurance policy in respect of monthly interest on the certificates following an event of default under the indenture.

     The credit enhancement for both the notes and the certificates generally will include the following:

Reserve Fund

     On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve fund into which certain excess collections on the receivables will be deposited and from which amounts may be withdrawn to pay the servicing fee to the servicer, required payments on the securities and required payments to the insurer. On the closing date, $______ will be deposited in the reserve fund. On each distribution date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period and not used on that distribution date to make required payments to the servicer, the securityholders or the insurer, the amount, if any, by which:

          o the amount required to be on deposit in the reserve fund on that distribution date exceeds

          o the amount on deposit in the reserve fund on that distribution date.

     On each distribution date, funds will be withdrawn from the reserve fund for distribution to the securityholders to cover any shortfalls in the amounts described in the first sentence of the preceding paragraph.

     The amount required to be on deposit in the reserve fund on any distribution date will equal the greater of an amount equal to __% of the aggregate principal balance of the receivables as of the last day of the related collection period and an amount equal to __% of the aggregate principal balance of the receivables as of the cutoff date; provided, however, that the amount required to be on deposit in the reserve fund will not exceed the principal balance of the securities. The amount required to be on deposit in the reserve fund on any distribution date may be increased upon the occurrence of certain events, including if delinquencies or cumulative net losses on the receivables exceed levels specified in the insurance agreement.

     If the amount on deposit in the reserve fund on any distribution date exceeds the amount required to be on deposit on that distribution date, after giving effect to all required deposits to and withdrawals from the reserve fund on that distribution date, the excess will be paid to the seller. Any amount paid to the seller will no longer be property of the trust.

     For a more detailed description of the deposits to and withdrawals from the reserve fund, see "Description of the Receivables Transfer and Servicing Agreements--Reserve Fund."

Insurance Policy

     The insurer will issue a financial guaranty insurance policy for the benefit of the securityholders under which the insurer will unconditionally and irrevocably guarantee the timely payment of monthly interest and monthly principal and the ultimate payment of principal on the securities to the securityholders and the payment of the servicing fee to the servicer. In general, on each distribution date the insurer will pay under the insurance policy the amount, if any, by which:

          o the servicing fee for the related collection period plus any overdue servicing fees for previous collection periods plus the monthly interest and monthly principal for that distribution date payable to the securityholders plus any overdue monthly interest for previous distribution dates payable to the securityholders plus interest on any overdue interest payable to any class of securities at the interest rate applicable to that class of securities payable to the securityholders exceeds

          o the funds otherwise available to pay those amounts, including amounts available to be withdrawn from the reserve fund.

     All amounts paid under the insurance policy will be deposited in the collection account. The indenture trustee will continue to submit claims under the insurance policy with respect to the notes and the certificates following an event of default under the indenture until the securities are paid in full.

     For a more detailed description of the insurer and the insurance policy, see "Description of the Insurer" and "Description of the Insurance Policy."

Optional Termination

     The servicer has the option to purchase from the trust all remaining receivables on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price will equal the outstanding aggregate principal balance of the receivables plus accrued but unpaid interest thereon plus all amounts due to the insurer under the insurance agreement; provided, however, that the purchase price must equal or exceed the outstanding principal balance of the notes and certificates as of the purchase date plus accrued but unpaid interest thereon at the applicable interest rate through the related interest period plus all amounts due to the insurer under the insurance agreement. The trust will apply such payment to the payment of the securities in full.

Servicer Compensation

     The trust will pay the servicer a servicing fee on each distribution date for the related collection period in an amount equal to 1/12 of __% of the aggregate principal balance of the receivables as of the first day of that collection period (or as of the cutoff date in the case of the first distribution date).

Ratings

     It is a condition to the issuance of the securities that Moody's and Standard & Poor's respectively rate the:

          o    class A-1 notes " "

          o    class A-2 notes, class A-3 notes and class A-4 notes " " and

          o    certificates " ".

     A rating is not a recommendation to purchase, hold or sell the related securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of securities.

Investment in the Securities

     There are material risks associated with an investment in the securities.

     For a discussion of the risk factors that should be considered in deciding whether to purchase any of the securities, see "Risk Factors" in this prospectus supplement and in the prospectus.

Tax Status

Opinions of Counsel

     In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to entity level tax for federal income tax purposes.

Investor Representations

     If you purchase notes or certificates, you agree by your purchase that you will treat the securities as indebtedness for federal income tax purposes.

Investment Restrictions

Certificates

     The certificates may not be purchased by persons who are not United States persons for federal income tax purposes.

     If you are considering purchasing certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more details.

ERISA Considerations

Notes

     The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus. Each employee benefit or other plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

Certificates

     The certificates may not be acquired by an employee benefit plan, by an individual retirement account or by a person investing on behalf of or with plan assets of such an arrangement. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

     The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

                                 Risk Factors

     You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in the securities.

The insurance policy may               The insurer will unconditionally
not be available to                    guarantee the timely payment of
assure payment of your                 monthly interest and monthly principal
securities                             and the ultimate payment of principal
                                       on the securities to securityholders
                                       on each distribution date if payments
                                       received on or in respect of the
                                       receivables, including amounts
                                       recovered in connection with the
                                       repossession and sale of financed
                                       vehicles that secure defaulted
                                       receivables, and the amount on deposit
                                       in the reserve fund are not sufficient
                                       to make that payment. There can be no
                                       assurances, however, that the insurer
                                       will perform its obligations under the
                                       insurance policy. The insurer may not
                                       perform its obligations under the
                                       insurance policy for a variety of
                                       reasons. These reasons include, but
                                       are not limited to, the occurrence of
                                       an event of bankruptcy, insolvency,
                                       receivership or liquidation with
                                       respect to the insurer or a dispute as
                                       to the basis for a policy claim. If
                                       receivable collections and the amount
                                       on deposit in the reserve fund are not
                                       sufficient on any distribution date to
                                       pay in full the monthly interest and
                                       monthly principal due on that
                                       distribution date, and if there is an
                                       insurer default under the insurance
                                       policy, you will experience payment
                                       delays with respect to your
                                       securities. If the amount of that
                                       insufficiency is not offset by excess
                                       receivable payments on subsequent
                                       distribution dates, you will
                                       experience losses with respect to your
                                       securities.

                                       See "Description of the Insurer" and
                                       "Description of the Insurance Policy"
                                       for a further discussion of the
                                       insurer and the insurance policy

The amount on deposit in               The amount on deposit in the reserve
the reserve fund may not               fund will be used to fund the payment
be sufficient to assure                of monthly interest and monthly
payment of your                        principal to securityholders on each
securities                             distribution date if payments received
                                       on or in respect of the receivables,
                                       including amounts recovered in
                                       connection with the repossession and
                                       sale of financed vehicles that secure
                                       defaulted receivables, are not
                                       sufficient to make that payment. There
                                       can be no assurances, however, that the
                                       amount on deposit in the reserve fund
                                       will be sufficient on any distribution
                                       date to assure payment of your
                                       securities. If the
                                       receivables experience higher losses
                                       than were projected in determining the
                                       amount required to be on deposit in the
                                       reserve fund, the amount on deposit in
                                       the reserve fund may be less than
                                       projected. If receivable payments and
                                       the amount on deposit in the reserve
                                       fund are not sufficient on any
                                       distribution date to pay in full the
                                       monthly interest and monthly principal
                                       due on that distribution date, and if
                                       the insurer fails to make payments
                                       under the insurance policy, you will
                                       experience payment delays with respect
                                       to your securities. If the amount of
                                       that insufficiency is not offset by
                                       excess collections on the receivables
                                       on subsequent distribution dates, you
                                       will experience losses with respect to
                                       your securities.

                                       See "Description of the Receivables
                                       Transfer and Servicing
                                       Agreements--Reserve Fund" for a further
                                       discussion of the reserve fund.

Subordination of the                   Distributions of interest and principal
certificates to the notes              on the certificates will be
increases the risk of the              subordinated in priority of payment to
certificates not                       interest and principal due on the notes
receiving full                         to the extent described in this
distributions of interest              prospectus supplement. The
and principal                          certificateholders will not receive any
                                       distributions of interest with respect
                                       to a distribution date until the full
                                       amount of monthly note interest and, if
                                       the notes have been accelerated after
                                       an event of default under the
                                       indenture, monthly note principal due
                                       on such distribution date has been
                                       paid. Furthermore, the
                                       certificateholders will not receive any
                                       distributions of principal until the
                                       notes have been paid in full.

A bankruptcy of the                    The seller will represent and warrant
seller could result in                 in the receivables purchase agreement
losses or payment delays               that the transfer of the receivables
with respect to your                   from the seller to the depositor is a
securities                             sale rather than a financing. If the
                                       seller were to become the subject of a
                                       bankruptcy proceeding, however, the
                                       bankruptcy court could conclude that
                                       the transfer of the receivables from
                                       the seller to the depositor should be
                                       characterized as a financing and that
                                       the receivables should be included as
                                       part of the seller's bankruptcy
                                       estate.

                                       If a bankruptcy court were to reach
                                       this conclusion, you could experience
                                       losses or payment delays with respect
                                       to your notes or your certificates
                                       because:

                                       o   the trustees would not be permitted
                                           to exercise remedies against the
                                           seller on your behalf without the
                                           permission of the bankruptcy court;

                                       o   the bankruptcy court could require
                                           the trustees to accept property in
                                           exchange for the receivables that
                                           has less value than the receivables
                                           or could reduce the amount of
                                           collateral held by the trust;

                                       o   a tax or government lien on
                                           property of the seller that arose
                                           before the transfer of the
                                           receivables to the depositor could
                                           be paid from amounts received on or
                                           in respect of the receivables
                                           before those amounts were used to
                                           make payments on your securities;
                                           and

                                       o   the trustees might not have a
                                           perfected security interest in one
                                           or more of the financed vehicles or
                                           amounts collected on or in respect
                                           of the receivables held by the
                                           seller at the time of the
                                           commencement of the bankruptcy
                                           proceeding.

                                       The seller has taken steps in
                                       structuring the transaction described
                                       in this prospectus supplement to reduce
                                       the risk that a bankruptcy court would
                                       conclude that the transfer of the
                                       receivables from the seller to the
                                       depositor should be characterized as a
                                       financing rather than a sale.

                                       See "Material Legal Issues Relating to
                                       the Receivables--Certain Bankruptcy
                                       Considerations" in the prospectus for a
                                       further discussion of the possibility
                                       that the transfer of the receivables
                                       from the seller to the depositor would
                                       be characterized as a financing rather
                                       than a sale.

Receivable prepayments                 The receivables can be prepaid in full
could require you to                   or in part at any time by the related
reinvest your principal                obligor without penalty. In addition,
earlier than expected at               prepayments can occur as a result of
a lower rate of return                 rebates of extended warranty contract
                                       costs and insurance premiums,
                                       liquidations due to obligor payment
                                       defaults, receipts of proceeds from
                                       physical damage, theft, credit life and
                                       credit disability insurance policies
                                       and payments made by the seller or the
                                       servicer in connection with breaches of
                                       certain representations, warranties or
                                       covenants in the receivables purchase
                                       agreement and sale and servicing
                                       agreement, respectively. If prepayments
                                       on the receivables are more rapid than
                                       expected, you may have to reinvest
                                       principal earlier than expected at a
                                       rate of interest that is less than
                                       the rate of interest on your
                                       securities. The rate of prepayment on
                                       the receivables may be influenced by a
                                       variety of economic, social, legal and
                                       other factors. These factors include,
                                       but are not limited to, inflation
                                       rates, interest rates offered for other
                                       loan products, changes in consumer
                                       confidence, changes in employment
                                       status and restrictions on transfers of
                                       financed vehicles.

                                       See "The Receivables Pool--Weighted
                                       Average Life of the Securities" for a
                                       further discussion of receivable
                                       prepayments.

Prepayments and losses on              An event of default under the indenture
your securities may                    may result in payments on the
result from an event of                securities being accelerated. As a
default under the                      result your securities may be repaid
indenture                              earlier than scheduled, which may
                                       require you to reinvest your principal
                                       at a lower rate of return

                                       See "Description of the Notes--Payments
                                       of Principal--Events of Default" in
                                       this prospectus supplement and "The
                                       Indenture--Events of Default" in the
                                       prospectus.

You may suffer losses                  Because the trust has pledged its
because you have limited               property to the indenture trustee to
control over actions of                secure payment on the notes, following
the trust and conflicts                an event of default under the
between the noteholders                indenture, so long as no insurer
and the certificateholders             default has occurred and is continuing,
may occur                              the insurer may, or, if an insurer
                                       default has occurred and is continuing,
                                       the indenture trustee may, and at the
                                       direction of the holders of a specified
                                       percentage of the notes will, take one
                                       or more of the actions specified in the
                                       indenture relating to the property of
                                       the trust, including a sale of the
                                       receivables. Furthermore, so long as no
                                       insurer default has occurred and is
                                       continuing, the insurer, or the holders
                                       of a majority of the notes, or the
                                       indenture trustee acting on behalf of
                                       the noteholders, under certain
                                       circumstances, has the right to waive
                                       events of servicing termination or to
                                       terminate the servicer without
                                       consideration of the effect such waiver
                                       or termination would have on the
                                       certificateholders. The
                                       certificateholders will not have the
                                       ability to waive events of servicing
                                       termination or to remove the servicer
                                       until after the notes have been paid in
                                       full, and the certificateholders may be
                                       adversely affected by the
                                       determinations made by the insurer or
                                       by the holders of a majority of the
                                       notes.

                                       See "Risk Factors--The insurer may
                                       control the declaration and
                                       consequences of an event of default
                                       under the indenture" in this prospectus
                                       supplement, "Description of the
                                       Receivables Transfer and Servicing
                                       Agreements--Events of Servicing
                                       Termination" in the prospectus and
                                       "Description of the Receivables
                                       Transfer and Servicing
                                       Agreements--Rights Upon Event of
                                       Servicing Termination," "--Waiver of
                                       Past Events of Servicing Termination"
                                       and "Description of the
                                       Indenture--Rights Upon Event of
                                       Default" in this prospectus supplement
                                       and in the prospectus.

Geographic concentration               The servicer's records indicate that
may result in more risk                receivables related to obligors with
to you                                 mailing addresses in the following
                                       states constituted more than 10% of the
                                       cutoff date pool balance:

                                                     Percentage of
                                                      Cutoff Date
                                                     Pool Balance
                                                     ------------

                                                             %

                                                             %

                                                             %


                                       Adverse economic conditions or other
                                       factors affecting these states in
                                       particular could have an especially
                                       significant effect on the delinquency
                                       and credit loss experience of the
                                       trust.

The insurer will be                    If an insurer default shall not have
entitled to exercise the               occurred and be continuing under the
voting and other rights                insurance policy, the insurer, rather
of the securityholders                 than the noteholders, will be entitled
under the indenture and                to exercise the voting and other rights
trust agreement prior to               of the noteholders under the indenture
an insurer default                     and the insurer, rather than the
                                       certificateholders, will be entitled to
                                       exercise the voting and other rights of
                                       the certificateholders under the trust
                                       agreement; provided, however, that the
                                       insurer will not be entitled to
                                       exercise those rights to supplement the
                                       indenture or amend the trust agreement
                                       in any manner that requires the consent
                                       of all securityholders affected by the
                                       amendment.

                                       See "Description of the
                                       Indenture--Modification of Indenture"
                                       for a further discussion of the
                                       circumstances under which the consent
                                       of all noteholders is required for an
                                       amendment of the indenture and
                                       "Description of the Trust
                                       Agreement--Amendment of Trust
                                       Agreement" for a further discussion of
                                       the circumstances under which the
                                       consent of all certificateholders is
                                       required for an amendment of the trust
                                       agreement.

The insurer may control                If an event of default shall have
the declaration and                    occurred and be continuing under the
consequences of an event               indenture and an insurer default shall
of default under the                   not have occurred and be continuing
indenture                              under the insurance policy, the
                                       insurer, rather than the indenture
                                       trustee or the noteholders, will
                                       control whether the notes are declared
                                       immediately due and payable and which
                                       rights or remedies under the indenture
                                       are exercised following that
                                       declaration. The remedies available
                                       under the indenture following an event
                                       of default include the sale of all or a
                                       portion of the property of the trust
                                       and the distribution of the sale
                                       proceeds to the securityholders in
                                       accordance with the indenture. In
                                       addition, if an event of default shall
                                       have occurred and be continuing under
                                       the indenture and an insurer default
                                       shall not have occurred and be
                                       continuing under the insurance policy,
                                       the insurer may elect to prepay the
                                       notes or, if the notes have been paid
                                       in full, the certificates in whole or
                                       in part. If the securities are prepaid
                                       through the distribution of sale
                                       proceeds or directly by the insurer,
                                       you may have to reinvest principal
                                       earlier than expected at a rate of
                                       interest that is less than the rate of
                                       interest on the securities.

                                       See "Description of the
                                       Indenture--Rights Upon Event of
                                       Default" for a further discussion of
                                       default remedies under the indenture.

The absence of a                       The absence of a secondary market for
secondary market for the               the securities could limit your ability
securities could limit                 to resell them. This means that if in
your ability to resell                 the future you want to sell any
the securities                         securities before they mature, you may
                                       be unable to find a buyer or, if you
                                       find a buyer, the selling price may be
                                       less than it would have been if a
                                       market existed for the securities.
                                       There currently is no secondary market
                                       for the securities. The underwriters
                                       named in this prospectus supplement
                                       expect to make a market in the
                                       securities but will not be obligated to
                                       do so. There is no assurance that a
                                       secondary market for the securities
                                       will develop. If a secondary market for
                                       the securities does develop, it might
                                       end at any time or it might not be
                                       sufficiently liquid to enable you to
                                       resell any of your securities.
                                       Consequently, you must be prepared to
                                       hold your securities until their
                                       respective final distribution dates.

                                       See "Risk Factors--You may have
                                       difficulty selling your securities or
                                       obtaining your desired price" in the
                                       prospectus.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms on page S-61 and the Glossary on page 85 of the prospectus.

                                   The Trust

         Limited Purpose and Limited Assets

     The depositor formed ______ Trust 200_, a trust, in ______, 200_. The trust will not engage in any activity other than:

          o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

          o    issuing the Securities;

          o    making payments on the Securities; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

     If the protection provided to the Noteholders by the subordination of the Certificates and to the Noteholders and the Certificateholders by the Reserve Fund and the Insurance Policy is insufficient, the trust would have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the Financed Assets which secure Defaulted Receivables. In that event, various factors, such as the trust not having perfected security interests in the Financed Assets in all states, may affect the ability of the servicer to repossess and sell Financed Assets securing Defaulted Receivables, and thus may reduce the proceeds which the trust can distribute to Noteholders and Certificateholders. See "Material Legal Issues Relating to the Receivables" in the prospectus.

     The trust's principal offices are in ______ in care of ______, as owner trustee, at the address listed in "Description of the Certificates--The Owner Trustee."

     Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:

                  Class A-1 Notes                 $
                  Class A-2 Notes
                  Class A-3 Notes
                  Class A-4 Notes
                  Certificates
                                                -----------
                       Total                      $
                                                ===========

                             The Receivables Pool

     The trust will own a pool of receivables consisting of retail installment sale contracts secured by security interests in Financed Assets consisting of the motor vehicles financed by those contracts. The motor vehicles financed by and securing the receivables will consist of [automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles and recreational vehicles]. The receivables will be purchased by the depositor from the seller pursuant to the Receivables Purchase Agreement. The depositor will transfer the receivables to the trust on the Closing Date. The trust property will include payments on the receivables which are made after the Cutoff Date.

     Criteria Applicable to Selection of Receivables

     The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

          o provides for allocation of payments on a [simple interest] basis;

          o has an obligor that is not a federal, state or local government entity;

          o provides for level monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

          o    was not delinquent by more than ____ days as of the Cutoff
               Date;

          o does not relate to an obligor who was the subject of a bankruptcy proceeding as of the Cutoff Date;

          o    has an original term to maturity of _____ months or less; and

          o is not secured by a Financed Asset that was repossessed and not reinstated as of the Cutoff Date.

     See "The Receivables Pools--The Receivables--Simple Interest Receivables" in the prospectus for an explanation of the allocation of payments on a simple interest basis.

     Characteristics of the Receivables

     The following tables set forth information with respect to the receivables.

             Composition of the Receivables as of the Cutoff Date

                                                         Aggregate
                                                         Principal            Original          Weighted
                                    Number of          Balance as of         Principal           Average
                                   Receivables        the Cutoff Date         Balance              APR
                                   -----------        ---------------         -------           ---------
New Motor Vehicles                                    $                      $                          %
Used Motor Vehicles
                                   -----------        ---------------        -------            ---------
   Total                                              $                      $                          %
                                   ===========        ===============        =======            =========

                                                Weighted Average  Weighted Average    Percentage of
                                                Remaining Term     Original Term      Cutoff Date
                                                  (in months)       (in months)       Pool Balance
                                                  -----------      -------------      ------------
New Motor Vehicles                                                                               %
Used Motor Vehicles
                                   ------------  -------------     -------------      ------------
   Total                                                                                         %
                                   ============  =============     =============      ============


     As used in the composition table, weighted average remaining term and weighted average original term are calculated based on the scheduled maturities of the receivables and assuming no prepayments of the receivables.

    Distribution of the Receivables by Remaining Term as of the Cutoff Date

                                                                                         Aggregate
                                               Percentage of       Principal       Percentage of
                              Number of       Total Number of    Balance as of      Cutoff Date
      Remaining Term         Receivables        Receivables     the Cutoff Date     Pool Balance
      --------------         -----------        -----------     ---------------     ------------
___ month to ___ months                                   %        $                           %
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
                              -----------       -----------        -----------       ------------
   Total                                                  %        $                           %
                              ===========       ===========        ===========       ============

                 Distribution of the Receivables by Obligor Mailing Address as of the Cutoff Date

                                                                             Aggregate
                                                     Percentage of           Principal       Percentage of
                                 Number of          Total Number of        Balance as of      Cutoff Date
 Obligor Mailing Address        Receivables           Receivables         the Cutoff Date     Pool Balance
 -----------------------        -----------         ---------------       ---------------     ------------
                                                                %           $                           %








                                                                %            $                           %
                                --------------       ------------           -----------         ----------
   Total                                                        %            $                           %
                                ==============       ============           ===========         ==========

     Each state included in the "other" category in the distribution of the receivables by obligor mailing address table accounted for less than ____% of the total number of receivables and less than ____% of the Cutoff Date Pool Balance.

                           Distribution of the Receivables by Financed Asset Model Year

                                                              Aggregate
                                          Percentage of       Principal        Percentage of
                        Number of        Total Number of     Balance as of      Cutoff Date
Model Year             Receivables         Receivables      the Cutoff Date     Pool Balance
----------             -----------       -------------      ---------------     ------------
                                                     %        $                              %





                        -----------       ------------        -------------     ------------
   Total                                             %        $                            %
                        ===========       ============        =============     ============

                    Distribution of the Receivables by APR

                                                          Aggregate
                                      Percentage of        Principal         Percentage of
                     Number of       Total Number of      Balance as of       Cutoff Date
Range of APR        Receivables        Receivables       the Cutoff Date      Pool Balance
------------        -----------        -----------       ---------------      ------------
___%                                             %       $                               %
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
                    -----------       ------------        -------------        ------------
   Total                                         %        $                               %
                    ===========       ============        =============        ============

                           Distribution of the Receivables by Original Principal Balance

                                                                          Aggregate
                                                   Percentage of          Principal           Percentage of
                               Number of          Total Number of       Balance as of          Cutoff Date
Original Principal Balance    Receivables           Receivables        the Cutoff Date         Pool Balance
--------------------------    -----------           -----------        ---------------         ------------
$ _______ to $_______                                        %        $                                  %
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______

                              -----------       ------------        -------------         ------------
   Total                                                   %        $                                %
                              ===========       ============        =============         ============

                         The average original Principal Balance of the receivables was $____________.

         Distribution of the Receivables by Remaining Principal Balance
                             as of the Cutoff Date

                                                                    Aggregate
                                              Percentage of          Principal      Percentage of
                               Number of     Total Number of       Balance as of     Cutoff Date
Original Principal Balance    Receivables      Receivables        the Cutoff Date    Pool Balance
--------------------------    -----------      -----------        ---------------    ------------
$ _______ to $_______                                      %          $                         %
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______

                              -----------       ------------        -------------    ------------
   Total                                                   %        $                           %
                              ===========       ============        =============    ============


     The average remaining Principal Balance of the receivables was $____________ as of the Cutoff Date.

         Distribution of the Receivables by Original Term to Maturity

                                                                              Aggregate
                                                         Percentage of        Principal         Percentage of
         Original Term               Number of          Total Number of      Balance as of       Cutoff Date
          to Maturity               Receivables           Receivables       the Cutoff Date      Pool Balance
          -----------               -----------           -----------       ---------------      ------------

___ month to ___ months                                             %       $                                %
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months

                                    -----------          ------------      -----------------      ------------
   Total                                                            %       $                                %
                                    ===========          ============      =================      ============

     Weighted Average Life of the Securities

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the Securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle loan receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or "ABS," represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of Notes and the Certificates will depend on the rate of payment (including prepayments) of the Pool Balance. For this reason, final distributions in respect of the Notes or the Certificates could occur significantly earlier than the respective Final Distribution Dates. The Noteholders and the Certificateholders will exclusively bear any reinvestment risk associated with early payment of their Notes and Certificates.

     The ABS Tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" have been prepared on the basis of the following assumed characteristics of the receivables:

          o the receivables prepay in full at the specified constant percentage of ABS monthly;

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has ____ days;

          o payments on the Securities are made on each Distribution Date (and each Distribution Date is assumed to be the ____ day of the applicable month);

          o    the Closing Date occurs on ________________, 200__;

          o no defaults or delinquencies occur in the payment of any of the receivables;

          o no receivables are repurchased due to a breach of any representation, warranty or covenant or for any other reason;

          o    no Event of Default has occurred;

          o the balance in the Reserve Fund on each Distribution Date is equal to the Required Reserve Fund Balance; and

          o the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so.

     The ABS Tables indicate the projected weighted average life of each class of Notes and the Certificates and set forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance of the Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of the Cutoff Date.

                                                                     Remaining
                                                   Original Term      Term to
                   Aggregate                        to Maturity       Maturity
Pool           Principal Balance       APR          (In Months)     (In Months)
-----------    -----------------    -----------    --------------   -----------
1                 $                           %
2                 $                           %
3                 $                           %
4                 $                           %
5                 $                           %
6                 $                           %

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes and the Certificates.

      Percent of Initial Note Principal Amount at Various ABS Percentages

                                 Class A-1 Notes                      Class A-2 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%



                                 Class A-1 Notes                      Class A-2 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
Weighted Average Life
(In Years)


                        Percent of Initial Note Principal Amount at Various ABS Percentages

                                   Class A-3 Notes                      Class A-4 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%


                                   Class A-3 Notes                      Class A-4 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
Weighted Average Life
(In Years)


                         Percent of Initial Certificate Balance at Various ABS Percentages

                                                                                                    Certificates
                                                                                         -----------------------------------
Distribution Date                                                                         %     %      %     %     %     %
------------------------------------------------------------------------------------     ---   ---    ---   ---   ---   ---
Closing                                                                                  ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%


                                                                                                    Certificates
                                                                                         -----------------------------------
Distribution Date                                                                         %     %      %     %     %     %
------------------------------------------------------------------------------------     ---   ---    ---   ---   ---   ---
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
Weighted Average Life (In Years)

     The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a Security is determined by (a) multiplying the amount of each principal payment on the Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Security.

                             The Seller and Servicer

[DESCRIPTION PROVIDED BY SELLER AND SERVICER]

     Underwriting Procedures

     Collection Procedures

     Physical Damage Insurance

     Delinquency and Credit Loss Information

     Set forth below is certain information concerning the experience of ____________ pertaining to its motor vehicle receivable portfolio.
____________ serviced ____________'s portfolio during the periods below. There can be no assurance that the delinquency and net loss experience on the receivables will be comparable to that set forth below.

                            Delinquency Experience

                                                                           As of ____________,
                                                      -----------------------------------------------------------
                                                                 2001                              2000
                                                      ---------------------------     ---------------------------
                                                       Number of                        Number of
                                                      Receivables        Amount        Receivables        Amount
---------------------------------------------         -----------      ----------     -----------        --------
Total Receivable Portfolio                                              $                                $
Delinquencies as a Percentage of Total
Receivable Portfolio
   31-60 Days                                                %                %               %                %
   61-90 Days                                                %                %               %                %
   91 Days or More                                           %                %               %                %
Total Delinquencies as a Percentage of Total                 %
Receivable Portfolio
Total Delinquencies                                                     $                                $



                                                                           As of December 31,
                                                      -----------------------------------------------------------
                                                                 2000                              1999
                                                      ---------------------------     ---------------------------
                                                       Number of                        Number of
                                                      Receivables        Amount        Receivables        Amount
---------------------------------------------         -----------      ----------     -----------        --------
Total Receivable Portfolio                                              $                                $
Delinquencies as a Percentage of Total
Receivable Portfolio
   31-60 Days                                                %                %               %                %
   61-90 Days                                                %                %               %                %
   91 Days or More                                           %                %               %                %
Total Delinquencies as a Percentage of Total                 %
Receivable Portfolio
Total Delinquencies                                                     $                                $

                            Credit Loss Experience

                                                            Three Months Ended ____,        Year Ended December 31,
                                                            ------------------------        ------------------------
                                                              2001            2000            2000            1999
                                                            -------         -------         --------         -------
Total Number of Receivables Outstanding at Period End
Average Number of Receivables Outstanding During the
Period
Outstanding Principal Amount at Period End                  $               $               $                $
Average Outstanding Principal Amount During the Period      $               $               $                $
Gross Principal Charge-Offs                                 $               $               $                $
Recoveries                                                  $               $               $                $
Net Losses                                                  $               $               $                $
Net Losses as a Percentage of the Average Outstanding
Principal Amount                                                  %              %               %               %


     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and credit loss information of ____________, or that of the trust with respect to the receivables, in the future will be similar to that set forth above.

     Delinquency and Credit Loss Trends

                                 The Depositor

     Information regarding the depositor is set forth in the prospectus under the "The Depositor".

                     Computing Your Portion of the Amount
                         Outstanding on the Securities

     The servicer will provide to you in a monthly report a factor which you can use to compute your portion of the principal amount outstanding on the Securities. See "Pool Factors and Trading Information" in the prospectus.

                    Maturity and Prepayment Considerations

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In general, no principal payments will be made

          o on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

          o on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

          o on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

          o on the Certificates until the Class A-4 Notes have been paid in full.

However, if the Notes are accelerated after an Event of Default, principal payments will be applied pro rata among all classes of Notes and no principal payments will be made on the Certificates until all classes of Notes have been paid in full. In addition, certain excess interest collections may be applied as additional principal distributions to Noteholders. See "Application of Available Funds" and "Description of the Receivables Transfer and Servicing Agreements--Yield Supplement Overcollateralization Amount" in this prospectus supplement.

     Since the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the Pool Balance, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective Final Distribution Dates.

     Your Securities May Not Be Repaid on the Final Distribution Dates

     It is expected that final payment of each class of Notes and the final distribution in respect of the Certificates will occur on or prior to the related Final Distribution Date. Failure to make final payment of any class of Notes by its Final Distribution Date would constitute an Event of Default. See "Description of the Notes--Payments of Interest" in this prospectus supplement and "The Indenture--Events of Default" in the prospectus. In addition, the Certificate Balance of the Certificates is required to be paid in full on or prior to the Certificate Final Distribution Date. However, sufficient funds may not be available to pay each class of Notes and the Certificates in full on or prior to their respective Final Distribution Dates. If sufficient funds are not available and an Insurer Default has occurred and is continuing, final payment of any class of Notes and the final distribution in respect of the Certificates could be delayed or losses could be experienced with respect to the Securities.

     Prepayments of the Receivables and Required Repurchases

     The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors, including if the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. In addition, under circumstances relating to breaches of certain representations, warranties or covenants, the seller or the servicer may be obligated to repurchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the Pool Balance more quickly than expected and thereby reduce the outstanding amounts of the Securities and the anticipated aggregate interest payments on the Securities. The Securityholders will bear all reinvestment risks resulting from a faster or slower incidence of prepayment of the receivables and distribution of such amounts to Securityholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of Slower or Faster Repayments

     Securityholders should consider--

          o in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and

          o in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                           Description of the Notes

     The trust will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC after the trust issues the Securities. We summarize below the material terms of the Notes. This summary is not a complete description of all the provisions of the Notes and the Indenture. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the notes of any given trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

     Note Registration

     The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Notes will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system

     Payments of Interest

     Interest on the principal amounts of the Notes will accrue during each Interest Period at the respective per annum interest rates for the various classes of Notes and will be payable to Noteholders on each Distribution Date. The trust will make payments to Noteholders as of each Record Date.

     The Notes will bear interest during each Interest Period at the following Interest Rates:

          o    in the case of the Class A-1 Notes, ___% per annum;

          o    in the case of the Class A-2 Notes, ___% per annum;

          o    in the case of the Class A-3 Notes, ___% per annum; and

          o    in the case of the Class A-4 Notes, ___% per annum.

     Calculation of Interest. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed, assuming a 360-day year. Interest on the other classes of Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

     Priority of Interest Payments. The trust will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

     Events of Default. An Event of Default will occur if any installment of interest of any Note is not paid within five days after the date on which it is due. The Notes may be accelerated upon an Event of Default. If the Notes are accelerated, the priority in which the trust makes distributions to Securityholders will change as described under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

     Payments of Principal

     Priority and Amount of Principal Payments. The trust will generally make principal payments to the Noteholders on each Distribution Date in the amount and in the priority set forth under "Summary--Payments on the Securities--Monthly Principal Payments" and "Application of Available Funds" in this prospectus supplement.

     Events of Default. An Event of Default will occur if any installment of the principal of any Note is not paid when it becomes due. The Notes may be accelerated upon an Event of Default. If the Notes are accelerated, the priority in which the trust makes distributions to Securityholders will change as described under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

     Notes Might Not Be Repaid on their Final Distribution Dates. The principal balance of any class of Notes, to the extent not previously paid, will be due on the Final Distribution Date listed below. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or, if an Insurer Default occurs, later than the related Final Distribution Date based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     Final Distribution Dates. The Final Distribution Dates for the Notes are as follows:

          o    for the Class A-1 Notes;

          o    for the Class A-2 Notes;

          o    for the Class A-3 Notes; and

          o    for the Class A-4 Notes.

     The date on which each class of Notes is paid in full is expected to be earlier than the related Final Distribution Date and could be significantly earlier depending upon the rate at which the Principal Balances of the receivables are paid. See "The Receivables Pool--Weighted Average Life of the Securities" in this prospectus supplement and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus for a further discussion of receivable prepayments.

     The Certificateholders will not be entitled to receive the Certificate Principal Distributable Amount on any Distribution Date until the Notes have been paid in full.

     Optional Redemption

     The Notes will be redeemed in full on any Distribution Date on which the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. The redemption price will be equal to the Note Balance as of the purchase date plus accrued but unpaid interest thereon at the applicable Interest Rate through the related Interest Period. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the servicer may exercise this option.

     The Indenture Trustee

     ________________________ will be the indenture trustee under the Indenture. The indenture trustee is a ________________________. The principal corporate trust office of the indenture trustee is located at ______________________________________________, Attention:
_____________________ Trust 200 ______- ______. The indenture trustee will have various rights and duties with respect to the Notes. See "Description of the Indenture" in this prospectus supplement for a further discussion of the rights and duties of the indenture trustee. The seller, the depositor and their respective affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

                        Description of the Certificates

     The trust will issue the Certificates under the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the trust issues the Securities. We summarize below the material terms of the Certificates. This summary is not a complete description of all the provisions of the Trust Agreement and the Certificates. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the certificates of any given trust and the related trust agreement set forth under "Certain Information Regarding the Securities" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus and in this prospectus supplement. We refer you to those sections.

     Certificate Registration

     The Certificates will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Certificates will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system.

     Payments of Interest

     On each Distribution Date, the Certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance during the related Interest Period at the Certificate Rate; provided, however, that if the Notes have been declared immediately due and payable following an Event of Default, the Noteholders will be entitled to be paid the Note Principal Distributable Amount before any distributions of interest are paid on the Certificates. Interest will be payable on each Distribution Date to the Certificateholders of record as of the related Record Date.

     Calculation of Interest. Interest on the Certificates will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Rate (to the extent lawful).

     Subordination of Certificates. The rights of the Certificateholders to receive distributions of interest are subordinated to the rights of the Noteholders to receive payments of interest and, if the Notes have been accelerated following an Event of Default, payment of the Note Principal Distributable Amount. This subordination is effected by the priority of distributions set forth under "Application of Available Funds."

     Payments of Principal

     The trust will make distributions on the Certificates in the amounts and in the priority set forth under "Application of Available Funds." Certificateholders will not receive any distributions of principal until the Notes have been paid in full. Following the occurrence of an Event of Default which has resulted in an acceleration of the Notes, the Noteholders will be entitled to be paid the Note Principal Distributable Amount on each Distribution Date before any distributions may be made on the Certificates.

     The Certificate Final Distribution Date is ____________. The date on which the Certificates are paid in full is expected to be earlier than the Certificate Final Distribution Date, however, and could be significantly earlier depending upon the rate at which the Principal Balances of the receivables are paid. See "The Receivables Pool--Weighted Average Life of the Securities" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus, respectively, for a further discussion of receivable prepayments.

     Optional Prepayment

     The Certificates will be prepaid in full on any Distribution Date on which the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. The prepayment price will be equal to the Certificate Balance as of the purchase date plus accrued but unpaid interest at the Certificate Rate through the related Interest Period. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the servicer may exercise this option.

     The Owner Trustee

     ___________________ will act as owner trustee under the Trust Agreement. The owner trustee is a ___________________. The principal corporate trust office of the owner trustee is located at ______________________________________, Attention: Corporate Trust
Administration. The owner trustee will have various rights and duties with respect to the Certificates. See "Description of the Trust Agreement" for a further discussion of the rights and duties of the owner trustee with respect to the Certificates. The seller, the depositor and their respective affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                        Application of Available Funds

     Sources of Funds for Distributions

     The funds available to the trust to make payments on the Securities on each Distribution Date will come from the following sources:

          o collections received on the receivables during the related Collection Period;

          o    insurance proceeds;

          o net recoveries received during the related Collection Period on receivables that became Defaulted Receivables in prior months;

          o investment earnings on funds on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account in respect of the related Collection Period, net of any investment expenses and losses from these investments;

          o proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer because of certain breaches of representations, warranties or covenants;

          o funds, if any, withdrawn from the Reserve Fund for that Distribution Date;

          o    the Policy Claim Amount; and

          o if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

     The precise calculation of the funds available to make payments on the Securities is set forth in the definition of Available Funds under "Glossary of Terms." We refer you to that definition. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

     Priority of Distributions

     On each Distribution Date, the trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

          (1) Servicing Fee--the Servicing Fee for the related Collection Period plus any unpaid Servicing Fee for previous Collection Periods will be paid to the servicer;

          (2) Note Interest--the Note Monthly Interest Distributable Amount for that Distribution Date plus any overdue Note Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Note Monthly Interest Distributable Amount payable to any class of Notes at the Interest Rate applicable to that class will be paid to the Noteholders; provided, however, if the amount available to pay the amounts described in this clause is insufficient, interest will be paid pro rata on all classes of the Notes based on the interest payable to each class;

          (3) Certificate Interest (Before Acceleration of Notes)--the Certificate Monthly Interest Distributable Amount for that Distribution Date plus any overdue Certificate Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Certificate Monthly Interest Distributable Amount payable on the Certificates at the Certificate Rate will be paid to the Certificateholders; provided, however, if the Notes have been accelerated after an Event of Default, amounts in this clause will instead be paid under clause below;

          (4) Note Principal Distributable Amount--the Note Principal Distributable Amount for that Distribution Date will be applied to pay principal on the Notes in the following order of priority:

               (i)   on the Class A-1 Notes until they are paid in full;

               (ii)  on the Class A-2 Notes until they are paid in full;

               (iii) on the Class A-3 Notes until they are paid in full; and

               (iv)  on the Class A-4 Notes until they are paid in full;

               provided, however, if the Notes have been accelerated after an Event of Default, the Note Principal Distributable Amount will be paid pro rata on all classes of the Notes;

          (5) Certificate Interest (After Acceleration of Notes) -- if the Notes have been accelerated after an Event of Default, the Certificate Monthly Interest Distributable Amount for that Distribution Date plus any overdue Certificate Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Certificate Monthly Interest Distributable Amount at the Certificate Rate will be paid to the Certificateholders;

          (6) Certificate Principal Distributable Amount-- the Certificate Principal Distributable Amount for that Distribution Date will be applied to pay principal on the Certificates;

          (7) Insurance Premium -- the premium payable under the Insurance Agreement for that Distribution Date, plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates will be paid to the insurer;

          (8) Other Amounts Payable to the Insurer -- the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the insurer will be paid to the insurer;

          (9) Additional Note Principal -- if the Notes have been accelerated after an Event of Default, an amount equal to the Note Balance as of such Distribution Date (before giving effect to the application of Available Funds on such Distribution Date) minus the Note Principal Distributable Amount for such Distribution Date will be paid pro rata on all classes of the Notes until they have been paid in full;

          (10) Reserve Fund Deposit-- the amount, if any, necessary to increase the balance of the Reserve Fund up to the Required Reserve Fund Balance will be deposited into the Reserve Fund;

          (11) Seller-- any amounts remaining after the above distributions will be paid to the seller.

     The insurer will at any time, and from time to time, have the option (but not be required, except in accordance with the terms of the Insurance Policy) to make payments of fees or expenses of any provider of services to the trust with respect to such Distribution Date. Any such payments made by the insurer will be reimbursed to the insurer pursuant to clause above.

                    Description of the Receivables Transfer
                           and Servicing Agreements

     We have summarized below some of the important terms of the Receivables Purchase Agreement and of the Sale and Servicing Agreement. We will file a copy of these agreements with the SEC after the trust issues the Securities. This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We refer you to those documents. You can find more information about the transfer of the receivables from the seller to the depositor and from the depositor to the trust on the Closing Date and the servicing of the receivables in the prospectus under "Description of the Receivables Transfer and Servicing Agreements."

     The seller will agree in the Receivables Purchase Agreement to repurchase from the depositor or the trust any receivable as to which the seller has breached a representation, warranty or covenant if that breach materially and adversely affects the interest of the Securityholders or the insurer in that receivable and the seller has not cured that breach on or before the last day of the first Collection Period following the Collection Period in which discovery of the breach is made or notice is received or, if the seller so elects, the last day of the Collection Period in which the seller, the depositor, the insurer, the indenture trustee or the owner trustee discovers or receives notice of such a breach. Each receivable to be repurchased by the seller must be repurchased on the Distribution Date following that last day of the related Collection Period for an amount equal to the Repurchase Payment. The depositor will assign to the trust under the Sale and Servicing Agreement all of its rights under the Receivables Purchase Agreement, including the seller's repurchase obligation. The repurchase obligation of the seller under the Receivables Purchase Agreement, as assigned to the trust under the Sale and Servicing Agreement, will constitute the sole remedy available to the depositor, the trust, the Securityholders, the insurer, the indenture trustee or the owner trustee for any uncured breach of a representation, warranty or covenant contained in the Receivables Purchase Agreement which materially and adversely affects the Securityholders or, so long as no Insurer Default has occurred and is continuing, the insurer.

     Servicing the Receivables

     ___________________, in its capacity as servicer, is responsible for servicing the receivables in accordance with the terms set forth in the Sale and Servicing Agreement. The servicer may perform any of its obligations through one or more subservicers on a limited basis as further described in the Sale and Servicing Agreement. In the future, the servicer may perform all or a portion of the servicing responsibilities delegated to a subservicer under the Sale and Servicing Agreement, or the servicer may retain another third party to perform all or a portion of the servicing responsibilities of the servicer, instead of a subservicer; provided, that the prior written consent of the insurer (if no Insurer Default shall have occurred and be continuing) is obtained as further described in the Sale and Servicing Agreement.

     The servicer will agree to make reasonable efforts to collect all payments due under the receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable retail installment sale contracts that it owns or services for itself or others and the collection practices and procedures established for it under the Credit and Collection Policy. The servicer will continue to follow its normal collection practices and procedures, and those established for it under the Credit and Collection Policy, to the extent necessary or advisable to realize upon any Defaulted Receivables. The servicer may sell the Financed Asset securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

     The servicer may, in its discretion but consistent with its normal practices and procedures, and those established for it under the Credit and Collection Policy, extend the payment schedule applicable to any receivable for credit-related reasons; provided, however, that no extensions are allowed in the first 12 months of a receivable, no extensions are allowed in consecutive months and only one extension may be granted in any one 12-month period; provided further, however, that if the extension of a payment schedule causes a receivable to remain outstanding on the Certificate Final Distribution Date or causes a Financed Asset to be released from the security interest created by the related receivable, the servicer will agree under the Sale and Servicing Agreement to purchase that receivable for an amount equal to the Repurchase Payment as of the last day of the first Collection Period following the Collection Period in which discovery of or notice is received with respect to such extension or, if the servicer so elects, the last day of the Collection Period in which the depositor, the servicer, the insurer, the indenture trustee or the owner trustee makes such discovery. The purchase obligation of the servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Securityholders, the insurer, the trust, the indenture trustee or the owner trustee for any extension of a payment schedule that causes a receivable to remain outstanding on the Certificate Final Distribution Date or causes a Financed Asset to be released from the security interest created by the related receivable.

     Yield Supplement Overcollateralization Amount

     The Cutoff Date Pool Balance will exceed the initial principal balance of the Securities by $____________, which is approximately ___% of the Cutoff Date Pool Balance. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on most of the receivables, which are lower than the minimum APR that is required to cover interest payments on the Securities, the Servicing Fee and anticipated losses on Defaulted Receivables and will decline on each Distribution Date.

     With respect to any Distribution Date, the "Yield Supplement
Overcollateralization Amount" will be the amount specified below with respect to that Distribution Date:


Closing Date                             $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------

     The Yield Supplement Overcollateralization Amount has been calculated for each Distribution Date as the sum of the amount for each receivable with an APR less than ___%, equal to the excess, if any, of (i) the scheduled payments due on that receivable for each future Collection Period discounted to present value as of the end of the related Collection Period at the APR of that receivable over (ii) the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the related Collection Period at ___%. For purposes of this definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

     Accounts

     In addition to the accounts referred to under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus the servicer will establish--

          o with the indenture trustee, the Note Distribution Account for the benefit of the Noteholders;

          o with the owner trustee, the Certificate Distribution Account for the benefit of the Certificateholders; and

          o with the indenture trustee, the Reserve Fund for the benefit of the Securityholders, the servicer and the insurer.

     Funds in these accounts will be invested in permitted investments specified in the Sale and Servicing Agreement and will be limited to investments that meet the criteria of the insurer, so long as no Insurer Default has occurred and is continuing, and each Rating Agency as being consistent with its then-current ratings of the Securities.

     Servicing Compensation and Expenses

     On each Distribution Date, the servicer will be entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates. The servicer also will be entitled to receive as additional servicing compensation for each Collection Period any late fees, prepayment charges and other administrative fees and expenses or similar charges (other than extension fees) received in connection with a receivable.

     The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund and under the Insurance Policy.

         Certain Matters Regarding the Servicer

     The provision set forth below supersedes the first sentence of the first paragraph under "Description of the Receivables Transfer and Servicing Agreements--Certain Matters Regarding the Servicer" in the prospectus.

     The Sale and Servicing Agreement provides that the servicer may not resign except upon determination that the performance of its duties under the Sale and Servicing Agreement is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties under the Sale and Servicing Agreement permissible under applicable law. Notwithstanding any subservicing arrangement, the servicer will remain obligated and liable for all servicing duties and obligations under the Sale and Servicing Agreement.

     Events of Servicing Termination

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination" in the prospectus.

     Servicer Termination Events will consist of:

          o any failure by the servicer to deliver to the owner trustee or indenture trustee for deposit in any of the accounts any required payment or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for two Business Days after discovery by the servicer or after the date on which written notice of the failure, requiring the same to be remedied, is given to (i) the servicer by the insurer, the indenture trustee or the owner trustee or (ii) the servicer, the indenture trustee and the owner trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o any failure by the servicer duly to observe or perform any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the

               Securityholders and which continues unremedied for 60 days after the date on which written notice of the failure, requiring the same to be remedied, is given to (i) the servicer by the insurer, the depositor, the indenture trustee or the owner trustee or (ii) the servicer, the indenture trustee and the owner trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as further described in the Sale and Servicing Agreement;

          o any representation, warranty or covenant of the servicer made in, or in any certificate delivered under, the Sale and Servicing Agreement, other than any representation, warranty or covenant relating to a Repurchased Receivable, shall prove to have been incorrect in any material respect as of the time when the same shall have been made and that breach shall continue unremedied for 30 days after written notice of that breach, requiring the same to be remedied, shall have been given to (i) the servicer by the depositor, the owner trustee, the indenture trustee or the insurer or (ii) the servicer, the owner trustee and the indenture trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o any failure by the servicer to deliver to the depositor, the indenture trustee, the owner trustee, the insurer and each Rating Agency the monthly certificate relating to the payment of amounts due to Securityholders beyond the earlier of three Business Days following the date the certificate was due and the Business Day preceding the related Distribution Date;

          o so long as __________________ is the servicer, __________________ no longer directly or indirectly owns ___% or more of the outstanding shares of stock of __________________;

          o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the indenture trustee or the insurer as required by the Sale and Servicing Agreement, or to deliver any required reports under the Sale and Servicing Agreement on or before the date occurring two Business Days after the date such payments, transfer, deposit, instruction, notice or report is required to be made or given, as the case may be, under the Sale and Servicing Agreement; or

          o the servicer fails in any material respect to service the receivables in accordance with the Credit and Collection Policy.

              Rights Upon Event of Servicing Termination

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Rights Upon Event of Servicing Termination" in the prospectus.

     If an Event of Servicing Termination or certain other events with respect to the servicer set forth in the Insurance Agreement shall have occurred and be continuing and no Insurer Default shall have occurred and be continuing, the indenture trustee or, if the Notes have been paid in full, the owner trustee, in each case if directed in writing to do so by the insurer, may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement. If an Event of Servicing Termination shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the indenture trustee or holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the owner trustee or the holders of Certificates evidencing not less than 51% of the Certificate

Balance, in each case by notice given in writing to the depositor, the servicer and the insurer, may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement. If the rights and obligations of the servicer under the Sale and Servicing Agreement have been terminated, the indenture trustee shall appoint a successor servicer subject to the approval of the insurer, unless an Insurer Default shall have occurred and be continuing or, with the consent of the insurer unless an Insurer Default shall have occurred and be continuing, the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer and no Event of Servicing Termination other than that appointment has occurred and is continuing, that trustee or similar official may have the power to prevent a transfer of servicing. If the indenture trustee is unwilling or unable to act as successor servicer, it may, with the consent of the insurer so long as an Insurer Default has not occurred and is continuing, appoint, or petition a court of competent jurisdiction to appoint, a successor servicer with equity of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. The indenture trustee may arrange for compensation to be paid to the successor servicer which in no event may be greater than the servicing compensation paid to the servicer under the Sale and Servicing Agreement without the prior written consent of the insurer so long as no Insurer Default has occurred and is continuing.

     Right of Insurer to Terminate Servicer

     The Insurance Agreement will set forth additional termination events applicable to the servicer, including if delinquencies or cumulative net losses on the receivables exceed specified levels and a material failure of performance by the servicer under the Sale and Servicing Agreement. If any such termination event shall have occurred and be continuing under the Insurance Agreement and an Insurer Default shall not have occurred and be continuing, the insurer may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement.

     Waiver of Past Events of Servicing Termination.

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Waiver of Past Events of Servicing Termination" in the prospectus.

     The holders of Notes evidencing not less than 51% of the Note Balance may, on behalf of all Noteholders, or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance may, on behalf of all Certificateholders, waive any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default, except a default in making any required deposits to or payments from the Collection Account, the Note Distribution Account, the Certificate Distribution Account or the Reserve Fund in accordance with the Sale and Servicing Agreement; provided, however, that no default by the servicer in the performance of its obligations under the Sale and Servicing Agreement may be waived without the prior written consent of the insurer, if such waiver would reasonably be expected to have a material adverse effect upon the rights of the insurer. No waiver of a default by the servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders, the Certificateholders or the insurer with respect to subsequent Events of Servicing Termination.

     So long as no Insurer Default has occurred and is continuing, the insurer may, on behalf of all Securityholders, waive any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default.

     Amendment of the Sale and Servicing Agreement

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Amendment" in the prospectus.

     The Sale and Servicing Agreement may be amended from time to time by the depositor, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee and, so long as no Insurer Default has occurred and is continuing, the insurer but without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provision in the Sale and Servicing Agreement that may be inconsistent with any other provisions in the Sale and Servicing Agreement or this prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement that are not inconsistent with the provisions of the Sale and Servicing Agreement or to change the Required Reserve Fund Balance, the manner in which the Reserve Fund is funded or the remittance schedule with respect to collections to be deposited into the Collection Account; provided, however, that no such amendment to the Sale and Servicing Agreement may adversely affect the interests of any Securityholder and, provided, further, that in the case of a change with respect to the Required Reserve Fund Balance, the indenture trustee and the owner trustee receives a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of Notes or the Certificates. An amendment will be deemed not to adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the indenture trustee an opinion of counsel to that effect.

     The Sale and Servicing Agreement may also be amended from time to time by the depositor, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee and, so long as no Insurer Default has occurred and is continuing, the insurer, the consent of the holders of Notes evidencing not less than a majority of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the Securityholders; or

     o reduce the percentage of the principal balance of the Notes or the Certificate Balance the consent of the holders of which is required for any amendment to the Sale and Servicing Agreement without the consent of all Securityholders adversely affected by the amendment.

No amendment to the Sale and Servicing Agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

     Optional Purchase of Receivables

     The provision set forth below supersedes the second paragraph under "Description of the Receivables Transfer and Servicing
Agreements--Termination" in the prospectus.

     In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase all remaining receivables from the trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance. The price to be paid by the servicer in connection with the exercise of this option will equal the aggregate Repurchase Payments of all receivables; provided, however, that the purchase price paid by the servicer for the remaining receivables, together with amounts on deposit in the Reserve Fund, must equal or exceed the Note Balance plus the Certificate Balance as of the purchase date, in each case, plus accrued but unpaid interest thereon at the applicable Interest Rate or Certificate Rate, as the case may be, through the related Interest Period, plus all amounts due to the insurer under the Insurance Agreement and any other transaction documents. The servicer will notify the owner trustee, the indenture trustee, the insurer and the depositor regarding the exercise of an Optional Termination no later than 20 days prior to the related Distribution Date. The exercise of this right will affect the early retirement of the Securities.

     Deposits to the Collection Account

     The provision set forth below supersedes the first two paragraphs in "Description of the Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

     The servicer will cause all obligors to make all payments on or in respect of the receivables and the Financed Assets directly to a lock-box account acceptable to the Rating Agencies and, so long as no Insurer Default has occurred and is continuing, the insurer. Within two Business Days of receipt of deposit of such amounts into the lock-box account, the servicer will deposit or cause to be deposited such amounts to the Collection Account. All other monies paid to the servicer on or in respect of the receivables and the Financed Assets will be deposited into the Collection Account within two Business Days after receipt thereof. Notwithstanding the foregoing, the servicer will be permitted to deposit these amounts into the Collection Account on the Business Day preceding any Distribution Date if:

     o    is the servicer, and

     o no Servicer Termination Event shall have occurred and be continuing, and either:

     (1) each other condition to making deposits less frequently than daily as may be specified by each Rating Agency and so long as no Insurer Default has occurred and is continuing, the insurer has been satisfied or

     (2) so long as no Insurer Default has occurred and is continuing, with the prior written consent of the insurer, obtains a letter of credit, surety bond, insurance policy or deposit of cash or securities as provided in the Sale and Servicing Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and the indenture trustee is provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Securities; and provided, however, that the servicer will be required to remit collections to the Collection Account within two Business Days of receipt to the extent that the aggregate amount of collections received during the related Collection Period exceeds the amount of the letter of credit.

     See "Description of the Receivables Transfer and Servicing
Agreements--Collections" in the prospectus.

     On or before each Distribution Date, the servicer will notify the indenture trustee to withdraw the Reserve Fund Draw Amount from the Reserve Fund and deposit this amount into the Collection Account.

     Amounts paid by the insurer in respect of claims under the Insurance Policy will be deposited into the Collection Account.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts paid by the insurer on or before any Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid, will be deposited into the Collection Account.

     Servicer Will Provide Information to Trustees

     On or before each Determination Date, the servicer will provide the Trustees with the information specified in the Sale and Servicing Agreement with respect to the related Distribution Date and Collection Period, including:

     o the aggregate amount of collections on the receivables during the related Collection Period;

     o the aggregate amount of Defaulted Receivables during the related Collection Period;

     o the amount of such distribution allocable to principal for each class of Notes and the Certificates;

     o the amount of such distribution allocable to current and overdue interest, including any interest on overdue interest, as allocated to each class of Notes and Certificates;

     o the Pool Balance as of the close of business on the last day of the related Collection Period;

     o the aggregate amount to be distributed as principal and interest on the Securities;

     o    the Available Funds;

     o the Servicing Fee paid to the servicer with respect to the related Collection Period;

     o the aggregate outstanding principal balance of each class of Notes, the seven-digit decimal factor to be used to compute your portion of the principal amount outstanding with respect to each class of Notes, the Certificate Balance and the seven-digit decimal factor to be used to compute your portion of the principal amount outstanding with respect to the Certificates (in each case after giving effect to payments allocated to principal);

     o the amount of fees and expenses paid to the owner trustee and the indenture trustee;

     o    the Insurance Payment Amount, if any;

     o the Reserve Fund Amount on such Distribution Date, after giving effect to all deposits thereto and withdrawals therefrom made on such Distribution Date or the day immediately preceding the Distribution Date, if any, and the change in such balance from the immediately preceding Distribution Date;

     o    the Reserve Fund Draw Amount, if any;

     o the aggregate Repurchase Payments of receivables repurchased by the seller or purchased by the servicer, if any, with respect to the related Collection Period; and

     o the net losses on the receivables with respect to the related Collection Period.

     Reserve Fund

     The servicer will establish and maintain with the indenture trustee the Reserve Fund into which certain excess collections on the receivables will be deposited and from which amounts may be withdrawn to pay monthly Servicing Fees to the servicer, to make required payments on the Securities and to make required payments to the insurer.

     The Reserve Fund Initial Deposit will be deposited in the Reserve Fund on the Closing Date. On each Distribution Date, the indenture trustee will deposit in the Reserve Fund, from amounts collected on or in respect of the receivables during the related Collection Period and not used on that Distribution Date to make required payments to the servicer, the Securityholders or the insurer, the amount, if any, by which the Required Reserve Fund Balance for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date. The amounts on deposit in the Reserve Fund will be invested in permitted investments acceptable to each Rating Agency and, so long as no Insurer Default has occurred and is continuing, the insurer as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts."

     On each Determination Date, the servicer will determine the Reserve Fund Draw Amount, if any, for the following Distribution Date. If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the servicer shall instruct the indenture trustee to withdraw that amount, up to the amount on deposit in the Reserve Fund, from the Reserve Fund and transfer the amount withdrawn to the Collection Account; provided, however, if the Notes have been accelerated following an Event of Default, the servicer shall instruct the indenture trustee to transfer directly to the insurer the portion, if any, of such Reserve Fund Draw Amount payable in respect of any Insurance Payment Amounts.

     If the amount on deposit in the Reserve Fund on any Distribution Date exceeds the Required Reserve Fund Balance for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Fund on that Distribution Date, that excess will be paid to the seller. On or after the termination of the trust, the seller will be entitled to receive any amounts remaining in the Reserve Fund after all required payments to the servicer, the Securityholders and the insurer have been made and after the Insurance Policy has been terminated and returned to the insurer for cancellation. Any amount paid to the seller will no longer be the property of the trust, and the Securityholders will not have any rights in, or claims to, any of those amounts paid to the seller.

     No assurances can be given that the amount on deposit in the Reserve Fund will be sufficient on any Distribution Date to pay in full the Servicing Fee, Note Monthly Interest Distributable Amount, Note Principal Distributable Amount, Certificate Monthly Interest Distributable Amount and the Certificate Principal Distributable Amount payable on that Distribution Date. If the amount on deposit in the Reserve Fund is reduced to zero and there is an Insurer Default, the trust's sole source of funds will be payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of Financed Assets that secure Defaulted Receivables. In addition, because the market value of most motor vehicles declines with age and because of limitations on the manner in which motor vehicles may be repossessed and sold, the servicer may not recover the entire amount due on a Defaulted Receivable if the related Financed Asset is repossessed and sold. If the amount on deposit in the Reserve Fund is reduced to zero and there is an Insurer Default, you could experience losses or payment delays with respect to your Securities.

                           Description of the Insurer

     Information in this section has been provided by

     The Insurer

     [DESCRIPTION TO COME]

     The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the insurer set forth under the headings "Description of the Insurer" and "Description of the Insurance Policy." In addition, the insurer makes no representations regarding the Securities or the advisability of investing in the Securities.

     The Insurer Financial Information

                                       Statutory Accounting Practices
                               ----------------------------------------------
                               December 31, 2001            December 31, 2000
                               ------------------          ------------------
                                   (Audited)                    (Audited)
                                               (in millions)
Admitted Assets                $                            $
Liabilities                    $                            $
Capital and Surplus            $                            $


                                  Generally Accepted Accounting Principles
                               ----------------------------------------------
                               December 31, 2001            December 31, 2000
                               ------------------          ------------------
                                   (Audited)                    (Audited)
                                               (in millions)
Assets                         $                            $
Liabilities                    $                            $
Shareholder's Equity           $                            $

     Financial Strength Ratings of the Insurer

     Moody's rates the financial strength of the insurer "Aaa". Standard & Poor's rates the financial strength of the insurer "AAA". Fitch, Inc. rates the financial strength of the insurer "AAA".

     Each rating of the insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Securities, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. The insurer does not guarantee the market price of the Securities, nor does it guarantee that the ratings on the Securities will not be revised or withdrawn.

                       Description of the Insurance Policy

     On the Closing Date, the insurer will issue the Insurance Policy under which the insurer will unconditionally and irrevocably guarantee the timely payment of the Servicing Fee, Note Monthly Interest Distributable Amount, Note Principal Distributable Amount, Certificate Monthly Interest Distributable Amount and Certificate Principal Distributable Amount for each Distribution Date and the ultimate payment of principal of the Securities on their respective Final Distribution Dates. The insurer will pay any amount payable under the Insurance Policy no later than 12:00 noon, Eastern Time, on the later of the related Distribution Date and the second Business Day following receipt by the insurer of a notice from the indenture trustee specifying the Policy Claim Amount for that Distribution Date. In making a claim under the Insurance Policy, the indenture trustee will act on behalf of the Securityholders and will comply with all the terms and conditions of the Insurance Policy. All amounts paid under the

Insurance Policy will be deposited by the indenture trustee in the Collection Account. The Insurance Policy will be issued under the Insurance Agreement.

     The insurer will be entitled to receive on each Distribution Date, from the Available Funds for that Distribution Date plus any amounts withdrawn from the Reserve Fund on that Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date, the aggregate amount of any unreimbursed payments under the Insurance Policy and various other amounts, in each case as described under "Application of Available Funds--Priority of Distributions." The insurer will not be entitled to reimbursement of any amounts paid under the Insurance Policy from the Securityholders. The insurer will have no obligations to the Securityholders, the indenture trustee or the owner trustee other than its obligations under the Insurance Policy.

     The insurer's obligations under the Insurance Policy shall be discharged to the extent funds to pay such obligations are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account by the servicer or the indenture trustee, as applicable, in accordance with the Sale and Servicing Agreement or disbursed by the insurer as provided in the Insurance Policy, whether or not such funds are properly applied by the indenture trustee.

     The Insurance Policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of such liability).

     There shall be no acceleration payment due under the Insurance Policy unless such acceleration is at the sole option of the insurer.

     Other Terms of the Insurance Policy

     If payment of any amount guaranteed under the Insurance Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the trust, the seller or the servicer, the insurer will cause such payment to be made upon receipt by the insurer from the indenture trustee, the Noteholders or the Certificateholders of
(a) a certified copy of a final, nonappealable order of the court which exercised jurisdiction to the effect that the indenture trustee or the Securityholders are required to return any such payment paid during the term of the Insurance Policy because such payment was avoided as a preference payment under applicable law, (b) an assignment irrevocably assigning to the insurer all rights and claims of the indenture trustee or the Securityholders relating to or arising under such avoided payment and (c) a notice for payment appropriately completed and executed by the indenture trustee, the Noteholders or the Certificateholders. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such order and not to the indenture trustee or any Securityholder directly (unless such Securityholder has returned principal and interest paid on the Securities to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to such Securityholder).

     Notwithstanding the foregoing, in no event will the insurer be obligated to make any payment in respect of any avoided payment, which payment represents a payment of interest or principal of the Securities, prior to the time the insurer would have been required to make a payment in respect of such interest or principal.

                          Description of the Indenture

     The following summary further describes the material terms of the Indenture. See "The Indenture--Events of Default" in the prospectus for a further description of the other material terms of the Indenture.

     The provision regarding the "Controlling Class" contained in the prospectus under "The Indenture" does not apply to this prospectus supplement. For the purposes of this prospectus supplement, "Controlling Class" in the prospectus shall be replaced with "Note Balance."

     Events of Default

     The provisions set forth below supersede the provisions in "The Indenture--Events of Default" in the prospectus. Events of Default under the Indenture will consist of:

     o a default by the trust in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

     o a default by the trust in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

     o a default in the observance or performance of any covenant or agreement of the trust made in the Indenture other than those dealt with specifically elsewhere as an Event of Default and such default shall continue or not be cured for a period of 60 days after notice thereof is given to the trust and to the indenture trustee, so long as an Insurer Default shall not have occurred and be continuing, by the insurer, or, if an Insurer Default shall have occurred and be continuing, to the trust by the indenture trustee or to the trust, the depositor and the indenture trustee by the holders of Notes evidencing not less than 25% of the Note Balance;

     o any representation, warranty or covenant of the trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation, warranty or covenant was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after notice thereof is given to the trust by the depositor, the indenture trustee or the insurer or to the trust, the depositor, the indenture trustee and the insurer by the holders of Notes evidencing not less than 25% of the Note Balance;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property; or

     o    the submission of a claim under the Insurance Policy;

provided, however, that unless an Insurer Default shall have occurred and be continuing, neither the depositor, the indenture trustee nor the Noteholders may declare an Event of Default. If an Insurer Default shall not have occurred and be continuing, an Event of Default shall occur only upon delivery by the insurer to the depositor and the indenture trustee of notice of the occurrence of such Event of Default.

     Rights Upon Event of Default

     The provisions set forth below supersede the provisions in "The Indenture--Rights Upon Event of Default" in the prospectus.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the insurer may, upon prior written notice to each Rating Agency, declare the Notes to be immediately due and payable and cause the indenture trustee to sell the property of the trust in whole or in part and to distribute the proceeds of that sale in accordance with the Indenture. The insurer may not, however, cause the indenture trustee to sell the property of the trust in whole or in part following an Event of Default if the proceeds of that sale would not be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Securities unless the Event of Default arose from a breach of any representation, warranty or covenant of the trust as described under "Description of the Indenture--Events of Default," a claim being made under the Insurance Policy or from an event of bankruptcy, insolvency, receivership or liquidation with respect to the trust. If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the insurer, at its option, may elect to prepay all or any portion of the principal amount of and accrued but unpaid interest on the Notes and, if the Notes have been paid in full, the Certificates. The indenture trustee will continue to submit claims under the Insurance Policy with respect to the Securities following an Event of Default.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the indenture trustee or the holders of Notes evidencing not less than 66-2/3% of the Note Balance may, upon written notice to each Rating Agency, declare the Notes to be immediately due and payable. Any declaration of acceleration by the indenture trustee or the Noteholders may be rescinded by the holders of Notes evidencing not less than 66-2/3% of the Note Balance at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the trust has deposited with the indenture trustee an amount sufficient to pay (i) all principal of and interest on the Notes as if the Event of Default giving rise to the declaration of acceleration had not occurred plus all amounts owing to the insurer under the Insurance Agreement and the other transaction documents and
(ii) all amounts due to the indenture trustee under the terms of the Indenture and all Events of Default, other than the nonpayment of principal of the Notes that has become due solely as a result of the acceleration, have been cured or waived.

     If an Event of Default shall have occurred and be continuing, the indenture trustee shall, so long as no Insurer Default has occurred and is continuing, at the written direction of the insurer, or if an Insurer Default has occurred and is continuing, at the written direction of holders of Notes evidencing not less than 66-2/3% of the Note Balance, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the trust, or elect to maintain the property of the trust and continue to apply proceeds from the property of the trust as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the trust following an Event of Default, other than a default for five or more Business Days in the payment of interest on the Notes or a default in the payment of the principal of or any installment of the principal of the Notes unless:

     o holders of Notes evidencing 100% of the Note Balance consent to the sale;

     o the proceeds of the sale are sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes and all amounts due to the insurer under the Insurance Agreement; or

     o the indenture trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared due and payable and the holders of Notes evidencing not less than 66-2/3% of the Note Balance consent to the sale.

     The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the trust to pay principal of and interest on the Notes on an ongoing basis.

     If the property of the trust is sold following an Event of Default, the indenture trustee will apply or cause to be applied the proceeds of that sale to make the following payments in the following order of priority:

     (1) to the indenture trustee, all amounts due to the indenture trustee as compensation under the terms of the Indenture, and to the owner trustee, all amounts due to the owner trustee as compensation under the terms of the Trust Agreement;

     (2)  to the servicer, all accrued but unpaid Servicing Fees;

     (3) to the Noteholders, all accrued but unpaid interest on the Notes, paid pro rata on all classes of the Notes based on the interest payable to each class;

     (4)  to the Noteholders, the Note Balance;

     (5) to the Certificateholders, all accrued but unpaid interest on the Certificates; and

     (6)  to the Certificateholders, the Certificate Balance.

     Any remaining amounts will be distributed first to the insurer for amounts due to the insurer and then to the seller.

     If the property of the trust is sold following an Event of Default and the proceeds of that sale are not sufficient to pay in full the principal balance of and all accrued but unpaid interest on the Securities, the indenture trustee will withdraw available amounts from the Reserve Fund and submit claims under the Insurance Policy in respect of that shortfall.

     If an Event of Default shall have occurred and be continuing, subject to the provisions of the Indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Noteholders if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than 51% of the Note Balance will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.

     No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless:

     o such Noteholder previously has given to the indenture trustee written notice of a continuing Event of Default;

     o Noteholders evidencing not less than 25% of the Note Balance have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

     o such Noteholder or Noteholders have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred with complying with such request;

     o the indenture trustee has for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding;

     o no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by Noteholders evidencing not less than a majority of the Note Balance; and

     o    an Insurer Default has occurred and is continuing.

     Waiver of Past Defaults

     Prior to acceleration of the maturity of the Notes, so long as no Insurer Default has occurred and is continuing, the insurer, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may, on behalf of all Noteholders, waive any past default or Event of Default, other than a default in payment of principal of or interest on any of the Notes or in respect of any covenant or other provision in the Indenture that cannot be amended, supplemented or modified without the unanimous consent of the Noteholders.

     Replacement of Indenture Trustee

     So long as no Insurer Default has occurred and is continuing, the insurer, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may remove the indenture trustee without cause by notifying the indenture trustee, the trust, the depositor, the insurer and each Rating Agency of that removal and, following that removal, may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

     The indenture trustee may resign at any time by notifying the trust, the depositor, the Noteholders and the insurer of that resignation. The trust will be required to remove the indenture trustee if the indenture trustee:

     o ceases to be eligible to continue as the indenture trustee under the Indenture;

     o    is adjudged to be bankrupt or insolvent;

     o    comes under the charge of a receiver or other public officer; or

     o    otherwise becomes incapable of acting.

     Upon the resignation or required removal of the indenture trustee, or the failure of the Noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, will be required promptly to appoint a successor indenture trustee under the Indenture.

     Satisfaction and Discharge of Indenture

     If the Insurance Policy has been terminated and returned to the insurer for cancellation, the Indenture will be discharged as to the collateral securing the Notes upon the delivery to the indenture trustee for cancellation of all the Notes or, with several limitations, receipt of various opinions on tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes, including interest and any fees due and payable to the owner trustee or the indenture trustee.

     Modification of Indenture

     The provisions set forth below supersede the first two paragraphs in "The Indenture--Modification of Indenture" in the prospectus.

     The owner trustee, on behalf of the trust, and the indenture trustee may, without the consent of the Noteholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of, among other things, to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture; to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the trust; to add additional covenants for the benefit of the Noteholders or to surrender any rights or powers conferred upon the trust; to convey, transfer, assign, mortgage or pledge any property to the indenture trustee; to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements, provided, that any such action shall not adversely affect the interests of any Noteholders; to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any Securityholder.

     The owner trustee, on behalf of the trust, and the indenture trustee may, with the consent of the holders of Notes evidencing not less than a majority of the Note Balance, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture consented to by the insurer on behalf of the Noteholders may materially adversely affect the interests of any Securityholder.

     A supplemental indenture will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the supplemental indenture obtains and delivers to the indenture trustee:

     o    an opinion of counsel to that effect; or

     o a letter from each Rating Agency to the effect that the supplemental indenture would not result in a downgrading or withdrawal of its rating then assigned to any class of Securities.

     No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee and the insurer to the effect that the supplemental indenture will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the trust. No supplemental indenture will be permitted without the consent of the insurer if the supplemental indenture would reasonably be expected to materially adversely affect the interests of the insurer.

     See "The Indenture--Modification of Indenture" in the prospectus for further limitations on modifying the Indenture.

     Administration Agreement

     Pursuant to the Administration Agreement, _________________, as administrator, will provide notices and perform other obligations of the trust and the owner trustee under the Indenture and the Trust Agreement. The administrator will be entitled to a monthly administrative fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the servicer.

                       Description of the Trust Agreement

     The following summary describes the material terms of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the trust issues the Securities.

     Formation of Trust; Issuance of Certificates

     In _______, the depositor formed the trust and appointed the owner trustee as trustee of the trust. The trust will, concurrently with the transfer of the receivables to the trust pursuant to the Sale and Servicing Agreement, issue the Certificates.

     Replacement of Owner Trustee

     The owner trustee may resign at any time by notifying the administrator, the depositor and the insurer of that resignation. The administrator or, so long as no Insurer Default has occurred and is continuing, the insurer may remove the owner trustee if the owner trustee:

     o    ceases to be eligible to continue as the trustee under the Trust
          Agreement;

     o    is adjudged to be bankrupt or insolvent;

     o    comes under the charge of a receiver or other public officer; or

     o    otherwise becomes incapable of acting.

     Upon the resignation or removal of the owner trustee, the administrator, with the consent of the depositor and, so long as an Insurer Default shall not have occurred and be continuing, the insurer, will be required promptly to appoint a successor owner trustee under the Trust Agreement.

     Duties of Owner Trustee

     The owner trustee will agree to administer the trust in the interest of the Certificateholders, subject to the lien of the Indenture, and in accordance with the provisions of the Trust Agreement and the other transaction documents. The owner trustee will not be required to take any action that it has reasonably determined is likely to result in liability on the part of the owner trustee or that is contrary to the terms of the Trust Agreement or applicable law.

     Compensation; Indemnification

     The servicer will pay to the owner trustee from time to time reasonable compensation for its services, reimburse the owner trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the owner trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust or the performance of its duties under the Trust Agreement; provided, however, that the owner trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The owner trustee will not be liable:

     o for any error of judgment made by it in good faith unless it is proved that the owner trustee was negligent in ascertaining the pertinent facts;

     o for any action it takes or omits to take in good faith in accordance with directions received by it from the Certificateholders, the indenture trustee, the depositor, the administrator, the insurer or the servicer;

     o for indebtedness evidenced by or arising under the Trust Agreement or any of the related documents, including the principal of or interest on the Securities; or

     o for the default or misconduct of the servicer, the administrator, the depositor, the indenture trustee, the insurer, or any agent or attorney selected by the owner trustee with reasonable care.

     Termination of Trust

     If the Insurance Policy has been terminated and returned to the insurer for cancellation, the Trust Agreement, except for provisions relating to compensation, reimbursement and indemnification of the owner trustee, will terminate and be of no further force or effect and the trust will dissolve:

     o upon the payment to the insurer, the servicer and the Securityholders of all amounts required to be paid to them under the Insurance Agreement, the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable;

     o on the Distribution Date following the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining in the trust; or o upon the purchase of the receivables by the servicer in connection with an Optional Termination.

     The indenture trustee and the owner trustee will give written notice of termination to each Noteholder and Certificateholder, as the case may be.

     Amendment of Trust Agreement

     The owner trustee, on behalf of the trust, and the depositor may, without the consent of the Securityholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, amend the Trust Agreement for the purpose of curing any ambiguity, correcting or supplementing any provision of the Trust Agreement which may be inconsistent with any other provision of the Trust Agreement or this prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Securityholders which will not be inconsistent with other provisions of the Trust Agreement; provided, however, that no such amendment may materially adversely affect the interests of any Securityholder. An amendment will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the owner trustee an opinion of counsel to that effect.

     The owner trustee, on behalf of the trust, and the depositor may, with the consent of the holders of Notes evidencing not less than a majority of the Note Balance or, if the Notes have been paid in full, holders of Certificates evidencing not less than a majority of the Certificate Balance, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, amend the Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the Securityholders, or change the Interest Rate applicable to any class of Notes or the Certificate Rate without the consent of all Securityholders adversely affected by the amendment or

     o reduce the percentage of the Note Balance or the Certificate Balance the consent of the holders of which is required for any amendment to the Trust Agreement without the consent of all Securityholders.

     No amendment to the Trust Agreement will be permitted unless an opinion of counsel is delivered to the owner trustee and the insurer to the effect that the amendment will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the trust. No amendment to the Trust Agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

                                 Use of Proceeds

     The net proceeds to be received from the [initial] sale of the Securities will be applied by the depositor towards the purchase of the receivables. [In cases where this prospectus supplement is used in connection with a market making transaction in the Securities, the net proceeds from those sales of the Securities will be paid to the party selling Securities in that transaction which may be [name of affiliated underwriter] if it is acting as principal. The depositor will not receive any proceeds from the sale of the Securities in market making transactions.]

                    Material Federal Income Tax Consequences

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and federal tax counsel for the trust, for federal income tax purposes, the Notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. If you purchase Certificates, you agree by your purchase that you will treat the Certificates as indebtedness for federal income tax purposes. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" in the prospectus. If the Internal Revenue Service successfully asserted that the Certificates were properly treated as equity for federal income tax purposes, the trust would be treated as a partnership and the Certificates would be treated as partnership interests in the trust for federal income tax purposes. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" in the prospectus.

                              ERISA Considerations

     The Notes

     The Notes may, in general, be purchased by, on behalf of or with "plan assets" of Plans. Although we cannot assure you in this regard, the Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the Notes:

     o are expected to be treated as indebtedness under local law and will, in the opinion of federal tax counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus) and

     o    should not be deemed to have any "substantial equity features".

     See "ERISA Considerations" in the prospectus.

     However, the acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any Certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities--for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." Each investor in a Note, by its acceptance of the Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or its acquisition and holding of the Note satisfy the requirements for exemptive relief under one of the foregoing exemptions. In this regard, no person may acquire more than 49.9% of the Certificates.

     Because the trust, the servicer, the Trustees, the underwriters, any provider of credit support or any of their affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any investor considering a purchase of Notes using plan assets should consult with its counsel if the trust, the servicer, any Trustee, any underwriter, any provider of credit support or any of their affiliates has investment authority with respect to such assets. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

     The Certificates

     Although the Certificates may be treated as debt for tax purposes, we believe that for ERISA purposes the Certificates constitute equity interests in the trust. Therefore ownership of Certificates by Plans may cause the assets of the trust to constitute plan assets of Plans, and to be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Consequently, Plans may not acquire Certificates.

     In addition, investors other than Plans should be aware that a prohibited transaction under ERISA and the Internal Revenue Code could be deemed to occur if any holder of the Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules.

     Each purchaser of Certificates will be deemed to represent and certify that it is not a Plan, and is not acquiring such Certificates on behalf of, or with plan assets of, any Plan. In addition, each purchaser of Certificates will be deemed to represent and certify that its acquisition of Certificates will not cause it to hold more than 49.9% of the Certificate Balance as of the Closing Date.

     For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the prospectus.

                                  Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the note underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, and each of those note underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

                          Principal      Principal       Principal     Principal
                          Amount of      Amount of       Amount of     Amount of
                          Class A-1      Class A-2       Class A-3     Class A-4
Note Underwriters           Notes          Notes           Notes         Notes
-----------------       ------------  ------------    ------------  ------------
Morgan Stanley & Co.    $             $               $             $
Incorporated            ------------  ------------    ------------  ------------

     Total              $             $               $             $
                        ============  ============    ============  ============

     The depositor has been advised by the underwriters of the Notes that they propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, the public offering prices may change.

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to the certificate underwriter named below, and the certificate underwriter has agreed to purchase, the initial principal amount of the Certificates set forth below opposite its name.

                                                                 Principal
                                                                 Amount of
     Certificate Underwriter                                   Certificates
     ------------------------------------------------           ------------
     Morgan Stanley & Co. Incorporated                          $

     The depositor has been advised by the certificate underwriter that it proposes initially to offer the Certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the Certificates, the public offering price may change. The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes or the Certificates, as the case may be, shall be as follows:

                                                   Selling
                                                  Concessions       Reallowance
                                                 not to exceed     not to exceed
                                                 -------------     -------------
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Certificates...............................      %                  %

     The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters or their affiliates.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closings of the sale of each class of Notes and the Certificates are conditioned on the closing of the sale of each other class of Notes and the Certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

     [The offers and sales related to the prospectus supplement and the attached prospectus may be used by [_______] in connection with market making transactions in the Securities. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the servicer], and therefore may also be viewed as an affiliate of the trust.]

                                 Legal Opinions

     Certain legal matters relating to the Securities, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                                     Experts

     The consolidated balance sheets of the insurer and its consolidated subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, have been incorporated by reference in this prospectus supplement in reliance on the report of _________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               Glossary of Terms

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Securities."

     "Administration Agreement" means the Administration Agreement, dated as of ______________, among the administrator, the depositor, the trust and the indenture trustee, as amended or supplemented.

     "Administrator" means _______, as administrator under the Administration Agreement.

     "APR" of a receivable means the annual percentage rate of finance charges stated in such receivable.

     "Available Collections" means, with respect to any Distribution Date, the sum of Available Interest and Available Principal.

     "Available Funds" means, for any Distribution Date, the sum of Available Collections, the Policy Claim Amount, the Reserve Fund Draw Amount and, if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

     "Available Interest" means, with respect to any Distribution Date, the total of the following amounts allocable to interest received by the servicer on or in respect of the receivables during the related Collection Period: (i) the sum of the interest component of all (a) collections on or in respect of all receivables, including extension fees, (b) Net Liquidation Proceeds, (c) any amounts payable or any payment made under any insurance policy with respect to a receivable covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Asset or obligor and (d) Repurchase Payments plus (ii) any earnings on investment of funds in the accounts (other than the Reserve Fund), net of losses and investment expenses.

     "Available Principal" means, with respect to any Distribution Date, the total of the following amounts allocable to principal received by the servicer on or in respect of the receivables during the related Collection Period: the sum of the principal component of all (i) collections on or in respect of all receivables, (ii) Net Liquidation Proceeds, (iii) any amounts payable or any payment made under any insurance policy with respect to a receivable covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Asset or obligor and (iv) Repurchase Payments.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York are authorized by law, regulation or executive order to be closed.

     "Certificate Balance" means, with respect to the Certificates, initially, $______, and thereafter, the initial Certificate Balance of the Certificates, reduced by all amounts allocable to principal previously distributed to the Certificateholders.

     "Certificate Distribution Account" means the account established and maintained by the servicer in the name of the owner trustee pursuant to the Trust Agreement for the benefit of the Certificateholders.

     "Certificate Final Distribution Date" means the ______________ Distribution Date.

     "Certificate Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Period at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date after giving effect to all payments of principal to Certificateholders on such Distribution Date (or, in the case of the first Distribution Date, on the initial Certificate Balance).

     "Certificate Principal Distributable Amount" means, with respect to (i) any Distribution Date prior to which the Note Balance has been reduced to zero, zero and (ii) for any Distribution Date on or after which the Note Balance has been reduced to zero, the lesser of:

     o the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Certificateholders on such Distribution Date; and

     o the excess of the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Certificateholders on such Distribution Date over the Pool Balance as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount for the related Distribution Date;

provided, however, that the Certificate Principal Distributable Amount payable to the Certificateholders on the Certificate Final Distribution Date will equal the greater of the amount described above and the amount that is necessary, after giving effect to all payments of principal to the Certificateholders on such Distribution Date, to reduce the Certificate Balance to zero.

     "Certificate Rate" means ___% per annum. "Certificateholders" means holders of record of the Certificates.

     "Certificates" means the $________ aggregate principal amount of the trust's ___% Asset Backed Certificates.

     "Class A-1 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-1.

     "Class A-2 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-2.

     "Class A-3 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-3.

     "Class A-4 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-4.

     "Closing Date" means the date on which the Securities are initially issued.

     "Collection Account" means an account, held in the name of the indenture trustee and for the benefit of the insurer and the Securityholders, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the months of ________ an________ .

     "Credit and Collection Policy" means the credit, collection and customer service policies of the seller relating to the receivables as described in the Sale and Servicing Agreement, delivered by the seller to the servicer, as the same may be amended or modified from time to time; provided, however, so long as no Insurer Default has occurred and is continuing, no material changes will be made without the insurer's consent, such consent not to be unreasonably withheld.

     "Cutoff Date" means the close of business on _______________.

     "Cutoff Date Pool Balance" means $______, the aggregate unpaid Principal Balance of the receivables as of the Cutoff Date.

     "Dealer" means the dealer of motor vehicles who sold a Financed Asset and who originated and assigned the receivable relating to the Financed Asset to ________________ under an existing agreement between the dealer and ________.

     "Defaulted Receivable" means a receivable (other than a Repurchased Receivable) with respect to which the earliest of the following has occurred:

     o    $_________ or more of any payment remains unpaid for __ or more days;

     o the servicer has determined in accordance with the Credit and Collection Policy that eventual payment in full is unlikely; or

     o the servicer has repossessed and sold the related Financed Asset or repossessed and held the related Financed Asset in its repossession inventory for __ days.

     "Determination Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

     "Distribution Date" means, with respect to any Collection Period, the __ day of the next succeeding month or, if such day is not a Business Day, the next succeeding Business Day, commencing ______.

     "Event of Default" means an event of default under the Indenture, as described under "Description of the Indenture--Events of Default."

     "Event of Servicing Termination" means a Servicer Termination Event as described under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination."

     "Final Distribution Date" means, for each class of Notes and the Certificates, the related date set forth in "Summary--Basic Terms of the Securities" or, if any such date is not a Business Day, the next succeeding Business Day.

     "Financed Assets" means the new or used motor vehicles financed by the receivables.

     "Indenture" means the Indenture, dated as of _________, between the trust and the indenture trustee, as amended or supplemented.

     "indenture trustee" means ______________, a national banking association, as trustee under the Indenture.

     "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among ____________, the trust, the depositor and ______, in its individual capacity and as seller and servicer, as amended or supplemented.

     "Insurance Payment Amount" means, for any Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates plus the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the insurer under the Insurance Agreement and the other transaction documents.

     "Insurance Policy" means the irrevocable financial guaranty insurance policy issued by the insurer, dated the Closing Date, in respect of the Securities.

     "Insurer" means _____________, and its successors.

     "Insurer Default" means the insurer shall fail to make any payment required under the Insurance Policy in accordance with its terms or an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the insurer.

     "Interest Period" means, with respect to any Distribution Date and (i) the Class A-1 Notes, the period from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date, and (ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates, the monthly period based on the assumption of 30 days in each month from and including the __ day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the __ day of the month in which the current Distribution Date occurs.

     "Interest Rate" means, with respect to any class of Notes, the interest rate for that class set forth under "Description of the Notes--Payments of Interest."

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Liquidation Proceeds" means the sum of the proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the servicer in accordance with its customary servicing procedures in connection with such liquidation.

     "Note Balance" means, at any time, the aggregate principal amount of all Notes outstanding at such time.

     "Note Distribution Account" means the account established and maintained by the servicer in the name of the indenture trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

     "Note Monthly Interest Distributable Amount" means, for any Distribution Date, the sum of the interest payable on that Distribution Date on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Note Principal Distributable Amount" means, for any Distribution Date, the lesser of:

     o the Note Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date or the Note Balance as of the Closing Date in the case of the first Distribution Date; and

     o the excess of the Note Balance and the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date, or as of the Closing Date in the case of the first Distribution Date, over the Pool Balance as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount for the related Distribution Date;

provided, however, that the Note Principal Distributable Amount on the Final Distribution Date for any class of Notes will equal the greater of the amount described above and the outstanding principal balance of that class of Notes as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date.

     "Noteholders" means holders of record of the Notes.

     "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Optional Termination" means the exercise by the servicer of its option to purchase all remaining receivables from the trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the Cutoff Date Pool Balance.

     "owner trustee" means ________, a ________, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Internal Revenue Code.

     "Policy Claim Amount" means, with respect to each Distribution Date, the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the sum of Available Collections plus the Reserve Fund Draw Amount for that Distribution Date.

     "Pool Balance" means, as of any date, the aggregate Principal Balance of the receivables (exclusive of all Repurchased Receivables for which the seller or the servicer has paid the Repurchase Payment, Defaulted Receivables and receivables sold or otherwise liquidated by the indenture trustee pursuant to the Indenture) as of the close of business on such date; except that reference to the Pool Balance as of the first day of a Collection Period will mean the Pool Balance as of the opening of business on such first day.

     "Principal Balance" means, with respect to any receivable as of any date, the amount financed minus the sum of the following amounts: (i) that portion of all scheduled payments received on or prior to such date allocable to principal, computed in accordance with the [simple interest] method, (ii) any Repurchase Payment with respect to such receivable allocable to principal and (iii) any full or partial prepayments or other payments applied to reduce the unpaid principal balance of such receivable; provided, however, that the Principal Balance of a Defaulted Receivable or a Repurchased Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable or a Repurchased Receivable, as the case may be.

     "PTCE" means Prohibited Transaction Class Exemption.

     "Rating Agency" means Moody's and Standard & Poor's.

     "Receivables" means the motor vehicle and marine retail installment sale contracts transferred by the depositor to the trust.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of ________, between the seller and the depositor, as amended or supplemented.

     "Record Date" means, with respect to any Distribution Date, the close of business on the day immediately preceding that Distribution Date or, if the related Securities are issued as definitive securities, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs.

     "Repurchase Payment" means, with respect to any Distribution Date and to a Repurchased Receivable purchased by the servicer or the seller as of the end of the related Collection Period, the sum of (i) the unpaid principal balance owed by the related obligor in respect of such receivable and (ii) interest on such unpaid principal balance at a rate equal to the APR of the related receivable to the last day of such Collection Period.

     "Repurchased Receivable" means a receivable which the seller or the servicer is required to purchase pursuant to the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, or which the servicer has elected to purchase pursuant to the Sale and Servicing Agreement in connection with an Optional Termination.

     "Required Payment Amount" means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (6) under "Application of Available Funds--Priority of Distributions."

     "Required Reserve Fund Balance" means, with respect to any Distribution Date, the greater of an amount equal to--

     o % of the Pool Balance as of the last day of the related Collection Period; and

     o    % of the Cutoff Date Pool Balance;

provided, however, the Required Reserve Fund Balance shall equal the amount required to be on deposit in the Reserve Fund under the Insurance Agreement in the event of the occurrence of certain events specified therein; provided, further, however, that the Required Reserve Fund Balance for any Distribution Date will not exceed the principal balance of the Securities as of that Distribution Date, after giving effect to all payments of principal made to the Securityholders on that Distribution Date.

     "Reserve Fund" means the account established and maintained by the servicer in the name of the indenture trustee into which the trust will deposit the Reserve Fund Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

     "Reserve Fund Amount" means, with respect to any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date, including all interest and other investment earnings earned on amounts on deposit therein during the related Collection Period, net of losses and investment expenses.

     "Reserve Fund Draw Amount" means, with respect to any Distribution Date, the lesser of (i) the amount, if any, by which the sum of the Required Payment Amount plus the Insurance Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date and (ii) the Reserve Fund Amount for that Distribution Date (before giving effect to any deposits to or withdrawals from the Reserve Fund on such Distribution Date).

     "Reserve Fund Initial Deposit" means $_________ .

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of ________, among the trust, the depositor and __________, as seller and servicer, as amended or supplemented.

     "Securities" means the Notes and the Certificates.

     "Securityholders" means the Noteholders and Certificateholders.

     "seller" means ___________, and its successors.

     "servicer" means ___________, as servicer under the Sale and Servicing Agreement.

     "Servicer Termination Event" means a servicer termination event under the Sale and Servicing Agreement, as described under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination."

     "Servicing Fee" means a fee payable to the servicer on each Distribution Date for the related Collection Period for servicing the receivables which is equal to 1/12 of ___% of the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

     "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., and its successors.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of ________, between the depositor and the owner trustee, as amended or supplemented.

     "Yield Supplement Overcollateralization Amount" means, with respect to any Distribution Date, the amount specified in "Description of the Receivables Transfer and Servicing Agreements--Yield Supplement Overcollateralization Amount" with respect to that Distribution Date.

                                     ANNEX I

          Global Clearance, Settlement and Tax Documentation Procedures

     The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

     See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for further information.

     Exemption For Non-United States Persons. Non-United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption For Non-United States Persons With Effectively Connected Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the globally-offered securities and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Exemption or Reduced Rate For Non-United States Persons Resident in Treaty Countries. Non-United States Persons that are beneficial owners of the globally-offered securities and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption For United States Persons. United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 ECI and Form W-8 BEN are effective from the date the form is signed through the end of the third succeeding calendar year.


                                     S-I-1

     This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read "Material Federal Income Tax Consequences" in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

                                    S-I-1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                                         Prospectus Supplement
                                                         Version #2b



                             Subject to Completion
            Preliminary Prospectus Supplement dated April 21, 2003


Prospectus Supplement
(To Prospectus dated       , 200_)

                               $
                      [_____________________] Trust 200-
                     $ Class A %Asset Backed Certificates
                     $ Class B %Asset Backed Certificates

                        [_____________________________]
                              Seller and Servicer

                      Morgan Stanley ABS Capital II Inc.
                                   Depositor
                              ___________________

                                                                                Underwriting
                                                                               Discounts and           Net Proceeds
                                                            Price               Commissions            to Depositor
                                                    __________________     _____________________   __________________

Class A Certificates...........................     $      (   )%          $      (   )%           $      (   )%
Class B Certificates...........................     $      (   )%          $      (   )%           $      (   )%
    Total......................................     $                      $                       $
                                                ___________________

     The proceeds to the depositor listed in the table are before deducting
expenses payable by the depositor estimated to be $   .

     The primary assets of the trust are a pool of loans made to finance the retail purchase of new or used [automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles and recreational vehicles].

     The price of the certificates will also include accrued interest, if any, from the date of initial issuance. Distributions on the certificates will be made on the day of each month or, if not a business day, on the next business day, beginning .

      [This prospectus supplement and the attached prospectus may be used by [______], which is an affiliate of [ ] and therefore may also be viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the class A certificates. These transactions will be at prevailing market prices at the time of sale. [ ] may act as principal or agent in these transactions.]

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                ___________________

                                Morgan Stanley

_________, 200_


                               Table of Contents

                                                                                                               Page

Reading These Documents...........................................................................................S-3
Summary...........................................................................................................S-4
Risk Factors.....................................................................................................S-10
The Trust........................................................................................................S-11
The Receivables Pool.............................................................................................S-12
     Criteria Applicable to Selection of Receivables.............................................................S-12
     Weighted Average Life of the Certificates...................................................................S-16
     Delinquency, Credit Loss and Recovery Information...........................................................S-19
The Seller.......................................................................................................S-20
     General.....................................................................................................S-20
     Underwriting Procedures.....................................................................................S-20
The Depositor....................................................................................................S-20
The Servicer.....................................................................................................S-20
     General.....................................................................................................S-20
     Collection and Repossession Procedures......................................................................S-20
     Insurance...................................................................................................S-20
     Extensions..................................................................................................S-20
     Methods of Vehicle Disposal.................................................................................S-20
Computing Your Portion of the Amount Outstanding on the Certificates.............................................S-20
Maturity and Prepayment Considerations...........................................................................S-21
Description of the Certificates..................................................................................S-21
     Book-Entry Securities; Record Date; Denomination............................................................S-22
     Distributions on Certificates...............................................................................S-22
     Statements to Certificateholders............................................................................S-24
     Subordination of Class B Certificates.......................................................................S-24
     Optional Prepayment.........................................................................................S-25
     Servicing Compensation and Expenses.........................................................................S-25
     Rights Upon Event of Servicing Termination..................................................................S-25
     Waiver of Past Events of Servicing Termination..............................................................S-25
     Reserve Fund................................................................................................S-25
Material Federal Income Tax Consequences.........................................................................S-26
Use of Proceeds..................................................................................................S-26
ERISA Considerations.............................................................................................S-27
     Class A Certificates........................................................................................S-27
     Class B Certificates........................................................................................S-27
Underwriting.....................................................................................................S-28
Legal Opinions...................................................................................................S-30
Glossary of Terms................................................................................................S-30
Annex I - Form of Investment Letter-Class B Certificates.........................................................S-I-1

                            Reading These Documents

     We provide information on your securities in two separate documents that offer varying levels of detail:

     1. Prospectus--provides general information, some of which may not apply to the certificates.

     2. Prospectus Supplement--provides a summary of the specific terms of the certificates.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in this document and in the prospectus to locate the referenced sections.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not offering the securities in any state in which the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

                                    Summary

     The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Basic Terms of the Certificates:
Issuer/Trust:                                   ____________ Trust 200_-
Seller and Servicer:                            ______________________________________________
Depositor:                                      Morgan Stanley ABS Capital II Inc.
Trustee:                                        ______________________________________________
Cutoff Date:                                    ____________, 200__
Receivables:                                    Motor vehicle installment loans
Credit Enhancement:                             For class A certificates, the subordination of class B certificates
                                                For both class A certificates and class B certificates, a reserve fund
Certificates to be offered:
Class A certificates:                           $_________
Class B certificates:                           $_________
Interest Rates:
Class A certificates:                           ___%
Class B certificates:                           ___%
Interest Basis:                                 A 360-day year of twelve 30-day months
Distribution Dates:                             The ___th day of each month (or, if the ___th day is not a business day, the next succeeding business day)
First Distribution Date:                        _________, 200_
Final Scheduled Distribution Dates:
Class A certificates:                           _________, 200_
Class B certificates:                           _________, 200_
Closing Date:                                   _________, 200_
Clearance and Settlement:                       The Depository Trust Company, Clearstream and Euroclear

The Trust

     ____________ Trust 200 - will be formed pursuant to a pooling and servicing agreement dated as of 1, 200 , among the depositor, the seller, the servicer and the trustee. The trust will use the proceeds from the issuance and sale of the certificates to purchase from the depositor a pool of motor vehicle installment loans which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

Seller and Servicer

     ____________   has  purchased  the  receivables  from  ,  will  sell  the receivables and certain related property to the depositor and will act as servicer with respect to the receivables on behalf of the trust. `s principal executive office is located at .

Depositor

     Morgan Stanley ABS Capital II Inc., the depositer, will transfer the receivables and related property to the trust. The depositor's principal executive office is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) __________.

Property of the Trust

     The property of the trust will include the following:

          o    the receivables and the collections on the receivables after   ,
               200 ;

          o    security interests in the vehicles financed by the receivables;

          o    bank accounts (other than the reserve fund);

          o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

          o    other rights under documents relating to the receivables.

Payments on the Certificates

     Monthly Interest Payments

     On each distribution date the trust will pay accrued and unpaid interest on the class A certificates and the class B certificates. Interest on the class B certificates is subordinated to interest on the class A certificates and will not be paid on any distribution date until interest on the class A certificates has been paid in full.

     Monthly Principal Payments

     On each distribution date the amount required to be paid as principal of the class A certificates will equal the sum of:

          o the class A percentage of the available principal plus the class A percentage of realized losses,

          o the class A percentage of the available principal for any prior distribution date and the class A percentage of realized losses for any prior distribution date, in each case only to the extent, if any, that they have not already been distributed to the class A certificateholders and

          o if that distribution date is the final scheduled distribution date, the additional amount, if any, needed to reduce the certificate balance of the class A certificates to zero.

     On each distribution date the amount required to be paid as principal of the class B certificates will equal the sum of:

          o the class B percentage of the available principal plus the class B percentage of realized losses,

          o the class B percentage of the available principal for any prior distribution date and the class B percentage of realized losses for any prior distribution date, in each case only to the extent, if any, that they have not already been distributed to the class B certificateholders, and

          o if that distribution date is the final scheduled distribution date, the additional amount, if any, needed to reduce the certificate balance of the class B certificates to zero.

     For a more detailed description of the priority of distributions and the allocation of funds on each Payment Date, see "Description of the Certificates--Distributions on Certificates".

Credit Enhancement

     The credit enhancement for the certificates will be as follows:

     Subordination of Principal and Interest

     Payments of interest on the class B certificates will be subordinated to payments of interest on the class A certificates. Payments of principal on the class B certificates will be subordinated to payments of interest and principal on the class A certificates.

     Reserve Fund

     On the closing date, the seller will deposit $    to the reserve fund for
the trust.

     On each distribution date, if collections on the receivables are insufficient to pay the servicing fee, interest on the certificates and principal on the certificates, the trustee will withdraw funds from the reserve fund, to the extent available, to distribute such amounts.

     The balance required to be on deposit in the reserve fund will be the greater of (a) % of the outstanding principal balance of the receivables and
(b) % of the principal balance of the receivables as of    .

     On each distribution date, the trust will distribute funds on deposit in the reserve fund in excess of the required balance to the seller.

     For a more detailed description of the deposits to and withdrawals from the reserve fund, see "Description of the Certificates--Reserve Fund".

Optional Termination

     The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is % or less of the aggregate principal balance of the receivables as of . The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon. The trust will apply such payment to the payment of the certificates in full.

Servicer of the Receivables

     The trust will pay the servicer a servicing fee on each distribution date equal to 1/12 of % of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

Ratings

     It is a condition to the issuance of the certificates that:

          o the class A certificates be rated in the highest long-term rating category by at least two nationally recognized rating agencies and

          o the class B certificates be rated " " or its equivalent by at least two nationally recognized rating agencies.

     A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

No Listing on an Exchange

     The certificates will not be listed on an exchange or quoted on an automated quotation system of a registered securities association.

     For a discussion of the risks associated with these certificates, see "Risk Factors".

Minimum Denominations

     $1,000 and integral multiples thereof

Required Representations from Purchasers of the Class B Certificates

     To purchase class B certificates, you and anyone to whom you assign or sell the class B certificates must:

     (1) represent and certify under penalties of perjury that you are a United States person and

     (2) represent and certify that you

         (a) are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing class B certificates on behalf of such a plan or arrangement or

         (b) are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

     You can find a form of the representation letter an investor in the class B certificates will have to sign in Annex I to this prospectus supplement.

Investment in the Securities

     There are material risks associated with an investment in the securities.

     For a discussion of the risk factors which should be considered in deciding whether to purchase any of the securities, see "Risk Factors".

Tax Status

     In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes the trust will be characterized as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.

     Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer.

ERISA Considerations

Class A certificates                 The class A certificates
                                     are generally eligible for purchase by or with plan assets of employee benefit plans and individual retirement accounts, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

Class B certificates                 The class B certificates
                                     may not be acquired by or with plan
                                     assets of an employee benefit plan or an individual retirement account, except that, an insurance company using its general account may acquire the class B certificates subject to the considerations and conditions discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                 Risk Factors

     You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of these certificates. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in these certificates.

Subordination of the class B             Distributions of interest and principal on the class B certificates will be
certificates to the class A              subordinated in priority of payment to interest and principal due on the class A
certificates increases the               certificates. Consequently, the class B certificate-holders will not receive any
risk of the class B                      distributions of interest with respect to a collection period until the full
certificates not receiving               amount of interest on the class A certificates due on such distribution date has
full distribution of interest            been paid. The class B certificateholders will not receive any distributions of
and principal                            principal until the principal on the class A certificates due on such distribution date has been paid in full.

Geographic concentration may             As of , 200 , the servicer's records indicate that the locations of the
result in more risk to you               obligors of the receivables were in the following states:

                                                                                                   Percentage of Aggregate
                                                                                                          Principal
                                                                                                           Balance
                                                                                                   ________________________
                                                                                                                          %

                                                                                                                          %

                                                                                                                          %

                                                                                                                          %

                                         No other state, by billing addresses at the time of origination,
                                         constituted more than 10% of the balance of the receivables as of        .
                                         Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or
                                         repossession experience of the trust.

[Value of interest only                  [The yield to investors in the class certificates will be interest only
certificates will generally              certificates and will be sensitive to the rate of principal payments (including
decrease if the rate of                  prepayments) of the receivables (particularly those with high interest rates),
prepayments increases]                   which generally can be prepaid at any time. In general,
                                         receivables with higher interest rates tend to prepay at
                                         higher rates than receivables with relatively lower interest rates in response to a given change in market interest rates. As a result, the receivables with higher interest rates may prepay at higher rates, thereby reducing the yield to maturity on the class certificates.]



[Value of principal only                 [The class     certificates will be "principal only" certificates and will not
certificates will generally              bear interest. Lower than anticipated rate of principal payments (including
decrease if the rate of                  prepayments) on the receivables will have a negative effect on the yield to
prepayments decreases]                   investors in the class      certificates.]

The certificates will not be             The trust will not apply to list the certificates on an exchange or quote them in
listed on an exchange and this           the automated quotation system of a registered securities association. The
may make the certificates                liquidity of certificates will therefore likely be less than what it would be in
difficult to sell or to obtain           the event that they were so listed or quoted, and        there may be no
your desired price                       secondary market for the certificates. As a result, you may not be able to sell your certificates when you want to do so, or you may not be able to obtain the price that you wish to receive.

                                         See "Risk Factors--You may have
                                         difficulty selling your securities or
                                         obtaining your desired price" in the
                                         prospectus.

     Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms on page S-30 and on page 89 of the prospectus.

                                   The Trust

     Morgan Stanley ABS Capital II Inc. will establish the Trust 200 - by
assigning the receivables to the trust in exchange for the     % Asset-Backed
Certificates, Class A and the % Asset-Backed Certificates, Class B. The depositor will acquire the receivables from the Seller under the receivables purchase agreement.

     The servicer will service the receivables pursuant to the pooling and servicing agreement and will be compensated for acting as the servicer.

     If the protection provided to the certificateholders by the Reserve Fund and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles which secure Defaulted Receivables. In such event, certain factors, such as the trust's not having first priority perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the financed vehicles securing the receivables, and thus may reduce the proceeds to be distributed to certificateholders with respect to the certificates.

     Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of fixed rate [simple interest] installment loans for the purchase of new and used new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or recreational vehicles.

     The trust property will also include:

          o    all monies received on the receivables on or after the Cutoff
               Date;

          o such amounts as from time to time may be held in the Collection Account, a distribution account for the Class A
               Certificateholders and a distribution account for the Class B Certificateholders;

          o    security interests in the vehicles securing the receivables;

          o    the benefit of the right to payments from the Reserve Fund;

          o an assignment of the rights of the seller to receive proceeds from claims on theft, physical damage, credit life and credit disability insurance policies covering the financed vehicles or the obligors, as the case may be, to the extent that such insurance policies relate to the receivables; and

          o the rights of the trust against the seller and the servicer under the pooling and servicing agreement.

     The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                             The Receivables Pool

     The trust will own a pool of receivables consisting of installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of receivables which [will be][have been] purchased by the depositor from the seller, which purchased the receivables, directly or indirectly, from dealers in the ordinary course of business or in acquisitions, and which the depositor will transfer to the trust on the Closing Date. The receivables will include payments on the receivables which are made on or after the Cutoff Date.

Criteria Applicable to Selection of Receivables.

     The receivables were selected for inclusion in the trust by several criteria, some of which are set forth in the prospectus under "The Receivables Pools". These criteria include the requirement that each receivable:

          o    has a remaining maturity, as of the Cutoff Date, of at least
                   months and not more than    months;

          o    with respect to loans secured by new financed vehicles,
               had an original maturity of at least months and not more
               than    months; with respect to loans secured by used financed
               vehicles, had an original maturity of at least months
               and not more than    months;

          o is a fully-amortizing, fixed rate [simple interest] loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a Contract Rate that
               equals or exceeds   % per annum, is not secured by any interest
               in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

          o is secured by a financed vehicle that, as of the Cutoff Date, had not been repossessed without reinstatement;

          o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cutoff Date;

          o    has no payment more than   days past due as of the Cutoff Date;
               and

          o    has a remaining principal balance, as of the Cutoff Date, of at
               least $    .

     No selection procedures believed by the seller to be adverse to the certificateholders were utilized in selecting the receivables. No receivable
has a scheduled maturity later than    .

     The composition of the receivables as of the Cutoff Date is as follows:

Aggregate Principal Balance                           $
Number of Receivables
o    Average Principal Balance                        $
     (Range)                                          $    to $
o    Average Original Amount Financed                 $
     (Range)                                          $    to $
o    Weighted Average Interest Rate                     %
     (Range)                                            %  to     %
o    Weighted Average Original Term                     months
     (Range)                                            months to       months
o    Weighted Average Remaining Term                    months
     (Range)                                            months to      months
o    Percentage of Aggregate Principal Balance          % /    %
     of Receivables for New/Used Vehicles

     The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cutoff Date are set forth in the following tables based on the location of the obligors on the receivables at the time each receivable was originated.


     Geographic Distribution of the Receivables Pool as of the Cutoff Date

                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------
Alabama....................


                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------

Alaska.....................
Arizona....................
Arkansas...................
California.................
Colorado...................
Connecticut................
Delaware...................
District of Columbia.......
Florida....................
Georgia....................
Hawaii.....................
Idaho......................
Illinois...................
Indiana....................
Iowa.......................
Kansas.....................
Kentucky...................
Louisiana..................
Maine......................
Maryland...................
Massachusetts..............
Michigan...................
Minnesota..................
Mississippi................
Missouri...................
Montana....................
Nebraska...................
Nevada.....................
New Hampshire..............
New Jersey.................
New Mexico.................
New York...................
North Carolina.............
North Dakota...............
Ohio.......................
Oklahoma...................
Oregon.....................
Pennsylvania...............
Rhode Island...............
South Carolina.............
South Dakota...............
Tennessee..................
Texas......................
Utah.......................
Vermont....................
Virginia...................


                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------

Washington.................
West Virginia..............
Wisconsin..................
Wyoming....................


                Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

                                                      Percentage of                                   Percentage of
Remaining                                               Aggregate               Aggregate               Aggregate
Term in                         Number of               Number of              Receivables        Receivables Principal
Months                         Receivables             Receivables          Principal Balance            Balance
-------------------         ----------------        -----------------      -------------------    ---------------------
                                                                    %      $                                          %

    Total                                                           %      $                                          %



                Distribution of the Contracts by Remaining Principal Balance as of the Cutoff Date

                                                      Percentage of                                   Percentage of
Remaining                                               Aggregate               Aggregate               Aggregate
Term in                         Number of               Number of              Receivables        Receivables Principal
Months                         Receivables             Receivables          Principal Balance            Balance
-------------------         ----------------        -----------------      -------------------    ---------------------
                                                                    %      $                                          %

    Total                                                           %      $                                          %

                      Distribution by Contract Rate of the Receivables as of the Cutoff Date


                                                                                                      Percentage of
                                                     Number of                Principal             Cutoff Date Pool
Contract Rate                                       Receivables                Balance                   Balance
                                               --------------------         --------------         -------------------
1.90% to 1.99%..........................
2.00% to 2.49%..........................
2.50% to 2.99%..........................
3.00% to 3.49%..........................
3.50% to 3.99%..........................
4.00% to 4.49%..........................
4.50% to 4.99%..........................
5.00% to 5.49%..........................
5.50% to 5.99%..........................
6.00% to 6.49%..........................
6.50% to 6.99%..........................
7.00% to 7.49%..........................
7.50% to 7.99%..........................
8.00% to 8.49%..........................
8.50% to 8.99%..........................
9.00% to 9.49%..........................
9.50% to 9.99%..........................
10.00% to 10.49%........................
10.50% to 10.99%........................
11.00% to 11.49%........................
11.50% to 11.99%........................
12.00% to 12.49%........................
12.50% to 12.99%........................
13.00% to 13.49%........................
13.50% to 13.99%........................
14.00% to 14.49%........................
14.50% to 14.99%........................
15.00% to 15.49%........................
15.50% to 15.99%........................
16.00% to 16.49%........................
16.50% to 16.99%........................
17.00% to 17.49%........................
17.50% to 17.99%........................
18.00% to 18.49%........................
18.50% to 18.99%........................
19.00% to 19.49%........................
19.50% to 19.99%........................
20.00%..................................
    Totals..............................

Weighted Average Life of the Certificates

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle loan receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of Certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their Certificates.

     The ABS table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the following assumed characteristics of the receivables--

          o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

          o payments on the Certificates are made on each Distribution Date (and each Distribution Date is assumed to be the fifteenth day of the applicable month);

          o the balance in the Reserve Fund on the Distribution Date is equal to the Specified Reserve Fund Balance; and

          o the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

     The ABS Table indicates the projected weighted average life of each class of Certificates and sets forth the percent of the initial Certificate Balance of each class of Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of the Cutoff Date.

                                                                              Original Term           Remaining Term
                                Aggregate             Contract Rate            to Maturity             to Maturity
Pool                        Principal Balance          of Interest             (In Months)             (In Months)
---------------------       -----------------         -------------           --------------         -----------------
1
2


                                                                              Original Term           Remaining Term
                                Aggregate             Contract Rate            to Maturity             to Maturity
Pool                        Principal Balance          of Interest             (In Months)             (In Months)
---------------------       -----------------         -------------           --------------         -----------------
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Certificates.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                              Percent Of Initial
                Certificate Balance at Various ABS Percentages

                                                                                Class B Certificates
                                                                               -----------------------
Distribution Date                                                              %      %      %      %
------------------------------------------------------------------------      ---    ---    ---    ---







Delinquency, Credit Loss and Recovery Information

     Set forth below is certain information concerning the experience of the seller pertaining to new and used vehicle receivables, including those previously sold which the seller continues to service. Percentages have been annualized for the months ended , 200 and 200 and are not necessarily indicative of the experience for the year. [Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.] Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs. All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. There can be no assurance that the delinquency, repossession and net loss experience on the receivables transferred to the trust will be comparable to that set forth below:


                            Delinquency Experience

                                                                          At
                                                         ---------------------------------------------------
                                                                     , 2001                       , 2000
                                                         -------------------------   -----------------------
                                                         Number of                   Number of
                                                         Contracts       Amount      Contracts      Amount
                                                         -----------  -----------   ------------  ----------
Portfolio                                                             $                           $
Period of Delinquency
   31-60 days
   61 Days or More
                                                         -----------  -----------   ------------  ----------
Total Delinquencies                                                   $                           $
Total Delinquencies as a Percent of the Portfolio                  %            %               %          %



                                                                           At December 31,
                                         ---------------------------------------------------------------------------------
                                                      , 2000                       , 1999                       , 1998
                                         -----------------------      --------------------------   -----------------------
                                         Number of                    Number of                    Number of
                                         Contracts       Amount       Contracts       Amount       Contracts       Amount
                                         ----------   ----------      ----------   ------------    -----------  ----------
Portfolio                                             $                            $                            $
Period of Delinquency
   31-60 days
   61 Days or More
                                         ----------   ----------      ----------   ------------    -----------  ----------
Total Delinquencies                                   $                            $                            $
Total Delinquencies as a                          %            %                %             %               %          %
Percent of the Portfolio

                      Credit Loss/Repossession Experience

                                               At         ,                   Year Ended December 31,
                                        -------------------------    ---------------------------------------
                                            2001          2000           2000          1999           1998
                                        -----------   -----------    ------------  ------------   ----------
Average Amount Outstanding During the
   Period                               $             $              $             $              $
Average Number of Contracts
   Outstanding During the Period
Percent of Contracts Acquired During
   the Period with Recourse to the
   Dealer                                          %             %             %              %             %
Repossessions as a Percent of Average
   Number of Contracts Outstanding                 %             %             %              %             %
Net Losses as a Percent of
   Liquidations                                    %             %             %              %             %
Net Losses as a Percent of Average
   Amount Outstanding                              %             %             %              %             %


     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                                  The Seller

     [DESCRIPTION OF SELLER AND ITS UNDERWRITING AND SERVICING STANDARDS]

General

Underwriting Procedures

                                 The Depositor

   Information regarding the depositor is set forth in the prospectus under the "The Depositor".

                                 The Servicer

           [DESCRIPTION OF THE SERVICER AND ITS SERVICING STANDARDS]

General

Collection and Repossession Procedures

Insurance

Extensions

Methods of Vehicle Disposal

                     Computing Your Portion of the Amount
                        Outstanding on the Certificates

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the Certificate Balance outstanding on your Certificates. See "Pool Factors and Trading Information" in the prospectus.

                    Maturity and Prepayment Considerations

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each Distribution Date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

     Since the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of Certificates could occur significantly earlier than the Final Scheduled Distribution Date.

     We expect that final payment of each class of Certificates will occur on or prior to the Final Scheduled Distribution Date. However, we cannot assure you that sufficient funds will be available to pay each class of Certificates in full on or prior to the Final Scheduled Distribution Date. If sufficient funds are not available, the final distribution in respect of each class of Certificates could occur later than such date.

     The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements-Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding principal amounts of the Certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the Certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of slower or faster repayments. You should consider--

          o in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and

          o in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                        Description of the Certificates

     We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the pooling and servicing agreement will be filed with the SEC after the trust issues the Certificates. We summarize the material terms of the Certificates below and under the headings "Certain Information Regarding the

Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the Certificates. We refer you to those documents. The following is a supplement to the description of the material terms and provisions of the Certificates of any series and the related pooling and servicing agreement provided under those sections of the prospectus. We refer you to those sections.

Book-Entry Securities; Record Date; Denomination

     The Certificates will be book-entry securities. Definitive certificates for the Certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities-Definitive Securities" in the prospectus. Distributions on the Certificates on a Distribution Date will be made to persons who were the holders of record on the day prior to the Distribution Date. You may purchase Certificates in denominations of $1,000 and integral multiples thereof.

Distributions on Certificates

     Deposits to Collection Account. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1)
if there is an event of servicing termination, (2) if    is no longer the
servicer or (3) if one of the other conditions set forth in the pooling and servicing agreement is not met.

     On or before the    th day of each month or, if such   th day is not a
Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

     (1)  the amount of aggregate collections on the receivables;

     (2)  the aggregate amount of Advances to be remitted by the servicer;

     (3) the aggregate Purchase Amount for the receivables to be repurchased by the seller or purchased by the servicer;

     (4)  the aggregate amount to be withdrawn from the Reserve Fund;

     (5) the aggregate amount to be distributed as principal and interest on the Certificates; and

     (6)  the Servicing Fee.

On or before the Business Day preceding each Distribution Date:

     (a) the servicer will cause all collections on the receivables, Liquidation Proceeds and recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts for the receivables to be purchased by the servicer on that date,

     (b) the seller will deposit into the Collection Account all Purchase Amounts of receivables to be repurchased by the seller on that date and

     (c) the servicer will deposit all Advances for the Distribution Date into the Collection Account.

     On each Distribution Date the servicer will allocate collections and Advances for the preceding calendar month (the Collection Period) to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables, including the interest portion of Purchase Amounts and Liquidation Proceeds on receivables designated as Defaulted Receivables in that Collection Period, and recoveries on receivables that were designated as Defaulted Receivables prior to that Collection Period, minus reimbursements to the servicer of its outstanding Advances. Available Principal includes principal collections on the receivables, including the principal portion of Purchased Amounts and Liquidation Proceeds on receivables designated as Defaulted Receivables in that Collection Period. A receivable will be designated as a Defaulted Receivable when the servicer determines that it is unlikely to be paid in full or when at least % of a scheduled payment is or more days delinquent at the end of a Collection Period.

     The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements-Advances" in the prospectus. We refer you to that section.

     Distributions. On each Distribution Date the trustee will make the following deposits and distributions, to the extent of Available Interest and any available funds in the Reserve Fund (net of investment earnings) remaining after such reimbursements (and, to the extent indicated in clause (2) below, the Class B Percentage of Available Principal), in the following order of priority:

     (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods,

     (2) to the distribution account for the Class A Certificateholders, first from Available Interest, then, if necessary, from any such funds in the Reserve Fund, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such Distribution Date and

     (3) to the distribution account for the Class B Certificateholders, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, the interest distributable on the Class B Certificates for such Distribution Date.

     The Class A Percentage is      % and the Class B Percentage is       %.

     The interest distributable on a class of Certificates on a Distribution Date will accrue on its Certificate Balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior Distribution Date (or the Closing Date in the case of the first Distribution Date) to but excluding the current Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     On each Distribution Date, the trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and any such funds in the Reserve Fund (to be applied in that order of priority) remaining after the application of clauses (1), (2) and (3) above, in the following order of priority:

     (1) to the distribution account for the Class A Certificateholders, the Class A Principal Distribution for such Distribution Date;

     (2) to the distribution account for the Class B Certificateholders, the Class B Principal Distribution for such Distribution Date;

     (3) to the Reserve Fund, any amounts remaining, until the amount on deposit in the Reserve Fund equals the Specified Reserve Fund Balance; and

     (4)  to the seller, any amounts remaining.

     On each Distribution Date, the trustee will distribute (i) to the Class A Certificateholders, all amounts on deposit in the distribution account for the Class A Certificateholders and (ii) to the Class B Certificateholders, all amounts on deposit in the distribution account for the Class B
Certificateholders.

     As an administrative convenience, the servicer will be permitted under certain circumstances to make deposits of Advances and Purchase Amounts for, or with respect to, a Collection Period net of payments to be made to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee and to the certificateholders as if all such deposits and payments were made on an aggregate basis for each type of payment or deposit.

Statements to Certificateholders.

     On each Distribution Date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

     The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the Certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of Certificates by a request in writing addressed to the trustee at its corporate trust office at .

Subordination of Class B Certificates

     The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of Class A Certificateholders to receive payments of interest. In addition, on each Distribution Date the Class B Certificateholders will not receive a distribution of principal until the Class A Certificateholders have received their distribution of interest and principal. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

Optional Prepayment

     If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, you will receive an amount in respect of your Certificates equal to the sum of:

     o the outstanding Certificate Balance of your Certificates together with accrued and unpaid interest at the rate of interest for your Certificates and

     o interest on any past due interest at the rate of interest for your Certificates, to the extent lawful.

     See "Description of the Receivables Transfer and Servicing
Agreements--Termination" in the prospectus.

Servicing Compensation and Expenses

     On each Distribution Date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

Rights Upon Event of Servicing Termination

     If an event of servicing termination occurs, the trustee or holders of Certificates evidencing not less than 25% of the aggregate principal balance of the receivables may remove the servicer without the consent of any of the other certificateholders.

Waiver of Past Events of Servicing Termination

     If an event of servicing termination occurs, holders of Certificates evidencing at least 51% of the aggregate principal balance of the receivables, subject to the exceptions provided in the pooling and servicing agreement, may waive any event of servicing termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

Reserve Fund

     Deposits to the Reserve Fund. The Reserve Fund will be funded by a deposit by the seller on the Closing Date in the amount of $ . The amount on deposit in the Reserve Fund may increase from time to time up to the Specified Reserve Fund Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates--Distributions" above.

     Withdrawals From the Reserve Fund. On each Distribution Date, the amount available in the Reserve Fund will equal the greater of (a) the amount on deposit in the Reserve Fund (exclusive of investment earnings) and (b) the Specified Reserve Fund Balance. The funds on deposit in the Reserve Fund (exclusive of investment earnings) may be deposited into the Collection Account to the extent described under "--Distributions on the Certificates--Distributions" above. Funds on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance will be paid to the seller.

     Investment. Amounts on deposit in the Reserve Fund will be invested by the Servicer at the direction of the seller in permitted investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Fund. Permitted investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each rating agency rating the Certificates confirms that such actions will not adversely affect its ratings of the Certificates, funds in the Reserve Fund may be invested in obligations that will not mature prior to the next Distribution Date and will not be sold to meet any shortfalls.

     Funds in the Reserve Fund Will be Limited. Amounts on deposit in the Reserve Fund from time to time are available to--

     o enhance the likelihood that you will receive the amounts due on your Certificates and

     o decrease the likelihood that you will experience losses on your Certificates.

     However, the amounts on deposit in the Reserve Fund are limited to the Specified Reserve Fund Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Fund, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Fund ultimately could result in losses on your Certificates.

     After the payment in full, or the provision for such payment of all accrued and unpaid interest on the Certificates and the outstanding Certificate Balance of the Certificates, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the seller.

                                Use of Proceeds

     The net proceeds to be received from the [initial] sale of the Certificates will be applied by the depositor towards the purchase of the receivables. [In cases where this prospectus supplement is used in connection with a market making transaction in the Certificates, the net proceeds from those sales of the Certificates will be paid to the party selling Certificates in that transaction which may be [name of affiliated underwriter] if it is acting as principal. The depositor will not receive any proceeds from the sale of the Certificates in market making transactions.]

                   Material Federal Income Tax Consequences

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and federal tax counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.

     Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. See "Material Federal Income Tax Consequences" in the prospectus.

                             ERISA Considerations

     For a general discussion of ERISA considerations in respect of the Certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

Class A Certificates

     The U.S. Department of Labor has granted an individual administrative exemption to Morgan Stanley & Co. Incorporated , Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1996) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     The Exemption applies to retail installment loans such as the receivables owned by the trust. A "Plan" is an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Internal Revenue Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA
Considerations--Certificates" in the prospectus.

     Before purchasing a Class A Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "Certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption would be met in the case of the Class A Certificates.

     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan, although a Plan that had purchased the certificate when it had a permitted rating would not be required by the Exemption to dispose of it.

Class B Certificates

     Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not meet the requirements of any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

     o the transferee is not a Plan or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer or

     o if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 and that the purchase and holding of the Certificates are covered under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition shall be void ab initio.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the applicability of the Exemption or a prohibited transaction class exemption, and the potential consequences in their specific circumstances, before making an investment in any of the offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the trust or the underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial Certificate Balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                                                   Certificate       Certificate
                                                                   Balance of         Balance of
                                                                     Class A           Class B
Underwriter                                                       Certificates       Certificates
------------------------------------------------------            -------------      -------------
Morgan Stanley & Co. Incorporated
                                                                  -------------      -------------
Total                                                             =============      =============




     The depositor has been advised by the underwriters that they propose to offer the Certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the Certificate Balance of each class of Certificates and as an aggregate dollar amount, shall be as follows:

                                                                     Selling           Selling
                                                                   Concessions       Concessions
                                                                  not to exceed     not to exceed
                                                                  -------------     -------------
Class A Certificates
Class B Certificates

     Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Certificates are new issues of securities and there currently is no secondary market for the Certificates. The underwriters for the Certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Certificates.

     The trustee and the servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund, as applicable, in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closing of the sale of each class of the Certificates is conditioned on the closing of the sale of the other class of Certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

     [The offers and sales related to the prospectus supplement and the attached prospectus may be used by [_______] in connection with market making transactions in the Certificates. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the servicer], and therefore may also be viewed as an affiliate of the trust.]

                                Legal Opinions

     Certain legal matters relating to the Certificates, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters relating to the Certificates will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                               Glossary of Terms

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms for the Prospectus" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables
Pool--Weighted Average Life of the Certificates".

     "ABS Table" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S2-20 of this prospectus supplement.

     "Advance" means, with respect to a receivable and a Distribution Date, the excess, if any, of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest over (b) the interest actually received by the servicer from the obligor or from payment of the Purchase Amount during or with respect to that Collection Period.

     "Available Interest" means, with respect to any Distribution Date, the excess of

     (a) the sum of:

          o    interest Collections for such Distribution Date,

          o all Advances made by the servicer for such Distribution Date and

          o beginning with the Collection Period for which the servicer shall not have made an Advance with respect to a receivable other than because such receivable was a Defaulted Receivable, net investment earnings on amounts on deposit in the Collection Account as of the last day of the related Collection Period, over

     (b) the amount of outstanding Advances to be reimbursed on or with respect to such Distribution Date.

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

          o that portion of all collections on the receivables allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures,

          o to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during that Collection Period and

          o all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period.

Available Principal on any Distribution Date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York are authorized by law, regulation or executive order to be closed.

     "Certificate Balance" means, with respect to a class of Certificates, the original Certificate Balance for that class as reduced by all prior distributions of principal to the holders of record of that class of Certificates. The original Certificate Balance of each class of Certificates is set forth on the cover of this prospectus supplement.

     "Certificates" means, collectively, the Class A Certificates and the Class B Certificates.

     "Class A Certificateholders" means the holders of record of Class A Certificates.

     "Class A Certificates" means the % Asset-Backed Certificates, Class A.

     "Class A Percentage" means       %.

     "Class A Principal Distribution" means, for a Distribution Date will equal the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior Distribution Date and the Class A Percentage of Realized Losses for any prior Distribution Date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that Distribution Date is the Final Scheduled Distribution Date, the additional amount, if any, needed to reduce the Certificate Balance of the Class A Certificates to zero.

     "Class B Certificateholders" means the holders of record of Class B Certificates.

     "Class B Certificates" means the % Asset-Backed Certificates, Class B.

     "Class B Percentage" means       %.

     "Class B Principal Distribution" means, for a Distribution Date will equal the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior Distribution Date and the Class B Percentage of Realized Losses for any prior Distribution Date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that Distribution Date is the Final Scheduled Distribution Date, the additional amount, if any, needed to reduce the Certificate Balance of the Class B Certificates to zero.

     "Closing Date" means              .

     "Collateral Agent" means     and its successors and assigns as the
collateral agent to which the funds and investments in the Reserve Fund have been pledged for the benefit of the certificateholders.

     "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to a Distribution Date, the calendar month preceding that Distribution Date, or in the case of the initial Distribution Date, the period from the Cutoff Date to .

     "Contract Rate" means the per annum interest rate borne by a receivable.

     "Cutoff Date" means the date as of which the seller will transfer the receivables to the trust, which is .

     "Defaulted Receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

     "Distribution Date" means the date on which the trust will distribute
interest and principal on the Certificates, which will be the    day of each
month or, if any such day is not a Business Day, on the next Business Day,
commencing    .

     "Final Scheduled Distribution Date" means              .

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

     (1) that portion of all collections on the receivables allocable to interest in accordance with the terms of the receivables and the servicer's customary servicing procedures;

     (2) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period;

     (3)  all recoveries received during such Collection Period; and

     (4) to the extent attributable to interest, the Purchase Amount with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during such Collection Period.

Interest Collections for any Distribution Date shall exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Liquidation Proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a Defaulted Receivable net of any payments required by law to be remitted to the obligor.

     "Plan" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month's interest thereon, in the month of payment, at the Contract Rate), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

     "Realized Losses" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as Defaulted Receivables during that Collection Period over Liquidation Proceeds received with respect to such receivables during such Collection Period and allocable to principal.

     "Recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a Defaulted Receivable, all monies received by the servicer with respect to such Defaulted Receivable during that Collection Period, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such Defaulted Receivable and any payments required by law to be remitted to the obligor.

     "Reserve Fund" means the account which the seller will establish in the name of the Collateral Agent into which the seller will deposit the Reserve Initial Deposit. The trustee will make the other deposits into and withdrawals from the Reserve Fund as specified in this prospectus supplement.

     "Reserve Initial Deposit" means the $ initially deposited into the Reserve Fund.

     "Servicing Fee" means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of 1/12 of % and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

     "Specified Reserve Fund Balance" equals the greater of--

          o    % of the outstanding principal balance of the receivables and

          o    % of the principal balance of the receivables as of the Cutoff
               Date.

     "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period.

                                    Annex I
             This Annex I Forms an Integral Part of the Prospectus

                FORM OF INVESTMENT LETTER-CLASS B CERTIFICATES

                                                                   [Date]

         Trust 200       -  ,
as Issuer
               ,
as Trustee and
as Certificate Registrar                      ,

Ladies and Gentlemen:

     In connection with our proposed purchase of the Class B    % Asset Backed
Certificates (the "Certificates") of    Trust 200    - (the "Issuer"), a trust
formed by Morgan Stanley ABS Capital II Inc. (the "Depositor"), we confirm that:

     1.  We are either:

              (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (iv) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (iv), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended) or

              (b) an insurance company acting on behalf of a general account and the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60.

     2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

     3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a "Transfer") of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

     4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,

                                                  By:_______________
                                                     Name:
                                                     Title:


Securities To Be Purchased:

$              principal balance of Class B Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                         Prospectus Supplement
                                                                   Version #3a


                             Subject to Completion
            Preliminary Prospectus Supplement dated April 21, 2003


Prospectus Supplement
(To Prospectus dated   , 200 - )

                             __________Trust 200 -

$        % Class A-1 Asset Backed Notes    $     % Class A-4 Asset Backed Notes
$        % Class A-2 Asset Backed Notes    $     % Asset Backed Certificates
$        % Class A-3 Asset Backed Notes
                         [____________________________]
                              Seller and Servicer

                      Morgan Stanley ABS Capital II Inc.
                                   Depositor

                            ______________________
--------------------------------------------------------------------------------
                                           Underwriting
                                          Discounts and       Net Proceeds
                             Price         Commissions        in Depositor
--------------------------------------------------------------------------------
Class A-1 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-2 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-3 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Class A-4 Notes             $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Certificates                $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------
Total                       $ ( )%            $ ( )%             $ ( )%
--------------------------------------------------------------------------------



     The proceeds to the depositor listed in the table are before deducting expenses payable by the depositor estimated to be $______.

     The primary assets of the trust are a pool of installment sale contracts made to finance the retail purchase of new or used recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers.

     The main sources for payment of the securities are the pool of installment sale contracts, monies on deposit in a reserve fund and a financial guaranty insurance policy issued by ______ unconditionally guaranteeing timely payment of monthly interest and monthly principal and ultimate payment of principal on the securities.

      [This prospectus supplement and the attached prospectus may be used by [______], which is an affiliate of [ ] and therefore may also be viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the notes and certificates. These transactions will be at prevailing market prices at the time of sale. [ ] may act as principal or agent in these transactions.]

     Consider carefully the Risk Factors beginning on page S-12 in this prospectus supplement and on page 5 of the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                              -----------------
                                Morgan Stanley
________ ___, 200__


                               Table of Contents

                                                                              Page
                                                                              ----

Reading These Documents........................................................S-4
Summary .....................................................................  S-5
Risk Factors..................................................................S-12
The Trust.....................................................................S-19
     Limited Purpose and Limited Assets.......................................S-19
     Capitalization of the Trust..............................................S-19
The Receivables Pool..........................................................S-19
     Criteria Applicable to Selection of Receivables..........................S-20
     Characteristics of the Receivables.......................................S-20
     Weighted Average Life of the Securities..................................S-26
The Seller and Servicer.......................................................S-30
     Underwriting Procedures..................................................S-30
     Collection Procedures....................................................S-30
     Physical Damage Insurance................................................S-30
     Delinquency and Credit Loss Information..................................S-30
     Delinquency and Credit Loss Trends.......................................S-31
The Depositor.................................................................S-31
Computing Your Portion of the Amount Outstanding on the Securities............S-31
Maturity and Prepayment Considerations........................................S-31
     Your Securities May Not Be Repaid on the Final Distribution Dates........S-32
     Prepayments of the Receivables and Required Repurchases..................S-32
     Risks of Slower or Faster Repayments.....................................S-32
Description of the Notes......................................................S-33
     Note Registration........................................................S-33
     Payments of Interest.....................................................S-33
     Payments of Principal....................................................S-34
     Optional Redemption......................................................S-34
     The Indenture Trustee....................................................S-34
Description of the Certificates...............................................S-35
     Certificate Registration.................................................S-35
     Payments of Interest.....................................................S-35
     Payments of Principal....................................................S-35
     Optional Prepayment......................................................S-36
     The Owner Trustee........................................................S-36
Application of Available Funds................................................S-36
     Sources of Funds for Distributions.......................................S-36
     Priority of Distributions................................................S-37
Description of the Receivables Transfer and Servicing Agreements..............S-38
     Servicing the Receivables................................................S-39
     Yield Supplement Overcollateralization Amount............................S-40
     Accounts ................................................................S-40
     Servicing Compensation and Expenses......................................S-41
     Certain Matters Regarding the Servicer...................................S-41
     Events of Servicing Termination..........................................S-41
     Rights Upon Event of Servicing Termination...............................S-42
     Right of Insurer to Terminate Servicer...................................S-43
     Waiver of Past Events of Servicing Termination...........................S-43
     Amendment of the Sale and Servicing Agreement............................S-44
     Optional Purchase of Receivables.........................................S-44
     Deposits to the Collection Account.......................................S-45
     Servicer Will Provide Information to Trustees............................S-46
     Reserve Fund.............................................................S-46
Description of the Insurer....................................................S-47
     The Insurer..............................................................S-47
     The Insurer Financial Information........................................S-48
     Financial Strength Ratings of the Insurer................................S-48
Description of the Insurance Policy...........................................S-48
     Other Terms of the Insurance Policy......................................S-49
Description of the Indenture..................................................S-49
     Events of Default........................................................S-50
     Rights Upon Event of Default.............................................S-50
     Waiver of Past Defaults..................................................S-53
     Replacement of Indenture Trustee.........................................S-53
     Satisfaction and Discharge of Indenture..................................S-53
     Modification of Indenture................................................S-53
     Administration Agreement.................................................S-54
Description of the Trust Agreement............................................S-55
     Formation of Trust; Issuance of Certificates.............................S-55
     Replacement of Owner Trustee.............................................S-55
     Duties of Owner Trustee..................................................S-55
     Compensation; Indemnification............................................S-55
     Termination of Trust.....................................................S-56
     Amendment of Trust Agreement.............................................S-56
Use of Proceeds ..............................................................S-57
Material Federal Income Tax Consequences......................................S-57
ERISA Considerations..........................................................S-57
     The Notes................................................................S-57
     The Certificates.........................................................S-58
Underwriting..................................................................S-59
Legal Opinions................................................................S-60
Experts  .....................................................................S-60
Glossary of Terms.............................................................S-61


Annex I-Global Clearance, Settlement and Tax Documentation Procedures.........S-I-1



                            Reading These Documents

     We provide information on the securities in two documents that offer varying levels of detail:

     1. Prospectus--provides general information, some of which may not apply to the securities.

     2. Prospectus Supplement--provides a summary of the specific terms of the securities.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S." If the terms of the securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

                                   Summary

The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Basic Terms of the Securities:

Issuer/Trust:                     __________ Trust 200 -

Seller and Servicer:

Depositor:                        Morgan Stanley ABS Capital II Inc.

Owner Trustee:

Indenture Trustee:

Insurer:

Cutoff Date:                      Close of business on, _______________, 200_

Receivables:                      Retail installment sale contracts of new and
                                  used boats, including yachts, in each case both power and sails, and including the related boat motors and trailers

Credit Enhancement:               For the notes, the subordination of
                                  certificates

                                  For both the notes and the certificates, a reserve fund and an insurance policy issued by the insurer

Securities to be offered:

     Class A-1 notes:             $

     Class A-2 notes:             $

     Class A-3 notes:             $

     Class A-4 notes:             $

     Certificates:                $

Interest Rates:

     Class A-1 notes:             %

     Class A-2 notes:             %

     Class A-3 notes:             %

     Class A-4 notes:             %

     Certificates:                %

Interest Basis:

     Class A-1 notes:             Actual number of days elapsed and assuming a
                                  360-day year

     Other securities:            A 360-day year of twelve 30-day months

Distribution Dates:               The ______ of each month (or, if the ______
                                  is not a business day, the next succeeding business day)

Record Date:                      Holders of record are determined on the
                                  close of business on the day ______
                                  immediately preceding each distribution date

First Distribution Date:          ______, 200_

Final Distribution Dates:

     Class A-1 notes:

     Class A-2 notes:

     Class A-3 notes:

     Class A-4 notes:

     Certificates:

Closing Date:                    Expected to be ______, 200_

Clearance and Settlement:        The Depository Trust Company, Clearstream
                                  and Euroclear

The Trust

     The ____________ Trust 200_ is governed by an amended and restated trust agreement, dated as of ______ 1, 200_, between the depositor and the owner trustee. The trust will issue the notes and the certificates and will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of receivables consisting boat and related marine asset retail installment sale contracts. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities, except that the insurer will issue a financial guaranty insurance policy that will unconditionally and irrevocably guarantee timely payment of monthly interest and monthly principal and ultimate payment of principal on the securities.

     The notes will be non-recourse obligations of, and the certificates will represent beneficial ownership interests in, the trust. The notes and the certificates will not represent interests in or obligations of Morgan Stanley ABS Capital II Inc., ____________ or any other person or entity.

Seller and Servicer

     ______ has purchased the receivables from its dealers, will sell the receivables and certain related property to the depositor and will act as servicer with respect to the receivables on behalf of the trust. ______'s principal executive office is located at ______, and its telephone number
is (   ) - .

Depositor

     Morgan Stanley ABS Capital II Inc., as depositor, will transfer the receivables and related property to the trust.

Property of the Trust

     The primary property of the trust will be:

          o the right to receive interest and principal payments on a pool of retail installment sale contracts purchased by ______ in the ordinary course of business in connection with the sale of new and used boats; and

          o the right to cash (and investment earnings on such amounts) on deposit in the reserve fund.

Payments on the Securities

Monthly Interest Payments

     On each distribution date, the trust will pay interest on the notes based on the total amount of interest due on each class of notes without preference or priority between classes, except, if the amount available to pay interest is insufficient, then interest will be paid pro rata on all classes of notes based on the interest payable to each class. Interest on the certificates is subordinate to interest on the notes and will not be paid on any distribution date until interest on the notes has been paid in full.

Monthly Principal Payments

     The notes will be paid sequentially and no principal will be paid on any class of notes until each class with a lower numerical designation has been paid in full; provided, however, if the notes are accelerated after an event of default, principal will be paid pro rata on all classes of notes.

     On each distribution date, the amount required to be paid as principal of the notes will equal the lesser of:

          o the outstanding principal balance of the notes as of the immediately preceding distribution date after giving effect to all payments of principal to the noteholders on that distribution date (or as of the closing date in the case of the first distribution date); and

          o the amount necessary to reduce the sum of the outstanding principal balance of the securities as of the immediately preceding distribution date after giving effect to all payments of principal to the securityholders on that distribution date (or as of the closing date in the case of the first distribution date) to an amount equal to (i) the aggregate principal balance of the receivables as of the last day of the related collection period less (ii) the yield supplement overcollateralization amount with respect to the related distribution date;

provided, however, that the amount required to be paid as principal of the notes on the final distribution date for any class of notes will equal the greater of the amount described above and the amount necessary to reduce the outstanding principal balance of that class of notes to zero.

     Principal on the certificates will not be paid until principal on the notes has been paid in full. On each distribution date on or after the distribution date on which the notes have been paid in full, the amount required to be paid as principal of the certificates will equal the lesser of:

          o the outstanding principal balance of the certificates as of the immediately preceding distribution date after giving effect to all payments of principal to the certificateholders on that distribution date; and

          o the amount necessary to reduce the outstanding principal balance of the certificates as of the immediately preceding distribution date after giving effect to all payments of principal to the certificateholders on that distribution date to an amount equal to (i) the aggregate principal balance of the receivables as of the last day of the related collection period less (ii) the yield supplement overcollateralization amount with respect to the related distribution date;

provided, however, that the amount required to be paid as principal of the certificates on the final distribution date for the certificates will equal the greater of the amount described above and the amount that is necessary, after giving effect to all payments of principal to the certificateholders on such distribution date, to reduce the sum of the outstanding principal balance of the certificates to zero.

Yield Supplement Overcollateralization Amount

     The aggregate principal balance of the receivables as of the cutoff date will exceed the initial principal balance of the securities by $______, which is approximately __% of the aggregate principal balance of the receivables as of the cutoff date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on most of the receivables, which are lower than the interest rates on the various classes of securities and will decline on each distribution date.

     See "Description of the Receivables Transfer and Servicing
Agreements--Yield Supplement Overcollateralization Amount" for a more detailed description of the yield supplement overcollateralization amount.

Credit Enhancement

     The credit enhancement for the notes generally will include the following:

Subordination of the Certificates

     Payments of interest on the certificates will be subordinated to payments of interest on the notes, and no payments of principal will be made on the certificates until the notes have been paid in full. If the notes have been accelerated after an event of default under the indenture, no payments will be made on the certificates until monthly principal has been paid to the notes; provided, however, that the indenture trustee will continue to withdraw available amounts from the reserve fund and to submit claims under the insurance policy in respect of monthly interest on the certificates following an event of default under the indenture.

     The credit enhancement for both the notes and the certificates generally will include the following:

Reserve Fund

     On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve fund into which certain excess collections on the receivables will be deposited and from which amounts may be withdrawn to pay the servicing fee to the servicer, required payments on the securities and required payments to the insurer. On the closing date, $______ will be deposited in the reserve fund. On each distribution date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period and not used on that distribution date to make required payments to the servicer, the securityholders or the insurer, the amount, if any, by which:

          o the amount required to be on deposit in the reserve fund on that distribution date exceeds

          o the amount on deposit in the reserve fund on that distribution date.

     On each distribution date, funds will be withdrawn from the reserve fund for distribution to the securityholders to cover any shortfalls in the amounts described in the first sentence of the preceding paragraph.

     The amount required to be on deposit in the reserve fund on any distribution date will equal the greater of an amount equal to __% of the aggregate principal balance of the receivables as of the last day of the related collection period and an amount equal to __% of the aggregate principal balance of the receivables as of the cutoff date; provided, however, that the amount required to be on deposit in the reserve fund will not exceed the principal balance of the securities. The amount required to be on deposit in the reserve fund on any distribution date may be increased upon the occurrence of certain events, including if delinquencies or cumulative net losses on the receivables exceed levels specified in the insurance agreement.

     If the amount on deposit in the reserve fund on any distribution date exceeds the amount required to be on deposit on that distribution date, after giving effect to all required deposits to and withdrawals from the reserve fund on that distribution date, the excess will be paid to the seller. Any amount paid to the seller will no longer be property of the trust.

     For a more detailed description of the deposits to and withdrawals from the reserve fund, see "Description of the Receivables Transfer and Servicing Agreements--Reserve Fund."

Insurance Policy

     The insurer will issue a financial guaranty insurance policy for the benefit of the securityholders under which the insurer will unconditionally and irrevocably guarantee the timely payment of monthly interest and monthly principal and the ultimate payment of principal on the securities to the securityholders and the payment of the servicing fee to the servicer. In general, on each distribution date the insurer will pay under the insurance policy the amount, if any, by which:

          o the servicing fee for the related collection period plus any overdue servicing fees for previous collection periods plus the monthly interest and monthly principal for that distribution date payable to the securityholders plus any overdue monthly interest for previous distribution dates payable to the securityholders plus interest on any overdue interest payable to any class of securities at the interest rate applicable to that class of securities payable to the securityholders exceeds

          o the funds otherwise available to pay those amounts, including amounts available to be withdrawn from the reserve fund.

     All amounts paid under the insurance policy will be deposited in the collection account. The indenture trustee will continue to submit claims under the insurance policy with respect to the notes and the certificates following an event of default under the indenture until the securities are paid in full.

     For a more detailed description of the insurer and the insurance policy, see "Description of the Insurer" and "Description of the Insurance Policy."

Optional Termination

     The servicer has the option to purchase from the trust all remaining receivables on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price will equal the outstanding aggregate principal balance of the receivables plus accrued but unpaid interest thereon plus all amounts due to the insurer under the insurance agreement; provided, however, that the purchase price must equal or exceed the outstanding principal balance of the notes and certificates as of the purchase date plus accrued but unpaid interest thereon at the applicable interest rate through the related interest period plus all amounts due to the insurer under the insurance agreement. The trust will apply such payment to the payment of the securities in full.

Servicer Compensation

     The trust will pay the servicer a servicing fee on each distribution date for the related collection period in an amount equal to 1/12 of __% of the aggregate principal balance of the receivables as of the first day of that collection period (or as of the cutoff date in the case of the first distribution date).

Ratings

     It is a condition to the issuance of the securities that Moody's and Standard & Poor's respectively rate the:

          o    class A-1 notes " "

          o    class A-2 notes, class A-3 notes and class A-4 notes " " and

          o    certificates " ".

     A rating is not a recommendation to purchase, hold or sell the related securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of securities.

Investment in the Securities

     There are material risks associated with an investment in the securities.

     For a discussion of the risk factors that should be considered in deciding whether to purchase any of the securities, see "Risk Factors" in this prospectus supplement and in the prospectus.

Tax Status

Opinions of Counsel

     In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to entity level tax for federal income tax purposes.

Investor Representations

     If you purchase notes or certificates, you agree by your purchase that you will treat the securities as indebtedness for federal income tax purposes.

Investment Restrictions

Certificates

     The certificates may not be purchased by persons who are not United States persons for federal income tax purposes.

     If you are considering purchasing certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more details.

ERISA Considerations

Notes

     The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus. Each employee benefit or other plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

Certificates

     The certificates may not be acquired by an employee benefit plan, by an individual retirement account or by a person investing on behalf of or with plan assets of such an arrangement. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

     The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

                                 Risk Factors

     You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in the securities.

The insurance policy may               The insurer will unconditionally
not be available to                    guarantee the timely payment of
assure payment of your                 monthly interest and monthly principal
securities                             and the ultimate payment of principal
                                       on the securities to securityholders on
                                       each distribution date if payments
                                       received on or in respect of the
                                       receivables, including amounts
                                       recovered in connection with the
                                       repossession and sale of financed boats
                                       that secure defaulted receivables, and
                                       the amount on deposit in the reserve
                                       fund are not sufficient to make that
                                       payment. There can be no assurances,
                                       however, that the insurer will perform
                                       its obligations under the insurance
                                       policy. The insurer may not perform its
                                       obligations under the insurance policy
                                       for a variety of reasons. These reasons
                                       include, but are not limited to, the
                                       occurrence of an event of bankruptcy,
                                       insolvency, receivership or liquidation
                                       with respect to the insurer or a
                                       dispute as to the basis for a policy
                                       claim. If receivable collections and
                                       the amount on deposit in the reserve
                                       fund are not sufficient on any
                                       distribution date to pay in full the
                                       monthly interest and monthly principal
                                       due on that distribution date, and if
                                       there is an insurer default under the
                                       insurance policy, you will experience
                                       payment delays with respect to your
                                       securities. If the amount of that
                                       insufficiency is not offset by excess
                                       receivable payments on subsequent
                                       distribution dates, you will experience
                                       losses with respect to your securities.

                                       See "Description of the Insurer" and
                                       "Description of the Insurance Policy"
                                       for a further discussion of the
                                       insurer and the insurance policy.

                                       The amount on deposit in the reserve
                                       fund will be used to fund the payment
                                       of monthly interest and monthly
                                       principal to securityholders on each
                                       distribution date if payments received
                                       on or in respect of the receivables,
                                       including amounts recovered in
                                       connection with the repossession and
                                       sale of financed boats that secure
                                       defaulted receivables, are not
                                       sufficient to make that payment. There
                                       can be no assurances, however, that the
                                       amount on deposit in the reserve fund
                                       will be sufficient on any distribution
                                       date to assure payment of your
                                       securities. If the
                                       receivables experience higher losses
                                       than were projected in determining the
                                       amount required to be on deposit in the
                                       reserve fund, the amount on deposit in
                                       the reserve fund may be less than
                                       projected. If receivable payments and
                                       the amount on deposit in the reserve
                                       fund are not sufficient on any
                                       distribution date to pay in full the
                                       monthly interest and monthly principal
                                       due on that distribution date, and if
                                       the insurer fails to make payments
                                       under the insurance policy, you will
                                       experience payment delays with respect
                                       to your securities. If the amount of
                                       that insufficiency is not offset by
                                       excess collections on the receivables
                                       on subsequent distribution dates, you
                                       will experience losses with respect to
                                       your securities.

                                       See "Description of the Receivables
                                       Transfer and Servicing
                                       Agreements--Reserve Fund" for a further
                                       discussion of the reserve fund.

Subordination of the                   Distributions of interest and principal
certificates to the notes              on the certificates will be
increases the risk of the              subordinated in priority of payment to
certificates not                       interest and principal due on the notes
receiving full                         to the extent described in this
distributions of interest              prospectus supplement. The
and principal                          certificateholders will not receive any
                                       distributions of interest with respect
                                       to a distribution date until the full
                                       amount of monthly note interest and, if
                                       the notes have been accelerated after
                                       an event of default under the
                                       indenture, monthly note principal due
                                       on such distribution date has been
                                       paid. Furthermore, the
                                       certificateholders will not receive any
                                       distributions of principal until the
                                       notes have been paid in full.

A bankruptcy of the                    The seller will represent and warrant
seller could result in                 in the receivables purchase agreement
losses or payment delays               that the transfer of the receivables
with respect to your                   from the seller to the depositor is a
securities                             sale rather than a financing. If the
                                       seller were to become the subject of a
                                       bankruptcy proceeding, however, the
                                       bankruptcy court could conclude that
                                       the transfer of the receivables from
                                       the seller to the depositor should be
                                       characterized as a financing and that
                                       the receivables should be included as
                                       part of the seller's bankruptcy
                                       estate.

                                       If a bankruptcy court were to reach
                                       this conclusion, you could experience
                                       losses or payment delays with respect
                                       to your notes or your certificates
                                       because:

                                       o   the trustees would not be permitted
                                           to exercise remedies against the
                                           seller on your behalf without the
                                           permission of the bankruptcy court;

                                       o   the bankruptcy court could require
                                           the trustees to accept property in
                                           exchange for the receivables that
                                           has less value than the receivables
                                           or could reduce the amount of
                                           collateral held by the trust;

                                       o   a tax or government lien on
                                           property of the seller that arose
                                           before the transfer of the
                                           receivables to the depositor could
                                           be paid from amounts received on or
                                           in respect of the receivables
                                           before those amounts were used to
                                           make payments on your securities;
                                           Tand

                                       o   the trustees might not have a
                                           perfected security interest in one
                                           or more of the financed boats or
                                           amounts collected on or in respect
                                           of the receivables held by the
                                           seller at the time of the
                                           commencement of the bankruptcy
                                           proceeding.

                                       The seller has taken steps in
                                       structuring the transaction described
                                       in this prospectus supplement to reduce
                                       the risk that a bankruptcy court would
                                       conclude that the transfer of the
                                       receivables from the seller to the
                                       depositor should be characterized as a
                                       financing rather than a sale.

                                       See "Material Legal Issues Relating to
                                       the Receivables--Certain Bankruptcy
                                       Considerations" in the prospectus for a
                                       further discussion of the possibility
                                       that the transfer of the receivables
                                       from the seller to the depositor would
                                       be characterized as a financing rather
                                       than a sale.

Receivable prepayments                 The receivables can be prepaid in full
could require you to                   or in part at any time by the related
reinvest your principal                obligor without penalty. In addition,
earlier than expected at               prepayments can occur as a result of
a lower rate of return                 rebates of extended warranty contract
                                       costs and insurance premiums,
                                       liquidations due to obligor payment
                                       defaults, receipts of proceeds from
                                       physical damage, theft, credit life and
                                       credit disability insurance policies
                                       and payments made by the seller or the
                                       servicer in connection with breaches of
                                       certain representations, warranties or
                                       covenants in the receivables purchase
                                       agreement and sale and servicing
                                       agreement, respectively. If prepayments
                                       on the receivables are more rapid than
                                       expected, you may have to reinvest
                                       principal earlier than expected at a
                                       rate of interest that is less than
                                       the rate of interest on your
                                       securities. The rate of prepayment on
                                       the receivables may be influenced by a
                                       variety of economic, social, legal and
                                       other factors. These factors include,
                                       but are not limited to, inflation
                                       rates, interest rates offered for other
                                       loan products, changes in consumer
                                       confidence, changes in employment
                                       status and restrictions on transfers of
                                       financed boats.

                                       See "The Receivables Pool--Weighted
                                       Average Life of the Securities" for a
                                       further discussion of receivable
                                       prepayments.

Prepayments and losses on              An event of default under the indenture
your securities may                    may result in payments on the
result from an event of                securities being accelerated. As a
default under the                      result your securities may be repaid
indenture                              earlier than scheduled, which may
                                       require you to reinvest your principal
                                       at a lower rate of return

                                       See "Description of the Notes--Payments
                                       of Principal--Events of Default" in
                                       this prospectus supplement and "The
                                       Indenture--Events of Default" in the
                                       prospectus.

You may suffer losses                  Because the trust has pledged its
because you have limited               property to the indenture trustee to
control over actions of                secure payment on the notes, following
the trust and conflicts                an event of default under the
between the noteholders                indenture, so long as no insurer
and the certificateholders             default has occurred and is continuing,
may occur                              the insurer may, or, if an insurer
                                       default has occurred and is continuing,
                                       the indenture trustee may, and at the
                                       direction of the holders of a specified
                                       percentage of the notes will, take one
                                       or more of the actions specified in the
                                       indenture relating to the property of
                                       the trust, including a sale of the
                                       receivables. Furthermore, so long as no
                                       insurer default has occurred and is
                                       continuing, the insurer, or the holders
                                       of a majority of the notes, or the
                                       indenture trustee acting on behalf of
                                       the noteholders, under certain
                                       circumstances, has the right to waive
                                       events of servicing termination or to
                                       terminate the servicer without
                                       consideration of the effect such waiver
                                       or termination would have on the
                                       certificateholders. The
                                       certificateholders will not have the
                                       ability to waive events of servicing
                                       termination or to remove the servicer
                                       until after the notes have been paid in
                                       full, and the certificateholders may be
                                       adversely affected by the
                                       determinations made by the insurer or
                                       by the holders of a majority of the
                                       notes.

                                       See "Risk Factors--The insurer may
                                       control the declaration and
                                       consequences of an event of default
                                       under the indenture" in this prospectus
                                       supplement, "Description of the
                                       Receivables Transfer and Servicing
                                       Agreements--Events of Servicing
                                       Termination" in the prospectus and
                                       "Description of the Receivables
                                       Transfer and Servicing
                                       Agreements--Rights Upon Event of
                                       Servicing Termination," "--Waiver of
                                       Past Events of Servicing Termination"
                                       and "Description of the
                                       Indenture--Rights Upon Event of
                                       Default" in this prospectus supplement
                                       and in the prospectus.

Geographic concentration               The servicer's records indicate that
may result in more risk                receivables related to obligors with
to you                                 mailing addresses in the following
                                       states constituted more than 10% of the
                                       cutoff date pool balance:

                                                     Percentage of
                                                      Cutoff Date
                                                     Pool Balance
                                                     ------------

                                                             %

                                                             %

                                                             %


                                       Adverse economic conditions or other
                                       factors affecting these states in
                                       particular could have an especially
                                       significant effect on the delinquency
                                       and credit loss experience of the
                                       trust.

The insurer will be                    If an insurer default shall not have
entitled to exercise the               occurred and be continuing under the
voting and other rights                insurance policy, the insurer, rather
of the securityholders                 than the noteholders, will be entitled
under the indenture and                to exercise the voting and other rights
trust agreement prior to               of the noteholders under the indenture
an insurer default                     and the insurer, rather than the
                                       certificateholders, will be entitled to
                                       exercise the voting and other rights of
                                       the certificateholders under the trust
                                       agreement; provided, however, that the
                                       insurer will not be entitled to
                                       exercise those rights to supplement the
                                       indenture or amend the trust agreement
                                       in any manner that requires the consent
                                       of all securityholders affected by the
                                       amendment.

                                       See "Description of the
                                       Indenture--Modification of Indenture"
                                       for a further discussion of the
                                       circumstances under which the consent
                                       of all noteholders is required for an
                                       amendment of the indenture and
                                       "Description of the Trust
                                       Agreement--Amendment of Trust
                                       Agreement" for a further discussion of
                                       the circumstances under which the
                                       consent of all certificateholders is
                                       required for an amendment of the trust
                                       agreement.

The insurer may control                If an event of default shall have
the declaration and                    occurred and be continuing under the
consequences of an event               indenture and an insurer default shall
of default under the                   not have occurred and be continuing
indenture                              under the insurance policy, the
                                       insurer, rather than the indenture
                                       trustee or the noteholders, will
                                       control whether the notes are declared
                                       immediately due and payable and which
                                       rights or remedies under the indenture
                                       are exercised following that
                                       declaration. The remedies available
                                       under the indenture following an event
                                       of default include the sale of all or a
                                       portion of the property of the trust
                                       and the distribution of the sale
                                       proceeds to the securityholders in
                                       accordance with the indenture. In
                                       addition, if an event of default shall
                                       have occurred and be continuing under
                                       the indenture and an insurer default
                                       shall not have occurred and be
                                       continuing under the insurance policy,
                                       the insurer may elect to prepay the
                                       notes or, if the notes have been paid
                                       in full, the certificates in whole or
                                       in part. If the securities are prepaid
                                       through the distribution of sale
                                       proceeds or directly by the insurer,
                                       you may have to reinvest principal
                                       earlier than expected at a rate of
                                       interest that is less than the rate of
                                       interest on the securities.

                                       See "Description of the
                                       Indenture--Rights Upon Event of
                                       Default" for a further discussion of
                                       default remedies under the indenture.

The absence of a                       The absence of a secondary market for
secondary market for the               the securities could limit your ability
securities could limit                 to resell them. This means that if in
your ability to resell                 the future you want to sell any
the securities                         securities before they mature, you may
                                       be unable to find a buyer or, if you
                                       find a buyer, the selling price may be
                                       less than it would have been if a
                                       market existed for the securities.
                                       There currently is no secondary market
                                       for the securities. The underwriters
                                       named in this prospectus supplement
                                       expect to make a market in the
                                       securities but will not be obligated to
                                       do so. There is no assurance that a
                                       secondary market for the securities
                                       will develop. If a secondary market for
                                       the securities does develop, it might
                                       end at any time or it might not be
                                       sufficiently liquid to enable you to
                                       resell any of your securities.
                                       Consequently, you must be prepared to
                                       hold your securities until their
                                       respective final distribution dates.

                                       See "Risk Factors--You may have
                                       difficulty selling your securities or
                                       obtaining your desired price" in the
                                       prospectus.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms on page S-61 and the Glossary on page 86 of the prospectus.

                                   The Trust

         Limited Purpose and Limited Assets

     The depositor formed ______ Trust 200_, a trust, in ______, 200_. The trust will not engage in any activity other than:

          o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

          o    issuing the Securities;

          o    making payments on the Securities; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

     If the protection provided to the Noteholders by the subordination of the Certificates and to the Noteholders and the Certificateholders by the Reserve Fund and the Insurance Policy is insufficient, the trust would have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the Financed Assets which secure Defaulted Receivables. In that event, various factors, such as the trust not having perfected security interests in the Financed Assets in all states, may affect the ability of the servicer to repossess and sell Financed Assets securing Defaulted Receivables, and thus may reduce the proceeds which the trust can distribute to Noteholders and Certificateholders. See "Material Legal Issues Relating to the Receivables" in the prospectus.

     The trust's principal offices are in ______ in care of ______, as owner trustee, at the address listed in "Description of the Certificates--The Owner Trustee."

     Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:

                  Class A-1 Notes                 $
                  Class A-2 Notes
                  Class A-3 Notes
                  Class A-4 Notes
                  Certificates
                                                -----------
                       Total                      $
                                                ===========

                             The Receivables Pool

     The trust will own a pool of receivables consisting of retail installment sale contracts secured by security interests in Financed Assets consisting of the boats financed by those contracts. The boats financed by and securing the receivables will consist of recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers. The receivables will be purchased by the depositor from the seller pursuant to the Receivables Purchase Agreement. The depositor will transfer the receivables to the trust on the Closing Date. The trust property will include payments on the receivables which are made after the Cutoff Date.

     Criteria Applicable to Selection of Receivables

     The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

          o provides for allocation of payments on a [simple interest] basis;

          o has an obligor that is not a federal, state or local government entity;

          o provides for level monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

          o    was not delinquent by more than ____ days as of the Cutoff
               Date;

          o does not relate to an obligor who was the subject of a bankruptcy proceeding as of the Cutoff Date;

          o    has an original term to maturity of _____ months or less; and

          o is not secured by a Financed Asset that was repossessed and not reinstated as of the Cutoff Date.

     See "The Receivables Pools--The Receivables--Simple Interest Receivables" in the prospectus for an explanation of the allocation of payments on a simple interest basis.

     Characteristics of the Receivables

     The following tables set forth information with respect to the receivables.

             Composition of the Receivables as of the Cutoff Date

                                                         Aggregate
                                                         Principal            Original          Weighted
                                    Number of          Balance as of         Principal           Average
                                   Receivables        the Cutoff Date         Balance              APR
                                   -----------        ---------------         -------           ---------
New Boats                                             $                      $                          %
Used Boats
                                   -----------        ---------------        -------            ---------
   Total                                              $                      $                          %
                                   ===========        ===============        =======            =========

                                                Weighted Average  Weighted Average    Percentage of
                                                Remaining Term     Original Term      Cutoff Date
                                                  (in months)       (in months)       Pool Balance
                                                  -----------      -------------      ------------
New Boat                                                                                         %
Used Boat
                                   ------------  -------------     -------------      ------------
   Total                                                                                         %
                                   ============  =============     =============      ============


     As used in the composition table, weighted average remaining term and weighted average original term are calculated based on the scheduled maturities of the receivables and assuming no prepayments of the receivables.

    Distribution of the Receivables by Remaining Term as of the Cutoff Date

                                                                                         Aggregate
                                               Percentage of       Principal       Percentage of
                              Number of       Total Number of    Balance as of      Cutoff Date
      Remaining Term         Receivables        Receivables     the Cutoff Date     Pool Balance
      --------------         -----------        -----------     ---------------     ------------
___ month to ___ months                                   %        $                           %
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
                              -----------       -----------        -----------       ------------
   Total                                                  %        $                           %
                              ===========       ===========        ===========       ============

                 Distribution of the Receivables by Obligor Mailing Address as of the Cutoff Date

                                                                             Aggregate
                                                     Percentage of           Principal       Percentage of
                                 Number of          Total Number of        Balance as of      Cutoff Date
 Obligor Mailing Address        Receivables           Receivables         the Cutoff Date     Pool Balance
 -----------------------        -----------         ---------------       ---------------     ------------
                                                                %           $                           %








                                                                %            $                           %
                                --------------       ------------           -----------         ----------
   Total                                                        %            $                           %
                                ==============       ============           ===========         ==========

     Each state included in the "other" category in the distribution of the receivables by obligor mailing address table accounted for less than ____% of the total number of receivables and less than ____% of the Cutoff Date Pool Balance.

                           Distribution of the Receivables by Financed Asset Model Year

                                                              Aggregate
                                          Percentage of       Principal        Percentage of
                        Number of        Total Number of     Balance as of      Cutoff Date
Model Year             Receivables         Receivables      the Cutoff Date     Pool Balance
----------             -----------       -------------      ---------------     ------------
                                                     %        $                              %





                        -----------       ------------        -------------     ------------
   Total                                             %        $                            %
                        ===========       ============        =============     ============

                    Distribution of the Receivables by APR

                                                          Aggregate
                                      Percentage of        Principal         Percentage of
                     Number of       Total Number of      Balance as of       Cutoff Date
Range of APR        Receivables        Receivables       the Cutoff Date      Pool Balance
------------        -----------        -----------       ---------------      ------------
___%                                             %       $                               %
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
___% to ___%
                    -----------       ------------        -------------        ------------
   Total                                         %        $                               %
                    ===========       ============        =============        ============

                           Distribution of the Receivables by Original Principal Balance

                                                                          Aggregate
                                                   Percentage of          Principal           Percentage of
                               Number of          Total Number of       Balance as of          Cutoff Date
Original Principal Balance    Receivables           Receivables        the Cutoff Date         Pool Balance
--------------------------    -----------           -----------        ---------------         ------------
$ _______ to $_______                                        %        $                                  %
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______

                              -----------       ------------        -------------         ------------
   Total                                                   %        $                                %
                              ===========       ============        =============         ============

                         The average original Principal Balance of the receivables was $____________.

         Distribution of the Receivables by Remaining Principal Balance
                             as of the Cutoff Date

                                                                    Aggregate
                                              Percentage of          Principal      Percentage of
                               Number of     Total Number of       Balance as of     Cutoff Date
Original Principal Balance    Receivables      Receivables        the Cutoff Date    Pool Balance
--------------------------    -----------      -----------        ---------------    ------------
$ _______ to $_______                                      %          $                         %
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______
$ _______ to $_______

                              -----------       ------------        -------------    ------------
   Total                                                   %        $                           %
                              ===========       ============        =============    ============


     The average remaining Principal Balance of the receivables was $____________ as of the Cutoff Date.

         Distribution of the Receivables by Original Term to Maturity

                                                                              Aggregate
                                                         Percentage of        Principal         Percentage of
         Original Term               Number of          Total Number of      Balance as of       Cutoff Date
          to Maturity               Receivables           Receivables       the Cutoff Date      Pool Balance
          -----------               -----------           -----------       ---------------      ------------

___ month to ___ months                                             %       $                                %
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months
___ months to ___ months

                                    -----------          ------------      -----------------      ------------
   Total                                                            %       $                                %
                                    ===========          ============      =================      ============

     Weighted Average Life of the Securities

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the Securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on boat loan receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or "ABS," represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of Notes and the Certificates will depend on the rate of payment (including prepayments) of the Pool Balance. For this reason, final distributions in respect of the Notes or the Certificates could occur significantly earlier than the respective Final Distribution Dates. The Noteholders and the Certificateholders will exclusively bear any reinvestment risk associated with early payment of their Notes and Certificates.

     The ABS Tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" have been prepared on the basis of the following assumed characteristics of the receivables:

          o the receivables prepay in full at the specified constant percentage of ABS monthly;

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has ____ days;

          o payments on the Securities are made on each Distribution Date (and each Distribution Date is assumed to be the ____ day of the applicable month);

          o    the Closing Date occurs on ________________, 200__;

          o no defaults or delinquencies occur in the payment of any of the receivables;

          o no receivables are repurchased due to a breach of any representation, warranty or covenant or for any other reason;

          o    no Event of Default has occurred;

          o the balance in the Reserve Fund on each Distribution Date is equal to the Required Reserve Fund Balance; and

          o the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so.

     The ABS Tables indicate the projected weighted average life of each class of Notes and the Certificates and set forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance of the Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of the Cutoff Date.

                                                                     Remaining
                                                   Original Term      Term to
                   Aggregate                        to Maturity       Maturity
Pool           Principal Balance       APR          (In Months)     (In Months)
-----------    -----------------    -----------    --------------   -----------
1                 $                           %
2                 $                           %
3                 $                           %
4                 $                           %
5                 $                           %
6                 $                           %

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes and the Certificates.

      Percent of Initial Note Principal Amount at Various ABS Percentages

                                 Class A-1 Notes                      Class A-2 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%



                                 Class A-1 Notes                      Class A-2 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
Weighted Average Life
(In Years)


                        Percent of Initial Note Principal Amount at Various ABS Percentages

                                   Class A-3 Notes                      Class A-4 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%


                                   Class A-3 Notes                      Class A-4 Notes
                       ----------------------------------   -----------------------------------
Distribution Date       %     %      %     %     %     %     %     %      %     %     %     %
-------------------    ----  ----  ----   ----  ----  ----  ----  ----  ----   ----  ----  ----
Closing                ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
                       ---%  ---%  ---%   ---%  ---%  ---%  ---%  ---%  ---%   ---%  ---%  ---%
Weighted Average Life
(In Years)


                         Percent of Initial Certificate Balance at Various ABS Percentages

                                                                                                    Certificates
                                                                                         -----------------------------------
Distribution Date                                                                         %     %      %     %     %     %
------------------------------------------------------------------------------------     ---   ---    ---   ---   ---   ---
Closing                                                                                  ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%


                                                                                                    Certificates
                                                                                         -----------------------------------
Distribution Date                                                                         %     %      %     %     %     %
------------------------------------------------------------------------------------     ---   ---    ---   ---   ---   ---
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
                                                                                         ---%  ---%   ---%  ---%  ---%  ---%
Weighted Average Life (In Years)

     The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a Security is determined by (a) multiplying the amount of each principal payment on the Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Security.

                             The Seller and Servicer

[DESCRIPTION PROVIDED BY SELLER AND SERVICER]

     Underwriting Procedures

     Collection Procedures

     Physical Damage Insurance

     Delinquency and Credit Loss Information

     Set forth below is certain information concerning the experience of ____________ pertaining to its marine receivable portfolio. ____________ serviced ____________'s portfolio during the periods below. There can be no assurance that the delinquency and net loss experience on the receivables will be comparable to that set forth below.

                            Delinquency Experience

                                                                           As of ____________,
                                                      -----------------------------------------------------------
                                                                 2001                              2000
                                                      ---------------------------     ---------------------------
                                                       Number of                        Number of
                                                      Receivables        Amount        Receivables        Amount
---------------------------------------------         -----------      ----------     -----------        --------
Total Receivable Portfolio                                              $                                $
Delinquencies as a Percentage of Total
Receivable Portfolio
   31-60 Days                                                %                %               %                %
   61-90 Days                                                %                %               %                %
   91 Days or More                                           %                %               %                %
Total Delinquencies as a Percentage of Total                 %
Receivable Portfolio
Total Delinquencies                                                     $                                $



                                                                           As of December 31,
                                                      -----------------------------------------------------------
                                                                 2000                              1999
                                                      ---------------------------     ---------------------------
                                                       Number of                        Number of
                                                      Receivables        Amount        Receivables        Amount
---------------------------------------------         -----------      ----------     -----------        --------
Total Receivable Portfolio                                              $                                $
Delinquencies as a Percentage of Total
Receivable Portfolio
   31-60 Days                                                %                %               %                %
   61-90 Days                                                %                %               %                %
   91 Days or More                                           %                %               %                %
Total Delinquencies as a Percentage of Total                 %
Receivable Portfolio
Total Delinquencies                                                     $                                $

                            Credit Loss Experience

                                                            Three Months Ended ____,        Year Ended December 31,
                                                            ------------------------        ------------------------
                                                              2001            2000            2000            1999
                                                            -------         -------         --------         -------
Total Number of Receivables Outstanding at Period End
Average Number of Receivables Outstanding During the
Period
Outstanding Principal Amount at Period End                  $               $               $                $
Average Outstanding Principal Amount During the Period      $               $               $                $
Gross Principal Charge-Offs                                 $               $               $                $
Recoveries                                                  $               $               $                $
Net Losses                                                  $               $               $                $
Net Losses as a Percentage of the Average Outstanding
Principal Amount                                                  %              %               %               %


     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and credit loss information of ____________, or that of the trust with respect to the receivables, in the future will be similar to that set forth above.

     Delinquency and Credit Loss Trends

                                 The Depositor

     Information regarding the depositor is set forth in the prospectus under the "The Depositor".

                     Computing Your Portion of the Amount
                         Outstanding on the Securities

     The servicer will provide to you in a monthly report a factor which you can use to compute your portion of the principal amount outstanding on the Securities. See "Pool Factors and Trading Information" in the prospectus.

                    Maturity and Prepayment Considerations

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In general, no principal payments will be made

          o on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

          o on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

          o on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

          o on the Certificates until the Class A-4 Notes have been paid in full.

However, if the Notes are accelerated after an Event of Default, principal payments will be applied pro rata among all classes of Notes and no principal payments will be made on the Certificates until all classes of Notes have been paid in full. In addition, certain excess interest collections may be applied as additional principal distributions to Noteholders. See "Application of Available Funds" and "Description of the Receivables Transfer and Servicing Agreements--Yield Supplement Overcollateralization Amount" in this prospectus supplement.

     Since the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the Pool Balance, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective Final Distribution Dates.

     Your Securities May Not Be Repaid on the Final Distribution Dates

     It is expected that final payment of each class of Notes and the final distribution in respect of the Certificates will occur on or prior to the related Final Distribution Date. Failure to make final payment of any class of Notes by its Final Distribution Date would constitute an Event of Default. See "Description of the Notes--Payments of Interest" in this prospectus supplement and "The Indenture--Events of Default" in the prospectus. In addition, the Certificate Balance of the Certificates is required to be paid in full on or prior to the Certificate Final Distribution Date. However, sufficient funds may not be available to pay each class of Notes and the Certificates in full on or prior to their respective Final Distribution Dates. If sufficient funds are not available and an Insurer Default has occurred and is continuing, final payment of any class of Notes and the final distribution in respect of the Certificates could be delayed or losses could be experienced with respect to the Securities.

     Prepayments of the Receivables and Required Repurchases

     The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors, including if the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. In addition, under circumstances relating to breaches of certain representations, warranties or covenants, the seller or the servicer may be obligated to repurchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the Pool Balance more quickly than expected and thereby reduce the outstanding amounts of the Securities and the anticipated aggregate interest payments on the Securities. The Securityholders will bear all reinvestment risks resulting from a faster or slower incidence of prepayment of the receivables and distribution of such amounts to Securityholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of Slower or Faster Repayments

     Securityholders should consider--

          o in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and

          o in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                           Description of the Notes

     The trust will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC after the trust issues the Securities. We summarize below the material terms of the Notes. This summary is not a complete description of all the provisions of the Notes and the Indenture. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the notes of any given trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

     Note Registration

     The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Notes will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system

     Payments of Interest

     Interest on the principal amounts of the Notes will accrue during each Interest Period at the respective per annum interest rates for the various classes of Notes and will be payable to Noteholders on each Distribution Date. The trust will make payments to Noteholders as of each Record Date.

     The Notes will bear interest during each Interest Period at the following Interest Rates:

          o    in the case of the Class A-1 Notes, ___% per annum;

          o    in the case of the Class A-2 Notes, ___% per annum;

          o    in the case of the Class A-3 Notes, ___% per annum; and

          o    in the case of the Class A-4 Notes, ___% per annum.

     Calculation of Interest. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed, assuming a 360-day year. Interest on the other classes of Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

     Priority of Interest Payments. The trust will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under "Application of Available Funds" in this prospectus supplement.

     Events of Default. An Event of Default will occur if any installment of interest of any Note is not paid within five days after the date on which it is due. The Notes may be accelerated upon an Event of Default. If the Notes are accelerated, the priority in which the trust makes distributions to Securityholders will change as described under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

     Payments of Principal

     Priority and Amount of Principal Payments. The trust will generally make principal payments to the Noteholders on each Distribution Date in the amount and in the priority set forth under "Summary--Payments on the Securities--Monthly Principal Payments" and "Application of Available Funds" in this prospectus supplement.

     Events of Default. An Event of Default will occur if any installment of the principal of any Note is not paid when it becomes due. The Notes may be accelerated upon an Event of Default. If the Notes are accelerated, the priority in which the trust makes distributions to Securityholders will change as described under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

     Notes Might Not Be Repaid on their Final Distribution Dates. The principal balance of any class of Notes, to the extent not previously paid, will be due on the Final Distribution Date listed below. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or, if an Insurer Default occurs, later than the related Final Distribution Date based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     Final Distribution Dates. The Final Distribution Dates for the Notes are as follows:

          o    for the Class A-1 Notes;

          o    for the Class A-2 Notes;

          o    for the Class A-3 Notes; and

          o    for the Class A-4 Notes.

     The date on which each class of Notes is paid in full is expected to be earlier than the related Final Distribution Date and could be significantly earlier depending upon the rate at which the Principal Balances of the receivables are paid. See "The Receivables Pool--Weighted Average Life of the Securities" in this prospectus supplement and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus for a further discussion of receivable prepayments.

     The Certificateholders will not be entitled to receive the Certificate Principal Distributable Amount on any Distribution Date until the Notes have been paid in full.

     Optional Redemption

     The Notes will be redeemed in full on any Distribution Date on which the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. The redemption price will be equal to the Note Balance as of the purchase date plus accrued but unpaid interest thereon at the applicable Interest Rate through the related Interest Period. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the servicer may exercise this option.

     The Indenture Trustee

     ________________________ will be the indenture trustee under the Indenture. The indenture trustee is a ________________________. The principal corporate trust office of the indenture trustee is located at ______________________________________________, Attention:
_____________________ Trust 200 ______- ______. The indenture trustee will have various rights and duties with respect to the Notes. See "Description of the Indenture" in this prospectus supplement for a further discussion of the rights and duties of the indenture trustee. The seller, the depositor and their respective affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

                        Description of the Certificates

     The trust will issue the Certificates under the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the trust issues the Securities. We summarize below the material terms of the Certificates. This summary is not a complete description of all the provisions of the Trust Agreement and the Certificates. We refer you to those documents. The following summary supplements the description of the general terms and provisions of the certificates of any given trust and the related trust agreement set forth under "Certain Information Regarding the Securities" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus and in this prospectus supplement. We refer you to those sections.

     Certificate Registration

     The Certificates will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The Certificates will initially be issued only in book-entry form. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for a further discussion of the book-entry registration system.

     Payments of Interest

     On each Distribution Date, the Certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance during the related Interest Period at the Certificate Rate; provided, however, that if the Notes have been declared immediately due and payable following an Event of Default, the Noteholders will be entitled to be paid the Note Principal Distributable Amount before any distributions of interest are paid on the Certificates. Interest will be payable on each Distribution Date to the Certificateholders of record as of the related Record Date.

     Calculation of Interest. Interest on the Certificates will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Rate (to the extent lawful).

     Subordination of Certificates. The rights of the Certificateholders to receive distributions of interest are subordinated to the rights of the Noteholders to receive payments of interest and, if the Notes have been accelerated following an Event of Default, payment of the Note Principal Distributable Amount. This subordination is effected by the priority of distributions set forth under "Application of Available Funds."

     Payments of Principal

     The trust will make distributions on the Certificates in the amounts and in the priority set forth under "Application of Available Funds." Certificateholders will not receive any distributions of principal until the Notes have been paid in full. Following the occurrence of an Event of Default which has resulted in an acceleration of the Notes, the Noteholders will be entitled to be paid the Note Principal Distributable Amount on each Distribution Date before any distributions may be made on the Certificates.

     The Certificate Final Distribution Date is ____________. The date on which the Certificates are paid in full is expected to be earlier than the Certificate Final Distribution Date, however, and could be significantly earlier depending upon the rate at which the Principal Balances of the receivables are paid. See "The Receivables Pool--Weighted Average Life of the Securities" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus, respectively, for a further discussion of receivable prepayments.

     Optional Prepayment

     The Certificates will be prepaid in full on any Distribution Date on which the servicer exercises its option to purchase all remaining receivables from the trust in connection with an Optional Termination. The prepayment price will be equal to the Certificate Balance as of the purchase date plus accrued but unpaid interest at the Certificate Rate through the related Interest Period. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus and "Description of the Receivables Transfer and Servicing Agreements--Optional Purchase of Receivables" in this prospectus supplement for a further discussion of the circumstances under which the servicer may exercise this option.

     The Owner Trustee

     ___________________ will act as owner trustee under the Trust Agreement. The owner trustee is a ___________________. The principal corporate trust office of the owner trustee is located at ______________________________________, Attention: Corporate Trust
Administration. The owner trustee will have various rights and duties with respect to the Certificates. See "Description of the Trust Agreement" for a further discussion of the rights and duties of the owner trustee with respect to the Certificates. The seller, the depositor and their respective affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                        Application of Available Funds

     Sources of Funds for Distributions

     The funds available to the trust to make payments on the Securities on each Distribution Date will come from the following sources:

          o collections received on the receivables during the related Collection Period;

          o    insurance proceeds;

          o net recoveries received during the related Collection Period on receivables that became Defaulted Receivables in prior months;

          o investment earnings on funds on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account in respect of the related Collection Period, net of any investment expenses and losses from these investments;

          o proceeds of repurchases of receivables by the seller or purchases of receivables by the servicer because of certain breaches of representations, warranties or covenants;

          o funds, if any, withdrawn from the Reserve Fund for that Distribution Date;

          o    the Policy Claim Amount; and

          o if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

     The precise calculation of the funds available to make payments on the Securities is set forth in the definition of Available Funds under "Glossary of Terms." We refer you to that definition. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

     Priority of Distributions

     On each Distribution Date, the trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

          (1) Servicing Fee--the Servicing Fee for the related Collection Period plus any unpaid Servicing Fee for previous Collection Periods will be paid to the servicer;

          (2) Note Interest--the Note Monthly Interest Distributable Amount for that Distribution Date plus any overdue Note Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Note Monthly Interest Distributable Amount payable to any class of Notes at the Interest Rate applicable to that class will be paid to the Noteholders; provided, however, if the amount available to pay the amounts described in this clause is insufficient, interest will be paid pro rata on all classes of the Notes based on the interest payable to each class;

          (3) Certificate Interest (Before Acceleration of Notes)--the Certificate Monthly Interest Distributable Amount for that Distribution Date plus any overdue Certificate Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Certificate Monthly Interest Distributable Amount payable on the Certificates at the Certificate Rate will be paid to the Certificateholders; provided, however, if the Notes have been accelerated after an Event of Default, amounts in this clause will instead be paid under clause below;

          (4) Note Principal Distributable Amount--the Note Principal Distributable Amount for that Distribution Date will be applied to pay principal on the Notes in the following order of priority:

               (i)   on the Class A-1 Notes until they are paid in full;

               (ii)  on the Class A-2 Notes until they are paid in full;

               (iii) on the Class A-3 Notes until they are paid in full; and

               (iv)  on the Class A-4 Notes until they are paid in full;

               provided, however, if the Notes have been accelerated after an Event of Default, the Note Principal Distributable Amount will be paid pro rata on all classes of the Notes;

          (5) Certificate Interest (After Acceleration of Notes) -- if the Notes have been accelerated after an Event of Default, the Certificate Monthly Interest Distributable Amount for that Distribution Date plus any overdue Certificate Monthly Interest Distributable Amount for previous Distribution Dates plus interest on any overdue Certificate Monthly Interest Distributable Amount at the Certificate Rate will be paid to the Certificateholders;

          (6) Certificate Principal Distributable Amount-- the Certificate Principal Distributable Amount for that Distribution Date will be applied to pay principal on the Certificates;

          (7) Insurance Premium -- the premium payable under the Insurance Agreement for that Distribution Date, plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates will be paid to the insurer;

          (8) Other Amounts Payable to the Insurer -- the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the insurer will be paid to the insurer;

          (9) Additional Note Principal -- if the Notes have been accelerated after an Event of Default, an amount equal to the Note Balance as of such Distribution Date (before giving effect to the application of Available Funds on such Distribution Date) minus the Note Principal Distributable Amount for such Distribution Date will be paid pro rata on all classes of the Notes until they have been paid in full;

          (10) Reserve Fund Deposit-- the amount, if any, necessary to increase the balance of the Reserve Fund up to the Required Reserve Fund Balance will be deposited into the Reserve Fund;

          (11) Seller-- any amounts remaining after the above distributions will be paid to the seller.

     The insurer will at any time, and from time to time, have the option (but not be required, except in accordance with the terms of the Insurance Policy) to make payments of fees or expenses of any provider of services to the trust with respect to such Distribution Date. Any such payments made by the insurer will be reimbursed to the insurer pursuant to clause above.

                    Description of the Receivables Transfer
                           and Servicing Agreements

     We have summarized below some of the important terms of the Receivables Purchase Agreement and of the Sale and Servicing Agreement. We will file a copy of these agreements with the SEC after the trust issues the Securities. This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We refer you to those documents. You can find more information about the transfer of the receivables from the seller to the depositor and from the depositor to the trust on the Closing Date and the servicing of the receivables in the prospectus under "Description of the Receivables Transfer and Servicing Agreements."

     The seller will agree in the Receivables Purchase Agreement to repurchase from the depositor or the trust any receivable as to which the seller has breached a representation, warranty or covenant if that breach materially and adversely affects the interest of the Securityholders or the insurer in that receivable and the seller has not cured that breach on or before the last day of the first Collection Period following the Collection Period in which discovery of the breach is made or notice is received or, if the seller so elects, the last day of the Collection Period in which the seller, the depositor, the insurer, the indenture trustee or the owner trustee discovers or receives notice of such a breach. Each receivable to be repurchased by the seller must be repurchased on the Distribution Date following that last day of the related Collection Period for an amount equal to the Repurchase Payment. The depositor will assign to the trust under the Sale and Servicing Agreement all of its rights under the Receivables Purchase Agreement, including the seller's repurchase obligation. The repurchase obligation of the seller under the Receivables Purchase Agreement, as assigned to the trust under the Sale and Servicing Agreement, will constitute the sole remedy available to the depositor, the trust, the Securityholders, the insurer, the indenture trustee or the owner trustee for any uncured breach of a representation, warranty or covenant contained in the Receivables Purchase Agreement which materially and adversely affects the Securityholders or, so long as no Insurer Default has occurred and is continuing, the insurer.

     Servicing the Receivables

     ___________________, in its capacity as servicer, is responsible for servicing the receivables in accordance with the terms set forth in the Sale and Servicing Agreement. The servicer may perform any of its obligations through one or more subservicers on a limited basis as further described in the Sale and Servicing Agreement. In the future, the servicer may perform all or a portion of the servicing responsibilities delegated to a subservicer under the Sale and Servicing Agreement, or the servicer may retain another third party to perform all or a portion of the servicing responsibilities of the servicer, instead of a subservicer; provided, that the prior written consent of the insurer (if no Insurer Default shall have occurred and be continuing) is obtained as further described in the Sale and Servicing Agreement.

     The servicer will agree to make reasonable efforts to collect all payments due under the receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable retail installment sale contracts that it owns or services for itself or others and the collection practices and procedures established for it under the Credit and Collection Policy. The servicer will continue to follow its normal collection practices and procedures, and those established for it under the Credit and Collection Policy, to the extent necessary or advisable to realize upon any Defaulted Receivables. The servicer may sell the Financed Asset securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

     The servicer may, in its discretion but consistent with its normal practices and procedures, and those established for it under the Credit and Collection Policy, extend the payment schedule applicable to any receivable for credit-related reasons; provided, however, that no extensions are allowed in the first 12 months of a receivable, no extensions are allowed in consecutive months and only one extension may be granted in any one 12-month period; provided further, however, that if the extension of a payment schedule causes a receivable to remain outstanding on the Certificate Final Distribution Date or causes a Financed Asset to be released from the security interest created by the related receivable, the servicer will agree under the Sale and Servicing Agreement to purchase that receivable for an amount equal to the Repurchase Payment as of the last day of the first Collection Period following the Collection Period in which discovery of or notice is received with respect to such extension or, if the servicer so elects, the last day of the Collection Period in which the depositor, the servicer, the insurer, the indenture trustee or the owner trustee makes such discovery. The purchase obligation of the servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Securityholders, the insurer, the trust, the indenture trustee or the owner trustee for any extension of a payment schedule that causes a receivable to remain outstanding on the Certificate Final Distribution Date or causes a Financed Asset to be released from the security interest created by the related receivable.

     Yield Supplement Overcollateralization Amount

     The Cutoff Date Pool Balance will exceed the initial principal balance of the Securities by $____________, which is approximately ___% of the Cutoff Date Pool Balance. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on most of the receivables, which are lower than the minimum APR that is required to cover interest payments on the Securities, the Servicing Fee and anticipated losses on Defaulted Receivables and will decline on each Distribution Date.

     With respect to any Distribution Date, the "Yield Supplement
Overcollateralization Amount" will be the amount specified below with respect to that Distribution Date:


Closing Date                             $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------
-----                 -----              $--------          -----               -----              $--------

     The Yield Supplement Overcollateralization Amount has been calculated for each Distribution Date as the sum of the amount for each receivable with an APR less than ___%, equal to the excess, if any, of (i) the scheduled payments due on that receivable for each future Collection Period discounted to present value as of the end of the related Collection Period at the APR of that receivable over (ii) the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the related Collection Period at ___%. For purposes of this definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

     Accounts

     In addition to the accounts referred to under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus the servicer will establish--

          o with the indenture trustee, the Note Distribution Account for the benefit of the Noteholders;

          o with the owner trustee, the Certificate Distribution Account for the benefit of the Certificateholders; and

          o with the indenture trustee, the Reserve Fund for the benefit of the Securityholders, the servicer and the insurer.

     Funds in these accounts will be invested in permitted investments specified in the Sale and Servicing Agreement and will be limited to investments that meet the criteria of the insurer, so long as no Insurer Default has occurred and is continuing, and each Rating Agency as being consistent with its then-current ratings of the Securities.

     Servicing Compensation and Expenses

     On each Distribution Date, the servicer will be entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates. The servicer also will be entitled to receive as additional servicing compensation for each Collection Period any late fees, prepayment charges and other administrative fees and expenses or similar charges (other than extension fees) received in connection with a receivable.

     The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund and under the Insurance Policy.

         Certain Matters Regarding the Servicer

     The provision set forth below supersedes the first sentence of the first paragraph under "Description of the Receivables Transfer and Servicing Agreements--Certain Matters Regarding the Servicer" in the prospectus.

     The Sale and Servicing Agreement provides that the servicer may not resign except upon determination that the performance of its duties under the Sale and Servicing Agreement is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties under the Sale and Servicing Agreement permissible under applicable law. Notwithstanding any subservicing arrangement, the servicer will remain obligated and liable for all servicing duties and obligations under the Sale and Servicing Agreement.

     Events of Servicing Termination

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination" in the prospectus.

     Servicer Termination Events will consist of:

          o any failure by the servicer to deliver to the owner trustee or indenture trustee for deposit in any of the accounts any required payment or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for two Business Days after discovery by the servicer or after the date on which written notice of the failure, requiring the same to be remedied, is given to (i) the servicer by the insurer, the indenture trustee or the owner trustee or (ii) the servicer, the indenture trustee and the owner trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o any failure by the servicer duly to observe or perform any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the

               Securityholders and which continues unremedied for 60 days after the date on which written notice of the failure, requiring the same to be remedied, is given to (i) the servicer by the insurer, the depositor, the indenture trustee or the owner trustee or (ii) the servicer, the indenture trustee and the owner trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as further described in the Sale and Servicing Agreement;

          o any representation, warranty or covenant of the servicer made in, or in any certificate delivered under, the Sale and Servicing Agreement, other than any representation, warranty or covenant relating to a Repurchased Receivable, shall prove to have been incorrect in any material respect as of the time when the same shall have been made and that breach shall continue unremedied for 30 days after written notice of that breach, requiring the same to be remedied, shall have been given to (i) the servicer by the depositor, the owner trustee, the indenture trustee or the insurer or (ii) the servicer, the owner trustee and the indenture trustee by the holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 51% of the Certificate Balance;

          o any failure by the servicer to deliver to the depositor, the indenture trustee, the owner trustee, the insurer and each Rating Agency the monthly certificate relating to the payment of amounts due to Securityholders beyond the earlier of three Business Days following the date the certificate was due and the Business Day preceding the related Distribution Date;

          o so long as __________________ is the servicer, __________________ no longer directly or indirectly owns ___% or more of the outstanding shares of stock of __________________;

          o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the indenture trustee or the insurer as required by the Sale and Servicing Agreement, or to deliver any required reports under the Sale and Servicing Agreement on or before the date occurring two Business Days after the date such payments, transfer, deposit, instruction, notice or report is required to be made or given, as the case may be, under the Sale and Servicing Agreement; or

          o the servicer fails in any material respect to service the receivables in accordance with the Credit and Collection Policy.

              Rights Upon Event of Servicing Termination

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Rights Upon Event of Servicing Termination" in the prospectus.

     If an Event of Servicing Termination or certain other events with respect to the servicer set forth in the Insurance Agreement shall have occurred and be continuing and no Insurer Default shall have occurred and be continuing, the indenture trustee or, if the Notes have been paid in full, the owner trustee, in each case if directed in writing to do so by the insurer, may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement. If an Event of Servicing Termination shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the indenture trustee or holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the owner trustee or the holders of Certificates evidencing not less than 51% of the Certificate

     Balance, in each case by notice given in writing to the depositor, the servicer and the insurer, may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement. If the rights and obligations of the servicer under the Sale and Servicing Agreement have been terminated, the indenture trustee shall appoint a successor servicer subject to the approval of the insurer, unless an Insurer Default shall have occurred and be continuing or, with the consent of the insurer unless an Insurer Default shall have occurred and be continuing, the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer and no Event of Servicing Termination other than that appointment has occurred and is continuing, that trustee or similar official may have the power to prevent a transfer of servicing. If the indenture trustee is unwilling or unable to act as successor servicer, it may, with the consent of the insurer so long as an Insurer Default has not occurred and is continuing, appoint, or petition a court of competent jurisdiction to appoint, a successor servicer with equity of at least $50,000,000 and whose regular business includes the servicing of marine retail installment sale contracts. The indenture trustee may arrange for compensation to be paid to the successor servicer which in no event may be greater than the servicing compensation paid to the servicer under the Sale and Servicing Agreement without the prior written consent of the insurer so long as no Insurer Default has occurred and is continuing.

     Right of Insurer to Terminate Servicer

     The Insurance Agreement will set forth additional termination events applicable to the servicer, including if delinquencies or cumulative net losses on the receivables exceed specified levels and a material failure of performance by the servicer under the Sale and Servicing Agreement. If any such termination event shall have occurred and be continuing under the Insurance Agreement and an Insurer Default shall not have occurred and be continuing, the insurer may terminate all of the rights and obligations of the servicer under the Sale and Servicing Agreement.

     Waiver of Past Events of Servicing Termination.

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Waiver of Past Events of Servicing Termination" in the prospectus.

     The holders of Notes evidencing not less than 51% of the Note Balance may, on behalf of all Noteholders, or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance may, on behalf of all Certificateholders, waive any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default, except a default in making any required deposits to or payments from the Collection Account, the Note Distribution Account, the Certificate Distribution Account or the Reserve Fund in accordance with the Sale and Servicing Agreement; provided, however, that no default by the servicer in the performance of its obligations under the Sale and Servicing Agreement may be waived without the prior written consent of the insurer, if such waiver would reasonably be expected to have a material adverse effect upon the rights of the insurer. No waiver of a default by the servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders, the Certificateholders or the insurer with respect to subsequent Events of Servicing Termination.

     So long as no Insurer Default has occurred and is continuing, the insurer may, on behalf of all Securityholders, waive any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default.

     Amendment of the Sale and Servicing Agreement

     The provisions set forth below supersede the provisions in "Description of the Receivables Transfer and Servicing Agreements--Amendment" in the prospectus.

     The Sale and Servicing Agreement may be amended from time to time by the depositor, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee and, so long as no Insurer Default has occurred and is continuing, the insurer but without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provision in the Sale and Servicing Agreement that may be inconsistent with any other provisions in the Sale and Servicing Agreement or this prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement that are not inconsistent with the provisions of the Sale and Servicing Agreement or to change the Required Reserve Fund Balance, the manner in which the Reserve Fund is funded or the remittance schedule with respect to collections to be deposited into the Collection Account; provided, however, that no such amendment to the Sale and Servicing Agreement may adversely affect the interests of any Securityholder and, provided, further, that in the case of a change with respect to the Required Reserve Fund Balance, the indenture trustee and the owner trustee receives a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of Notes or the Certificates. An amendment will be deemed not to adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the indenture trustee an opinion of counsel to that effect.

     The Sale and Servicing Agreement may also be amended from time to time by the depositor, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee and, so long as no Insurer Default has occurred and is continuing, the insurer, the consent of the holders of Notes evidencing not less than a majority of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the Securityholders; or

     o reduce the percentage of the principal balance of the Notes or the Certificate Balance the consent of the holders of which is required for any amendment to the Sale and Servicing Agreement without the consent of all Securityholders adversely affected by the amendment.

No amendment to the Sale and Servicing Agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

     Optional Purchase of Receivables

     The provision set forth below supersedes the second paragraph under "Description of the Receivables Transfer and Servicing
Agreements--Termination" in the prospectus.

     In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase all remaining receivables from the trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance. The price to be paid by the servicer in connection with the exercise of this option will equal the aggregate Repurchase Payments of all receivables; provided, however, that the purchase price paid by the servicer for the remaining receivables, together with amounts on deposit in the Reserve Fund, must equal or exceed the Note Balance plus the Certificate Balance as of the purchase date, in each case, plus accrued but unpaid interest thereon at the applicable Interest Rate or Certificate Rate, as the case may be, through the related Interest Period, plus all amounts due to the insurer under the Insurance Agreement and any other transaction documents. The servicer will notify the owner trustee, the indenture trustee, the insurer and the depositor regarding the exercise of an Optional Termination no later than 20 days prior to the related Distribution Date. The exercise of this right will affect the early retirement of the Securities.

     Deposits to the Collection Account

     The provision set forth below supersedes the first two paragraphs in "Description of the Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

     The servicer will cause all obligors to make all payments on or in respect of the receivables and the Financed Assets directly to a lock-box account acceptable to the Rating Agencies and, so long as no Insurer Default has occurred and is continuing, the insurer. Within two Business Days of receipt of deposit of such amounts into the lock-box account, the servicer will deposit or cause to be deposited such amounts to the Collection Account. All other monies paid to the servicer on or in respect of the receivables and the Financed Assets will be deposited into the Collection Account within two Business Days after receipt thereof. Notwithstanding the foregoing, the servicer will be permitted to deposit these amounts into the Collection Account on the Business Day preceding any Distribution Date if:

     o    is the servicer, and

     o no Servicer Termination Event shall have occurred and be continuing, and either:

     (1) each other condition to making deposits less frequently than daily as may be specified by each Rating Agency and so long as no Insurer Default has occurred and is continuing, the insurer has been satisfied or

     (2) so long as no Insurer Default has occurred and is continuing, with the prior written consent of the insurer, obtains a letter of credit, surety bond, insurance policy or deposit of cash or securities as provided in the Sale and Servicing Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and the indenture trustee is provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Securities; and provided, however, that the servicer will be required to remit collections to the Collection Account within two Business Days of receipt to the extent that the aggregate amount of collections received during the related Collection Period exceeds the amount of the letter of credit.

     See "Description of the Receivables Transfer and Servicing
Agreements--Collections" in the prospectus.

     On or before each Distribution Date, the servicer will notify the indenture trustee to withdraw the Reserve Fund Draw Amount from the Reserve Fund and deposit this amount into the Collection Account.

     Amounts paid by the insurer in respect of claims under the Insurance Policy will be deposited into the Collection Account.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts paid by the insurer on or before any Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid, will be deposited into the Collection Account.

     Servicer Will Provide Information to Trustees

     On or before each Determination Date, the servicer will provide the Trustees with the information specified in the Sale and Servicing Agreement with respect to the related Distribution Date and Collection Period, including:

     o the aggregate amount of collections on the receivables during the related Collection Period;

     o the aggregate amount of Defaulted Receivables during the related Collection Period;

     o the amount of such distribution allocable to principal for each class of Notes and the Certificates;

     o the amount of such distribution allocable to current and overdue interest, including any interest on overdue interest, as allocated to each class of Notes and Certificates;

     o the Pool Balance as of the close of business on the last day of the related Collection Period;

     o the aggregate amount to be distributed as principal and interest on the Securities;

     o    the Available Funds;

     o the Servicing Fee paid to the servicer with respect to the related Collection Period;

     o the aggregate outstanding principal balance of each class of Notes, the seven-digit decimal factor to be used to compute your portion of the principal amount outstanding with respect to each class of Notes, the Certificate Balance and the seven-digit decimal factor to be used to compute your portion of the principal amount outstanding with respect to the Certificates (in each case after giving effect to payments allocated to principal);

     o the amount of fees and expenses paid to the owner trustee and the indenture trustee;

     o    the Insurance Payment Amount, if any;

     o the Reserve Fund Amount on such Distribution Date, after giving effect to all deposits thereto and withdrawals therefrom made on such Distribution Date or the day immediately preceding the Distribution Date, if any, and the change in such balance from the immediately preceding Distribution Date;

     o    the Reserve Fund Draw Amount, if any;

     o the aggregate Repurchase Payments of receivables repurchased by the seller or purchased by the servicer, if any, with respect to the related Collection Period; and

     o the net losses on the receivables with respect to the related Collection Period.

     Reserve Fund

     The servicer will establish and maintain with the indenture trustee the Reserve Fund into which certain excess collections on the receivables will be deposited and from which amounts may be withdrawn to pay monthly Servicing Fees to the servicer, to make required payments on the Securities and to make required payments to the insurer.

     The Reserve Fund Initial Deposit will be deposited in the Reserve Fund on the Closing Date. On each Distribution Date, the indenture trustee will deposit in the Reserve Fund, from amounts collected on or in respect of the receivables during the related Collection Period and not used on that Distribution Date to make required payments to the servicer, the Securityholders or the insurer, the amount, if any, by which the Required Reserve Fund Balance for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date. The amounts on deposit in the Reserve Fund will be invested in permitted investments acceptable to each Rating Agency and, so long as no Insurer Default has occurred and is continuing, the insurer as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts."

     On each Determination Date, the servicer will determine the Reserve Fund Draw Amount, if any, for the following Distribution Date. If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the servicer shall instruct the indenture trustee to withdraw that amount, up to the amount on deposit in the Reserve Fund, from the Reserve Fund and transfer the amount withdrawn to the Collection Account; provided, however, if the Notes have been accelerated following an Event of Default, the servicer shall instruct the indenture trustee to transfer directly to the insurer the portion, if any, of such Reserve Fund Draw Amount payable in respect of any Insurance Payment Amounts.

     If the amount on deposit in the Reserve Fund on any Distribution Date exceeds the Required Reserve Fund Balance for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Fund on that Distribution Date, that excess will be paid to the seller. On or after the termination of the trust, the seller will be entitled to receive any amounts remaining in the Reserve Fund after all required payments to the servicer, the Securityholders and the insurer have been made and after the Insurance Policy has been terminated and returned to the insurer for cancellation. Any amount paid to the seller will no longer be the property of the trust, and the Securityholders will not have any rights in, or claims to, any of those amounts paid to the seller.

     No assurances can be given that the amount on deposit in the Reserve Fund will be sufficient on any Distribution Date to pay in full the Servicing Fee, Note Monthly Interest Distributable Amount, Note Principal Distributable Amount, Certificate Monthly Interest Distributable Amount and the Certificate Principal Distributable Amount payable on that Distribution Date. If the amount on deposit in the Reserve Fund is reduced to zero and there is an Insurer Default, the trust's sole source of funds will be payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of Financed Assets that secure Defaulted Receivables. In addition, because the market value of most boats declines with age and because of limitations on the manner in which boats may be repossessed and sold, the servicer may not recover the entire amount due on a Defaulted Receivable if the related Financed Asset is repossessed and sold. If the amount on deposit in the Reserve Fund is reduced to zero and there is an Insurer Default, you could experience losses or payment delays with respect to your Securities.

                           Description of the Insurer

     Information in this section has been provided by

     The Insurer

     [DESCRIPTION TO COME]

     The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the insurer set forth under the headings "Description of the Insurer" and "Description of the Insurance Policy." In addition, the insurer makes no representations regarding the Securities or the advisability of investing in the Securities.

     The Insurer Financial Information

                                       Statutory Accounting Practices
                               ----------------------------------------------
                               December 31, 2001            December 31, 2000
                               ------------------          ------------------
                                   (Audited)                    (Audited)
                                               (in millions)
Admitted Assets                $                            $
Liabilities                    $                            $
Capital and Surplus            $                            $


                                  Generally Accepted Accounting Principles
                               ----------------------------------------------
                               December 31, 2001            December 31, 2000
                               ------------------          ------------------
                                   (Audited)                    (Audited)
                                               (in millions)
Assets                         $                            $
Liabilities                    $                            $
Shareholder's Equity           $                            $

     Financial Strength Ratings of the Insurer

     Moody's rates the financial strength of the insurer "Aaa". Standard & Poor's rates the financial strength of the insurer "AAA". Fitch, Inc. rates the financial strength of the insurer "AAA".

     Each rating of the insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Securities, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. The insurer does not guarantee the market price of the Securities, nor does it guarantee that the ratings on the Securities will not be revised or withdrawn.

                       Description of the Insurance Policy

     On the Closing Date, the insurer will issue the Insurance Policy under which the insurer will unconditionally and irrevocably guarantee the timely payment of the Servicing Fee, Note Monthly Interest Distributable Amount, Note Principal Distributable Amount, Certificate Monthly Interest Distributable Amount and Certificate Principal Distributable Amount for each Distribution Date and the ultimate payment of principal of the Securities on their respective Final Distribution Dates. The insurer will pay any amount payable under the Insurance Policy no later than 12:00 noon, Eastern Time, on the later of the related Distribution Date and the second Business Day following receipt by the insurer of a notice from the indenture trustee specifying the Policy Claim Amount for that Distribution Date. In making a claim under the Insurance Policy, the indenture trustee will act on behalf of the Securityholders and will comply with all the terms and conditions of the Insurance Policy. All amounts paid under the

Insurance Policy will be deposited by the indenture trustee in the Collection Account. The Insurance Policy will be issued under the Insurance Agreement.

     The insurer will be entitled to receive on each Distribution Date, from the Available Funds for that Distribution Date plus any amounts withdrawn from the Reserve Fund on that Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date, the aggregate amount of any unreimbursed payments under the Insurance Policy and various other amounts, in each case as described under "Application of Available Funds--Priority of Distributions." The insurer will not be entitled to reimbursement of any amounts paid under the Insurance Policy from the Securityholders. The insurer will have no obligations to the Securityholders, the indenture trustee or the owner trustee other than its obligations under the Insurance Policy.

     The insurer's obligations under the Insurance Policy shall be discharged to the extent funds to pay such obligations are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account by the servicer or the indenture trustee, as applicable, in accordance with the Sale and Servicing Agreement or disbursed by the insurer as provided in the Insurance Policy, whether or not such funds are properly applied by the indenture trustee.

     The Insurance Policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of such liability).

     There shall be no acceleration payment due under the Insurance Policy unless such acceleration is at the sole option of the insurer.

     Other Terms of the Insurance Policy

     If payment of any amount guaranteed under the Insurance Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the trust, the seller or the servicer, the insurer will cause such payment to be made upon receipt by the insurer from the indenture trustee, the Noteholders or the Certificateholders of
(a) a certified copy of a final, nonappealable order of the court which exercised jurisdiction to the effect that the indenture trustee or the Securityholders are required to return any such payment paid during the term of the Insurance Policy because such payment was avoided as a preference payment under applicable law, (b) an assignment irrevocably assigning to the insurer all rights and claims of the indenture trustee or the Securityholders relating to or arising under such avoided payment and (c) a notice for payment appropriately completed and executed by the indenture trustee, the Noteholders or the Certificateholders. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such order and not to the indenture trustee or any Securityholder directly (unless such Securityholder has returned principal and interest paid on the Securities to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to such Securityholder).

     Notwithstanding the foregoing, in no event will the insurer be obligated to make any payment in respect of any avoided payment, which payment represents a payment of interest or principal of the Securities, prior to the time the insurer would have been required to make a payment in respect of such interest or principal.

                          Description of the Indenture

     The following summary further describes the material terms of the Indenture. See "The Indenture--Events of Default" in the prospectus for a further description of the other material terms of the Indenture.

     The provision regarding the "Controlling Class" contained in the prospectus under "The Indenture" does not apply to this prospectus supplement. For the purposes of this prospectus supplement, "Controlling Class" in the prospectus shall be replaced with "Note Balance."

     Events of Default

     The provisions set forth below supersede the provisions in "The Indenture--Events of Default" in the prospectus. Events of Default under the Indenture will consist of:

     o a default by the trust in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

     o a default by the trust in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

     o a default in the observance or performance of any covenant or agreement of the trust made in the Indenture other than those dealt with specifically elsewhere as an Event of Default and such default shall continue or not be cured for a period of 60 days after notice thereof is given to the trust and to the indenture trustee, so long as an Insurer Default shall not have occurred and be continuing, by the insurer, or, if an Insurer Default shall have occurred and be continuing, to the trust by the indenture trustee or to the trust, the depositor and the indenture trustee by the holders of Notes evidencing not less than 25% of the Note Balance;

     o any representation, warranty or covenant of the trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation, warranty or covenant was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after notice thereof is given to the trust by the depositor, the indenture trustee or the insurer or to the trust, the depositor, the indenture trustee and the insurer by the holders of Notes evidencing not less than 25% of the Note Balance;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property; or

     o    the submission of a claim under the Insurance Policy;

provided, however, that unless an Insurer Default shall have occurred and be continuing, neither the depositor, the indenture trustee nor the Noteholders may declare an Event of Default. If an Insurer Default shall not have occurred and be continuing, an Event of Default shall occur only upon delivery by the insurer to the depositor and the indenture trustee of notice of the occurrence of such Event of Default.

     Rights Upon Event of Default

     The provisions set forth below supersede the provisions in "The Indenture--Rights Upon Event of Default" in the prospectus.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the insurer may, upon prior written notice to each Rating Agency, declare the Notes to be immediately due and payable and cause the indenture trustee to sell the property of the trust in whole or in part and to distribute the proceeds of that sale in accordance with the Indenture. The insurer may not, however, cause the indenture trustee to sell the property of the trust in whole or in part following an Event of Default if the proceeds of that sale would not be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Securities unless the Event of Default arose from a breach of any representation, warranty or covenant of the trust as described under "Description of the Indenture--Events of Default," a claim being made under the Insurance Policy or from an event of bankruptcy, insolvency, receivership or liquidation with respect to the trust. If an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, the insurer, at its option, may elect to prepay all or any portion of the principal amount of and accrued but unpaid interest on the Notes and, if the Notes have been paid in full, the Certificates. The indenture trustee will continue to submit claims under the Insurance Policy with respect to the Securities following an Event of Default.

     If an Event of Default shall have occurred and be continuing and an Insurer Default shall have occurred and be continuing, the indenture trustee or the holders of Notes evidencing not less than 66-2/3% of the Note Balance may, upon written notice to each Rating Agency, declare the Notes to be immediately due and payable. Any declaration of acceleration by the indenture trustee or the Noteholders may be rescinded by the holders of Notes evidencing not less than 66-2/3% of the Note Balance at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the trust has deposited with the indenture trustee an amount sufficient to pay (i) all principal of and interest on the Notes as if the Event of Default giving rise to the declaration of acceleration had not occurred plus all amounts owing to the insurer under the Insurance Agreement and the other transaction documents and
(ii) all amounts due to the indenture trustee under the terms of the Indenture and all Events of Default, other than the nonpayment of principal of the Notes that has become due solely as a result of the acceleration, have been cured or waived.

     If an Event of Default shall have occurred and be continuing, the indenture trustee shall, so long as no Insurer Default has occurred and is continuing, at the written direction of the insurer, or if an Insurer Default has occurred and is continuing, at the written direction of holders of Notes evidencing not less than 66-2/3% of the Note Balance, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the trust, or elect to maintain the property of the trust and continue to apply proceeds from the property of the trust as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the trust following an Event of Default, other than a default for five or more Business Days in the payment of interest on the Notes or a default in the payment of the principal of or any installment of the principal of the Notes unless:

     o holders of Notes evidencing 100% of the Note Balance consent to the sale;

     o the proceeds of the sale are sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes and all amounts due to the insurer under the Insurance Agreement; or

     o the indenture trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared due and payable and the holders of Notes evidencing not less than 66-2/3% of the Note Balance consent to the sale.

     The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the trust to pay principal of and interest on the Notes on an ongoing basis.

     If the property of the trust is sold following an Event of Default, the indenture trustee will apply or cause to be applied the proceeds of that sale to make the following payments in the following order of priority:

     (1) to the indenture trustee, all amounts due to the indenture trustee as compensation under the terms of the Indenture, and to the owner trustee, all amounts due to the owner trustee as compensation under the terms of the Trust Agreement;

     (2)  to the servicer, all accrued but unpaid Servicing Fees;

     (3) to the Noteholders, all accrued but unpaid interest on the Notes, paid pro rata on all classes of the Notes based on the interest payable to each class;

     (4)  to the Noteholders, the Note Balance;

     (5) to the Certificateholders, all accrued but unpaid interest on the Certificates; and

     (6)  to the Certificateholders, the Certificate Balance.

     Any remaining amounts will be distributed first to the insurer for amounts due to the insurer and then to the seller.

     If the property of the trust is sold following an Event of Default and the proceeds of that sale are not sufficient to pay in full the principal balance of and all accrued but unpaid interest on the Securities, the indenture trustee will withdraw available amounts from the Reserve Fund and submit claims under the Insurance Policy in respect of that shortfall.

     If an Event of Default shall have occurred and be continuing, subject to the provisions of the Indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Noteholders if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than 51% of the Note Balance will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.

     No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless:

     o such Noteholder previously has given to the indenture trustee written notice of a continuing Event of Default;

     o Noteholders evidencing not less than 25% of the Note Balance have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

     o such Noteholder or Noteholders have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred with complying with such request;

     o the indenture trustee has for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding;

     o no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by Noteholders evidencing not less than a majority of the Note Balance; and

     o    an Insurer Default has occurred and is continuing.

     Waiver of Past Defaults

     Prior to acceleration of the maturity of the Notes, so long as no Insurer Default has occurred and is continuing, the insurer, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may, on behalf of all Noteholders, waive any past default or Event of Default, other than a default in payment of principal of or interest on any of the Notes or in respect of any covenant or other provision in the Indenture that cannot be amended, supplemented or modified without the unanimous consent of the Noteholders.

     Replacement of Indenture Trustee

     So long as no Insurer Default has occurred and is continuing, the insurer, or the holders of Notes evidencing not less than 51% of the Note Balance, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may remove the indenture trustee without cause by notifying the indenture trustee, the trust, the depositor, the insurer and each Rating Agency of that removal and, following that removal, may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

     The indenture trustee may resign at any time by notifying the trust, the depositor, the Noteholders and the insurer of that resignation. The trust will be required to remove the indenture trustee if the indenture trustee:

     o ceases to be eligible to continue as the indenture trustee under the Indenture;

     o    is adjudged to be bankrupt or insolvent;

     o    comes under the charge of a receiver or other public officer; or

     o    otherwise becomes incapable of acting.

     Upon the resignation or required removal of the indenture trustee, or the failure of the Noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, will be required promptly to appoint a successor indenture trustee under the Indenture.

     Satisfaction and Discharge of Indenture

     If the Insurance Policy has been terminated and returned to the insurer for cancellation, the Indenture will be discharged as to the collateral securing the Notes upon the delivery to the indenture trustee for cancellation of all the Notes or, with several limitations, receipt of various opinions on tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes, including interest and any fees due and payable to the owner trustee or the indenture trustee.

     Modification of Indenture

     The provisions set forth below supersede the first two paragraphs in "The Indenture--Modification of Indenture" in the prospectus.

     The owner trustee, on behalf of the trust, and the indenture trustee may, without the consent of the Noteholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of, among other things, to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture; to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the trust; to add additional covenants for the benefit of the Noteholders or to surrender any rights or powers conferred upon the trust; to convey, transfer, assign, mortgage or pledge any property to the indenture trustee; to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements, provided, that any such action shall not adversely affect the interests of any Noteholders; to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any Securityholder.

     The owner trustee, on behalf of the trust, and the indenture trustee may, with the consent of the holders of Notes evidencing not less than a majority of the Note Balance, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture consented to by the insurer on behalf of the Noteholders may materially adversely affect the interests of any Securityholder.

     A supplemental indenture will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the supplemental indenture obtains and delivers to the indenture trustee:

     o    an opinion of counsel to that effect; or

     o a letter from each Rating Agency to the effect that the supplemental indenture would not result in a downgrading or withdrawal of its rating then assigned to any class of Securities.

     No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee and the insurer to the effect that the supplemental indenture will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the trust. No supplemental indenture will be permitted without the consent of the insurer if the supplemental indenture would reasonably be expected to materially adversely affect the interests of the insurer.

     See "The Indenture--Modification of Indenture" in the prospectus for further limitations on modifying the Indenture.

     Administration Agreement

     Pursuant to the Administration Agreement, _________________, as administrator, will provide notices and perform other obligations of the trust and the owner trustee under the Indenture and the Trust Agreement. The administrator will be entitled to a monthly administrative fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the servicer.

                       Description of the Trust Agreement

     The following summary describes the material terms of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC after the trust issues the Securities.

     Formation of Trust; Issuance of Certificates

     In _______, the depositor formed the trust and appointed the owner trustee as trustee of the trust. The trust will, concurrently with the transfer of the receivables to the trust pursuant to the Sale and Servicing Agreement, issue the Certificates.

     Replacement of Owner Trustee

     The owner trustee may resign at any time by notifying the administrator, the depositor and the insurer of that resignation. The administrator or, so long as no Insurer Default has occurred and is continuing, the insurer may remove the owner trustee if the owner trustee:

     o    ceases to be eligible to continue as the trustee under the Trust
          Agreement;

     o    is adjudged to be bankrupt or insolvent;

     o    comes under the charge of a receiver or other public officer; or

     o    otherwise becomes incapable of acting.

     Upon the resignation or removal of the owner trustee, the administrator, with the consent of the depositor and, so long as an Insurer Default shall not have occurred and be continuing, the insurer, will be required promptly to appoint a successor owner trustee under the Trust Agreement.

     Duties of Owner Trustee

     The owner trustee will agree to administer the trust in the interest of the Certificateholders, subject to the lien of the Indenture, and in accordance with the provisions of the Trust Agreement and the other transaction documents. The owner trustee will not be required to take any action that it has reasonably determined is likely to result in liability on the part of the owner trustee or that is contrary to the terms of the Trust Agreement or applicable law.

     Compensation; Indemnification

     The servicer will pay to the owner trustee from time to time reasonable compensation for its services, reimburse the owner trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the owner trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust or the performance of its duties under the Trust Agreement; provided, however, that the owner trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The owner trustee will not be liable:

     o for any error of judgment made by it in good faith unless it is proved that the owner trustee was negligent in ascertaining the pertinent facts;

     o for any action it takes or omits to take in good faith in accordance with directions received by it from the Certificateholders, the indenture trustee, the depositor, the administrator, the insurer or the servicer;

     o for indebtedness evidenced by or arising under the Trust Agreement or any of the related documents, including the principal of or interest on the Securities; or

     o for the default or misconduct of the servicer, the administrator, the depositor, the indenture trustee, the insurer, or any agent or attorney selected by the owner trustee with reasonable care.

     Termination of Trust

     If the Insurance Policy has been terminated and returned to the insurer for cancellation, the Trust Agreement, except for provisions relating to compensation, reimbursement and indemnification of the owner trustee, will terminate and be of no further force or effect and the trust will dissolve:

     o upon the payment to the insurer, the servicer and the Securityholders of all amounts required to be paid to them under the Insurance Agreement, the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable;

     o on the Distribution Date following the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining in the trust; or o upon the purchase of the receivables by the servicer in connection with an Optional Termination.

     The indenture trustee and the owner trustee will give written notice of termination to each Noteholder and Certificateholder, as the case may be.

     Amendment of Trust Agreement

     The owner trustee, on behalf of the trust, and the depositor may, without the consent of the Securityholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, amend the Trust Agreement for the purpose of curing any ambiguity, correcting or supplementing any provision of the Trust Agreement which may be inconsistent with any other provision of the Trust Agreement or this prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Securityholders which will not be inconsistent with other provisions of the Trust Agreement; provided, however, that no such amendment may materially adversely affect the interests of any Securityholder. An amendment will be deemed not to materially adversely affect the interests of any Securityholder if the person requesting the amendment obtains and delivers to the owner trustee an opinion of counsel to that effect.

     The owner trustee, on behalf of the trust, and the depositor may, with the consent of the holders of Notes evidencing not less than a majority of the Note Balance or, if the Notes have been paid in full, holders of Certificates evidencing not less than a majority of the Certificate Balance, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer and each Rating Agency, amend the Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the Securityholders, or change the Interest Rate applicable to any class of Notes or the Certificate Rate without the consent of all Securityholders adversely affected by the amendment or

     o reduce the percentage of the Note Balance or the Certificate Balance the consent of the holders of which is required for any amendment to the Trust Agreement without the consent of all Securityholders.

     No amendment to the Trust Agreement will be permitted unless an opinion of counsel is delivered to the owner trustee and the insurer to the effect that the amendment will not materially adversely affect the taxation of any Security, or any Securityholder, or adversely affect the tax status of the trust. No amendment to the Trust Agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

                                 Use of Proceeds

     The net proceeds to be received from the [initial] sale of the Securities will be applied by the depositor towards the purchase of the receivables. [In cases where this prospectus supplement is used in connection with a market making transaction in the Securities, the net proceeds from those sales of the Securities will be paid to the party selling Securities in that transaction which may be [name of affiliated underwriter] if it is acting as principal. The depositor will not receive any proceeds from the sale of the Securities in market making transactions.]

                    Material Federal Income Tax Consequences

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and federal tax counsel for the trust, for federal income tax purposes, the Notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. If you purchase Certificates, you agree by your purchase that you will treat the Certificates as indebtedness for federal income tax purposes. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" in the prospectus. If the Internal Revenue Service successfully asserted that the Certificates were properly treated as equity for federal income tax purposes, the trust would be treated as a partnership and the Certificates would be treated as partnership interests in the trust for federal income tax purposes. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" in the prospectus.

                              ERISA Considerations

     The Notes

     The Notes may, in general, be purchased by, on behalf of or with "plan assets" of Plans. Although we cannot assure you in this regard, the Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the Notes:

     o are expected to be treated as indebtedness under local law and will, in the opinion of federal tax counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus) and

     o    should not be deemed to have any "substantial equity features".

     See "ERISA Considerations" in the prospectus.

     However, the acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any Certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities--for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." Each investor in a Note, by its acceptance of the Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or its acquisition and holding of the Note satisfy the requirements for exemptive relief under one of the foregoing exemptions. In this regard, no person may acquire more than 49.9% of the Certificates.

     Because the trust, the servicer, the Trustees, the underwriters, any provider of credit support or any of their affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any investor considering a purchase of Notes using plan assets should consult with its counsel if the trust, the servicer, any Trustee, any underwriter, any provider of credit support or any of their affiliates has investment authority with respect to such assets. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

     The Certificates

     Although the Certificates may be treated as debt for tax purposes, we believe that for ERISA purposes the Certificates constitute equity interests in the trust. Therefore ownership of Certificates by Plans may cause the assets of the trust to constitute plan assets of Plans, and to be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Consequently, Plans may not acquire Certificates.

     In addition, investors other than Plans should be aware that a prohibited transaction under ERISA and the Internal Revenue Code could be deemed to occur if any holder of the Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules.

     Each purchaser of Certificates will be deemed to represent and certify that it is not a Plan, and is not acquiring such Certificates on behalf of, or with plan assets of, any Plan. In addition, each purchaser of Certificates will be deemed to represent and certify that its acquisition of Certificates will not cause it to hold more than 49.9% of the Certificate Balance as of the Closing Date.

     For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the prospectus.

                                  Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the note underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, and each of those note underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

                          Principal      Principal       Principal     Principal
                          Amount of      Amount of       Amount of     Amount of
                          Class A-1      Class A-2       Class A-3     Class A-4
Note Underwriters           Notes          Notes           Notes         Notes
-----------------       ------------  ------------    ------------  ------------
Morgan Stanley & Co.    $             $               $             $
Incorporated            ------------  ------------    ------------  ------------

     Total              $             $               $             $
                        ============  ============    ============  ============

     The depositor has been advised by the underwriters of the Notes that they propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, the public offering prices may change.

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to the certificate underwriter named below, and the certificate underwriter has agreed to purchase, the initial principal amount of the Certificates set forth below opposite its name.

                                                                 Principal
                                                                 Amount of
     Certificate Underwriter                                   Certificates
     ------------------------------------------------           ------------
     Morgan Stanley & Co. Incorporated                          $

     The depositor has been advised by the certificate underwriter that it proposes initially to offer the Certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the Certificates, the public offering price may change. The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes or the Certificates, as the case may be, shall be as follows:

                                                   Selling
                                                  Concessions       Reallowance
                                                 not to exceed     not to exceed
                                                 -------------     -------------
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Class A-1 Notes............................      %                  %
     Certificates...............................      %                  %

     The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters or their affiliates.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closings of the sale of each class of Notes and the Certificates are conditioned on the closing of the sale of each other class of Notes and the Certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

     [The offers and sales related to the prospectus supplement and the attached prospectus may be used by [_______] in connection with market making transactions in the Securities. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the servicer], and therefore may also be viewed as an affiliate of the trust.]

                                 Legal Opinions

     Certain legal matters relating to the Securities, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                                     Experts

     The consolidated balance sheets of the insurer and its consolidated subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, have been incorporated by reference in this prospectus supplement in reliance on the report of _________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               Glossary of Terms

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Securities."

     "Administration Agreement" means the Administration Agreement, dated as of ______________, among the administrator, the depositor, the trust and the indenture trustee, as amended or supplemented.

     "Administrator" means _______, as administrator under the Administration Agreement.

     "APR" of a receivable means the annual percentage rate of finance charges stated in such receivable.

     "Available Collections" means, with respect to any Distribution Date, the sum of Available Interest and Available Principal.

     "Available Funds" means, for any Distribution Date, the sum of Available Collections, the Policy Claim Amount, the Reserve Fund Draw Amount and, if an Event of Default shall have occurred and be continuing and an Insurer Default shall not have occurred and be continuing, amounts the insurer has deposited into the Collection Account on or before the related Distribution Date as a result of the insurer, at its option, electing to prepay all or any portion of the principal amount of the Notes and paying accrued but unpaid interest on the amount of the Notes so prepaid or, if the Notes have been paid in full, the amount of the Certificates so prepaid.

     "Available Interest" means, with respect to any Distribution Date, the total of the following amounts allocable to interest received by the servicer on or in respect of the receivables during the related Collection Period: (i) the sum of the interest component of all (a) collections on or in respect of all receivables, including extension fees, (b) Net Liquidation Proceeds, (c) any amounts payable or any payment made under any insurance policy with respect to a receivable covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Asset or obligor and (d) Repurchase Payments plus (ii) any earnings on investment of funds in the accounts (other than the Reserve Fund), net of losses and investment expenses.

     "Available Principal" means, with respect to any Distribution Date, the total of the following amounts allocable to principal received by the servicer on or in respect of the receivables during the related Collection Period: the sum of the principal component of all (i) collections on or in respect of all receivables, (ii) Net Liquidation Proceeds, (iii) any amounts payable or any payment made under any insurance policy with respect to a receivable covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Asset or obligor and (iv) Repurchase Payments.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York are authorized by law, regulation or executive order to be closed.

     "Certificate Balance" means, with respect to the Certificates, initially, $______, and thereafter, the initial Certificate Balance of the Certificates, reduced by all amounts allocable to principal previously distributed to the Certificateholders.

     "Certificate Distribution Account" means the account established and maintained by the servicer in the name of the owner trustee pursuant to the Trust Agreement for the benefit of the Certificateholders.

     "Certificate Final Distribution Date" means the _____________ Distribution Date.

     "Certificate Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Period at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date after giving effect to all payments of principal to Certificateholders on such Distribution Date (or, in the case of the first Distribution Date, on the initial Certificate Balance).

     "Certificate Principal Distributable Amount" means, with respect to (i) any Distribution Date prior to which the Note Balance has been reduced to zero, zero and (ii) for any Distribution Date on or after which the Note Balance has been reduced to zero, the lesser of:

     o the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Certificateholders on such Distribution Date; and

     o the excess of the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Certificateholders on such Distribution Date over the Pool Balance as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount for the related Distribution Date;

provided, however, that the Certificate Principal Distributable Amount payable to the Certificateholders on the Certificate Final Distribution Date will equal the greater of the amount described above and the amount that is necessary, after giving effect to all payments of principal to the Certificateholders on such Distribution Date, to reduce the Certificate Balance to zero.

     "Certificate Rate" means ___% per annum. "Certificateholders" means holders of record of the Certificates.

     "Certificates" means the $________ aggregate principal amount of the trust's ___% Asset Backed Certificates.

     "Class A-1 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-1.

     "Class A-2 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-2.

     "Class A-3 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-3.

     "Class A-4 Notes" means the $________ aggregate principal amount of the trust's ___% Asset Backed Notes, Class A-4.

     "Closing Date" means the date on which the Securities are initially issued.

     "Collection Account" means an account, held in the name of the indenture trustee and for the benefit of the insurer and the Securityholders, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the months of ________ an________ .

     "Credit and Collection Policy" means the credit, collection and customer service policies of the seller relating to the receivables as described in the Sale and Servicing Agreement, delivered by the seller to the servicer, as the same may be amended or modified from time to time; provided, however, so long as no Insurer Default has occurred and is continuing, no material changes will be made without the insurer's consent, such consent not to be unreasonably withheld.

     "Cutoff Date" means the close of business on _______________.

     "Cutoff Date Pool Balance" means $______, the aggregate unpaid Principal Balance of the receivables as of the Cutoff Date.

     "Dealer" means the dealer of boats who sold a Financed Asset and who originated and assigned the receivable relating to the Financed Asset to ________________ under an existing agreement between the dealer and ________.

     "Defaulted Receivable" means a receivable (other than a Repurchased Receivable) with respect to which the earliest of the following has occurred:

     o    $_________ or more of any payment remains unpaid for __ or more days;

     o the servicer has determined in accordance with the Credit and Collection Policy that eventual payment in full is unlikely; or

     o the servicer has repossessed and sold the related Financed Asset or repossessed and held the related Financed Asset in its repossession inventory for __ days.

     "Determination Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

     "Distribution Date" means, with respect to any Collection Period, the __ day of the next succeeding month or, if such day is not a Business Day, the next succeeding Business Day, commencing ______.

     "Event of Default" means an event of default under the Indenture, as described under "Description of the Indenture--Events of Default."

     "Event of Servicing Termination" means a Servicer Termination Event as described under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination."

     "Final Distribution Date" means, for each class of Notes and the Certificates, the related date set forth in "Summary--Basic Terms of the Securities" or, if any such date is not a Business Day, the next succeeding Business Day.

     "Financed Assets" means the new or used boats financed by the receivables.

     "Indenture" means the Indenture, dated as of _________, between the trust and the indenture trustee, as amended or supplemented.

     "indenture trustee" means ______________, a national banking association, as trustee under the Indenture.

     "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among ____________, the trust, the depositor and ______, in its individual capacity and as seller and servicer, as amended or supplemented.

     "Insurance Payment Amount" means, for any Distribution Date, the premium payable under the Insurance Agreement for that Distribution Date plus any overdue premiums payable under the Insurance Agreement for previous Distribution Dates plus the aggregate amount of any unreimbursed payments under the Insurance Policy, to the extent payable to the insurer under the Insurance Agreement, plus accrued interest on any unreimbursed payments under the Insurance Policy at the rate provided in the Insurance Agreement plus any other amounts due to the insurer under the Insurance Agreement and the other transaction documents.

     "Insurance Policy" means the irrevocable financial guaranty insurance policy issued by the insurer, dated the Closing Date, in respect of the Securities.

     "Insurer" means _____________, and its successors.

     "Insurer Default" means the insurer shall fail to make any payment required under the Insurance Policy in accordance with its terms or an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the insurer.

     "Interest Period" means, with respect to any Distribution Date and (i) the Class A-1 Notes, the period from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date, and (ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates, the monthly period based on the assumption of 30 days in each month from and including the __ day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the __ day of the month in which the current Distribution Date occurs.

     "Interest Rate" means, with respect to any class of Notes, the interest rate for that class set forth under "Description of the Notes--Payments of Interest."

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Liquidation Proceeds" means the sum of the proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the servicer in accordance with its customary servicing procedures in connection with such liquidation.

     "Note Balance" means, at any time, the aggregate principal amount of all Notes outstanding at such time.

     "Note Distribution Account" means the account established and maintained by the servicer in the name of the indenture trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

     "Note Monthly Interest Distributable Amount" means, for any Distribution Date, the sum of the interest payable on that Distribution Date on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Note Principal Distributable Amount" means, for any Distribution Date, the lesser of:

     o the Note Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date or the Note Balance as of the Closing Date in the case of the first Distribution Date; and

     o the excess of the Note Balance and the Certificate Balance as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date, or as of the Closing Date in the case of the first Distribution Date, over the Pool Balance as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount for the related Distribution Date;

provided, however, that the Note Principal Distributable Amount on the Final Distribution Date for any class of Notes will equal the greater of the amount described above and the outstanding principal balance of that class of Notes as of the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders on such Distribution Date.

     "Noteholders" means holders of record of the Notes.

     "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Optional Termination" means the exercise by the servicer of its option to purchase all remaining receivables from the trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the Cutoff Date Pool Balance.

     "owner trustee" means ________, a ________, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Internal Revenue Code.

     "Policy Claim Amount" means, with respect to each Distribution Date, the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the sum of Available Collections plus the Reserve Fund Draw Amount for that Distribution Date.

     "Pool Balance" means, as of any date, the aggregate Principal Balance of the receivables (exclusive of all Repurchased Receivables for which the seller or the servicer has paid the Repurchase Payment, Defaulted Receivables and receivables sold or otherwise liquidated by the indenture trustee pursuant to the Indenture) as of the close of business on such date; except that reference to the Pool Balance as of the first day of a Collection Period will mean the Pool Balance as of the opening of business on such first day.

     "Principal Balance" means, with respect to any receivable as of any date, the amount financed minus the sum of the following amounts: (i) that portion of all scheduled payments received on or prior to such date allocable to principal, computed in accordance with the [simple interest] method, (ii) any Repurchase Payment with respect to such receivable allocable to principal and (iii) any full or partial prepayments or other payments applied to reduce the unpaid principal balance of such receivable; provided, however, that the Principal Balance of a Defaulted Receivable or a Repurchased Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable or a Repurchased Receivable, as the case may be.

     "PTCE" means Prohibited Transaction Class Exemption.

     "Rating Agency" means Moody's and Standard & Poor's.

     "Receivables" means the marine retail installment sale contracts transferred by the depositor to the trust.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of ________, between the seller and the depositor, as amended or supplemented.

     "Record Date" means, with respect to any Distribution Date, the close of business on the day immediately preceding that Distribution Date or, if the related Securities are issued as definitive securities, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs.

     "Repurchase Payment" means, with respect to any Distribution Date and to a Repurchased Receivable purchased by the servicer or the seller as of the end of the related Collection Period, the sum of (i) the unpaid principal balance owed by the related obligor in respect of such receivable and (ii) interest on such unpaid principal balance at a rate equal to the APR of the related receivable to the last day of such Collection Period.

     "Repurchased Receivable" means a receivable which the seller or the servicer is required to purchase pursuant to the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, or which the servicer has elected to purchase pursuant to the Sale and Servicing Agreement in connection with an Optional Termination.

     "Required Payment Amount" means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (6) under "Application of Available Funds--Priority of Distributions."

     "Required Reserve Fund Balance" means, with respect to any Distribution Date, the greater of an amount equal to--

     o % of the Pool Balance as of the last day of the related Collection Period; and

     o    % of the Cutoff Date Pool Balance;

provided, however, the Required Reserve Fund Balance shall equal the amount required to be on deposit in the Reserve Fund under the Insurance Agreement in the event of the occurrence of certain events specified therein; provided, further, however, that the Required Reserve Fund Balance for any Distribution Date will not exceed the principal balance of the Securities as of that Distribution Date, after giving effect to all payments of principal made to the Securityholders on that Distribution Date.

     "Reserve Fund" means the account established and maintained by the servicer in the name of the indenture trustee into which the trust will deposit the Reserve Fund Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

     "Reserve Fund Amount" means, with respect to any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date, including all interest and other investment earnings earned on amounts on deposit therein during the related Collection Period, net of losses and investment expenses.

     "Reserve Fund Draw Amount" means, with respect to any Distribution Date, the lesser of (i) the amount, if any, by which the sum of the Required Payment Amount plus the Insurance Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date and (ii) the Reserve Fund Amount for that Distribution Date (before giving effect to any deposits to or withdrawals from the Reserve Fund on such Distribution Date).

     "Reserve Fund Initial Deposit" means $_________ .

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of ________, among the trust, the depositor and __________, as seller and servicer, as amended or supplemented.

     "Securities" means the Notes and the Certificates.

     "Securityholders" means the Noteholders and Certificateholders.

     "seller" means ___________, and its successors.

     "servicer" means ___________, as servicer under the Sale and Servicing Agreement.

     "Servicer Termination Event" means a servicer termination event under the Sale and Servicing Agreement, as described under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination."

     "Servicing Fee" means a fee payable to the servicer on each Distribution Date for the related Collection Period for servicing the receivables which is equal to 1/12 of ___% of the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

     "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., and its successors.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of ________, between the depositor and the owner trustee, as amended or supplemented.

     "Yield Supplement Overcollateralization Amount" means, with respect to any Distribution Date, the amount specified in "Description of the Receivables Transfer and Servicing Agreements--Yield Supplement Overcollateralization Amount" with respect to that Distribution Date.

                                     ANNEX I

          Global Clearance, Settlement and Tax Documentation Procedures

     The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

     See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus for further information.

     Exemption For Non-United States Persons. Non-United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption For Non-United States Persons With Effectively Connected Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the globally-offered securities and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Exemption or Reduced Rate For Non-United States Persons Resident in Treaty Countries. Non-United States Persons that are beneficial owners of the globally-offered securities and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption For United States Persons. United States Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 ECI and Form W-8 BEN are effective from the date the form is signed through the end of the third succeeding calendar year.


                                     S-I-1

     This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read "Material Federal Income Tax Consequences" in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

                                    S-I-1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                                         Prospectus Supplement
                                                         Version #3b



                             Subject to Completion
            Preliminary Prospectus Supplement dated April 21, 2003


Prospectus Supplement
(To Prospectus dated       , 200_)

                               $
                      [_____________________] Trust 200-
                     $ Class A %Asset Backed Certificates
                     $ Class B %Asset Backed Certificates

                        [_____________________________]
                              Seller and Servicer

                      Morgan Stanley ABS Capital II Inc.
                                   Depositor
                              ___________________

                                                                                Underwriting
                                                                               Discounts and           Net Proceeds
                                                            Price               Commissions            to Depositor
                                                    __________________     _____________________   __________________

Class A Certificates...........................     $      (   )%          $      (   )%           $      (   )%
Class B Certificates...........................     $      (   )%          $      (   )%           $      (   )%
    Total......................................     $                      $                       $
                                                ___________________

     The proceeds to the depositor listed in the table are before deducting
expenses payable by the depositor estimated to be $   .

     The primary assets of the trust are a pool of loans made to finance the retail purchase of new or used recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers.

     The price of the certificates will also include accrued interest, if any, from the date of initial issuance. Distributions on the certificates will be made on the day of each month or, if not a business day, on the next business day, beginning .

      [This prospectus supplement and the attached prospectus may be used by [______], which is an affiliate of [ ] and therefore may also be viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the class A certificates. These transactions will be at prevailing market prices at the time of sale. [ ] may act as principal or agent in these transactions.]

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                ___________________

                                Morgan Stanley

_________, 200_


                               Table of Contents

                                                                                                               Page

Reading These Documents...........................................................................................S-3
Summary...........................................................................................................S-4
Risk Factors.....................................................................................................S-10
The Trust........................................................................................................S-11
The Receivables Pool.............................................................................................S-12
     Criteria Applicable to Selection of Receivables.............................................................S-12
     Weighted Average Life of the Certificates...................................................................S-16
     Delinquency, Credit Loss and Recovery Information...........................................................S-19
The Seller.......................................................................................................S-20
     General.....................................................................................................S-20
     Underwriting Procedures.....................................................................................S-20
The Depositor....................................................................................................S-20
The Servicer.....................................................................................................S-20
     General.....................................................................................................S-20
     Collection and Repossession Procedures......................................................................S-20
     Insurance...................................................................................................S-20
     Extensions..................................................................................................S-20
     Methods of Boat Disposal....................................................................................S-20
Computing Your Portion of the Amount Outstanding on the Certificates.............................................S-20
Maturity and Prepayment Considerations...........................................................................S-21
Description of the Certificates..................................................................................S-21
     Book-Entry Securities; Record Date; Denomination............................................................S-22
     Distributions on Certificates...............................................................................S-22
     Statements to Certificateholders............................................................................S-24
     Subordination of Class B Certificates.......................................................................S-24
     Optional Prepayment.........................................................................................S-25
     Servicing Compensation and Expenses.........................................................................S-25
     Rights Upon Event of Servicing Termination..................................................................S-25
     Waiver of Past Events of Servicing Termination..............................................................S-25
     Reserve Fund................................................................................................S-25
Material Federal Income Tax Consequences.........................................................................S-26
Use of Proceeds..................................................................................................S-26
ERISA Considerations.............................................................................................S-27
     Class A Certificates........................................................................................S-27
     Class B Certificates........................................................................................S-27
Underwriting.....................................................................................................S-28
Legal Opinions...................................................................................................S-30
Glossary of Terms................................................................................................S-30
Annex I - Form of Investment Letter-Class B Certificates.........................................................S-I-1

                            Reading These Documents

     We provide information on your securities in two separate documents that offer varying levels of detail:

     1. Prospectus--provides general information, some of which may not apply to the certificates.

     2. Prospectus Supplement--provides a summary of the specific terms of the certificates.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in this document and in the prospectus to locate the referenced sections.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not offering the securities in any state in which the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

                                    Summary

     The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Basic Terms of the Certificates:
Issuer/Trust:                                   ____________ Trust 200_-
Seller and Servicer:                            ______________________________________________
Depositor:                                      Morgan Stanley ABS Capital II Inc.
Trustee:                                        ______________________________________________
Cutoff Date:                                    ____________, 200__
Receivables:                                    Boat installment loans
Credit Enhancement:                             For class A certificates, the subordination of class B certificates
                                                For both class A certificates and class B certificates, a reserve fund
Certificates to be offered:
Class A certificates:                           $_________
Class B certificates:                           $_________
Interest Rates:
Class A certificates:                           ___%
Class B certificates:                           ___%
Interest Basis:                                 A 360-day year of twelve 30-day months
Distribution Dates:                             The ___th day of each month (or, if the ___th day is not a business day, the next succeeding business day)
First Distribution Date:                        _________, 200_
Final Scheduled Distribution Dates:
Class A certificates:                           _________, 200_
Class B certificates:                           _________, 200_
Closing Date:                                   _________, 200_
Clearance and Settlement:                       The Depository Trust Company, Clearstream and Euroclear

The Trust

     ____________ Trust 200 - will be formed pursuant to a pooling and servicing agreement dated as of 1, 200 , among the depositor, the seller, the servicer and the trustee. The trust will use the proceeds from the issuance and sale of the certificates to purchase from the depositor a pool of marine installment loans which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

Seller and Servicer

     ____________   has  purchased  the  receivables  from  ,  will  sell  the receivables and certain related property to the depositor and will act as servicer with respect to the receivables on behalf of the trust. `s principal executive office is located at .

Depositor

     Morgan Stanley ABS Capital II Inc., the depositer, will transfer the receivables and related property to the trust. The depositor's principal executive office is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) __________.

Property of the Trust

     The property of the trust will include the following:

          o    the receivables and the collections on the receivables after   ,
               200 ;

          o    security interests in the boats financed by the receivables;

          o    bank accounts (other than the reserve fund);

          o rights to proceeds under insurance policies that cover the obligors under the receivables or the boat financed by the receivables; and

          o    other rights under documents relating to the receivables.

Payments on the Certificates

     Monthly Interest Payments

     On each distribution date the trust will pay accrued and unpaid interest on the class A certificates and the class B certificates. Interest on the class B certificates is subordinated to interest on the class A certificates and will not be paid on any distribution date until interest on the class A certificates has been paid in full.

     Monthly Principal Payments

     On each distribution date the amount required to be paid as principal of the class A certificates will equal the sum of:

          o the class A percentage of the available principal plus the class A percentage of realized losses,

          o the class A percentage of the available principal for any prior distribution date and the class A percentage of realized losses for any prior distribution date, in each case only to the extent, if any, that they have not already been distributed to the class A certificateholders and

          o if that distribution date is the final scheduled distribution date, the additional amount, if any, needed to reduce the certificate balance of the class A certificates to zero.

     On each distribution date the amount required to be paid as principal of the class B certificates will equal the sum of:

          o the class B percentage of the available principal plus the class B percentage of realized losses,

          o the class B percentage of the available principal for any prior distribution date and the class B percentage of realized losses for any prior distribution date, in each case only to the extent, if any, that they have not already been distributed to the class B certificateholders, and

          o if that distribution date is the final scheduled distribution date, the additional amount, if any, needed to reduce the certificate balance of the class B certificates to zero.

     For a more detailed description of the priority of distributions and the allocation of funds on each Payment Date, see "Description of the Certificates--Distributions on Certificates".

Credit Enhancement

     The credit enhancement for the certificates will be as follows:

     Subordination of Principal and Interest

     Payments of interest on the class B certificates will be subordinated to payments of interest on the class A certificates. Payments of principal on the class B certificates will be subordinated to payments of interest and principal on the class A certificates.

     Reserve Fund

     On the closing date, the seller will deposit $    to the reserve fund for
the trust.

     On each distribution date, if collections on the receivables are insufficient to pay the servicing fee, interest on the certificates and principal on the certificates, the trustee will withdraw funds from the reserve fund, to the extent available, to distribute such amounts.

     The balance required to be on deposit in the reserve fund will be the greater of (a) % of the outstanding principal balance of the receivables and
(b) % of the principal balance of the receivables as of    .

     On each distribution date, the trust will distribute funds on deposit in the reserve fund in excess of the required balance to the seller.

     For a more detailed description of the deposits to and withdrawals from the reserve fund, see "Description of the Certificates--Reserve Fund".

Optional Termination

     The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is % or less of the aggregate principal balance of the receivables as of . The purchase price will equal the outstanding principal balance of the receivables plus accrued and unpaid interest thereon. The trust will apply such payment to the payment of the certificates in full.

Servicer of the Receivables

     The trust will pay the servicer a servicing fee on each distribution date equal to 1/12 of % of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late fees and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

Ratings

     It is a condition to the issuance of the certificates that:

          o the class A certificates be rated in the highest long-term rating category by at least two nationally recognized rating agencies and

          o the class B certificates be rated " " or its equivalent by at least two nationally recognized rating agencies.

     A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

No Listing on an Exchange

     The certificates will not be listed on an exchange or quoted on an automated quotation system of a registered securities association.

     For a discussion of the risks associated with these certificates, see "Risk Factors".

Minimum Denominations

     $1,000 and integral multiples thereof

Required Representations from Purchasers of the Class B Certificates

     To purchase class B certificates, you and anyone to whom you assign or sell the class B certificates must:

     (1) represent and certify under penalties of perjury that you are a United States person and

     (2) represent and certify that you

         (a) are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing class B certificates on behalf of such a plan or arrangement or

         (b) are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

     You can find a form of the representation letter an investor in the class B certificates will have to sign in Annex I to this prospectus supplement.

Investment in the Securities

     There are material risks associated with an investment in the securities.

     For a discussion of the risk factors which should be considered in deciding whether to purchase any of the securities, see "Risk Factors".

Tax Status

     In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes the trust will be characterized as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.

     Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer.

ERISA Considerations

Class A certificates                 The class A certificates
                                     are generally eligible for purchase by or with plan assets of employee benefit plans and individual retirement accounts, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus.

Class B certificates                 The class B certificates
                                     may not be acquired by or with plan
                                     assets of an employee benefit plan or an individual retirement account, except that, an insurance company using its general account may acquire the class B certificates subject to the considerations and conditions discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                 Risk Factors

     You should consider the following risk factors (and the factors under "Risk Factors" in the prospectus) in deciding whether to purchase any of these certificates. The risk factors stated here and in the prospectus describe the principal risk factors of an investment in these certificates.

Subordination of the class B             Distributions of interest and principal on the class B certificates will be
certificates to the class A              subordinated in priority of payment to interest and principal due on the class A
certificates increases the               certificates. Consequently, the class B certificate-holders will not receive any
risk of the class B                      distributions of interest with respect to a collection period until the full
certificates not receiving               amount of interest on the class A certificates due on such distribution date has
full distribution of interest            been paid. The class B certificateholders will not receive any distributions of
and principal                            principal until the principal on the class A certificates due on such distribution date has been paid in full.

Geographic concentration may             As of , 200 , the servicer's records indicate that the locations of the
result in more risk to you               obligors of the receivables were in the following states:

                                                                                                   Percentage of Aggregate
                                                                                                          Principal
                                                                                                           Balance
                                                                                                   ________________________
                                                                                                                          %

                                                                                                                          %

                                                                                                                          %

                                                                                                                          %

                                         No other state, by billing addresses at the time of origination,
                                         constituted more than 10% of the balance of the receivables as of        .
                                         Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or
                                         repossession experience of the trust.

[Value of interest only                  [The yield to investors in the class certificates will be interest only
certificates will generally              certificates and will be sensitive to the rate of principal payments (including
decrease if the rate of                  prepayments) of the receivables (particularly those with high interest rates),
prepayments increases]                   which generally can be prepaid at any time. In general,
                                         receivables with higher interest rates tend to prepay at
                                         higher rates than receivables with relatively lower interest rates in response to a given change in market interest rates. As a result, the receivables with higher interest rates may prepay at higher rates, thereby reducing the yield to maturity on the class certificates.]



[Value of principal only                 [The class     certificates will be "principal only" certificates and will not
certificates will generally              bear interest. Lower than anticipated rate of principal payments (including
decrease if the rate of                  prepayments) on the receivables will have a negative effect on the yield to
prepayments decreases]                   investors in the class      certificates.]

The certificates will not be             The trust will not apply to list the certificates on an exchange or quote them in
listed on an exchange and this           the automated quotation system of a registered securities association. The
may make the certificates                liquidity of certificates will therefore likely be less than what it would be in
difficult to sell or to obtain           the event that they were so listed or quoted, and        there may be no
your desired price                       secondary market for the certificates. As a result, you may not be able to sell your certificates when you want to do so, or you may not be able to obtain the price that you wish to receive.

                                         See "Risk Factors--You may have
                                         difficulty selling your securities or
                                         obtaining your desired price" in the
                                         prospectus.

     Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms on page S-30 and on page 89 of the prospectus.

                                   The Trust

     Morgan Stanley ABS Capital II Inc. will establish the Trust 200 - by
assigning the receivables to the trust in exchange for the     % Asset-Backed
Certificates, Class A and the % Asset-Backed Certificates, Class B. The depositor will acquire the receivables from the Seller under the receivables purchase agreement.

     The servicer will service the receivables pursuant to the pooling and servicing agreement and will be compensated for acting as the servicer.

     If the protection provided to the certificateholders by the Reserve Fund and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed and boats which secure Defaulted Receivables. In such event, certain factors, such as the trust's not having first priority perfected security interests in some of the financed boats, may affect the trust's ability to realize on the financed boats securing the receivables, and thus may reduce the proceeds to be distributed to certificateholders with respect to the certificates.

     Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of fixed rate [simple interest] installment loans for the purchase of new and used new or used recreational and sport boats and yachts, both power and sail, including the related motors and boat trailers.

     The trust property will also include:

          o    all monies received on the receivables on or after the Cutoff
               Date;

          o such amounts as from time to time may be held in the Collection Account, a distribution account for the Class A
               Certificateholders and a distribution account for the Class B Certificateholders;

          o    security interests in the boats securing the receivables;

          o    the benefit of the right to payments from the Reserve Fund;

          o an assignment of the rights of the seller to receive proceeds from claims on theft, physical damage, credit life and credit disability insurance policies covering the financed boats or the obligors, as the case may be, to the extent that such insurance policies relate to the receivables; and

          o the rights of the trust against the seller and the servicer under the pooling and servicing agreement.

     The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                             The Receivables Pool

     The trust will own a pool of receivables consisting of installment loans secured by security interests in the boats financed by those contracts. The pool will consist of receivables which [will be][have been] purchased by the depositor from the seller, which purchased the receivables, directly or indirectly, from dealers in the ordinary course of business or in acquisitions, and which the depositor will transfer to the trust on the Closing Date. The receivables will include payments on the receivables which are made on or after the Cutoff Date.

Criteria Applicable to Selection of Receivables.

     The receivables were selected for inclusion in the trust by several criteria, some of which are set forth in the prospectus under "The Receivables Pools". These criteria include the requirement that each receivable:

          o    has a remaining maturity, as of the Cutoff Date, of at least
                   months and not more than    months;

          o with respect to loans secured by new financed boats, had an original maturity of at least months and not more
               than    months; with respect to loans secured by used financed
               boats, had an original maturity of at least months
               and not more than    months;

          o is a fully-amortizing, fixed rate [simple interest] loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a Contract Rate that
               equals or exceeds   % per annum, is not secured by any interest
               in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

          o is secured by a financed boat that, as of the Cutoff Date, had not been repossessed without reinstatement;

          o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cutoff Date;

          o    has no payment more than   days past due as of the Cutoff Date;
               and

          o    has a remaining principal balance, as of the Cutoff Date, of at
               least $    .

     No selection procedures believed by the seller to be adverse to the certificateholders were utilized in selecting the receivables. No receivable
has a scheduled maturity later than    .

     The composition of the receivables as of the Cutoff Date is as follows:

Aggregate Principal Balance                           $
Number of Receivables
o    Average Principal Balance                        $
     (Range)                                          $    to $
o    Average Original Amount Financed                 $
     (Range)                                          $    to $
o    Weighted Average Interest Rate                     %
     (Range)                                            %  to     %
o    Weighted Average Original Term                     months
     (Range)                                            months to       months
o    Weighted Average Remaining Term                    months
     (Range)                                            months to      months
o    Percentage of Aggregate Principal Balance          % /    %
     of Receivables for New/Used Boats

     The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cutoff Date are set forth in the following tables based on the location of the obligors on the receivables at the time each receivable was originated.


     Geographic Distribution of the Receivables Pool as of the Cutoff Date

                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------
Alabama....................


                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------

Alaska.....................
Arizona....................
Arkansas...................
California.................
Colorado...................
Connecticut................
Delaware...................
District of Columbia.......
Florida....................
Georgia....................
Hawaii.....................
Idaho......................
Illinois...................
Indiana....................
Iowa.......................
Kansas.....................
Kentucky...................
Louisiana..................
Maine......................
Maryland...................
Massachusetts..............
Michigan...................
Minnesota..................
Mississippi................
Missouri...................
Montana....................
Nebraska...................
Nevada.....................
New Hampshire..............
New Jersey.................
New Mexico.................
New York...................
North Carolina.............
North Dakota...............
Ohio.......................
Oklahoma...................
Oregon.....................
Pennsylvania...............
Rhode Island...............
South Carolina.............
South Dakota...............
Tennessee..................
Texas......................
Utah.......................
Vermont....................
Virginia...................


                                                                                                   Percentage of
                                         Number of                     Principal                    Cutoff Date
State                                   Receivables                     Balance                     Pool Balance
---------                            -----------------           --------------------           -------------------

Washington.................
West Virginia..............
Wisconsin..................
Wyoming....................


                Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

                                                      Percentage of                                   Percentage of
Remaining                                               Aggregate               Aggregate               Aggregate
Term in                         Number of               Number of              Receivables        Receivables Principal
Months                         Receivables             Receivables          Principal Balance            Balance
-------------------         ----------------        -----------------      -------------------    ---------------------
                                                                    %      $                                          %

    Total                                                           %      $                                          %



                Distribution of the Contracts by Remaining Principal Balance as of the Cutoff Date

                                                      Percentage of                                   Percentage of
Remaining                                               Aggregate               Aggregate               Aggregate
Term in                         Number of               Number of              Receivables        Receivables Principal
Months                         Receivables             Receivables          Principal Balance            Balance
-------------------         ----------------        -----------------      -------------------    ---------------------
                                                                    %      $                                          %

    Total                                                           %      $                                          %

                      Distribution by Contract Rate of the Receivables as of the Cutoff Date


                                                                                                      Percentage of
                                                     Number of                Principal             Cutoff Date Pool
Contract Rate                                       Receivables                Balance                   Balance
                                               --------------------         --------------         -------------------
1.90% to 1.99%..........................
2.00% to 2.49%..........................
2.50% to 2.99%..........................
3.00% to 3.49%..........................
3.50% to 3.99%..........................
4.00% to 4.49%..........................
4.50% to 4.99%..........................
5.00% to 5.49%..........................
5.50% to 5.99%..........................
6.00% to 6.49%..........................
6.50% to 6.99%..........................
7.00% to 7.49%..........................
7.50% to 7.99%..........................
8.00% to 8.49%..........................
8.50% to 8.99%..........................
9.00% to 9.49%..........................
9.50% to 9.99%..........................
10.00% to 10.49%........................
10.50% to 10.99%........................
11.00% to 11.49%........................
11.50% to 11.99%........................
12.00% to 12.49%........................
12.50% to 12.99%........................
13.00% to 13.49%........................
13.50% to 13.99%........................
14.00% to 14.49%........................
14.50% to 14.99%........................
15.00% to 15.49%........................
15.50% to 15.99%........................
16.00% to 16.49%........................
16.50% to 16.99%........................
17.00% to 17.49%........................
17.50% to 17.99%........................
18.00% to 18.49%........................
18.50% to 18.99%........................
19.00% to 19.49%........................
19.50% to 19.99%........................
20.00%..................................
    Totals..............................

Weighted Average Life of the Certificates

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on boat loan receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of Certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their Certificates.

     The ABS table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the following assumed characteristics of the receivables--

          o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

          o payments on the Certificates are made on each Distribution Date (and each Distribution Date is assumed to be the fifteenth day of the applicable month);

          o the balance in the Reserve Fund on the Distribution Date is equal to the Specified Reserve Fund Balance; and

          o the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

     The ABS Table indicates the projected weighted average life of each class of Certificates and sets forth the percent of the initial Certificate Balance of each class of Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cutoff date of the Cutoff Date.

                                                                              Original Term           Remaining Term
                                Aggregate             Contract Rate            to Maturity             to Maturity
Pool                        Principal Balance          of Interest             (In Months)             (In Months)
---------------------       -----------------         -------------           --------------         -----------------
1
2


                                                                              Original Term           Remaining Term
                                Aggregate             Contract Rate            to Maturity             to Maturity
Pool                        Principal Balance          of Interest             (In Months)             (In Months)
---------------------       -----------------         -------------           --------------         -----------------
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Certificates.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                              Percent Of Initial
                Certificate Balance at Various ABS Percentages

                                                                                Class B Certificates
                                                                               -----------------------
Distribution Date                                                              %      %      %      %
------------------------------------------------------------------------      ---    ---    ---    ---







Delinquency, Credit Loss and Recovery Information

     Set forth below is certain information concerning the experience of the seller pertaining to new and used boat and other marine asset receivables, including those previously sold which the seller continues to service. Percentages have been annualized for the months ended , 200 and 200 and are not necessarily indicative of the experience for the year. [Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.] Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs. All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. There can be no assurance that the delinquency, repossession and net loss experience on the receivables transferred to the trust will be comparable to that set forth below:


                            Delinquency Experience

                                                                          At
                                                         ---------------------------------------------------
                                                                     , 2001                       , 2000
                                                         -------------------------   -----------------------
                                                         Number of                   Number of
                                                         Contracts       Amount      Contracts      Amount
                                                         -----------  -----------   ------------  ----------
Portfolio                                                             $                           $
Period of Delinquency
   31-60 days
   61 Days or More
                                                         -----------  -----------   ------------  ----------
Total Delinquencies                                                   $                           $
Total Delinquencies as a Percent of the Portfolio                  %            %               %          %



                                                                           At December 31,
                                         ---------------------------------------------------------------------------------
                                                      , 2000                       , 1999                       , 1998
                                         -----------------------      --------------------------   -----------------------
                                         Number of                    Number of                    Number of
                                         Contracts       Amount       Contracts       Amount       Contracts       Amount
                                         ----------   ----------      ----------   ------------    -----------  ----------
Portfolio                                             $                            $                            $
Period of Delinquency
   31-60 days
   61 Days or More
                                         ----------   ----------      ----------   ------------    -----------  ----------
Total Delinquencies                                   $                            $                            $
Total Delinquencies as a                          %            %                %             %               %          %
Percent of the Portfolio

                      Credit Loss/Repossession Experience

                                               At         ,                   Year Ended December 31,
                                        -------------------------    ---------------------------------------
                                            2001          2000           2000          1999           1998
                                        -----------   -----------    ------------  ------------   ----------
Average Amount Outstanding During the
   Period                               $             $              $             $              $
Average Number of Contracts
   Outstanding During the Period
Percent of Contracts Acquired During
   the Period with Recourse to the
   Dealer                                          %             %             %              %             %
Repossessions as a Percent of Average
   Number of Contracts Outstanding                 %             %             %              %             %
Net Losses as a Percent of
   Liquidations                                    %             %             %              %             %
Net Losses as a Percent of Average
   Amount Outstanding                              %             %             %              %             %


     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and credit loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                                  The Seller

     [DESCRIPTION OF SELLER AND ITS UNDERWRITING AND SERVICING STANDARDS]

General

Underwriting Procedures

                                 The Depositor

   Information regarding the depositor is set forth in the prospectus under the "The Depositor".

                                 The Servicer

           [DESCRIPTION OF THE SERVICER AND ITS SERVICING STANDARDS]

General

Collection and Repossession Procedures

Insurance

Extensions

Methods of Boat Disposal

                     Computing Your Portion of the Amount
                        Outstanding on the Certificates

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the Certificate Balance outstanding on your Certificates. See "Pool Factors and Trading Information" in the prospectus.

                    Maturity and Prepayment Considerations

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each Distribution Date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

     Since the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of Certificates could occur significantly earlier than the Final Scheduled Distribution Date.

     We expect that final payment of each class of Certificates will occur on or prior to the Final Scheduled Distribution Date. However, we cannot assure you that sufficient funds will be available to pay each class of Certificates in full on or prior to the Final Scheduled Distribution Date. If sufficient funds are not available, the final distribution in respect of each class of Certificates could occur later than such date.

     The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements-Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding principal amounts of the Certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the Certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of slower or faster repayments. You should consider--

          o in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and

          o in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                        Description of the Certificates

     We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the pooling and servicing agreement will be filed with the SEC after the trust issues the Certificates. We summarize the material terms of the Certificates below and under the headings "Certain Information Regarding the

Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the Certificates. We refer you to those documents. The following is a supplement to the description of the material terms and provisions of the Certificates of any series and the related pooling and servicing agreement provided under those sections of the prospectus. We refer you to those sections.

Book-Entry Securities; Record Date; Denomination

     The Certificates will be book-entry securities. Definitive certificates for the Certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities-Definitive Securities" in the prospectus. Distributions on the Certificates on a Distribution Date will be made to persons who were the holders of record on the day prior to the Distribution Date. You may purchase Certificates in denominations of $1,000 and integral multiples thereof.

Distributions on Certificates

     Deposits to Collection Account. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1)
if there is an event of servicing termination, (2) if    is no longer the
servicer or (3) if one of the other conditions set forth in the pooling and servicing agreement is not met.

     On or before the    th day of each month or, if such   th day is not a
Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

     (1)  the amount of aggregate collections on the receivables;

     (2)  the aggregate amount of Advances to be remitted by the servicer;

     (3) the aggregate Purchase Amount for the receivables to be repurchased by the seller or purchased by the servicer;

     (4)  the aggregate amount to be withdrawn from the Reserve Fund;

     (5) the aggregate amount to be distributed as principal and interest on the Certificates; and

     (6)  the Servicing Fee.

On or before the Business Day preceding each Distribution Date:

     (a) the servicer will cause all collections on the receivables, Liquidation Proceeds and recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts for the receivables to be purchased by the servicer on that date,

     (b) the seller will deposit into the Collection Account all Purchase Amounts of receivables to be repurchased by the seller on that date and

     (c) the servicer will deposit all Advances for the Distribution Date into the Collection Account.

     On each Distribution Date the servicer will allocate collections and Advances for the preceding calendar month (the Collection Period) to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables, including the interest portion of Purchase Amounts and Liquidation Proceeds on receivables designated as Defaulted Receivables in that Collection Period, and recoveries on receivables that were designated as Defaulted Receivables prior to that Collection Period, minus reimbursements to the servicer of its outstanding Advances. Available Principal includes principal collections on the receivables, including the principal portion of Purchased Amounts and Liquidation Proceeds on receivables designated as Defaulted Receivables in that Collection Period. A receivable will be designated as a Defaulted Receivable when the servicer determines that it is unlikely to be paid in full or when at least % of a scheduled payment is or more days delinquent at the end of a Collection Period.

     The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements-Advances" in the prospectus. We refer you to that section.

     Distributions. On each Distribution Date the trustee will make the following deposits and distributions, to the extent of Available Interest and any available funds in the Reserve Fund (net of investment earnings) remaining after such reimbursements (and, to the extent indicated in clause (2) below, the Class B Percentage of Available Principal), in the following order of priority:

     (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods,

     (2) to the distribution account for the Class A Certificateholders, first from Available Interest, then, if necessary, from any such funds in the Reserve Fund, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such Distribution Date and

     (3) to the distribution account for the Class B Certificateholders, first from Available Interest and then, if necessary, from any such funds in the Reserve Fund, the interest distributable on the Class B Certificates for such Distribution Date.

     The Class A Percentage is      % and the Class B Percentage is       %.

     The interest distributable on a class of Certificates on a Distribution Date will accrue on its Certificate Balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior Distribution Date (or the Closing Date in the case of the first Distribution Date) to but excluding the current Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     On each Distribution Date, the trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and any such funds in the Reserve Fund (to be applied in that order of priority) remaining after the application of clauses (1), (2) and (3) above, in the following order of priority:

     (1) to the distribution account for the Class A Certificateholders, the Class A Principal Distribution for such Distribution Date;

     (2) to the distribution account for the Class B Certificateholders, the Class B Principal Distribution for such Distribution Date;

     (3) to the Reserve Fund, any amounts remaining, until the amount on deposit in the Reserve Fund equals the Specified Reserve Fund Balance; and

     (4)  to the seller, any amounts remaining.

     On each Distribution Date, the trustee will distribute (i) to the Class A Certificateholders, all amounts on deposit in the distribution account for the Class A Certificateholders and (ii) to the Class B Certificateholders, all amounts on deposit in the distribution account for the Class B
Certificateholders.

     As an administrative convenience, the servicer will be permitted under certain circumstances to make deposits of Advances and Purchase Amounts for, or with respect to, a Collection Period net of payments to be made to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee and to the certificateholders as if all such deposits and payments were made on an aggregate basis for each type of payment or deposit.

Statements to Certificateholders.

     On each Distribution Date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

     The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the Certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of Certificates by a request in writing addressed to the trustee at its corporate trust office at .

Subordination of Class B Certificates

     The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of Class A Certificateholders to receive payments of interest. In addition, on each Distribution Date the Class B Certificateholders will not receive a distribution of principal until the Class A Certificateholders have received their distribution of interest and principal. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

Optional Prepayment

     If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, you will receive an amount in respect of your Certificates equal to the sum of:

     o the outstanding Certificate Balance of your Certificates together with accrued and unpaid interest at the rate of interest for your Certificates and

     o interest on any past due interest at the rate of interest for your Certificates, to the extent lawful.

     See "Description of the Receivables Transfer and Servicing
Agreements--Termination" in the prospectus.

Servicing Compensation and Expenses

     On each Distribution Date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

Rights Upon Event of Servicing Termination

     If an event of servicing termination occurs, the trustee or holders of Certificates evidencing not less than 25% of the aggregate principal balance of the receivables may remove the servicer without the consent of any of the other certificateholders.

Waiver of Past Events of Servicing Termination

     If an event of servicing termination occurs, holders of Certificates evidencing at least 51% of the aggregate principal balance of the receivables, subject to the exceptions provided in the pooling and servicing agreement, may waive any event of servicing termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

Reserve Fund

     Deposits to the Reserve Fund. The Reserve Fund will be funded by a deposit by the seller on the Closing Date in the amount of $ . The amount on deposit in the Reserve Fund may increase from time to time up to the Specified Reserve Fund Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates--Distributions" above.

     Withdrawals From the Reserve Fund. On each Distribution Date, the amount available in the Reserve Fund will equal the greater of (a) the amount on deposit in the Reserve Fund (exclusive of investment earnings) and (b) the Specified Reserve Fund Balance. The funds on deposit in the Reserve Fund (exclusive of investment earnings) may be deposited into the Collection Account to the extent described under "--Distributions on the Certificates--Distributions" above. Funds on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance will be paid to the seller.

     Investment. Amounts on deposit in the Reserve Fund will be invested by the Servicer at the direction of the seller in permitted investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Fund. Permitted investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each rating agency rating the Certificates confirms that such actions will not adversely affect its ratings of the Certificates, funds in the Reserve Fund may be invested in obligations that will not mature prior to the next Distribution Date and will not be sold to meet any shortfalls.

     Funds in the Reserve Fund Will be Limited. Amounts on deposit in the Reserve Fund from time to time are available to--

     o enhance the likelihood that you will receive the amounts due on your Certificates and

     o decrease the likelihood that you will experience losses on your Certificates.

     However, the amounts on deposit in the Reserve Fund are limited to the Specified Reserve Fund Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Fund, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Fund ultimately could result in losses on your Certificates.

     After the payment in full, or the provision for such payment of all accrued and unpaid interest on the Certificates and the outstanding Certificate Balance of the Certificates, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the seller.

                                Use of Proceeds

     The net proceeds to be received from the [initial] sale of the Certificates will be applied by the depositor towards the purchase of the receivables. [In cases where this prospectus supplement is used in connection with a market making transaction in the Certificates, the net proceeds from those sales of the Certificates will be paid to the party selling Certificates in that transaction which may be [name of affiliated underwriter] if it is acting as principal. The depositor will not receive any proceeds from the sale of the Certificates in market making transactions.]

                   Material Federal Income Tax Consequences

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the depositor and federal tax counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. Therefore, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Certificates and will be considered the owner of a pro rata undivided interest in each of the receivables in the trust.

     Each certificateholder will be required to report on its federal income tax return, in accordance with the certificateholder's method of accounting, its pro rata share of the entire income from the receivables in the trust represented by the Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. See "Material Federal Income Tax Consequences" in the prospectus.

                             ERISA Considerations

     For a general discussion of ERISA considerations in respect of the Certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

Class A Certificates

     The U.S. Department of Labor has granted an individual administrative exemption to Morgan Stanley & Co. Incorporated , Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1996) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     The Exemption applies to retail installment loans such as the receivables owned by the trust. A "Plan" is an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Internal Revenue Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA
Considerations--Certificates" in the prospectus.

     Before purchasing a Class A Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "Certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption would be met in the case of the Class A Certificates.

     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan, although a Plan that had purchased the certificate when it had a permitted rating would not be required by the Exemption to dispose of it.

Class B Certificates

     Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not meet the requirements of any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

     o the transferee is not a Plan or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer or

     o if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 and that the purchase and holding of the Certificates are covered under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition shall be void ab initio.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the applicability of the Exemption or a prohibited transaction class exemption, and the potential consequences in their specific circumstances, before making an investment in any of the offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the trust or the underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial Certificate Balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                                                   Certificate       Certificate
                                                                   Balance of         Balance of
                                                                     Class A           Class B
Underwriter                                                       Certificates       Certificates
------------------------------------------------------            -------------      -------------
Morgan Stanley & Co. Incorporated
                                                                  -------------      -------------
Total                                                             =============      =============




     The depositor has been advised by the underwriters that they propose to offer the Certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the Certificate Balance of each class of Certificates and as an aggregate dollar amount, shall be as follows:

                                                                     Selling           Selling
                                                                   Concessions       Concessions
                                                                  not to exceed     not to exceed
                                                                  -------------     -------------
Class A Certificates
Class B Certificates

     Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Certificates are new issues of securities and there currently is no secondary market for the Certificates. The underwriters for the Certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Certificates.

     The trustee and the servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund, as applicable, in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closing of the sale of each class of the Certificates is conditioned on the closing of the sale of the other class of Certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

     [The offers and sales related to the prospectus supplement and the attached prospectus may be used by [_______] in connection with market making transactions in the Certificates. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the servicer], and therefore may also be viewed as an affiliate of the trust.]

                                Legal Opinions

     Certain legal matters relating to the Certificates, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters relating to the Certificates will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

                               Glossary of Terms

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms for the Prospectus" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables
Pool--Weighted Average Life of the Certificates".

     "ABS Table" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S2-20 of this prospectus supplement.

     "Advance" means, with respect to a receivable and a Distribution Date, the excess, if any, of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest over (b) the interest actually received by the servicer from the obligor or from payment of the Purchase Amount during or with respect to that Collection Period.

     "Available Interest" means, with respect to any Distribution Date, the excess of

     (a) the sum of:

          o    interest Collections for such Distribution Date,

          o all Advances made by the servicer for such Distribution Date and

          o beginning with the Collection Period for which the servicer shall not have made an Advance with respect to a receivable other than because such receivable was a Defaulted Receivable, net investment earnings on amounts on deposit in the Collection Account as of the last day of the related Collection Period, over

     (b) the amount of outstanding Advances to be reimbursed on or with respect to such Distribution Date.

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

          o that portion of all collections on the receivables allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures,

          o to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during that Collection Period and

          o all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period.

Available Principal on any Distribution Date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York are authorized by law, regulation or executive order to be closed.

     "Certificate Balance" means, with respect to a class of Certificates, the original Certificate Balance for that class as reduced by all prior distributions of principal to the holders of record of that class of Certificates. The original Certificate Balance of each class of Certificates is set forth on the cover of this prospectus supplement.

     "Certificates" means, collectively, the Class A Certificates and the Class B Certificates.

     "Class A Certificateholders" means the holders of record of Class A Certificates.

     "Class A Certificates" means the % Asset-Backed Certificates, Class A.

     "Class A Percentage" means       %.

     "Class A Principal Distribution" means, for a Distribution Date will equal the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior Distribution Date and the Class A Percentage of Realized Losses for any prior Distribution Date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that Distribution Date is the Final Scheduled Distribution Date, the additional amount, if any, needed to reduce the Certificate Balance of the Class A Certificates to zero.

     "Class B Certificateholders" means the holders of record of Class B Certificates.

     "Class B Certificates" means the % Asset-Backed Certificates, Class B.

     "Class B Percentage" means       %.

     "Class B Principal Distribution" means, for a Distribution Date will equal the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior Distribution Date and the Class B Percentage of Realized Losses for any prior Distribution Date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that Distribution Date is the Final Scheduled Distribution Date, the additional amount, if any, needed to reduce the Certificate Balance of the Class B Certificates to zero.

     "Closing Date" means              .

     "Collateral Agent" means     and its successors and assigns as the
collateral agent to which the funds and investments in the Reserve Fund have been pledged for the benefit of the certificateholders.

     "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to a Distribution Date, the calendar month preceding that Distribution Date, or in the case of the initial Distribution Date, the period from the Cutoff Date to .

     "Contract Rate" means the per annum interest rate borne by a receivable.

     "Cutoff Date" means the date as of which the seller will transfer the receivables to the trust, which is .

     "Defaulted Receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

     "Distribution Date" means the date on which the trust will distribute
interest and principal on the Certificates, which will be the    day of each
month or, if any such day is not a Business Day, on the next Business Day,
commencing    .

     "Final Scheduled Distribution Date" means              .

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:

     (1) that portion of all collections on the receivables allocable to interest in accordance with the terms of the receivables and the servicer's customary servicing procedures;

     (2) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period;

     (3)  all recoveries received during such Collection Period; and

     (4) to the extent attributable to interest, the Purchase Amount with respect to each receivable repurchased by the seller or purchased by the servicer under an obligation which arose during such Collection Period.

Interest Collections for any Distribution Date shall exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Liquidation Proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed boat sold after repossession, on a Defaulted Receivable net of any payments required by law to be remitted to the obligor.

     "Plan" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month's interest thereon, in the month of payment, at the Contract Rate), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

     "Realized Losses" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as Defaulted Receivables during that Collection Period over Liquidation Proceeds received with respect to such receivables during such Collection Period and allocable to principal.

     "Recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a Defaulted Receivable, all monies received by the servicer with respect to such Defaulted Receivable during that Collection Period, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such Defaulted Receivable and any payments required by law to be remitted to the obligor.

     "Reserve Fund" means the account which the seller will establish in the name of the Collateral Agent into which the seller will deposit the Reserve Initial Deposit. The trustee will make the other deposits into and withdrawals from the Reserve Fund as specified in this prospectus supplement.

     "Reserve Initial Deposit" means the $ initially deposited into the Reserve Fund.

     "Servicing Fee" means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of 1/12 of % and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

     "Specified Reserve Fund Balance" equals the greater of--

          o    % of the outstanding principal balance of the receivables and

          o    % of the principal balance of the receivables as of the Cutoff
               Date.

     "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period.

                                    Annex I
             This Annex I Forms an Integral Part of the Prospectus

                FORM OF INVESTMENT LETTER-CLASS B CERTIFICATES

                                                                   [Date]

         Trust 200       -  ,
as Issuer
               ,
as Trustee and
as Certificate Registrar                      ,

Ladies and Gentlemen:

     In connection with our proposed purchase of the Class B    % Asset Backed
Certificates (the "Certificates") of    Trust 200    - (the "Issuer"), a trust
formed by Morgan Stanley ABS Capital II Inc. (the "Depositor"), we confirm that:

     1.  We are either:

              (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (iv) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (iv), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended) or

              (b) an insurance company acting on behalf of a general account and the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60.

     2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

     3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a "Transfer") of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

     4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,

                                                  By:_______________
                                                     Name:
                                                     Title:


Securities To Be Purchased:

$              principal balance of Class B Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

The information in this prospectus is not complete and my be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                         Prospectus Version #1


                    Subject to Change, dated April 21, 2003


Prospectus
                      Morgan Stanley ABS Capital II Inc.
                            Asset Backed Securities
                             (Issuable in Series)
                               ________________



Consider carefully the risk factors beginning on page 5 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of Morgan Stanley ABS Capital II Inc., the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.



Morgan Stanley ABS Capital II Inc. may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o be backed by a pool of loans made to finance the retail purchase of new or used

    o motor vehicles, including automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles and recreational vehicles, and/or

    o boats and yachts, both power and sail, including the related motors and boat trailers.

o   consist of one or more classes of securities.

Each class of securities:

o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust

o   may be senior or subordinate in right of payment to other classes

o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________, 200_

                Important Notice About Information Presented in
                     This Prospectus and the Accompanying
                             Prospectus Supplement

         We provide information on your securities in two separate documents that progressively provide more detail:

         o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

         o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections. There is also a Glossary on page 89 where you will find definitions of the capitalized terms used in the prospectus.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

                               Table Of Contents

                                                                        Page
                                                                        ----
Important Notice About Information Presented in This Prospectus
  and the Accompanying Prospectus Supplement...............................2
Risk Factors...............................................................5
The Trusts................................................................13
         The Receivables..................................................13
         The Seller and the Servicer......................................14
         The Trustees.....................................................15
The Receivables Pools.....................................................15
         The Receivables..................................................15
Maturity and Prepayment Considerations....................................19
Pool Factors and Trading Information......................................20
         Notes............................................................20
         Certificates.....................................................20
         The Factors Described Above Will Decline as the Trust Makes
           Payments on the Securities.....................................21
         Additional Information...........................................21
Use of Proceeds...........................................................21
The Depositor.............................................................22
Principal Documents.......................................................22
Certain Information Regarding the Securities..............................24
         General..........................................................24
         Fixed Rate Securities............................................25
         Floating Rate Securities.........................................25
         Book-Entry Registration..........................................26
         Definitive Securities............................................31
         Reports to Securityholders.......................................32
         Securities Owned by the Trust, the Seller, the Servicer or
           their Affiliates...............................................34
         Certain Matters Regarding the Insurer............................34
         Limitation on Right to Institute Bankruptcy Proceedings..........34
The Indenture.............................................................34
         The Indenture Trustee............................................41
Description of the Receivables Transfer and Servicing Agreements..........42
         Sale and Assignment of Receivables...............................42
         Accounts.........................................................45
         Servicing Procedures.............................................46
         Collections......................................................46
         Advances.........................................................47
         Servicing Compensation and Expenses..............................48
         Distributions....................................................48
         Credit and Cash Flow Enhancement.................................49
         Statements to Trustees and Trusts................................50

         Evidence as to Compliance........................................50
         Certain Matters Regarding the Servicer...........................50
         Events of Servicing Termination..................................51
         Rights Upon Event of Servicing Termination.......................52
         Waiver of Past Events of Servicing Termination...................53
         Amendment........................................................53
         Payment of Notes.................................................53
         Termination......................................................53
         List of Certificateholders.......................................54
         Administration Agreement.........................................54
Material Legal Issues Relating to the Receivables.........................55
         General..........................................................55
         Security Interests in the Financed Vehicles......................55
         Security Interests in the Financed Boats.........................57
         Enforcement of Security Interests in Financed Assets.............61
         Certain Bankruptcy Considerations................................62
         Consumer Protection Laws.........................................62
         Other Matters....................................................63
Material Federal Income Tax Consequences..................................64
         Trusts for Which a Partnership Election is Made..................65
         Trusts in Which all Certificates are Retained by the Seller or
           an Affiliate of the Seller.....................................73
         Trusts Treated as Grantor Trusts.................................74
Certain State Tax Consequences............................................79
ERISA Considerations......................................................79
         Certificates.....................................................82
         Special Considerations Applicable to Insurance Company General
           Accounts.......................................................86
Method of Distribution....................................................86
Legal Opinions............................................................87
Where You Can Find Additional Information.................................87
Incorporation Of Certain Documents By Reference...........................88
Glossary of Terms.........................................................89

                                 Risk Factors

         You should consider the following risk factors in deciding whether to purchase any of the securities.


The limited resale market for the securities could adversely affect your ability to liquidate your investment

     No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

The securities are not suitable investments for all investors

     The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

Protection against losses is limited since the securities will receive payments only from specified sources

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer or servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or servicer, or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of receivables to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer or servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

Interests of other persons in the receivables could reduce the funds available to make payments on your securities

     For each series of securities, financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the seller to the depositor and by the depositor to the trust. The seller will mark its computer systems, and each of the seller and the depositor will mark its accounting records, to reflect its sale of the receivables. However, unless otherwise provided in the related prospectus supplement, the servicer will maintain possession of the receivables and will not segregate or mark the receivables as belonging to the trust. Additionally, another person could acquire an interest in a receivable that is superior to the trust's interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest, some or all of the collections on that receivable may not be available to make payment on your securities.

     Additionally, if another person acquires an interest in a vehicle, boat or other asset financed by a receivable that is superior to the trust's security interest in the asset, some or all of the proceeds from the sale of the asset may not be available to make payments on the securities.

     The trust's security interest in the financed assets could be impaired for one or more of the following reasons:

     o the seller or the depositor might fail to perfect its security interest in a financed asset;

     o another person may acquire an interest in a financed asset that is superior to the trust's security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

     o the trust may not have a security interest in the financed assets in some states because the certificates of title to the financed assets will not be amended to reflect assignment of the security interest to the trust;

     o holders of some types of liens, such as tax liens or mechanics' liens, and in the case of a financed boat, some maritime liens, may have priority over the trust's security interest; and

     o the trust may lose its security interest in vehicles or boats confiscated by the government.

     The seller will be obligated to repurchase from the trust any receivable sold to the trust as to which a perfected security interest in the name of the related seller in the vehicle or boat securing the receivable did not exist as of the date such receivable was transferred to the trust. However, the seller will not be required to repurchase a receivable if a perfected security interest in the name of the seller in the vehicle, boat or other asset securing a receivable has not been perfected in the trust or if the security interest in a financial asset or the receivable becomes impaired after the receivable is sold to the trust. If a trust does not have a perfected security interest in a financial asset, its ability to realize on the financial asset following an event of a default under the related receivable may be adversely affected and some or all of the collections on that financial asset may not be available to make payment on your securities.

Consumer protection laws may reduce payments on your securities

     Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans and installment sale contracts. Some of these laws make an assignee of the loan or contract, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of the trust are available to pay your securities

     The securities represent interests solely in a trust or indebtedness of a trust and will not be insured or guaranteed by the depositor, the seller, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity other than the trust. The only source of payment on your securities will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

Amounts on deposit in any reserve fund will be limited and subject to depletion

     The amount required to be on deposit in any reserve fund will be limited. If the amounts in the reserve fund are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on the securities, the trust will depend solely on collections on the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles and boats that secure defaulted receivables, and any other credit or cash flow enhancement to make payments on your securities. In addition, the minimum required balance in the reserve fund may decrease as the outstanding principal balance of the receivables decreases.

Any credit support provided by financial instruments may be insufficient to protect you against losses

     Credit support for the securities may be provided through the use of financial instruments like swaps, interest rate caps, other interest rate protection agreements, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, repurchase agreements, yield supplement agreements or other agreements with respect to third party payments. Credit support in this form is limited by the credit of the provider of the financial instrument and by its ability to make payments as and when required by the terms of the financial instrument. Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities. The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on. Any form of credit support may apply only to specified classes of securities, may be limited in dollar amount, may be accessible only under some circumstances, and may not provide protection against all risks of loss. The related prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities

     Under the circumstances described in this prospectus and in the related prospectus supplement, the receivables of a trust may be sold after the occurrence of an event of default under the related indenture. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain securities may reduce payments to those securities

     To the extent specified in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Subordination may take one or more of the following forms:

     o interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;

     o principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

     o principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and


     o if the trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

     The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities

     You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster than expected prepayments on the receivables may cause the trust to make payments on its securities earlier than expected. We cannot predict the effect of prepayments on the average life of your securities.

     All receivables, by their terms, may be prepaid at any time.

     Prepayments include:

     o  prepayments in whole or in part by the obligor;

     o  liquidations due to default;

     o partial payments with proceeds from physical damage, credit life and disability insurance policies;

     o required purchases of receivables by the servicer or repurchases of receivables by the seller for specified breaches of their representations, warranties or covenants; and

     o an optional repurchase of a trust's receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the related prospectus supplement.

     A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

     As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled distribution date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

     For more information regarding the timing of repayments of the securities, see "Maturity and Prepayment Considerations" in the related prospectus supplement and in this prospectus.

You may suffer a loss on your securities because the servicer may commingle collections on the receivables with its own funds

     If the servicer satisfies the requirements specified in the related prospectus supplement, it will be permitted to hold with its own funds until the day prior to the date on which the related distributions are made on the securities

     o  collections it receives from obligors on the receivables and

     o the purchase price of receivables required to be repurchased from the trust.

     During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

     For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and Servicing Agreements --Collections".

The senior class of securities controls removal of the servicer upon a default on its servicing obligations

     Generally, unless otherwise specified in the related prospectus supplement, the holders of a majority of a trust's senior class of securities, or the applicable trustee acting on their behalf, can remove the related servicer if the servicer--

     o does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery,

     o defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice or

     o  initiates or becomes the subject of insolvency proceedings.

     Those holders may also waive a default by the servicer. The holders of any subordinate class of securities may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

     See "Description of the Receivables Transfer and Servicing
     Agreements--Events of Servicing Termination".

Geographic concentration of a trust's receivables may adversely affect your securities

     Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust's receivables could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities. The location of a trust's receivables by state, based upon obligors' addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

Ratings of the securities

     At the initial issuance of the securities of a trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security's rating would adversely affect its value.

                                  The Trusts

         The depositor will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

         The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

         If a trust issues notes, the notes will be issued under an indenture to be entered into between the trust and an indenture trustee to be named in the related prospectus supplement. In that event, the trust's right, title and interest with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If a trust issues certificates, the certificates will be issued under a trust agreement or a pooling and servicing agreement which in each case will specify the rights of the certificateholders to the property of the trust. Notes will represent debt obligations of the issuing trust. Certificates will represent beneficial interests in the trust property.

The Receivables

         The property of each trust will consist primarily of a pool of receivables consisting of installment loans or installment sale contracts secured by security interests in Financed Assets consisting of new or used

     o motor vehicles, including automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles and recreational vehicles, financed by those contracts, and/or

     o boats and yachts, both power and sale, financed by those contracts, including the related motors and boat trailers.

Each trust will be entitled to all payments due on the receivables that are property of the trust on and after the applicable cutoff date set forth in the related prospectus supplement in the case of Precomputed Receivables, and to all payments received on the receivables on and after the applicable cutoff date in the case of Simple Interest Receivables.

         The receivables will be originated either by the seller or by dealers or lenders and then purchased by the seller. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the closing date for the trust, the seller will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the trust.

         To the extent provided in the prospectus supplement, the seller will convey additional receivables known as subsequent receivables to the trust as frequently as daily during the funding period specified in the prospectus supplement. A trust will purchase any subsequent receivables with amounts deposited in a pre-funding account. Up to 25% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of subsequent receivables. With respect to any trust that is to be treated as a grantor trust for federal income tax purposes, the funding period, if any, will not exceed the period of 90 days from and after the closing date and, with respect to any other trust, will not exceed the period of one year from and after the closing date.

         The property of each trust will also include:

         o  security interests in the Financed Assets;

         o the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the Financed Assets or the obligors;

         o the seller's and depositor's rights to documents and instruments relating to the receivables;

         o amounts that from time to time may be held in one or more accounts maintained for the trust;

         o any credit or cash flow enhancement specified in the prospectus supplement;

         o any property that secured a receivable and that is acquired by or on behalf of the trust;

         o the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles and boats with respect to which the servicer has determined that eventual repayment in full is unlikely;

         o rebates of premiums and other amounts relating to the extent financed under the receivables; and

         o  any and all proceeds of the above items.

The Seller and the Servicer

         Information concerning the related seller's experience with respect to its portfolio of receivables, including previously sold receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

         A master servicer or servicer specified in the related prospectus supplement will be responsible for servicing, or will service, the receivables held by each trust and will receive fees for its services. References to "servicer" in this prospectus may also mean a master servicer, a servicer or a subservicer, as the case may be. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the loan files for the receivables held by each trust as custodian for the trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Assets will not be amended to reflect the sale and assignment of the security interest in the

Financed Assets to each trust. See "Risk Factors--Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

The Trustees

         The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

     o the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture or

     o    the trustee becomes insolvent.

         In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

         You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                             The Receivables Pools

The Receivables

         Criteria for Selecting the Receivables.

         The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

         If so specified in the related prospectus supplement, any auto loan receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Loans made to borrowers of these types are commonly referred to as "sub-prime" or "non-prime" loans.

         The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

         The receivables to be held by each trust will be purchased by the depositor from a seller in accordance with several criteria, including that each receivable:

     o is secured by a Financed Asset that, as of the cutoff date, has not been repossessed without reinstatement;

     o    was originated in the United States;

     o    has a fixed or variable interest rate;

     o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

     o satisfies the other criteria, if any, set forth in the prospectus supplement.

         No selection procedures believed by the related seller to be adverse to the holders of securities of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

         Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date--

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

         Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

         In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

         Precomputed Receivables. Alternatively, the receivables may be Actuarial Receivables that provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or Rule of 78's Receivables that allocate payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "rule of 78's". A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated contract rate of interest for the term of the loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "rule of 78's".

         If the receivables in a pool of receivables included in a trust are neither Simple Interest Receivables nor Precomputed Receivables, the prospectus supplement will describe the method of calculating interest on the receivables.

         Balloon Payment Receivables. The receivables to be held by each trust, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. The final Balloon Payment is generally set by the related seller for each particular model of vehicle or boat at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

     o in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions and

     o in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the Financed Asset, including charges for excess wear and tear and excess mileage on the Financed Asset.

         Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

     o paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges and other amounts then owing, during the term of the receivable and the application of day counting conventions,

     o refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions or

     o selling the related Financed Asset to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to the servicer.

         If the obligor sells the Financed Asset to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Asset. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

         If the receivables in a pool of receivables included in a trust include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the receivables and the consequences of including the receivables in a trust in the related prospectus supplement.

        We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

     o the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

     o the portion of the Financed Assets representing recreational vehicles, motor cycles, other motor vehicles, and boats or yachts;

     o the portion of the Financed Assets of each category that are new or used;

     o    the aggregate principal balance of all of the related receivables;

     o the average principal balance of the related receivables and the range of principal balances;

     o    the number of receivables in the receivables pool;

     o    the geographic distribution of receivables in the receivables pool;

     o the average original amount financed and the range of original amounts financed;

     o the weighted average contract rate of interest and the range of such rates;

     o    the weighted average original term and the range of original terms;

     o the weighted average remaining term and the range of remaining terms;

     o    the scheduled weighted average life; and

     o    the distribution by stated contract rate of interest.

                    Maturity and Prepayment Considerations

         The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

     o    prepayments by obligors, who may repay at any time without penalty;

     o the seller may be required to repurchase a receivable sold to the trust if breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

     o the servicer may be obligated to purchase a receivable from the trust if breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled distribution date for the securities specified in the related prospectus supplement;

     o partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

     o    liquidations of the receivables due to default; and

     o partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

         In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each distribution date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

         The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Asset without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles and boats by accident, sales of vehicles and boats, and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

         The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                     Pool Factors and Trading Information

         The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

Notes

         Calculation of the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable distribution date. The servicer will compute the factor after giving effect to payments to be made on the distribution date, as a fraction of the initial outstanding principal amount of the class of notes.

         Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of--

     o    the original denomination of your note and

     o the factor relating to your class of notes computed by the servicer in the manner described above.

Certificates

         Calculation of the Factor For Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of certificates indicating the remaining outstanding principal balance of that class of certificates, as of the applicable distribution date. The factor will be calculated after giving effect to distributions to be made on the distribution date, as a fraction of the initial outstanding principal balance of the class of certificates.

         Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of that class of certificates is the product of--

     o    the original denomination of your certificate and

     o the factor relating to your class of certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

         The factor for each class of notes and certificates will initially be
1.0000000. The factors will then decline to reflect reductions, as applicable, in--

     o the outstanding principal balance of the applicable class of notes or

     o the outstanding principal balance of the applicable class of certificates.

         These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

Additional Information

         The noteholders and the certificateholders, as applicable, will receive reports on or about each distribution date concerning

     o with respect to the Collection Period immediately preceding the distribution date, payments received on the receivables, the outstanding principal balance of the related pool of receivables, factors for each class of notes and certificates described above, as applicable, and various other items of information and

     o with respect to the second Collection Period preceding the distribution date, as applicable, amounts allocated or distributed on the preceding distribution date and any reconciliation of those amounts with information provided by the servicer prior to such current distribution date.

         In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                               Use of Proceeds

         Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a trust will be applied by the trust:

     o    to the purchase of the receivables from the depositor;

     o if the trust has a pre-funding account, to make the deposit into that account;

     o if the trust has a yield supplement account, to make the deposit into that account;

     o if the trust has a reserve fund, to make the initial deposit into that account; and

     o    for any other purposes specified in the prospectus supplement.

         The depositor will use that portion of the net proceeds paid to it with respect to any trust to purchase receivables from the related seller and to pay expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue one or more classes of securities to the seller in partial payment for the receivables.

                                 The Depositor

         Morgan Stanley ABS Capital II Inc. will act as depositor for each trust for which securities will be offered under this registration statement. The depositor was formed in the State of Delaware on May 5, 1997. The depositor is a wholly-owned subsidiary of Morgan Stanley Group Inc. The depositor maintains its principal executive offices at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-1817.

         The depositor anticipates that it will acquire receivables to be included in each trust from the related seller in the open market or in privately negotiated transactions. The depositor will not retain any interest in the receivables or Financed Assets and will have no ongoing servicing obligations or responsibilities with respect to any receivable or Financed Asset and no administrative obligations with respect to any trust.

         The depositor was organized for, among other things, the purposes of establishing trusts, selling beneficial interests in the trusts and acquiring and selling assets to the trusts. Neither the depositor, its parent nor any of the depositor's affiliates will insure or guarantee the receivables or the securities of any series.

         The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. The depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

                              Principal Documents

         In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:


        Document                           Parties                                 Primary Purposes
--------------------------        ----------------------------       ------------------------------------------

Trust agreement                    Trustee and the depositor         Creates the trust

                                                                     Provides for issuance of certificates and
                                                                     payments to certificateholders

                                                                     Establishes rights and duties of the trustee

                                                                     Establishes rights of certificateholders

Indenture                          Trust, as issuer of the notes,    Provides for issuance of the notes, the terms
                                   and indenture                     of the notes and payments to




                                      22

                                   trustee                           noteholders

                                                                     Establishes rights and duties of the indenture
                                                                     trustee

                                                                     Establishes rights of noteholders

Sale and servicing agreement       The seller, the servicer and a    Effects sale of receivables to the trust
                                   trust as purchaser

                                                                     Contains representations and warranties of the
                                                                     seller concerning the receivables

                                                                     Contains servicing obligations of the servicer

                                                                     Provides for compensation to the servicer

                                                                     Directs how cash flow will be applied to
                                                                     expenses of the trust and payments on its
                                                                     securities

If the trust is a grantor trust:

Pooling and servicing agreement    Trustee, the seller and the       Creates the trust
                                   servicer
                                                                     Effects sale of receivables to the trust

                                                                     Contains representations and warranties of the
                                                                     seller concerning the receivables

                                                                     Contains servicing obligations of the servicer

                                                                     Provides for compensation to the servicer

                                                                     Provides for issuance of certificates and
                                                                     payments to certificateholders

                                                                     Directs how cash flow will be applied to
                                                                     expenses of the trust and payments to
                                                                     certificateholders



                                      23

                                                                     Establishes rights and duties of the trustee

                                                                     Establishes rights of certificateholders



         The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. Each prospectus supplement will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

         A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                 Certain Information Regarding the Securities

General

     The prospectus supplement will describe

     o the timing, amount and priority of payments of principal and interest on each class of securities

     o their interest rates or the formula for determining their interest rates

     o    the method of determining the amount of their principal payments

     o the priority of the application of the trust's available funds to its expenses and payments on its securities and

     o the allocation of losses on the receivables among the classes of securities.

         The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

     o principal payments with disproportionate, nominal or no interest payments,

     o interest payments with disproportionate, nominal or no principal payments or

     o    residual cash flow remaining after all other classes have been paid.

         Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

         Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on specified distribution dates.

Fixed Rate Securities

         Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

         Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement.

         The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal Funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate or rates set forth in the related prospectus supplement.

         A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

     o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law and

     o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

         Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

         The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class. Beneficial owners will not be recognized by the indenture trustee as "holders", as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

         If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

         The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

         To facilitate subsequent transfers, all senior securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of senior securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior securities are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

         Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or

Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures,

     o borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

         The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "noteholder" or "certificateholder", as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

         Neither DTC nor Cede & Co. will consent or vote with respect to the senior securities. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

         DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

         Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

         The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

         With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as definitive notes and definitive certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default or an Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as definitive securities to the securityholders.

         Distributions of principal of, and interest on, the definitive securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for such securities in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any definitive Security, however, will be made only upon presentation and surrender of the definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

         On or prior to each distribution date, the servicer or administrator will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the distribution date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the distribution date or the period since the previous distribution date, as applicable:

          (1) the amount of the distribution allocable to principal of each class of securities;

          (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

          (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

          (4) the outstanding aggregate principal balance of the receivables in the trust as of the close of business on the last day of the related Collection Period, exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of that Collection Period;

          (5)  any credit enhancement amount;

          (6) the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding principal balance and the appropriate factor for each class of certificates, each after giving effect to all payments reported under clause (1) above on that date;

          (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

          (8) the amount of the aggregate losses realized on the receivables during that Collection Period, calculated as described in the related prospectus supplement;

          (9) previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

          (10) previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

          (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of that Collection Period;

          (12) the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

          (13) the amount of advances to be made by the servicer in respect of the related Collection Period;

          (14) for each distribution date during any Funding Period, the amount remaining in the pre-funding account;

          (15) for the first distribution date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust; and

          (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

         Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

         Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year has been a securityholder and received any payment with respect to the trust a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

Securities Owned by the Trust, the Seller, the Servicer or their Affiliates

         In general, except as otherwise described in the transaction documents relating to a series of securities issued by a trust, any securities owned by the trust, the seller, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

Certain Matters Regarding the Insurer

         To the extent that the related prospectus supplement indicates that credit enhancement for one or more classes of offered securities is provided by an insurance policy, so long as no insurer default has occurred and is continuing, the insurer will have the right to exercise all rights, including voting rights, which the securityholders are entitled to exercise under the related indenture, trust agreement and other transaction documents, without any consent of the securityholders and the securityholders may only exercise these rights with the prior written consent of the insurer. However, without the consent of each affected securityholder, the insurer will not exercise rights to amend the related indenture, trust agreement or pooling and servicing agreement in any manner that requires the consent of the holder of each outstanding security adversely affected by the amendment.

Limitation on Right to Institute Bankruptcy Proceedings

         Each trustee and each securityholder, by accepting the related securities or a beneficial interest in the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                 The Indenture

         With respect to each trust that issues notes, one or more classes of notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the related prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

         Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

          o a default by the trust for five days, or such longer period specified in the prospectus supplement, or more in the payment of any interest on any notes;

          o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

          o a default in the observance or performance of any covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

          o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

          o events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

          o other events, if any, set forth in the indenture or related prospectus supplement.

         The Controlling Class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

         The amount of principal due and payable to noteholders of a trust under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for that class of notes.

         Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

          o the trust has paid or deposited with the indenture trustee enough money to pay:

     o all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred and

     o all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel and

          o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

         If an Event of Default has occurred with respect to the notes issued by a trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Except as otherwise specified in the related prospectus supplement, upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

          o the holders of 100% of the notes issued by the trust consent to the sale, excluding notes held by the seller, the servicer or their affiliates,

          o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of such sale or

          o there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the aggregate outstanding amount of the Controlling Class.

         In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement, other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to the sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

         Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

         No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

          o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

          o the holders of not less than 25% in principal amount of the Controlling Class have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

          o the holder or holders have offered the indenture trustee reasonable indemnity;

          o the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

          o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the Controlling Class.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

         Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

         Each Trust Will be Subject to Covenants under the Indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

          o Restrictions on Merger and Consolidation. The related trust may not consolidate with or merge into any other entity, unless:

          o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

          o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture;

          o no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

          o the trust has been advised that the ratings of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation;

          o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

          o any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

          o the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

     o    Other Negative Covenants. Each trust will not, among other things--

          o except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of its assets;

          o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property;

          o    dissolve or liquidate in whole or in part;

          o permit the lien of the related indenture to be subordinated or otherwise impaired;

          o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby; or

          o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in or proceeds of the trust or its assets, except for tax, mechanics' or other permitted liens and except as may be created by the terms of the related indenture.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

         List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

         Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

         Modification of Indenture. Any trust, together with the related indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture, provided that the action will not materially adversely affect the interests of the noteholders.

         The trust and the applicable indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders, except with respect to the matters listed in the next paragraph which require the approval of the noteholders, provided that:

          o the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder,

          o the action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then-current rating assigned to any class of notes to be withdrawn or reduced and

          o    an opinion of counsel as to certain tax matters is delivered.

         Without the consent of each affected noteholder, in addition to the satisfaction of each of the conditions set forth in the preceding paragraph, however, no supplemental indenture will:

          o change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to the note, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the note or change any place of payment where, or the coin or currency in which, that note or any interest on that note is payable;

          o impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment;

          o reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the related indenture or of defaults or events of default under the indenture and their consequences as provided for in the indenture;

          o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

          o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the trust;

          o decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other related agreements;

          o affect the calculation of the amount of interest or principal payable on any note on any distribution date, including the calculation of any of the individual components of such calculation;

          o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

          o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any the note of the security afforded by the lien of such indenture.

The Indenture Trustee

         The indenture trustee for a series of notes will be specified in the related prospectus supplement. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

              Duties of Indenture Trustee

         Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

          o will perform those duties and only those duties that are specifically set forth in the related indenture,

          o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions and

          o will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

         Upon the occurrence and during the continuation of an Event of Default, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

              Compensation; Indemnification

         The servicer will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust and the performance of its duties under the related indenture. The indenture trustee will not however be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

          o for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts,

          o for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture or

          o for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

         The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

       Description of the Receivables Transfer and Servicing Agreements

         The following summary describes material provisions of the documents under which the depositor will purchase the receivables from a seller, a trust will purchase the receivables from the depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes material provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

         When the trust issues securities, the seller will transfer and assign, without recourse, to the depositor its entire interests in the related receivables, together with its security interests in the related Financed Assets, under a receivables purchase agreement. The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related Financed Assets. Each receivable will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or sale and servicing agreement, as applicable.

         Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

         Representations and Warranties. In each receivables purchase agreement, the related seller will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date--

          o each receivable (a) has been originated for the retail financing of a motor vehicle or boat by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder of the receivable shall be adequate for realization against the collateral of the benefits of the security;

          o each receivable and the sale of the related Financed Asset complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

          o each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder of the receivable in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

          o immediately prior to its sale and assignment to the trust, each receivable was secured by a validly perfected first priority security interest in the Financed Asset in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related Financed Asset in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and by the depositor to the trust;

          o as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

          o as of the Cutoff Date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Asset, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

          o except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the Cutoff Date, the seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the seller has not waived any of the foregoing;

          o each receivable requires that the obligor obtain comprehensive and collision insurance covering the Financed Asset; and

          o any other representations and warranties that may be set forth in the related prospectus supplement.

         Seller Must Repurchase Receivables Relating to a Breach of Representation or Warranty. Except as otherwise set forth in the related prospectus supplement, as of the last day of the second, or, if the seller elects, the first, Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured, will repurchase that receivable from the trust at a price generally equal to the Purchase Amount, which is the unpaid principal balance owed by the obligor under the receivable plus interest to the last day of the related Collection Period at the respective contract rate of interest. Alternatively, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative, constitutes the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of each trust for any such uncured breach.

         Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, maintain possession of the installment loan or installment sale contract agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan and installment sale contract agreements and other related documents will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment.
Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Material Legal Issues Relating to the Receivables--Security Interests in the Financed Vehicles" and "--Security Interests in the Financed Boats".

Accounts

         In the case of a trust that issues notes, the servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with the indenture trustee a note payment account, which may be a subaccount of the collection account, in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to certificateholders will be made.

         Any other accounts to be established with respect to securities of a trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

         For any securities of a trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve fund may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

         The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy the requirements of the Rating Agencies.

Servicing Procedures

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle and marine retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. If set forth in the related prospectus supplement, the servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement, or, if set forth in the prospectus supplement, the servicer changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Asset securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

         The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third-party servicers. Each sale and servicing agreement and pooling and servicing agreement will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer were servicing the receivables directly.

Collections

         With respect to each trust, the servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two business days after receipt thereof. However, at any time that and for so long as (1) the original servicer, or its successor, is the servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until the business day preceding the applicable distribution date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

         Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the servicer with respect to such receivable and, to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, to the extent set forth in the related prospectus supplement such remaining collections shall be transferred to and kept in a separate account, until such later Collection Period when the collections may be transferred to the collection account and applied either to the scheduled payment or to prepay such receivable in full.

         Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to such receivable and then to the scheduled payment.

Advances

         Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the servicer will make a Precomputed Advance in the amount of the shortfall. The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable collection account on or before the business day preceding the applicable distribution date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

         Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable distribution date, the servicer shall make a Simple Interest Advance by depositing into the related collection account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates of interest for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period. If calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the then current Collection Period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding

Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

         Balloon Payment Receivables. If so provided in the related prospectus supplement, the servicer will make an Advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an Advance relating to a Balloon Payment on each distribution date following the distribution date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the Advance and out of collections on other receivables to the extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

         The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related distribution date.

Servicing Compensation and Expenses

         Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the outstanding principal balance of the related pool of receivables as of the first day of the Collection Period. The servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable distribution date.

         The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable receivables.

Distributions

         With respect to securities of each trust, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

         Allocation of Collections on Receivables. Except as set forth in the related prospectus supplement, distributions of principal on the securities of a trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On or prior to the business day before each distribution date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related distribution date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

         Any Form of Credit Enhancement may be Limited and may only Apply to Certain Classes of Securities. The amounts, types and the providers of credit and cash flow enhancement arrangements, if any, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, swaps, interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

         The presence of a reserve fund and other forms of credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and (2) decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

         Seller may Replace Credit or Cash Flow Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

         Reserve Fund. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust, the depositor or the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each subsequent distribution date up to the specified reserve fund balance by the deposit of the amount of excess interest collections in respect of the receivables collected during the related Collection Period remaining after securityholders have been paid amounts owed to them and after the servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Statements to Trustees and Trusts

         Prior to each distribution date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders of the trust described under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

         Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding 12 months, or, in the case of the first certificate, from the applicable closing date, with the servicing requirements related to the applicable receivables.

         Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each default.

         Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

         Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer except (i) upon a determination that the servicer's performance of its duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor servicer, without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. The servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

         Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. The agreement will further provide that the servicer, and its directors, officers, employees and agents, are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder; provided, however, that the indemnification will be paid on a distribution date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders. In that event, the servicer's legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

         Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

Events of Servicing Termination

         Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement will consist of:

          o any failure by the servicer, or, so long as the seller is the servicer, the seller, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

          o any failure by the servicer, or, so long as the seller is the servicer, the seller, duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class or, if no notes are outstanding, 25% by aggregate Certificate Balance;

          o the occurrence of insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

          o any other events set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

         As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

         If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than the appointment has occurred, the receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or trustee may make such arrangements for compensation to be paid to the successor servicer.

Waiver of Past Events of Servicing Termination

         The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with the sale and servicing agreement or pooling and servicing agreement.

Amendment

         The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that the action will not materially and adversely affect the interest of the noteholder or certificateholder as evidenced by either (1) an opinion of counsel to that effect or (2) notification by each Rating Agency then rating any of the related securities that the rating then assigned to any class of securities will not be reduced or withdrawn by the Rating Agency, together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of notes of the trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of the trust evidencing not less than a majority of the Certificate Balance, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust.

Payment of Notes

         The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

Termination

         With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

         In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, or under any other circumstances as may be specified in the related prospectus supplement, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the Collection Period, after giving effect to the receipt of any monies collected on the receivable. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest.

         If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a distribution date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the Cutoff Date, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

         As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

List of Certificateholders

         With respect to the certificates of any trust, three or more holders of the certificates of the trust or one or more holders of the certificates evidencing not less than 25% of the Certificate Balance may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

Administration Agreement

         If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee and the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount as may be set forth in the related prospectus supplement.

               Material Legal Issues Relating to the Receivables

General

         The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the Financed Assets as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interest of the trust.

Security Interests in the Financed Vehicles

         Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

         Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

         Each receivables purchase agreement will provide that the seller will assign to the depositor its interests in the Financed Vehicles securing the receivables assigned by that seller to the depositor. With respect to each trust, the related sale and servicing agreement or pooling and servicing agreement will provide that the depositor will assign its interests in the Financed Vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or the trust as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the Financed Vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the Financed Vehicles and the transfer to the trust of the depositor's security interest in the Financed Vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the trustee in accordance with the sale and servicing agreement or pooling and servicing agreement, as applicable.

         In most states, assignments like those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the trust. Except in that event, however, in the absence of fraud, forgery or administrative error, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of, and holders of these Financed Vehicles. The failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.

         Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in the vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under the representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the closing date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event a lien or confiscation arises and any lien or confiscation arising after the closing date would not give rise to the seller's repurchase obligation.

Security Interests in the Financed Boats

         Generally, security interests in boats may be perfected in one of three ways: in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement; and if a boat qualifies for documentation under Federal law, a Preferred Mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Secretary of Transportation and endorsing the secured party's lien on the certificate of documentation. Vessels of at least five net tons qualify for documentation under Federal law, but this documentation is discretionary if the Vessel is being used solely for recreational purposes. If documented, the boat becomes a "vessel of the United States" and the exclusive method for perfecting a security interest in a "vessel of the United States" is to comply with Federal law. Accordingly, a Preferred Mortgage under the Ship Mortgage Act supersedes a security interest perfected under state law.

         The related seller will represent that it has taken those measures necessary to perfect its security interest in each related Financed Boat under the laws of the state in which the Financed Boat is registered or the Ship Mortgage Act, as applicable. Typically, a dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each Financed Boat at the time of sale if the Financed Boat is subject to a title statute. When a UCC-1 financing statement is filed, the dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by the related seller. If under Federal or state law a filing or other action is required to perfect a security interest and if the related seller, because of clerical error or otherwise, has failed to take such action with respect to a Financed Boat, the related seller will not have a perfected security interest in the Financed Boat and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Boat, holders of perfected security interests and the bankruptcy trustee of the obligor. The related seller's state law security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or if the Financed Boat is documented under Federal law. In addition, under some certificate of title statutes the related seller must perfect is security interest in boat motors otherwise subject to certificate of title statutes under the UCC.

         Federal law requires documentation under the Ship Mortgage Act of all boats over five net tons in weight and 30 feet in length. Once documented, a Preferred Mortgage under the Ship Mortgage Act is obtained. If a qualifying Financed Boat is not documented or if the documentation, because of clerical error or otherwise, fails to comply with applicable procedures under Federal regulations, the related seller will not have a Preferred Mortgage on the Financed Boat. In that case, the related seller's security interest under state law will still be effective. However, if the Financed Boat is later documented by a third party, the related seller's state law security interest will cease to be perfected, and the related seller will be subordinated to the interests of, among others, subsequent purchasers of the Financed Boat, holders of security interests perfected under Federal law and the trustee-in-bankruptcy of the obligor.

         A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an obligor moves or relocates the collateral. Security interests perfected under state law may have to be refiled if the obligor moves to a state other than the state in which a security interest is originally perfected and in addition if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

         If the security interest in the boat is perfected under a title statute and the related obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to reregister a boat. In those states that also provide for possession of the certificate of title by the secured party, the related seller must surrender possession of the certificate of title for any related Financed Boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to the secured party of surrender of the certificate of title by another person. If either the servicer is in possession of a certificate of title that must be surrendered to reregister the Financed Boat or the servicer receives notice of any surrender of the certificate of title by another person, the servicer would then have the opportunity to continue the perfection of the security interest in the Financed Boat in the state of registration. If the obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine contracts, the servicer generally takes steps to effect perfection upon receipt of notice of surrender or information from the obligor as to relocation in those states that require any action to be taken. Similarly, when an obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record, which in the case of the Financed Boats would be the related seller, surrenders possession of the certificate of title and accordingly the servicer would have an opportunity to require satisfaction of the related receivable before release of the lien.

         If the related seller has perfected the related seller's security interest by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will be required to file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the related seller's perfected security interest. The servicer will be required to take steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or, in a state requiring local filings, to a different county in the state, the perfection of the security interest in the Financed Boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the related seller's security interest.

         Under the laws of many states, liens for storage and repairs performed on a boat and some tax liens take priority even over a perfected state law security interest. As noted above, a Preferred Mortgage supersedes a perfected state law security interest. However, under the Ship Mortgage Act, a Preferred Mortgage is subordinate to preferred maritime liens.

         Unless otherwise specified in the related prospectus supplement, due to the administrative burden and expense of (1) endorsing the certificate of title of each Financed Boat to reflect a trust's interest therein and delivering each the certificate of title to the trustee for filing and the payment of related filing fees, in the case of Financed Boats licensed in states where security interests in boats are subject to certificate of title statutes; (2) filing amendments to UCC-1 financing statement relating to each Financed Boat and the payment of related filing fees to reflect the trust's interest therein, in the case of Financed Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and (3) filing each assignment of the Preferred Mortgages and the payment of related filing fees as required under Federal law to perfect the trust's interest therein, in the case of Financed Boats which are documented under Federal law, none of the certificates of title will be endorsed, delivered and filed, UCC-1 financing statements amended, or assignments of Preferred Mortgages filed. In the absence of these procedures, neither the depositor nor the trust may have a perfected security interest in the Financed Boats licensed in certificate of title or UCC states, and will not have a perfected security interest in Financed Boats documented under Federal law, but the failure to make the endorsements, filings or recordations will not affect the validity of the original security interest as against the obligor under a receivable in UCC states.

         In the case of "title" states, in the absence of the step described in clause (1) above, the related seller will continue to be named as the secured party on the certificates of title relating to the Financed Boats registered in those states. In most of these states, an assignment of the receivable would be an effective conveyance of the security interest in the Financed Boat and the new secured party would succeed to the related seller's rights as the secured party. In the absence of fraud or forgery by the obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the related seller's on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Boat covered by the laws of the state or subsequent lenders who take a security interest in the Financed Boat. There exists a risk, however, in not identifying the trust as the new secured party on the certificate of title, that the trust may in some states by subordinate to claims of creditors or the receiver of the related seller in the event of the insolvency of the related seller and that, through fraud or negligence, the security interest of the trust could be released by the related seller as security holder of record.

         Similarly, the related seller will not cause the documentation for Financed Boats which are subject to a Preferred Mortgage to be endorsed to reflect the trust's interest therein nor will the assignment be filed with the Secretary of Transportation, and under Federal law no assignment of a Preferred Mortgage is valid against a third party without notice until the assignment is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Federal statute, a trust's security interest in federally documented Financed Boats is subordinate to creditors and the receiver of the related seller in the event of the related seller's insolvency and to the rights of subsequent purchasers of the Financed Boat, subsequent lenders who take a security interest in the Financed Boat and the bankruptcy trustee of the obligor. This provision does not affect the validity of the original security interest as against the obligor. Moreover, under Federal law, a Preferred Mortgage or state law security interest can be subordinate to preferred maritime liens, including maritime liens arising prior to the recording of the Preferred Mortgage, liens for necessaries (e.g., stevedoring charges) incurred prior to the recording of the Preferred Mortgage, liens for crew wages, salvage and general damages arising out of tort claims. The holder of a preferred maritime lien who arrests a boat under Federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because an assignment of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of the Preferred Mortgage does not arrest the boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, any preferred maritime liens on the boat are not terminated by the sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the boat. The trustee will be qualified as an approved trustee under the Shipping Act and the Ship Mortgage Act. If the trustee becomes disqualified at any time, an appropriate successor trustee must be appointed.

     Each seller will warrant in the related receivables purchase agreement that there shall exist a valid, subsisting and enforceable first priority security interest in each Financed Boat in favor of the seller as of the closing date, and that the security interest will be assigned to the related trust albeit unaccompanied by any of the procedures described in clauses (1),
(2) and (3) of the third preceding paragraph above. In the event of a material adverse breach of the warranty, the only recourse of the trust would be to require the seller to repurchase the related receivables. See "Risk Factors - Interests of other persons in the receivables could reduce the funds available to make payments on your securities".

Enforcement of Security Interests in Financed Assets

     The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the Financed Assets securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

     The proceeds of resale of the repossessed vehicles and boats generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the applicable state law may permit the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC or other applicable law. Also, prior to a sale, the debtor or other interested person may prevent the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC or other applicable law. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectable.

     Occasionally, after resale of a repossessed vehicle or boat and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or boat or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

     The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor and from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the depositor, as the case may be. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller, and related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Asset may assert against the seller of the Financed Asset. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

     If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, the claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase the receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     Under each receivables purchase agreement, the seller will warrant to the depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of the seller under the receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

Other Matters

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of that obligor's receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding seven days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, both the Soldiers' and Sailors' Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the servicer to repossess an obligor's vehicle during the obligor's period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the receivable and the related vehicle in a timely fashion.

                   Material Federal Income Tax Consequences

     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, regarding federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

     Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that:

          o Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

               (1) the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes and

               (2) the trust will not be considered to be an association or a publicly traded partnership taxable as a corporation.

          o If the prospectus supplement indicates that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

               (1) the trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and will not be considered to be an association or publicly traded partnership taxable as a corporation and

               (2) a holder of the related securities will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets included in the trust.

          o Therefore, in either case, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts for Which a Partnership Election is Made

         Tax Characterization of the Trust as a Partnership

     In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

         Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

     Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the original issue discount regulations relating to original issue discount, and that any original issue discount on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

     Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Internal Revenue Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8 BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8 BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30%, unless the Foreign Person provides a properly executed (i) IRS Form W-8 BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) an IRS Form W-8 ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person's conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Sidley Austin Brown & Wood LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Treatment of the notes as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

     Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A Variety of Alternative Characterizations are Possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See "Tax Consequences to Holder of the Notes" above. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, in this case, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

          (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable pass-through or certificate rate for that month and interest on amounts previously due on the certificates but not yet distributed;

          (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (iii)prepayment premium payable to the certificateholders for that month; and

          (iv) any other amounts of income payable to the certificateholders for that month.

     That allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Allocations Between Transferors and Transferees".

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or Plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Internal Revenue Code.

     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the seller will represent that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement or pooling and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 BEN, Internal Revenue Code Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller

         Tax Characterization of the Trust

     In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the noteholders.

     If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Sidley Austin Brown & Wood LLP, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For

Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of the notes.

Trusts Treated as Grantor Trusts

         Tax Characterization of the Trust as a Grantor Trust

     If a partnership election is not made, Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Internal Revenue Code. Therefore, the trust itself will not be subject to tax for federal income tax purposes. In this case, Grantor Trust Certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with the Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the servicer

(or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Internal Revenue Code discussed below.

     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the recently issued Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, the stripped bond will be considered to have been issued with original issue discount. See "Original Issue Discount". The original issue discount on a Grantor Trust Certificate will be the excess of the Grantor Trust Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on the Grantor Trust Certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Sidley Austin Brown & Wood LLP is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and that income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis original issue discount.

     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of original issue discount, the special rules of the Internal Revenue Code relating to "original issue discount", currently Internal Revenue Code Sections 1271 through 1273 and 1275, will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with original issue discount must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on that stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of original issue discount with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the stripped bond during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final distribution date. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and
(2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of that accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Internal Revenue Code, and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment, other than "qualified stated interest", made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under either an exact or approximate method set forth in the original issue discount regulations, or some other reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped bonds.

     With respect to stripped bonds, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. We suggest that subsequent purchasers that purchase stripped bonds at more than a de minimis discount consult their tax advisors with respect to the proper method to accrue the original issue discount.

     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in the interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor

Trust Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Grantor Trust Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and
(2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Grantor Trust Certificate. The basis for the Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code
Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to the receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of these amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The original issue discount regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns or acquires. See "Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the original issue discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than 12 months.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which the section applies will be treated as ordinary income or loss.

     Non-United States Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to (i) an owner that is not a United States Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, these payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if the Grantor Trust Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that the Grantor Trust Certificateholder is not a United States Person and providing the name and address of the Grantor Trust Certificateholder. Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the Exemption from withholding.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during the year, the information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                        Certain State Tax Consequences

     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders and certificateholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                   * * * * *

     The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA Considerations

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified person" under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to Similar Law that imposes similar requirements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example:

          o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an "in-house asset manager";

          o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

          o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

          o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

          o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

     There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of a trust if, as described below, the assets of the trust were considered to include plan assets.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

     Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the trust and the interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by Benefit Plan Investors is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A "publicly-offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other, and (3) either (a) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In that event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Internal Revenue Code would apply to transactions involving the assets of the trust.

     As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

          o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or

          o an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

     Transfer of certificates which would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of Prohibited Transaction Class Exemption 95-60.

     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

          o has investment or administrative discretion with respect to that Plan's assets,

          o has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan's assets for a fee and pursuant to an agreement or understanding that the advice

                  --will serve as a primary basis for investment decisions
               with respect to that Plan's assets and

                  --will be based on the particular investment needs for
               that Plan or

          o    is an employer maintaining or contributing to that Plan.

     Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, a governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates

     Unless otherwise specified in the related prospectus supplement, the following discussion applies only to securities that are rated BBB- (or its equivalent) or better.

     The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement the Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through issuers, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include installment loans and installment sale contracts such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that the conditions, highlighted below, are met.

     Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

         (1) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the issuer unless the issuer holds only certain types of assets, such as fully-secured installment loans or installment sale contracts;

         (3) the certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories (four, in a transaction of the type described in clause
     (2) above) of an Exemption Rating Agency;

         (4) the trustee is not an affiliate of any other member of the Restricted Group;

         (5) the sum of all payments made to the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

         (7) for certain types of issuers, the documents establishing the issuer and governing the transaction include certain provisions intended to protect the assets of the issuer from creditors of the seller.

     The Exemption, as amended, provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Obligations supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer during the Pre-Funding Period, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1)  the Pre-Funding Limit must not exceed 25%;

         (2) the Additional Obligations must meet the same terms and conditions for eligibility as the original Obligations used to create the issuer, which terms and conditions have been approved by an Exemption Rating Agency;

         (3) the transfer of the Additional Obligations to the issuer during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations held by the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the issuer on the closing date;

         (5) in order to insure that the characteristics of the Additional Obligations are substantially similar to those of the original Obligations which were transferred to the issuer:

                  (a) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor or

                  (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement or trust agreement; in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the issuer as of the closing date;

         (6) the Pre-Funding Period must end no later than 90 days or three months after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or trust agreement or an Event of Default occurs;

         (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain investments permitted under the Exemption;

         (8)  the related prospectus or prospectus supplement must describe:

                  (a) any pre-funding account and/or capitalized interest
              account used in connection with a pre-funding account;

                  (b) the duration of the Pre-Funding Period;

                  (c) the percentage and/or dollar amount of the Pre-Funding
              Limit for the issuer; and

                  (d) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal; and

         (9) the related pooling and servicing agreement or trust agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

         (1) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which Plans invest and at least 50% of the issuer's securities in the aggregate are acquired by persons independent of the Restricted Group;

         (2) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust;

         (3) the Plan's investment in securities does not exceed 25% of all of the securities outstanding at the time of the acquisition; and

         (4) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by a member of the Restricted Group.

     The rating of a security may change. If a class of securities no longer has a rating that satisfies the requirements of the Exemption (generally BBB-or Baa3 or better), securities of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuer that has a revolving period. If the issuer intends for the Exemption to apply to its sales of securities to Plans, it may prohibit sales until the expiration of the revolving period.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, as amended, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor published general account regulations on January 5, 2000 providing guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as "plan assets" assets in an insurance company's general account that support insurance policies issued to Plans after December 31, 1998. Section 401(c) and the general account regulations also provide that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, the date that is 18 months after the general account regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

                            Method of Distribution

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

     Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

     The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

     The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                Legal Opinions

     Certain legal matters relating to the securities of any series, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP.

                   Where You Can Find Additional Information

     Morgan Stanley ABS Capital II Inc., as depositor of each trust that will issue securities offered under this prospectus, has filed a registration statement with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information.

     You may inspect and copy the registration statement at:

          o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330), and

          o the SEC's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 or at 233 Broadway, New York, New York 10279.


     Also, the SEC maintains a web site at http://www.sec.gov at which reports and other information including all filings under the SEC's electronic filing system, known as "EDGAR," may be viewed.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                Incorporation Of Certain Documents By Reference

     The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.

                               Glossary of Terms

     Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

     "Actuarial Receivables" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

     "Additional Obligations" means all Obligations transferred to the trust after the closing date.

     "Advances" means Precomputed Advances and Simple Interest Advances.

     "Balloon Payment" means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

     "Balloon Payment Receivable" means a receivable that provides for the amortization of the amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the receivable.

     "Benefit Plan Investor" means any:

          o "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans,

          o "plans" described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans or

          o entities whose underlying assets include plan assets by reason of a plan's investment in such entity or otherwise, including without limitation, as applicable, an insurance company general account.

     "Certificate Balance" means with respect to (1) all certificates of a class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of that class of certificates and allocable to principal or (2) any certificate of a class, an amount equal to, initially, the initial denomination of the certificate and, thereafter, an amount equal to the initial denomination, reduced by all amounts distributed in respect of the certificate and allocable to principal.

     "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

     "closing date" means that date specified in the prospectus supplement on which the trust issues its securities.

     "Collection Period" means with respect to securities of each trust, the period specified in the related prospectus supplement.

     "Controlling Class" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of that class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

     "Cutoff Date" means the "Cutoff Date" specified in the applicable prospectus supplement.

     "Defaulted Receivable" means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

     "definitive certificates" means with respect to any class of certificates issued in book-entry form, certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "definitive notes" means with respect to any class of notes issued in book-entry form, notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     "definitive securities" means the definitive notes and the definitive certificates.

     "depository" means DTC and any successor depository selected by the trust.

     "distribution date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

     "DTC" means The Depository Trust Company and any successor depository selected by the indenture trustee or the trustee, as applicable.

     "Eligible Deposit Account" means either--

          o    a segregated account with an Eligible Institution or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means--

          o the corporate trust department of the indenture trustee or the related trustee, as applicable or

          o a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Events of Default" under each indenture will consist of the events specified under "The Indenture--Events of Default".

     "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination".

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exemption" means the exemption granted to Morgan Stanley & Co. Incorporated by Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548
(1990).

     "Exemption Rating Agency" means Standard & Poor's Rating Services, Moody's Investor Services, Inc. and Fitch, Inc.

     "Financed Asset" means any Financed Vehicle or Financed Boat.

     "Financed Boat" means a new or used boat or yacht financed by a receivable, including any related motor or boat trailer.

     "Financed Vehicle" means a new or used automobile, minivan, sport utility vehicle, light duty truck, motorcycle or recreational vehicle financed by a receivable.

     "Foreign Person" means a nonresident alien, foreign corporation or other non-United States Person.

     "Funding Period" means the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust.

     "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust.

     "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Obligations" means, with respect to the Exemption, loans or other secured receivables.

     "Permitted Investments" means:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

          o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

          o commercial paper having, at the time of investment, a rating in the highest rating category from each Rating Agency;

          o investments in money market funds having the highest rating from each Rating Agency;

          o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

          o    any other investment acceptable to each Rating Agency.

     Permitted Investments are generally limited to obligations or securities which mature on or before the distribution date in the Collection Period succeeding the Collection Period in which the investment is made.

     "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

     "Plans" means, collectively, employee benefit and other plans subject to ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

     "Precomputed Advance" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related Collection Period.

     "Precomputed Receivables" means either an actuarial receivable or a rule of 78's receivables.

     "Preferred Mortgage" refers to the instrument under which the lien on a Federally documented Financed Boat is be perfected under the Ship Mortgage Act.

     "Pre-Funding Limit" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

     "Pre-Funding Period" means, with respect to the Exemption, a 90 day or three month period following the closing date during which Additional Obligations may be transferred to the trust.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus interest accrued on the receivable at the contract rate of interest borne by the receivable on the last day of the Collection Period as to which the receivable is purchased.

     "Rating Agency" means a nationally recognized rating agency providing, at the request of the seller or the depositor, a rating on the securities issued by the applicable trust.

     "Receivables Transfer and Servicing Agreements" means, collectively, each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will agree to service the receivables, each trust agreement, including, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued and each administration agreement under which the servicer, or such other person named in the related prospectus supplement, will undertake certain administrative duties with respect to a trust that issues notes.

     "Record Date" means the business day immediately preceding the distribution date or, if definitive securities are issued, the last day of the preceding calendar month.

     "Restricted Group" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any insurer, any obligor with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

     "Rule of 78's Receivable" means a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

     "Section 1286 Treasury Regulations" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with original issue discount.

     "Securities Act" means the Securities Act of 1933, as amended.

     "servicer" means the master servicer, the servicer or the subservicer, as the case may be.

     "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

     "Similar Law" means federal, state or local laws that impose requirements similar to ERISA or the Internal Revenue Code.

     "Simple Interest Advance" means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that the Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on the Simple Interest Receivable during the related Collection Period.

     "Simple Interest Receivable" means a receivables that provides for the amortization of the amount financed under the receivable over a series of fixed level payment monthly installments.

     "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

     "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

     "United States Person" generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                                         Prospectus Version #2


                    Subject to Change, dated April 21, 2003


Prospectus
                      Morgan Stanley ABS Capital II Inc.
                            Asset Backed Securities
                             (Issuable in Series)
                               ----------------


Consider carefully the risk factors beginning on page 5 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of Morgan Stanley ABS Capital II Inc., the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.


Morgan Stanley ABS Capital II Inc. may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o be backed by a pool of loans made to finance the retail purchase of new or used motor vehicles, including automobiles, minivans, sport utility vehicles, light duty trucks, motorcycles and recreational vehicles.

o    consist of one or more classes of securities.

Each class of securities:

o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust

o    may be senior or subordinate in right of payment to other classes

o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.



Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________, 200_

                Important Notice About Information Presented in
                     This Prospectus and the Accompanying
                             Prospectus Supplement

     We provide information on your securities in two separate documents that progressively provide more detail:

     o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

     o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections. There is also a Glossary on page 85 where you will find definitions of the capitalized terms used in the prospectus.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

                               Table Of Contents

                                                                                                               Page
                                                                                                               ----


Important Notice About Information Presented in This Prospectus and the Accompanying Prospectus
   Supplement.....................................................................................................2
Risk Factors......................................................................................................5
The Trusts.......................................................................................................13
         The Receivables.........................................................................................13
         The Seller and the Servicer.............................................................................14
         The Trustees............................................................................................15
The Receivables Pools............................................................................................15
         The Receivables.........................................................................................15
Maturity and Prepayment Considerations...........................................................................19
Pool Factors and Trading Information.............................................................................20
         Notes...................................................................................................20
         Certificates............................................................................................20
         The Factors Described Above Will Decline as the Trust Makes Payments on the Securities..................20
         Additional Information..................................................................................21
Use of Proceeds..................................................................................................21
The Depositor....................................................................................................21
Principal Documents..............................................................................................22
Certain Information Regarding the Securities.....................................................................24
         General.................................................................................................24
         Fixed Rate Securities...................................................................................24
         Floating Rate Securities................................................................................25
         Book-Entry Registration.................................................................................25
         Definitive Securities...................................................................................31
         Reports to Securityholders..............................................................................32
         Securities Owned by the Trust, the Seller, the Servicer or their Affiliates.............................34
         Certain Matters Regarding the Insurer...................................................................34
         Limitation on Right to Institute Bankruptcy Proceedings.................................................34
The Indenture....................................................................................................34
         The Indenture Trustee...................................................................................41
Description of the Receivables Transfer and Servicing Agreements.................................................42
         Sale and Assignment of Receivables......................................................................42
         Accounts................................................................................................45
         Servicing Procedures....................................................................................45
         Collections.............................................................................................46
         Advances................................................................................................47
         Servicing Compensation and Expenses.....................................................................48
         Distributions...........................................................................................48
         Credit and Cash Flow Enhancement........................................................................49
         Statements to Trustees and Trusts.......................................................................50


                                      3


         Evidence as to Compliance...............................................................................50
         Certain Matters Regarding the Servicer..................................................................50
         Events of Servicing Termination.........................................................................51
         Rights Upon Event of Servicing Termination..............................................................52
         Waiver of Past Events of Servicing Termination..........................................................52
         Amendment...............................................................................................53
         Payment of Notes........................................................................................53
         Termination.............................................................................................53
         List of Certificateholders..............................................................................54
         Administration Agreement................................................................................54
Material Legal Issues Relating to the Receivables................................................................55
         General.................................................................................................55
         Security Interests in the Financed Vehicles.............................................................55
         Enforcement of Security Interests in Financed Vehicles..................................................57
         Certain Bankruptcy Considerations.......................................................................58
         Consumer Protection Laws................................................................................58
         Other Matters...........................................................................................59
Material Federal Income Tax Consequences.........................................................................60
         Trusts for Which a Partnership Election is Made.........................................................61
         Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller...............69
         Trusts Treated as Grantor Trusts........................................................................70
Certain State Tax Consequences...................................................................................75
ERISA Considerations.............................................................................................76
         Certificates............................................................................................78
         Special Considerations Applicable to Insurance Company General Accounts.................................82
Method of Distribution...........................................................................................82
Legal Opinions...................................................................................................83
Where You Can Find Additional Information........................................................................83
Incorporation Of Certain Documents By Reference..................................................................84
Glossary of Terms................................................................................................85

                                 Risk Factors

     You should consider the following risk factors in deciding whether to purchase any of the securities.

The limited resale market for the securities could adversely affect your ability to liquidate your investment

     No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

The securities are not suitable investments for all investors

     The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

Protection against losses is limited since the securities will receive payments only from specified sources

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer or servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or servicer, or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of receivables to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer or servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

Interests of other persons in the receivables could reduce the funds available to make payments on your securities

     For each series of securities, financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the seller to the depositor and by the depositor to the trust. The seller will mark its computer systems, and each of the seller and the depositor will mark its accounting records, to reflect its sale of the receivables. However, unless otherwise provided in the related prospectus supplement, the servicer will maintain possession of the receivables and will not segregate or mark the receivables as belonging to the trust. Additionally, another person could acquire an interest in a receivable that is superior to the trust's interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest, some or all of the collections on that receivable may not be available to make payment on your securities.

     Additionally, if another person acquires an interest in a vehicle, financed by a receivable that is superior to the trust's security interest in the asset, some or all of the proceeds from the sale of the asset may not be available to make payments on the securities.

     The trust's security interest in the financed vehicles could be impaired for one or more of the following reasons:

     o the seller or the depositor might fail to perfect its security interest in a financed vehicle;

     o another person may acquire an interest in a financed vehicle that is superior to the trust's security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

     o the trust may not have a security interest in the financed vehicles in some states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the trust;

     o holders of some types of liens, such as tax liens or mechanics' liens, may have priority over the trust's security interest; and

     o the trust may lose its security interest in vehicles confiscated by the government.

     The seller will be obligated to repurchase from the trust any receivable sold to the trust as to which a perfected security interest in the name of the related seller in the vehicle securing the receivable did not exist as of the date such receivable was transferred to the trust. However, the seller will not be required to repurchase a receivable if a perfected security interest in the name of the seller in the vehicle securing a receivable has not been perfected in the trust or if the security interest in a financial asset or the receivable becomes impaired after the receivable is sold to the trust. If a trust does not have a perfected security interest in a financial asset, its ability to realize on the financial asset following an event of a default under the related receivable may be adversely affected and some or all of the collections on that financial asset may not be available to make payment on your securities.

Consumer protection laws may reduce payments on your securities

     Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans and installment sale contracts. Some of these laws make an assignee of the loan or contract, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of the trust are available to pay your securities

     The securities represent interests solely in a trust or indebtedness of a trust and will not be insured or guaranteed by the depositor, the seller, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity other than the trust. The only source of payment on your securities will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

Amounts on deposit in any reserve fund will be limited and subject to depletion

     The amount required to be on deposit in any reserve fund will be limited. If the amounts in the reserve fund are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on the securities, the trust will depend solely on collections on the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, and any other credit or cash flow enhancement to make payments on your securities. In addition, the minimum required balance in the reserve fund may decrease as the outstanding principal balance of the receivables decreases.

Any credit support provided by financial instruments may be insufficient to protect you against losses

     Credit support for the securities may be provided through the use of financial instruments like swaps, interest rate caps, other interest rate protection agreements, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, repurchase agreements, yield supplement agreements or other agreements with respect to third party payments. Credit support in this form is limited by the credit of the provider of the financial instrument and by its ability to make payments as and when required by the terms of the financial instrument. Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities. The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on. Any form of credit support may apply only to specified classes of securities, may be limited in dollar amount, may be accessible only under some circumstances, and may not provide protection against all risks of loss. The related prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities

     Under the circumstances described in this prospectus and in the related prospectus supplement, the receivables of a trust may be sold after the occurrence of an event of default under the related indenture. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain securities may reduce payments to those securities

     To the extent specified in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Subordination may take one or more of the following forms:

     o interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;

     o principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

     o principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and

     o if the trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

     The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities

     You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster than expected prepayments on the receivables may cause the trust to make payments on its securities earlier than expected. We cannot predict the effect of prepayments on the average life of your securities.

     All receivables, by their terms, may be prepaid at any time.

     Prepayments include:

     o    prepayments in whole or in part by the obligor;

     o    liquidations due to default;

     o partial payments with proceeds from physical damage, credit life and disability insurance policies;

     o required purchases of receivables by the servicer or repurchases of receivables by the seller for specified breaches of their representations, warranties or covenants; and

     o an optional repurchase of a trust's receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the related prospectus supplement.


     A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

     As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled distribution date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

     For more information regarding the timing of repayments of the securities, see "Maturity and Prepayment Considerations" in the related prospectus supplement and in this prospectus.

You may suffer a loss on your securities because the servicer may commingle collections on the receivables with its own funds

     If the servicer satisfies the requirements specified in the related prospectus supplement, it will be permitted to hold with its own funds until the day prior to the date on which the related distributions are made on the securities

     o    collections it receives from obligors on the receivables and

     o the purchase price of receivables required to be repurchased from the trust.

     During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

     For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and Servicing Agreements--Collections".

The senior class of securities controls removal of the servicer upon a default on its servicing obligations

     Generally, unless otherwise specified in the related prospectus supplement, the holders of a majority of a trust's senior class of securities, or the applicable trustee acting on their behalf, can remove the related servicer if the servicer--

     o does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery,

     o defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice or

     o    initiates or becomes the subject of insolvency proceedings.

     Those holders may also waive a default by the servicer. The holders of any subordinate class of securities may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

     See "Description of the Receivables Transfer and Servicing
     Agreements--Events of Servicing Termination".

Geographic concentration of a trust's receivables may adversely affect your securities

     Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust's receivables could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities. The location of a trust's receivables by state, based upon obligors' addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

Ratings of the securities

     At the initial issuance of the securities of a trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security's rating would adversely affect its value.

                                  The Trusts

     The depositor will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

     The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

     If a trust issues notes, the notes will be issued under an indenture to be entered into between the trust and an indenture trustee to be named in the related prospectus supplement. In that event, the trust's right, title and interest with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If a trust issues certificates, the certificates will be issued under a trust agreement or a pooling and servicing agreement which in each case will specify the rights of the certificateholders to the property of the trust. Notes will represent debt obligations of the issuing trust. Certificates will represent beneficial interests in the trust property.

The Receivables

     The property of each trust will consist primarily of a pool of receivables consisting of installment loans or installment sale contracts secured by security interests in financed vehicles consisting of new or used motor vehicles, including automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles and recreational vehicles, financed by those contracts. Each trust will be entitled to all payments due on the receivables that are property of the trust on and after the applicable cutoff date set forth in the related prospectus supplement in the case of Precomputed Receivables, and to all payments received on the receivables on and after the applicable cutoff date in the case of Simple Interest Receivables.

     The receivables will be originated either by the seller or by dealers or lenders and then purchased by the seller. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the closing date for the trust, the seller will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the trust.

     To the extent provided in the prospectus supplement, the seller will convey additional receivables known as subsequent receivables to the trust as frequently as daily during the funding period specified in the prospectus supplement. A trust will purchase any subsequent receivables with amounts deposited in a pre-funding account. Up to 25% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of subsequent receivables. With respect to any trust that is to be treated as a grantor trust for federal income tax purposes, the funding period, if any, will not exceed the period of 90 days from and after the closing date and, with respect to any other trust, will not exceed the period of one year from and after the closing date.

     The property of each trust will also include:

     o    security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the seller's and depositor's rights to documents and instruments relating to the receivables;

     o amounts that from time to time may be held in one or more accounts maintained for the trust;

     o any credit or cash flow enhancement specified in the prospectus supplement;

     o any property that secured a receivable and that is acquired by or on behalf of the trust;

     o the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles with respect to which the servicer has determined that eventual repayment in full is unlikely;

     o rebates of premiums and other amounts relating to the extent financed under the receivables; and

     o    any and all proceeds of the above items.

The Seller and the Servicer

     Information concerning the related seller's experience with respect to its portfolio of receivables, including previously sold receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

     A master servicer or servicer specified in the related prospectus supplement will be responsible for servicing, or will service, the receivables held by each trust and will receive fees for its services. References to "servicer" in this prospectus may also mean a master servicer, a servicer or a subservicer, as the case may be. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the loan files for the receivables held by each trust as custodian for the trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to each trust. See "Risk Factors--Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

The Trustees

     The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

     o the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture or

     o    the trustee becomes insolvent.

     In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                             The Receivables Pools

The Receivables

     Criteria for Selecting the Receivables.

     The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

     If so specified in the related prospectus supplement, any auto loan receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Loans made to borrowers of these types are commonly referred to as "sub-prime" or "non-prime" loans.

     The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

     The receivables to be held by each trust will be purchased by the depositor from a seller in accordance with several criteria, including that each receivable:

     o is secured by a financed vehicle that, as of the cutoff date, has not been repossessed without reinstatement;

     o    was originated in the United States;

     o    has a fixed or variable interest rate;

     o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

     o satisfies the other criteria, if any, set forth in the prospectus supplement.

     No selection procedures believed by the related seller to be adverse to the holders of securities of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

     Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date--

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

     Precomputed Receivables. Alternatively, the receivables may be Actuarial Receivables that provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or Rule of 78's Receivables that allocate payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "rule of 78's". A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated contract rate of interest for the term of the loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "rule of 78's".

     If the receivables in a pool of receivables included in a trust are neither Simple Interest Receivables nor Precomputed Receivables, the prospectus supplement will describe the method of calculating interest on the receivables.

     Balloon Payment Receivables. The receivables to be held by each trust, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. The final Balloon Payment is generally set by the related seller for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

     o in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions and

     o in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the financed vehicle, including charges for excess wear and tear and excess mileage on the financed vehicle.

     Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

     o paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges and other amounts then owing, during the term of the receivable and the application of day counting conventions,

     o refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions or

     o selling the related financed vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to the servicer.

     If the obligor sells the financed vehicle to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the financed vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

     If the receivables in a pool of receivables included in a trust include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the receivables and the consequences of including the receivables in a trust in the related prospectus supplement.

     We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

     o the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

     o    the portion of the financed vehicles category that are new or used;

     o    the aggregate principal balance of all of the related receivables;

     o the average principal balance of the related receivables and the range of principal balances;

     o    the number of receivables in the receivables pool;

     o    the geographic distribution of receivables in the receivables pool;

     o the average original amount financed and the range of original amounts financed;

     o the weighted average contract rate of interest and the range of such rates;

     o    the weighted average original term and the range of original terms;

     o the weighted average remaining term and the range of remaining terms;

     o    the scheduled weighted average life; and

     o    the distribution by stated contract rate of interest.

                    Maturity and Prepayment Considerations

     The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

     o    prepayments by obligors, who may repay at any time without penalty;

     o the seller may be required to repurchase a receivable sold to the trust if breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

     o the servicer may be obligated to purchase a receivable from the trust if breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled distribution date for the securities specified in the related prospectus supplement;

     o partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

     o    liquidations of the receivables due to default; and

     o partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each distribution date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles, and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

     The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                     Pool Factors and Trading Information

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

Notes

     Calculation of the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable distribution date. The servicer will compute the factor after giving effect to payments to be made on the distribution date, as a fraction of the initial outstanding principal amount of the class of notes.

     Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of--

     o    the original denomination of your note and

     o the factor relating to your class of notes computed by the servicer in the manner described above.

Certificates

     Calculation of the Factor For Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of certificates indicating the remaining outstanding principal balance of that class of certificates, as of the applicable distribution date. The factor will be calculated after giving effect to distributions to be made on the distribution date, as a fraction of the initial outstanding principal balance of the class of certificates.

     Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of that class of certificates is the product of--

     o    the original denomination of your certificate and

     o the factor relating to your class of certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

     The factor for each class of notes and certificates will initially be
1.0000000. The factors will then decline to reflect reductions, as applicable, in--

     o the outstanding principal balance of the applicable class of notes or

     o the outstanding principal balance of the applicable class of certificates.

     These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

Additional Information

     The noteholders and the certificateholders, as applicable, will receive reports on or about each distribution date concerning

     o with respect to the Collection Period immediately preceding the distribution date, payments received on the receivables, the outstanding principal balance of the related pool of receivables, factors for each class of notes and certificates described above, as applicable, and various other items of information and

     o with respect to the second Collection Period preceding the distribution date, as applicable, amounts allocated or distributed on the preceding distribution date and any reconciliation of those amounts with information provided by the servicer prior to such current distribution date.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                Use of Proceeds

     Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a trust will be applied by the trust:

     o    to the purchase of the receivables from the depositor;

     o if the trust has a pre-funding account, to make the deposit into that account;

     o if the trust has a yield supplement account, to make the deposit into that account;

     o if the trust has a reserve fund, to make the initial deposit into that account; and

     o    for any other purposes specified in the prospectus supplement.

     The depositor will use that portion of the net proceeds paid to it with respect to any trust to purchase receivables from the related seller and to pay expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue one or more classes of securities to the seller in partial payment for the receivables.

                                 The Depositor

     Morgan Stanley ABS Capital II Inc. will act as depositor for each trust for which securities will be offered under this registration statement. The depositor was formed in the State of Delaware on May 5, 1997. The depositor is a wholly-owned subsidiary of Morgan Stanley

Group Inc. The depositor maintains its principal executive offices at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-1817.

     The depositor anticipates that it will acquire receivables to be included in each trust from the related seller in the open market or in privately negotiated transactions. The depositor will not retain any interest in the receivables or financed vehicles and will have no ongoing servicing obligations or responsibilities with respect to any receivable or financed vehicle and no administrative obligations with respect to any trust.

     The depositor was organized for, among other things, the purposes of establishing trusts, selling beneficial interests in the trusts and acquiring and selling assets to the trusts. Neither the depositor, its parent nor any of the depositor's affiliates will insure or guarantee the receivables or the securities of any series.

     The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. The depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

                              Principal Documents

     In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:

       Document                           Parties                             Primary Purposes
----------------------           ---------------------------          -------------------------------
Trust agreement                    Trustee and the depositor         Creates the trust

                                                                     Provides for issuance of certificates and
                                                                     payments to certificateholders

                                                                     Establishes rights and duties of the trustee

                                                                     Establishes rights of certificateholders

Indenture                          Trust, as issuer of the notes,    Provides for issuance of the notes, the terms
                                   and indenture trustee             of the notes and payments to noteholders

                                                                     Establishes rights and duties of the indenture
                                                                     trustee

                                                                     Establishes rights of noteholders

Sale and servicing agreement       The seller, the servicer and a    Effects sale of receivables to the trust
                                   trust as purchaser



                                      22


       Document                           Parties                             Primary Purposes
----------------------           ---------------------------          -------------------------------

                                                                     Contains representations and warranties of the
                                                                     seller concerning the receivables

                                                                     Contains servicing obligations of the servicer

                                                                     Provides for compensation to the servicer

                                                                     Directs how cash flow will be applied to
                                                                     expenses of the trust and payments on its
                                                                     securities

If the trust is a grantor trust:

Pooling and servicing agreement    Trustee, the seller and the       Creates the trust
                                   servicer
                                                                     Effects sale of receivables to the trust

                                                                     Contains representations and warranties of the
                                                                     seller concerning the receivables

                                                                     Contains servicing obligations of the servicer

                                                                     Provides for compensation to the servicer

                                                                     Provides for issuance of certificates and
                                                                     payments to certificateholders

                                                                     Directs how cash flow will be applied to
                                                                     expenses of the trust and payments to
                                                                     certificateholders

                                                                     Establishes rights and duties of the trustee

                                                                     Establishes rights of certificateholders

     The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. Each prospectus supplement will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                 Certain Information Regarding the Securities

General

     The prospectus supplement will describe

          o the timing, amount and priority of payments of principal and interest on each class of securities

          o their interest rates or the formula for determining their interest rates

          o the method of determining the amount of their principal payments

          o the priority of the application of the trust's available funds to its expenses and payments on its securities and

          o the allocation of losses on the receivables among the classes of securities.

     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

          o principal payments with disproportionate, nominal or no interest payments,

          o interest payments with disproportionate, nominal or no principal payments or

          o residual cash flow remaining after all other classes have been paid.

     Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on specified distribution dates.

Fixed Rate Securities

     Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement.

     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal Funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate or rates set forth in the related prospectus supplement.

     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

          o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law and

          o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class. Beneficial owners will not be recognized by the indenture trustee as "holders", as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

     If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

     The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

     To facilitate subsequent transfers, all senior securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of senior securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior securities are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

     Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures,

          o borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "noteholder" or "certificateholder", as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

     Neither DTC nor Cede & Co. will consent or vote with respect to the senior securities. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

     DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

     Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

     With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as definitive notes and definitive certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default or an Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as definitive securities to the securityholders.

     Distributions of principal of, and interest on, the definitive securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for such securities in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any definitive Security, however, will be made only upon presentation and surrender of the definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     On or prior to each distribution date, the servicer or administrator will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the distribution date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the distribution date or the period since the previous distribution date, as applicable:

               (1) the amount of the distribution allocable to principal of each class of securities;

               (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

               (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

               (4) the outstanding aggregate principal balance of the receivables in the trust as of the close of business on the last day of the related Collection Period, exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of that Collection Period;

               (5)  any credit enhancement amount;

               (6) the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding principal balance and the appropriate factor for each class of certificates, each after giving effect to all payments reported under clause (1) above on that date;

               (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

               (8) the amount of the aggregate losses realized on the receivables during that Collection Period, calculated as described in the related prospectus supplement;

               (9) previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

               (10) previously due and unpaid principal payments, plus
                    interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

               (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of that Collection Period;

               (12) the balance of any reserve fund, if any, on that date, after giving effect to changes on that date; (13) the amount of advances to be made by the servicer in respect of the related Collection Period;

               (14) for each distribution date during any Funding Period, the amount remaining in the pre-funding account;

               (15) for the first distribution date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust; and

               (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

     Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year has been a securityholder and received any payment with respect to the trust a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

Securities Owned by the Trust, the Seller, the Servicer or their Affiliates

     In general, except as otherwise described in the transaction documents relating to a series of securities issued by a trust, any securities owned by the trust, the seller, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

Certain Matters Regarding the Insurer

     To the extent that the related prospectus supplement indicates that credit enhancement for one or more classes of offered securities is provided by an insurance policy, so long as no insurer default has occurred and is continuing, the insurer will have the right to exercise all rights, including voting rights, which the securityholders are entitled to exercise under the related indenture, trust agreement and other transaction documents, without any consent of the securityholders and the securityholders may only exercise these rights with the prior written consent of the insurer. However, without the consent of each affected securityholder, the insurer will not exercise rights to amend the related indenture, trust agreement or pooling and servicing agreement in any manner that requires the consent of the holder of each outstanding security adversely affected by the amendment.

Limitation on Right to Institute Bankruptcy Proceedings

     Each trustee and each securityholder, by accepting the related securities or a beneficial interest in the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                 The Indenture

     With respect to each trust that issues notes, one or more classes of notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the related prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

     Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

          o a default by the trust for five days, or such longer period specified in the prospectus supplement, or more in the payment of any interest on any notes;

          o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

          o a default in the observance or performance of any covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

          o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

          o events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

          o other events, if any, set forth in the indenture or related prospectus supplement.

     The Controlling Class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

     The amount of principal due and payable to noteholders of a trust under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for that class of notes.

     Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

          o the trust has paid or deposited with the indenture trustee enough money to pay:

               o all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred and

               o all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel and

          o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

     If an Event of Default has occurred with respect to the notes issued by a trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Except as otherwise specified in the related prospectus supplement, upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

          o the holders of 100% of the notes issued by the trust consent to the sale, excluding notes held by the seller, the servicer or their affiliates,

          o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of such sale or

          o there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the aggregate outstanding amount of the Controlling Class.

     In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement, other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to the sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

     No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

          o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

          o the holders of not less than 25% in principal amount of the Controlling Class have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

          o the holder or holders have offered the indenture trustee reasonable indemnity;

          o the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

          o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the Controlling Class.

     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

     Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

     Each Trust Will be Subject to Covenants under the Indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

          o Restrictions on Merger and Consolidation. The related trust may not consolidate with or merge into any other entity, unless:

               o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

               o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture;

               o no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

               o the trust has been advised that the ratings of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation;

               o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

               o any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

               o the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

     o    Other Negative Covenants. Each trust will not, among other things--

               o    except   as   expressly   permitted   by  the   applicable
                    agreements, sell, transfer, exchange or otherwise dispose of any of its assets;

               o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property;

               o    dissolve or liquidate in whole or in part;

               o    permit   the  lien  of  the   related   indenture   to  be
                    subordinated or otherwise impaired;

               o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby; or

               o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in or proceeds of the trust or its assets, except for tax, mechanics' or other permitted liens and except as may be created by the terms of the related indenture.

     No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

     List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

     Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

     Modification of Indenture. Any trust, together with the related indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture, provided that the action will not materially adversely affect the interests of the noteholders.

     The trust and the applicable indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders, except with respect to the matters listed in the next paragraph which require the approval of the noteholders, provided that:

     o the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder,

     o the action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then-current rating assigned to any class of notes to be withdrawn or reduced and

     o    an opinion of counsel as to certain tax matters is delivered.

     Without the consent of each affected noteholder, in addition to the satisfaction of each of the conditions set forth in the preceding paragraph, however, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to the note, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the note or change any place of payment where, or the coin or currency in which, that note or any interest on that note is payable;

     o impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment;

     o reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the related indenture or of defaults or events of default under the indenture and their consequences as provided for in the indenture;

     o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

     o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the trust;

     o decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other related agreements;

     o affect the calculation of the amount of interest or principal payable on any note on any distribution date, including the calculation of any of the individual components of such calculation;

     o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any the note of the security afforded by the lien of such indenture.

The Indenture Trustee

     The indenture trustee for a series of notes will be specified in the related prospectus supplement. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

         Duties of Indenture Trustee

     Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

     o will perform those duties and only those duties that are specifically set forth in the related indenture,

     o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions and

     o will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

     Upon the occurrence and during the continuation of an Event of Default, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

         Compensation; Indemnification

     The servicer will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust and the performance of its duties under the related indenture. The indenture trustee will not however be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

          o for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts,

          o for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture or

          o for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

     The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

       Description of the Receivables Transfer and Servicing Agreements

     The following summary describes material provisions of the documents under which the depositor will purchase the receivables from a seller, a trust will purchase the receivables from the depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes material provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

     When the trust issues securities, the seller will transfer and assign, without recourse, to the depositor its entire interests in the related receivables, together with its security interests in the related financed vehicles, under a receivables purchase agreement. The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or sale and servicing agreement, as applicable.

     Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent

Receivables will be sold by the seller to the depositor and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

     Representations and Warranties. In each receivables purchase agreement, the related seller will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date--

          o each receivable (a) has been originated for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and
               (b) contains customary and enforceable provisions such that the rights and remedies of the holder of the receivable shall be adequate for realization against the collateral of the benefits of the security;

          o each receivable and the sale of the related financed vehicle complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

          o each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder of the receivable in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

          o immediately prior to its sale and assignment to the trust, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and by the depositor to the trust;

          o as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

          o as of the Cutoff Date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

          o except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the Cutoff Date, the seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the seller has not waived any of the foregoing;

          o each receivable requires that the obligor obtain comprehensive and collision insurance covering the financed vehicle; and

          o any other representations and warranties that may be set forth in the related prospectus supplement.

     Seller Must Repurchase Receivables Relating to a Breach of Representation or Warranty. Except as otherwise set forth in the related prospectus supplement, as of the last day of the second, or, if the seller elects, the first, Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured, will repurchase that receivable from the trust at a price generally equal to the Purchase Amount, which is the unpaid principal balance owed by the obligor under the receivable plus interest to the last day of the related Collection Period at the respective contract rate of interest. Alternatively, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative, constitutes the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of each trust for any such uncured breach.

     Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, maintain possession of the installment loan or installment sale contract agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan and installment sale contract agreements and other related documents will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Material Legal Issues Relating to the Receivables--Security Interests in the financed vehicles".

Accounts

     In the case of a trust that issues notes, the servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with the indenture trustee a note payment account, which may be a subaccount of the collection account, in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to certificateholders will be made.

     Any other accounts to be established with respect to securities of a trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

     For any securities of a trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve fund may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy the requirements of the Rating Agencies.

Servicing Procedures

     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. If set forth in the related prospectus supplement, the servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement, or, if set forth in the prospectus supplement, the servicer changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

     The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third-party servicers. Each sale and servicing agreement and pooling and servicing agreement will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer were servicing the receivables directly.

Collections

     With respect to each trust, the servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two business days after receipt thereof. However, at any time that and for so long as (1) the original servicer, or its successor, is the servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until the business day preceding the applicable distribution date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the servicer with respect to such receivable and, to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, to the extent set forth in the related prospectus supplement such remaining collections shall be transferred to and kept in a separate account, until such later Collection Period when the collections may be transferred to the collection account and applied either to the scheduled payment or to prepay such receivable in full.

     Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to such receivable and then to the scheduled payment.

Advances

     Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the servicer will make a Precomputed Advance in the amount of the shortfall. The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable collection account on or before the business day preceding the applicable distribution date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

     Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable distribution date, the servicer shall make a Simple Interest Advance by depositing into the related collection account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates of interest for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period. If calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the then current Collection Period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

     Balloon Payment Receivables. If so provided in the related prospectus supplement, the servicer will make an Advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an Advance relating to a Balloon Payment on each distribution date following the distribution date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the Advance and out of collections on other receivables to the extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

     The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related distribution date.

Servicing Compensation and Expenses

     Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the outstanding principal balance of the related pool of receivables as of the first day of the Collection Period. The servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable distribution date.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable receivables.

Distributions

     With respect to securities of each trust, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

     Allocation of Collections on Receivables. Except as set forth in the related prospectus supplement, distributions of principal on the securities of a trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On or prior to the business day before each distribution date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related distribution date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

     Any Form of Credit Enhancement may be Limited and may only Apply to Certain Classes of Securities. The amounts, types and the providers of credit and cash flow enhancement arrangements, if any, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, swaps, interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The presence of a reserve fund and other forms of credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and (2) decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

     Seller may Replace Credit or Cash Flow Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

     Reserve Fund. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust, the depositor or the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each subsequent distribution date up to the specified reserve fund balance by the deposit of the amount of excess interest collections in respect of the receivables collected during the related Collection Period remaining after securityholders have been paid amounts owed to them and after the servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Statements to Trustees and Trusts

     Prior to each distribution date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders of the trust described under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

     Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding 12 months, or, in the case of the first certificate, from the applicable closing date, with the servicing requirements related to the applicable receivables.

     Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each default.

     Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

     Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer except (i) upon a determination that the servicer's performance of its duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor servicer, without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. The servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

     Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. The agreement will further provide that the servicer, and its directors, officers, employees and agents, are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder; provided, however, that the indemnification will be paid on a distribution date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders. In that event, the servicer's legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

     Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

Events of Servicing Termination

     Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement will consist of:

          o any failure by the servicer, or, so long as the seller is the servicer, the seller, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

          o any failure by the servicer, or, so long as the seller is the servicer, the seller, duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class or, if no notes are outstanding, 25% by aggregate Certificate Balance;

          o the occurrence of insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

          o    any  other events  set  forth  in  the   related   prospectus
               supplement.

Rights Upon Event of Servicing Termination

     As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

     If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than the appointment has occurred, the receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or trustee may make such arrangements for compensation to be paid to the successor servicer.

Waiver of Past Events of Servicing Termination

     The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with the sale and servicing agreement or pooling and servicing agreement.

Amendment

     The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that the action will not materially and adversely affect the interest of the noteholder or certificateholder as evidenced by either (1) an opinion of counsel to that effect or (2) notification by each Rating Agency then rating any of the related securities that the rating then assigned to any class of securities will not be reduced or withdrawn by the Rating Agency, together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of notes of the trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of the trust evidencing not less than a majority of the Certificate Balance, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust.

Payment of Notes

     The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

Termination

     With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, or under any other circumstances as may be specified in the related prospectus supplement, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the Collection Period, after giving effect to the receipt of any monies collected on the receivable. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest.

     If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a distribution date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the Cutoff Date, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

List of Certificateholders

     With respect to the certificates of any trust, three or more holders of the certificates of the trust or one or more holders of the certificates evidencing not less than 25% of the Certificate Balance may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

Administration Agreement

     If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee and the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount as may be set forth in the related prospectus supplement.

              Material Legal Issues Relating to the Receivables

General

     The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interest of the trust.

Security Interests in the Financed Vehicles

     Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

     Each receivables purchase agreement will provide that the seller will assign to the depositor its interests in the financed vehicles securing the receivables assigned by that seller to the depositor. With respect to each trust, the related sale and servicing agreement or pooling and servicing agreement will provide that the depositor will assign its interests in the financed vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or the trust as the new secured party on the certificate of title relating to a financed vehicle nor will any entity execute and file any transfer instrument. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed vehicles and the transfer to the trust of the depositor's security interest in the financed vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trustee in accordance with the sale and servicing agreement or pooling and servicing agreement, as applicable.

     In most states, assignments like those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the trust. Except in that event, however, in the absence of fraud, forgery or administrative error, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each financed vehicle has been taken. If there are any financed vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of, and holders of these financed vehicles. The failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.

     Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in the vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under the representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the closing date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in the financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event a lien or confiscation arises and any lien or confiscation arising after the closing date would not give rise to the seller's repurchase obligation.

Enforcement of Security Interests in Financed Vehicles

     The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the applicable state law may permit the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC or other applicable law. Also, prior to a sale, the debtor or other interested person may prevent the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC or other applicable law. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectable.

     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

     The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor and from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the depositor, as the case may be. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller, and related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

     If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, the claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase the receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     Under each receivables purchase agreement, the seller will warrant to the depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of the seller under the receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

Other Matters

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of that obligor's receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding seven days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, both the Soldiers' and Sailors' Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the servicer to repossess an obligor's vehicle during the obligor's period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the receivable and the related vehicle in a timely fashion.

                   Material Federal Income Tax Consequences

     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, regarding federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

     Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that:

          o Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

               (1) the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes and

               (2) the trust will not be considered to be an association or a publicly traded partnership taxable as a corporation.

          o If the prospectus supplement indicates that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

               (1) the trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and will not be considered to be an association or publicly traded partnership taxable as a corporation and

               (2) a holder of the related securities will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets included in the trust.

          o Therefore, in either case, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts for Which a Partnership Election is Made

              Tax Characterization of the Trust as a Partnership

     In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

         Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

     Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the original issue discount regulations relating to original issue discount, and that any original issue discount on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

     Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Internal Revenue Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8 BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8 BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30%, unless the Foreign Person provides a properly executed (i) IRS Form W-8 BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) an IRS Form W-8 ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person's conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Sidley Austin Brown & Wood LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Treatment of the notes as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

     Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A Variety of Alternative Characterizations are Possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See "Tax Consequences to Holder of the Notes" above. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, in this case, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

          (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable pass-through or certificate rate for that month and interest on amounts previously due on the certificates but not yet distributed;

          (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (iii) prepayment premium payable to the certificateholders for that month; and

          (iv) any other amounts of income payable to the certificateholders for that month.

     That allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Allocations Between Transferors and Transferees".

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or Plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Internal Revenue Code.

     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the seller will represent that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates.

Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement or pooling and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 BEN, Internal Revenue Code Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller

              Tax Characterization of the Trust

     In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the noteholders.

     If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Sidley Austin Brown & Wood LLP, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of the notes.

Trusts Treated as Grantor Trusts

              Tax Characterization of the Trust as a Grantor Trust

     If a partnership election is not made, Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Internal Revenue Code. Therefore, the trust itself will not be subject to tax for federal income tax purposes. In this case, Grantor Trust Certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with the Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Internal Revenue Code discussed below.

     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the recently issued Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, the stripped bond will be considered to have been issued with original issue discount. See "Original Issue Discount". The original issue discount on a Grantor Trust Certificate will be the excess of the Grantor Trust Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on the Grantor Trust Certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Sidley Austin Brown & Wood LLP is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and that income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis original issue discount.

     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of original issue discount, the special rules of the Internal Revenue Code relating to "original issue discount", currently Internal Revenue Code Sections 1271 through 1273 and 1275, will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with original issue discount must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on that stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of original issue discount with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the stripped bond during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final distribution date. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of that accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Internal Revenue Code, and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment, other than "qualified stated interest", made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under either an exact or approximate method set forth in the original issue discount regulations, or some other reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped bonds.

     With respect to stripped bonds, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. We suggest that subsequent purchasers that purchase stripped bonds at more than a de minimis discount consult their tax advisors with respect to the proper method to accrue the original issue discount.

     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in the interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Grantor Trust Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Grantor Trust Certificate. The basis for the Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code
Section 171. A

Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to the receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of these amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The original issue discount regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns or acquires. See "Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the original issue discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than 12 months.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which the section applies will be treated as ordinary income or loss.

     Non-United States Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to (i) an owner that is not a United States Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, these payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if the Grantor Trust Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that the Grantor Trust Certificateholder is not a United States Person and providing the name and address of the Grantor Trust Certificateholder. Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the Exemption from withholding.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during the year, the information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                        Certain State Tax Consequences

     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders and certificateholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                   * * * * *

     The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA Considerations

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified person" under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to Similar Law that imposes similar requirements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example:

          o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an "in-house asset manager";

          o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

          o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

          o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

          o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

     There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of a trust if, as described below, the assets of the trust were considered to include plan assets.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

     Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the trust and the interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by Benefit Plan Investors is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A "publicly-offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In that event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Internal Revenue Code would apply to transactions involving the assets of the trust.

     As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

          o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or

          o an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of

               ERISA or the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

     Transfer of certificates which would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of Prohibited Transaction Class Exemption 95-60.

     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

          o has investment or administrative discretion with respect to that Plan's assets,

          o has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan's assets for a fee and pursuant to an agreement or understanding that the advice

                    --will serve as a primary basis for investment decisions
               with respect to that Plan's assets and

                    --will be based on the particular investment needs for
               that Plan or

          o    is an employer maintaining or contributing to that Plan.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, a governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates

     Unless otherwise specified in the related prospectus supplement, the following discussion applies only to securities that are rated BBB- (or its equivalent) or better.

     The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement the Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through issuers, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include installment loans and installment sale contracts such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that the conditions, highlighted below, are met.

     Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

         (1) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the issuer unless the issuer holds only certain types of assets, such as fully-secured installment loans or installment sale contracts;

         (3) the certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories (four, in a transaction of the type described in clause
     (2) above) of an Exemption Rating Agency;

         (4) the trustee is not an affiliate of any other member of the Restricted Group;

         (5) the sum of all payments made to the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

         (7) for certain types of issuers, the documents establishing the issuer and governing the transaction include certain provisions intended to protect the assets of the issuer from creditors of the seller.

     The Exemption, as amended, provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Obligations supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer during the Pre-Funding Period, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1)  the Pre-Funding Limit must not exceed 25%;

         (2) the Additional Obligations must meet the same terms and conditions for eligibility as the original Obligations used to create the issuer, which terms and conditions have been approved by an Exemption Rating Agency;

         (3) the transfer of the Additional Obligations to the issuer during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations held by the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the issuer on the closing date;

         (5) in order to insure that the characteristics of the Additional Obligations are substantially similar to those of the original Obligations which were transferred to the issuer:

               (a) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor or

               (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement or trust agreement; in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the issuer as of the closing date;

         (6) the Pre-Funding Period must end no later than 90 days or three months after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or trust agreement or an Event of Default occurs;

         (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain investments permitted under the Exemption;

         (8)  the related prospectus or prospectus supplement must describe:

               (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (b) the duration of the Pre-Funding Period;

               (c) the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

               (d) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal; and

         (9) the related pooling and servicing agreement or trust agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

         (1) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which Plans invest and at least 50% of the issuer's securities in the aggregate are acquired by persons independent of the Restricted Group;

         (2) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust;

         (3) the Plan's investment in securities does not exceed 25% of all of the securities outstanding at the time of the acquisition; and

         (4) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by a member of the Restricted Group.

     The rating of a security may change. If a class of securities no longer has a rating that satisfies the requirements of the Exemption (generally BBB-or Baa3 or better), securities of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuer that has a revolving period. If the issuer intends for the Exemption to apply to its sales of securities to Plans, it may prohibit sales until the expiration of the revolving period.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, as amended, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor published general account regulations on January 5, 2000 providing guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as "plan assets" assets in an insurance company's general account that support insurance policies issued to Plans after December 31, 1998. Section 401(c) and the general account regulations also provide that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, the date that is 18 months after the general account regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

                            Method of Distribution

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

     Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

     The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

     The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                Legal Opinions

     Certain legal matters relating to the securities of any series, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP.

                   Where You Can Find Additional Information

     Morgan Stanley ABS Capital II Inc., as depositor of each trust that will issue securities offered under this prospectus, has filed a registration statement with the SEC under the Securities

Act. This prospectus is part of the registration statement but the registration statement includes additional information.

     You may inspect and copy the registration statement at:

          o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330), and


          o the SEC's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 233 Broadway, New York, New York 10279.


     Also, the SEC maintains a web site at http://www.sec.gov at which reports and other information including all filings under the SEC's electronic filing system, known as "EDGAR," may be viewed.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                Incorporation Of Certain Documents By Reference

     The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.

                               Glossary of Terms

     Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

     "Actuarial Receivables" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

     "Additional Obligations" means all Obligations transferred to the trust after the closing date.

     "Advances" means Precomputed Advances and Simple Interest Advances.

     "Balloon Payment" means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

     "Balloon Payment Receivable" means a receivable that provides for the amortization of the amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the receivable.

     "Benefit Plan Investor" means any:

          o "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans,

          o "plans" described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans or

          o entities whose underlying assets include plan assets by reason of a plan's investment in such entity or otherwise, including without limitation, as applicable, an insurance company general account.

     "Certificate Balance" means with respect to (1) all certificates of a class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of that class of certificates and allocable to principal or (2) any certificate of a class, an amount equal to, initially, the initial denomination of the certificate and, thereafter, an amount equal to the initial denomination, reduced by all amounts distributed in respect of the certificate and allocable to principal.

     "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

     "closing date" means that date specified in the prospectus supplement on which the trust issues its securities.

     "Collection Period" means with respect to securities of each trust, the period specified in the related prospectus supplement.

     "Controlling Class" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of that class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

     "Cutoff Date" means the "Cutoff Date" specified in the applicable prospectus supplement.

     "Defaulted Receivable" means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

     "definitive certificates" means with respect to any class of certificates issued in book-entry form, certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "definitive notes" means with respect to any class of notes issued in book-entry form, notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     "definitive securities" means the definitive notes and the definitive certificates.

     "depository" means DTC and any successor depository selected by the trust.

     "distribution date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

     "DTC" means The Depository Trust Company and any successor depository selected by the indenture trustee or the trustee, as applicable.

     "Eligible Deposit Account" means either--

          o    a segregated account with an Eligible Institution or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means--

          o the corporate trust department of the indenture trustee or the related trustee, as applicable or

          o a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Events of Default" under each indenture will consist of the events specified under "The Indenture--Events of Default".

     "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination".

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exemption" means the exemption granted to Morgan Stanley & Co. Incorporated by Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548
(1990).

     "Exemption Rating Agency" means Standard & Poor's Rating Services, Moody's Investor Services, Inc. and Fitch, Inc.

     "financed vehicle" means a new or used automobile, minivan, sport utility vehicle, light duty truck, motorcycle or recreational vehicle financed by a receivable.

     "Foreign Person" means a nonresident alien, foreign corporation or other non-United States Person.

     "Funding Period" means the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust.

     "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust.

     "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Obligations" means, with respect to the Exemption, loans or other secured receivables.

     "Permitted Investments" means:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

          o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

          o commercial paper having, at the time of investment, a rating in the highest rating category from each Rating Agency;

          o investments in money market funds having the highest rating from each Rating Agency;

          o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

          o    any other investment acceptable to each Rating Agency.

     Permitted Investments are generally limited to obligations or securities which mature on or before the distribution date in the Collection Period succeeding the Collection Period in which the investment is made.

     "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

     "Plans" means, collectively, employee benefit and other plans subject to ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

     "Precomputed Advance" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related Collection Period.

     "Precomputed Receivables" means either an actuarial receivable or a rule of 78's receivables.

     "Pre-Funding Limit" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

     "Pre-Funding Period" means, with respect to the Exemption, a 90 day or three month period following the closing date during which Additional Obligations may be transferred to the trust.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus interest accrued on the receivable at the contract rate of interest borne by the receivable on the last day of the Collection Period as to which the receivable is purchased.

     "Rating Agency" means a nationally recognized rating agency providing, at the request of the seller or the depositor, a rating on the securities issued by the applicable trust.

     "Receivables Transfer and Servicing Agreements" means, collectively, each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will agree to service the receivables, each trust agreement, including, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued and each administration agreement under which the servicer, or such other person named in the related prospectus supplement, will undertake certain administrative duties with respect to a trust that issues notes.

     "Record Date" means the business day immediately preceding the distribution date or, if definitive securities are issued, the last day of the preceding calendar month.

     "Restricted Group" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any insurer, any obligor with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

     "Rule of 78's Receivable" means a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

     "Section 1286 Treasury Regulations" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with original issue discount.

     "Securities Act" means the Securities Act of 1933, as amended.

     "servicer" means the master servicer, the servicer or the subservicer, as the case may be.

     "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

     "Similar Law" means federal, state or local laws that impose requirements similar to ERISA or the Internal Revenue Code.

     "Simple Interest Advance" means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that the Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on the Simple Interest Receivable during the related Collection Period.

     "Simple Interest Receivable" means a receivables that provides for the amortization of the amount financed under the receivable over a series of fixed level payment monthly installments.

     "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

     "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

     "United States Person" generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                                         Prospectus Version #3


                    Subject to Change, dated April 21, 2003


Prospectus
                      Morgan Stanley ABS Capital II Inc.
                            Asset Backed Securities
                             (Issuable in Series)
                               ----------------


Consider carefully the risk factors beginning on page 5 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of Morgan Stanley ABS Capital II Inc., the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

Morgan Stanley ABS Capital II Inc. may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

          o be backed by a pool of loans made to finance the retail purchase of new or used boats and yachts, both power and sail, including the related motors and boat trailers.

          o    consist of one or more classes of securities.

Each class of securities:

          o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust

          o may be senior or subordinate in right of payment to other classes

          o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.




Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________, 200__

                Important Notice About Information Presented in
                     This Prospectus and the Accompanying
                             Prospectus Supplement

     We provide information on your securities in two separate documents that progressively provide more detail:

          o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

          o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections. There is also a Glossary on page 86 where you will find definitions of the capitalized terms used in the prospectus.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

                               Table Of Contents

                                                                                                               Page
                                                                                                               ----
Important Notice About Information Presented in This Prospectus and the Accompanying Prospectus
   Supplement.....................................................................................................2
Risk Factors......................................................................................................5
The Trusts.......................................................................................................13
         The Receivables.........................................................................................13
         The Seller and the Servicer.............................................................................14
         The Trustees............................................................................................15
The Receivables Pools............................................................................................15
         The Receivables.........................................................................................15
Maturity and Prepayment Considerations...........................................................................18
Pool Factors and Trading Information.............................................................................19
         Notes...................................................................................................20
         Certificates............................................................................................20
         The Factors Described Above Will Decline as the Trust Makes Payments on the Securities..................20
         Additional Information..................................................................................21
Use of Proceeds..................................................................................................21
The Depositor....................................................................................................21
Principal Documents..............................................................................................22
Certain Information Regarding the Securities.....................................................................24
         General.................................................................................................24
         Fixed Rate Securities...................................................................................24
         Floating Rate Securities................................................................................25
         Book-Entry Registration.................................................................................25
         Definitive Securities...................................................................................31
         Reports to Securityholders..............................................................................32
         Securities Owned by the Trust, the Seller, the Servicer or their Affiliates.............................34
         Certain Matters Regarding the Insurer...................................................................34
         Limitation on Right to Institute Bankruptcy Proceedings.................................................34
The Indenture....................................................................................................34
         The Indenture Trustee...................................................................................41
Description of the Receivables Transfer and Servicing Agreements.................................................42
         Sale and Assignment of Receivables......................................................................42
         Accounts................................................................................................45
         Servicing Procedures....................................................................................45
         Collections.............................................................................................46
         Advances................................................................................................47
         Servicing Compensation and Expenses.....................................................................48
         Distributions...........................................................................................48
         Credit and Cash Flow Enhancement........................................................................49
         Statements to Trustees and Trusts.......................................................................50


                                      3

         Evidence as to Compliance...............................................................................50
         Certain Matters Regarding the Servicer..................................................................50
         Events of Servicing Termination.........................................................................51
         Rights Upon Event of Servicing Termination..............................................................52
         Waiver of Past Events of Servicing Termination..........................................................52
         Amendment...............................................................................................53
         Payment of Notes........................................................................................53
         Termination.............................................................................................53
         List of Certificateholders..............................................................................54
         Administration Agreement................................................................................54
Material Legal Issues Relating to the Receivables................................................................55
         General.................................................................................................55
         Security Interests in the Financed Boats................................................................55
         Enforcement of Security Interests in Financed Boats.....................................................58
         Certain Bankruptcy Considerations.......................................................................59
         Consumer Protection Laws................................................................................59
         Other Matters...........................................................................................61
Material Federal Income Tax Consequences.........................................................................61
         Trusts for Which a Partnership Election is Made.........................................................62
         Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller...............70
         Trusts Treated as Grantor Trusts........................................................................71
Certain State Tax Consequences...................................................................................76
ERISA Considerations.............................................................................................76
         Certificates............................................................................................79
         Special Considerations Applicable to Insurance Company General Accounts.................................83
Method of Distribution...........................................................................................83
Legal Opinions...................................................................................................84
Where You Can Find Additional Information........................................................................84
Incorporation Of Certain Documents By Reference..................................................................85
Glossary of Terms................................................................................................86

                                 Risk Factors

     You should consider the following risk factors in deciding whether to purchase any of the securities.

The limited resale market for the securities could adversely affect your ability to liquidate your investment

     No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

The securities are not suitable investments for all investors

     The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

Protection against losses is limited since the securities will receive payments only from specified sources

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer or servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or servicer, or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of receivables to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer or servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.


Interests of other persons in the receivables could reduce the funds available to make payments on your securities

     For each series of securities, financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the seller to the depositor and by the depositor to the trust. The seller will mark its computer systems, and each of the seller and the depositor will mark its accounting records, to reflect its sale of the receivables. However, unless otherwise provided in the related prospectus supplement, the servicer will maintain possession of the receivables and will not segregate or mark the receivables as belonging to the trust. Additionally, another person could acquire an interest in a receivable that is superior to the trust's interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest, some or all of the collections on that receivable may not be available to make payment on your securities.

     Additionally, if another person acquires an interest in a boat or other asset financed by a receivable that is superior to the trust's security interest in the asset, some or all of the proceeds from the sale of the asset may not be available to make payments on the securities.

     The trust's security interest in the financed boats could be impaired for one or more of the following reasons:

     o the seller or the depositor might fail to perfect its security interest in a financed boat;

     o another person may acquire an interest in a financed boat that is superior to the trust's security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

     o the trust may not have a security interest in the financed boats in some states because the certificates of title to the financed boats will not be amended to reflect assignment of the security interest to the trust;

     o holders of some types of liens, such as tax liens, mechanics' liens and some maritime liens, may have priority over the trust's security interest; and

     o the trust may lose its security interest in boats confiscated by the government.

     The seller will be obligated to repurchase from the trust any receivable sold to the trust as to which a perfected security interest in the name of the related seller in the boat securing the receivable did not exist as of the date such receivable was transferred to the trust. However, the seller will not be required to repurchase a receivable if a perfected security interest in the name of the seller in the boat or other asset securing a receivable has not been perfected in the trust or if the security interest in a financial asset or the receivable becomes impaired after the receivable is sold to the trust. If a trust does not have a perfected security interest in a financial asset, its ability to realize on the financial asset following an event of a default under the related receivable may be adversely affected and some or all of the collections on that financial asset may not be available to make payment on your securities.

Consumer protection laws may reduce payments on your securities

     Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans and installment sale contracts. Some of these laws make an assignee of the loan or contract, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of the trust are available to pay your securities

     The securities represent interests solely in a trust or indebtedness of a trust and will not be insured or guaranteed by the depositor, the seller, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity other than the trust. The only source of payment on your securities will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

Amounts on deposit in any reserve fund will be limited and subject to depletion

     The amount required to be on deposit in any reserve fund will be limited. If the amounts in the reserve fund are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on the securities, the trust will depend solely on collections on the receivables, including amounts recovered in connection with the repossession and sale of financed boats that secure defaulted receivables, and any other credit or cash flow enhancement to make payments on your securities. In addition, the minimum required balance in the reserve fund may decrease as the outstanding principal balance of the receivables decreases.

Any credit support provided by financial instruments may be insufficient to protect you against losses

     Credit support for the securities may be provided through the use of financial instruments like swaps, interest rate caps, other interest rate protection agreements, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, repurchase agreements, yield supplement agreements or other agreements with respect to third party payments. Credit support in this form is limited by the credit of the provider of the financial instrument and by its ability to make payments as and when required by the terms of the financial instrument. Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities. The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on. Any form of credit support may apply only to specified classes of securities, may be limited in dollar amount, may be accessible only under some circumstances, and may not provide protection against all risks of loss. The related prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities

     Under the circumstances described in this prospectus and in the related prospectus supplement, the receivables of a trust may be sold after the occurrence of an event of default under the related indenture. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain securities may reduce payments to those securities

     To the extent specified in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Subordination may take one or more of the following forms:

     o interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;


     o principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

     o principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and

     o if the trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

     The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities

     You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster than expected prepayments on the receivables may cause the trust to make payments on its securities earlier than expected. We cannot predict the effect of prepayments on the average life of your securities.

     All receivables, by their terms, may be prepaid at any time.

     Prepayments include:

     o    prepayments in whole or in part by the obligor;

     o    liquidations due to default;

     o partial payments with proceeds from physical damage, credit life and disability insurance policies;

     o required purchases of receivables by the servicer or repurchases of receivables by the seller for specified breaches of their representations, warranties or covenants; and

     o an optional repurchase of a trust's receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the related prospectus supplement.

     A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

     As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled distribution date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

     For more information regarding the timing of repayments of the securities, see "Maturity and Prepayment Considerations" in the related prospectus supplement and in this prospectus.

You may suffer a loss on your securities because the servicer may commingle collections on the receivables with its own funds

     If the servicer satisfies the requirements specified in the related prospectus supplement, it will be permitted to hold with its own funds until the day prior to the date on which the related distributions are made on the securities

     o    collections it receives from obligors on the receivables and

     o the purchase price of receivables required to be repurchased from the trust.

     During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

     For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and Servicing Agreements --Collections".

The senior class of securities controls removal of the servicer upon a default on its servicing obligations

     Generally, unless otherwise specified in the related prospectus supplement, the holders of a majority of a trust's senior class of securities, or the applicable trustee acting on their behalf, can remove the related servicer if the servicer--

     o does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery,

     o defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice or

     o    initiates or becomes the subject of insolvency proceedings.

     Those holders may also waive a default by the servicer. The holders of any subordinate class of securities may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

     See   "Description   of   the   Receivables    Transfer   and   Servicing
     Agreements--Events of Servicing Termination".

Geographic concentration of a trust's receivables may adversely affect your securities

          Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust's receivables could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities. The location of a trust's receivables by state, based upon obligors' addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

Ratings of the securities

          At the initial issuance of the securities of a trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security's rating would adversely affect its value.

                                  The Trusts

     The depositor will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

     The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

     If a trust issues notes, the notes will be issued under an indenture to be entered into between the trust and an indenture trustee to be named in the related prospectus supplement. In that event, the trust's right, title and interest with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If a trust issues certificates, the certificates will be issued under a trust agreement or a pooling and servicing agreement which in each case will specify the rights of the certificateholders to the property of the trust. Notes will represent debt obligations of the issuing trust. Certificates will represent beneficial interests in the trust property.

The Receivables

     The property of each trust will consist primarily of a pool of receivables consisting of installment loans or installment sale contracts secured by security interests in financed boats consisting of new or used boats and yachts, both power and sale, financed by those contracts, including the related motors and boat trailers. Each trust will be entitled to all payments due on the receivables that are property of the trust on and after the applicable cutoff date set forth in the related prospectus supplement in the case of Precomputed Receivables, and to all payments received on the receivables on and after the applicable cutoff date in the case of Simple Interest Receivables.

     The receivables will be originated either by the seller or by dealers or lenders and then purchased by the seller. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the closing date for the trust, the seller will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the trust.

     To the extent provided in the prospectus supplement, the seller will convey additional receivables known as subsequent receivables to the trust as frequently as daily during the funding period specified in the prospectus supplement. A trust will purchase any subsequent receivables with amounts deposited in a pre-funding account. Up to 25% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of subsequent receivables. With respect to any trust that is to be treated as a grantor trust for federal income tax purposes, the funding period, if any, will not exceed the period of 90 days from and after the closing date and, with respect to any other trust, will not exceed the period of one year from and after the closing date.

     The property of each trust will also include:

     o    security interests in the financed boats;

     o the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed boats or the obligors;

     o the seller's and depositor's rights to documents and instruments relating to the receivables;

     o amounts that from time to time may be held in one or more accounts maintained for the trust;

     o any credit or cash flow enhancement specified in the prospectus supplement;

     o any property that secured a receivable and that is acquired by or on behalf of the trust;

     o the interest of the depositor in any proceeds from recourse to dealers on receivables or financed boats with respect to which the servicer has determined that eventual repayment in full is unlikely;

     o rebates of premiums and other amounts relating to the extent financed under the receivables; and

     o    any and all proceeds of the above items.

The Seller and the Servicer

     Information concerning the related seller's experience with respect to its portfolio of receivables, including previously sold receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

     A master servicer or servicer specified in the related prospectus supplement will be responsible for servicing, or will service, the receivables held by each trust and will receive fees for its services. References to "servicer" in this prospectus may also mean a master servicer, a servicer or a subservicer, as the case may be. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the loan files for the receivables held by each trust as custodian for the trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the financed boats will not be amended to reflect the sale and assignment of the security interest in the financed boats to each trust. See "Risk Factors--Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

The Trustees

     The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

          o the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture or

          o    the trustee becomes insolvent.

     In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                             The Receivables Pools

The Receivables

     Criteria for Selecting the Receivables.

     The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

     The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

     The receivables to be held by each trust will be purchased by the depositor from a seller in accordance with several criteria, including that each receivable:

          o is secured by a financed boat that, as of the cutoff date, has not been repossessed without reinstatement;

          o    was originated in the United States;

          o    has a fixed or variable interest rate;

          o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

          o satisfies the other criteria, if any, set forth in the prospectus supplement.

     No selection procedures believed by the related seller to be adverse to the holders of securities of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

     Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date--

          o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

          o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

          o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

          o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

     Precomputed Receivables. Alternatively, the receivables may be Actuarial Receivables that provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or Rule of 78's Receivables that allocate payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "rule of 78's". A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated contract rate of interest for the term of the loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "rule of 78's".

     If the receivables in a pool of receivables included in a trust are neither Simple Interest Receivables nor Precomputed Receivables, the prospectus supplement will describe the method of calculating interest on the receivables.

     Balloon Payment Receivables. The receivables to be held by each trust, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. The final Balloon Payment is generally set by the related seller for each particular model of boat at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the Balloon Payment as a result of:

          o in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions and

          o in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the financed boat, including charges for excess wear and tear and excess mileage on the financed boat.

     Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

               o paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges and other amounts then owing, during the term of the receivable and the application of day counting conventions,

               o refinancing the net amount then due, which may be greater or less that the Balloon Payment, subject to several conditions or

               o selling the related financed boat to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to the servicer.

     If the obligor sells the financed boat to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the financed boat. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

     If the receivables in a pool of receivables included in a trust include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the receivables and the consequences of including the receivables in a trust in the related prospectus supplement.

     We Will Provide More Specific Information About the Receivables in the Prospectus Supplement. Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

               o the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

               o    the portion of the financed boats that are new or used;

               o the aggregate principal balance of all of the related receivables;

               o the average principal balance of the related receivables and the range of principal balances;

               o    the number of receivables in the receivables pool;

               o the geographic distribution of receivables in the receivables pool;

               o the average original amount financed and the range of original amounts financed;

               o the weighted average contract rate of interest and the range of such rates;

               o the weighted average original term and the range of original terms;

               o the weighted average remaining term and the range of remaining terms;

               o    the scheduled weighted average life; and

               o    the distribution by stated contract rate of interest.

                    Maturity and Prepayment Considerations

     The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

               o prepayments by obligors, who may repay at any time without penalty;

               o the seller may be required to repurchase a receivable sold to the trust if breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

               o the servicer may be obligated to purchase a receivable from the trust if breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled distribution date for the securities specified in the related prospectus supplement;

               o partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

               o    liquidations of the receivables due to default; and

               o partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each distribution date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its financed boat without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of boats by accident, sales of boats, and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

     The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                     Pool Factors and Trading Information

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

Notes

     Calculation of the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable distribution date. The servicer will compute the factor after giving effect to payments to be made on the distribution date, as a fraction of the initial outstanding principal amount of the class of notes.

     Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of--

               o    the original denomination of your note and

               o the factor relating to your class of notes computed by the servicer in the manner described above.

Certificates

     Calculation of the Factor For Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to a class of certificates indicating the remaining outstanding principal balance of that class of certificates, as of the applicable distribution date. The factor will be calculated after giving effect to distributions to be made on the distribution date, as a fraction of the initial outstanding principal balance of the class of certificates.

     Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of that class of certificates is the product of--

               o    the original denomination of your certificate and

               o the factor relating to your class of certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

     The factor for each class of notes and certificates will initially be
1.0000000. The factors will then decline to reflect reductions, as applicable, in--

               o the outstanding principal balance of the applicable class of notes or

               o the outstanding principal balance of the applicable class of certificates.

     These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

Additional Information

     The noteholders and the certificateholders, as applicable, will receive reports on or about each distribution date concerning

               o with respect to the Collection Period immediately preceding the distribution date, payments received on the receivables, the outstanding principal balance of the related pool of receivables, factors for each class of notes and certificates described above, as applicable, and various other items of information and

               o with respect to the second Collection Period preceding the distribution date, as applicable, amounts allocated or distributed on the preceding distribution date and any reconciliation of those amounts with information provided by the servicer prior to such current distribution date.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                Use of Proceeds

     Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a trust will be applied by the trust:

               o    to the purchase of the receivables from the depositor;

               o if the trust has a pre-funding account, to make the deposit into that account;

               o if the trust has a yield supplement account, to make the deposit into that account;

               o if the trust has a reserve fund, to make the initial deposit into that account; and

               o for any other purposes specified in the prospectus supplement.

     The depositor will use that portion of the net proceeds paid to it with respect to any trust to purchase receivables from the related seller and to pay expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue one or more classes of securities to the seller in partial payment for the receivables.

                                The Depositor

     Morgan Stanley ABS Capital II Inc. will act as depositor for each trust for which securities will be offered under this registration statement. The depositor was formed in the State of Delaware on May 5, 1997. The depositor is a wholly-owned subsidiary of Morgan Stanley Group Inc. The depositor maintains its principal executive offices at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-1817.

     The depositor anticipates that it will acquire receivables to be included in each trust from the related seller in the open market or in privately negotiated transactions. The depositor will not retain any interest in the receivables or financed boats and will have no ongoing servicing obligations or responsibilities with respect to any receivable or financed boat and no administrative obligations with respect to any trust.

     The depositor was organized for, among other things, the purposes of establishing trusts, selling beneficial interests in the trusts and acquiring and selling assets to the trusts. Neither the depositor, its parent nor any of the depositor's affiliates will insure or guarantee the receivables or the securities of any series.

     The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. The depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

                              Principal Documents

     In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:

    Document                           Parties                               Primary Purposes
--------------------               ----------------------            ---------------------------------

Trust agreement                    Trustee and the depositor         Creates the trust

                                                                     Provides for issuance of certificates and
                                                                     payments to certificateholders

                                                                     Establishes rights and duties of the trustee

                                                                     Establishes rights of certificateholders

Indenture                          Trust, as issuer of the notes,    Provides for issuance of the notes, the terms
                                   and indenture trustee             of the notes and payments to noteholders

                                                                     Establishes rights and duties of the indenture
                                                                     trustee

                                                                     Establishes rights of noteholders

Sale and servicing agreement       The seller, the servicer and a    Effects sale of receivables to the trust
                                   trust as purchaser

                                                                     Contains representations and warranties of the
                                                                     seller concerning the receivables


                                      22


    Document                           Parties                               Primary Purposes
--------------------               ----------------------            ---------------------------------

                                                                     Contains servicing obligations of the servicer

                                                                     Provides for compensation to the servicer

                                                                     Directs how cash flow will be applied to
                                                                     expenses of the trust and payments on its
                                                                     securities

If the trust is a grantor trust:

Pooling and servicing agreement    Trustee, the seller and the       Creates the trust
                                   servicer
                                                                     Effects sale of receivables to the trust

                                                                     Contains representations and warranties of the
                                                                     seller concerning the receivables

                                                                     Contains servicing obligations of the servicer

                                                                     Provides for compensation to the servicer

                                                                     Provides for issuance of certificates and
                                                                     payments to certificateholders

                                                                     Directs how cash flow will be applied to
                                                                     expenses of the trust and payments to
                                                                     certificateholders

                                                                     Establishes rights and duties of the trustee

                                                                     Establishes rights of certificateholders

     The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. Each prospectus supplement will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                 Certain Information Regarding the Securities

General

     The prospectus supplement will describe

          o the timing, amount and priority of payments of principal and interest on each class of securities

          o their interest rates or the formula for determining their interest rates

          o the method of determining the amount of their principal payments

          o the priority of the application of the trust's available funds to its expenses and payments on its securities and

          o the allocation of losses on the receivables among the classes of securities.

     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

          o principal payments with disproportionate, nominal or no interest payments,

          o interest payments with disproportionate, nominal or no principal payments or

          o residual cash flow remaining after all other classes have been paid.

     Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on specified distribution dates.

Fixed Rate Securities

     Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement.

     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal Funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate or rates set forth in the related prospectus supplement.

     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

          o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law and

          o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class. Beneficial owners will not be recognized by the indenture trustee as "holders", as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

     If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

     The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

     To facilitate subsequent transfers, all senior securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of senior securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior securities are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

     Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures,

          o borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "noteholder" or "certificateholder", as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

     Neither DTC nor Cede & Co. will consent or vote with respect to the senior securities. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

     DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

     Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

     With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as definitive notes and definitive certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default or an Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as definitive securities to the securityholders.

     Distributions of principal of, and interest on, the definitive securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for such securities in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any definitive Security, however, will be made only upon presentation and surrender of the definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     On or prior to each distribution date, the servicer or administrator will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the distribution date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the distribution date or the period since the previous distribution date, as applicable:

          (1) the amount of the distribution allocable to principal of each class of securities;

          (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

          (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

          (4) the outstanding aggregate principal balance of the receivables in the trust as of the close of business on the last day of the related Collection Period, exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of that Collection Period;

          (5)  any credit enhancement amount;

          (6) the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding principal balance and the appropriate factor for each class of certificates, each after giving effect to all payments reported under clause (1) above on that date;

          (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

          (8) the amount of the aggregate losses realized on the receivables during that Collection Period, calculated as described in the related prospectus supplement;

          (9) previously due and unpaid interest payments, plus interest accrued on the unpaid interest to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

          (10) previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

          (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of that Collection Period;

          (12) the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

          (13) the amount of advances to be made by the servicer in respect of the related Collection Period;

          (14) for each distribution date during any Funding Period, the amount remaining in the pre-funding account;

          (15) for the first distribution date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust; and

          (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

     Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year has been a securityholder and received any payment with respect to the trust a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

  Securities Owned by the Trust, the Seller, the Servicer or their Affiliates

     In general, except as otherwise described in the transaction documents relating to a series of securities issued by a trust, any securities owned by the trust, the seller, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

Certain Matters Regarding the Insurer

     To the extent that the related prospectus supplement indicates that credit enhancement for one or more classes of offered securities is provided by an insurance policy, so long as no insurer default has occurred and is continuing, the insurer will have the right to exercise all rights, including voting rights, which the securityholders are entitled to exercise under the related indenture, trust agreement and other transaction documents, without any consent of the securityholders and the securityholders may only exercise these rights with the prior written consent of the insurer. However, without the consent of each affected securityholder, the insurer will not exercise rights to amend the related indenture, trust agreement or pooling and servicing agreement in any manner that requires the consent of the holder of each outstanding security adversely affected by the amendment.

Limitation on Right to Institute Bankruptcy Proceedings

     Each trustee and each securityholder, by accepting the related securities or a beneficial interest in the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                 The Indenture

     With respect to each trust that issues notes, one or more classes of notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the related prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

     Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

          o a default by the trust for five days, or such longer period specified in the prospectus supplement, or more in the payment of any interest on any notes;

          o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

          o a default in the observance or performance of any covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default which default materially and adversely affects the noteholders and which default continues for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

          o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

          o events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

          o other events, if any, set forth in the indenture or related prospectus supplement.

     The Controlling Class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

     The amount of principal due and payable to noteholders of a trust under the related indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for that class of notes.

     Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

       o the trust has paid or deposited with the indenture trustee enough money to pay:

          o all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred and

          o all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel and

          o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

     If an Event of Default has occurred with respect to the notes issued by a trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Except as otherwise specified in the related prospectus supplement, upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

          o the holders of 100% of the notes issued by the trust consent to the sale, excluding notes held by the seller, the servicer or their affiliates,

          o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of such sale or

          o there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the aggregate outstanding amount of the Controlling Class.

     In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement, other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to the sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

     No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

          o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

          o the holders of not less than 25% in principal amount of the Controlling Class have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

          o the holder or holders have offered the indenture trustee reasonable indemnity;

          o the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

          o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the Controlling Class.

     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

     Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

     Each Trust Will be Subject to Covenants under the Indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

      o Restrictions on Merger and Consolidation. The related trust may not consolidate with or merge into any other entity, unless:

          o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

          o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture;

          o no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

          o the trust has been advised that the ratings of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation;

          o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

          o any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

          o the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

     o    Other Negative Covenants. Each trust will not, among other things--

          o except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of its assets;

          o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property;

          o    dissolve or liquidate in whole or in part;

          o permit the lien of the related indenture to be subordinated or otherwise impaired;

          o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby; or

          o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in or proceeds of the trust or its assets, except for tax, mechanics' or other permitted liens and except as may be created by the terms of the related indenture.

     No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

     List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

     Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

     Modification of Indenture. Any trust, together with the related indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture, provided that the action will not materially adversely affect the interests of the noteholders.

     The trust and the applicable indenture trustee, with the consent of or notification of any other parties set forth in the indenture, may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders, except with respect to the matters listed in the next paragraph which require the approval of the noteholders, provided that:

          o the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder,

          o the action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then-current rating assigned to any class of notes to be withdrawn or reduced and

          o    an opinion of counsel as to certain tax matters is delivered.

     Without the consent of each affected noteholder, in addition to the satisfaction of each of the conditions set forth in the preceding paragraph, however, no supplemental indenture will:

          o change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to the note, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the note or change any place of payment where, or the coin or currency in which, that note or any interest on that note is payable;

          o impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment;

          o reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the related indenture or of defaults or events of default under the indenture and their consequences as provided for in the indenture;

          o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

          o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the trust;

          o decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other related agreements;

          o affect the calculation of the amount of interest or principal payable on any note on any distribution date, including the calculation of any of the individual components of such calculation;

          o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

          o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any the note of the security afforded by the lien of such indenture.

The Indenture Trustee

     The indenture trustee for a series of notes will be specified in the related prospectus supplement. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

         Duties of Indenture Trustee

     Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

          o will perform those duties and only those duties that are specifically set forth in the related indenture,

          o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions and

          o will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

     Upon the occurrence and during the continuation of an Event of Default, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

         Compensation; Indemnification

     The servicer will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust and the performance of its duties under the related indenture. The indenture trustee will not however be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

          o for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts,

          o for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture or

          o for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

     The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

       Description of the Receivables Transfer and Servicing Agreements

     The following summary describes material provisions of the documents under which the depositor will purchase the receivables from a seller, a trust will purchase the receivables from the depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes material provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

     When the trust issues securities, the seller will transfer and assign, without recourse, to the depositor its entire interests in the related receivables, together with its security interests in the related financed boats, under a receivables purchase agreement. The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related financed boats. Each receivable will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or sale and servicing agreement, as applicable.

     Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent

Receivables will be sold by the seller to the depositor and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

     Representations and Warranties. In each receivables purchase agreement, the related seller will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date--

          o each receivable (a) has been originated for the retail financing of a boat by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder of the receivable shall be adequate for realization against the collateral of the benefits of the security;

          o each receivable and the sale of the related financed boat complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

          o each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder of the receivable in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

          o immediately prior to its sale and assignment to the trust, each receivable was secured by a validly perfected first priority security interest in the financed boat in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed boat in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and by the depositor to the trust;

          o as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

          o as of the Cutoff Date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed boat, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

          o except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the Cutoff Date, the seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and the seller has not waived any of the foregoing;

          o each receivable requires that the obligor obtain comprehensive and collision insurance covering the financed boat; and

          o any other representations and warranties that may be set forth in the related prospectus supplement.

     Seller Must Repurchase Receivables Relating to a Breach of Representation or Warranty. Except as otherwise set forth in the related prospectus supplement, as of the last day of the second, or, if the seller elects, the first, Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured, will repurchase that receivable from the trust at a price generally equal to the Purchase Amount, which is the unpaid principal balance owed by the obligor under the receivable plus interest to the last day of the related Collection Period at the respective contract rate of interest. Alternatively, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative, constitutes the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of each trust for any such uncured breach.

     Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, maintain possession of the installment loan or installment sale contract agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan and installment sale contract agreements and other related documents will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Material Legal Issues Relating to the Receivables--Security Interests in the Financed Boats".

Accounts

     In the case of a trust that issues notes, the servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with the indenture trustee a note payment account, which may be a subaccount of the collection account, in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to certificateholders will be made.

     Any other accounts to be established with respect to securities of a trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

     For any securities of a trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve fund may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy the requirements of the Rating Agencies.

Servicing Procedures

     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to marine retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables. If set forth in the related prospectus supplement, the servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement, or, if set forth in the prospectus supplement, the servicer changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed boat securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

     The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third-party servicers. Each sale and servicing agreement and pooling and servicing agreement will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer were servicing the receivables directly.

Collections

     With respect to each trust, the servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two business days after receipt thereof. However, at any time that and for so long as (1) the original servicer, or its successor, is the servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until the business day preceding the applicable distribution date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the servicer with respect to such receivable and, to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, to the extent set forth in the related prospectus supplement such remaining collections shall be transferred to and kept in a separate account, until such later Collection Period when the collections may be transferred to the collection account and applied either to the scheduled payment or to prepay such receivable in full.

     Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to such receivable and then to the scheduled payment.

Advances

     Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the servicer will make a Precomputed Advance in the amount of the shortfall. The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable collection account on or before the business day preceding the applicable distribution date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

     Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable distribution date, the servicer shall make a Simple Interest Advance by depositing into the related collection account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates of interest for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period. If calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the then current Collection Period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

     Balloon Payment Receivables. If so provided in the related prospectus supplement, the servicer will make an Advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an Advance relating to a Balloon Payment on each distribution date following the distribution date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the Advance and out of collections on other receivables to the extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

     The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related distribution date.

Servicing Compensation and Expenses

     Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the outstanding principal balance of the related pool of receivables as of the first day of the Collection Period. The servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable distribution date.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable receivables.

Distributions

     With respect to securities of each trust, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

     Allocation of Collections on Receivables. Except as set forth in the related prospectus supplement, distributions of principal on the securities of a trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On or prior to the business day before each distribution date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related distribution date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

     Any Form of Credit Enhancement may be Limited and may only Apply to Certain Classes of Securities. The amounts, types and the providers of credit and cash flow enhancement arrangements, if any, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies regarding payment of the securities, guaranteed investment contracts, swaps, interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The presence of a reserve fund and other forms of credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and (2) decrease the likelihood that the securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

     Seller may Replace Credit or Cash Flow Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

     Reserve Fund. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust, the depositor or the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each subsequent distribution date up to the specified reserve fund balance by the deposit of the amount of excess interest collections in respect of the receivables collected during the related Collection Period remaining after securityholders have been paid amounts owed to them and after the servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Statements to Trustees and Trusts

     Prior to each distribution date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders of the trust described under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding 12 months, or, in the case of the first certificate, from the applicable closing date, with the servicing requirements related to the applicable receivables.

     Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each default.

     Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

     Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer except (i) upon a determination that the servicer's performance of its duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor servicer, without the consent of any securityholder upon notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. The servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

     Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. The agreement will further provide that the servicer, and its directors, officers, employees and agents, are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder; provided, however, that the indemnification will be paid on a distribution date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders. In that event, the servicer's legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

     Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

Events of Servicing Termination

     Events of Servicing Termination under each sale and servicing agreement or pooling and servicing agreement will consist of:

          o any failure by the servicer, or, so long as the seller is the servicer, the seller, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

          o any failure by the servicer, or, so long as the seller is the servicer, the seller, duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class or, if no notes are outstanding, 25% by aggregate Certificate Balance;

          o the occurrence of insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

          o any other events set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

     As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

     If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than the appointment has occurred, the receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The indenture trustee or trustee may make such arrangements for compensation to be paid to the successor servicer.

Waiver of Past Events of Servicing Termination

     The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with the sale and servicing agreement or pooling and servicing agreement.

Amendment

     The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that the action will not materially and adversely affect the interest of the noteholder or certificateholder as evidenced by either (1) an opinion of counsel to that effect or (2) notification by each Rating Agency then rating any of the related securities that the rating then assigned to any class of securities will not be reduced or withdrawn by the Rating Agency, together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of notes of the trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of the trust evidencing not less than a majority of the Certificate Balance, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust.

Payment of Notes

     The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

Termination

     With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% or less of the aggregate principal balance of the receivables as of the Cutoff Date, or under any other circumstances as may be specified in the related prospectus supplement, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the Collection Period, after giving effect to the receipt of any monies collected on the receivable. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest.

     If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a distribution date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the Cutoff Date, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

List of Certificateholders

     With respect to the certificates of any trust, three or more holders of the certificates of the trust or one or more holders of the certificates evidencing not less than 25% of the Certificate Balance may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

Administration Agreement

     If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee and the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount as may be set forth in the related prospectus supplement.

               Material Legal Issues Relating to the Receivables

General

     The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed boats as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interest of the trust.

Security Interests in the Financed Boats

     Generally, security interests in boats may be perfected in one of three ways: in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement; and if a boat qualifies for documentation under Federal law, a Preferred Mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Secretary of Transportation and endorsing the secured party's lien on the certificate of documentation. Vessels of at least five net tons qualify for documentation under Federal law, but this documentation is discretionary if the Vessel is being used solely for recreational purposes. If documented, the boat becomes a "vessel of the United States" and the exclusive method for perfecting a security interest in a "vessel of the United States" is to comply with Federal law. Accordingly, a Preferred Mortgage under the Ship Mortgage Act supersedes a security interest perfected under state law.

     The related seller will represent that it has taken those measures necessary to perfect its security interest in each related financed boat under the laws of the state in which the financed boat is registered or the Ship Mortgage Act, as applicable. Typically, a dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each financed boat at the time of sale if the financed boat is subject to a title statute. When a UCC-1 financing statement is filed, the dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by the related seller. If under Federal or state law a filing or other action is required to perfect a security interest and if the related seller, because of clerical error or otherwise, has failed to take such action with respect to a financed boat, the related seller will not have a perfected security interest in the financed boat and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed boat, holders of perfected security interests and the bankruptcy trustee of the obligor. The related seller's state law security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or if the financed boat is documented under Federal law. In addition, under some certificate of title statutes the related seller must perfect is security interest in boat motors otherwise subject to certificate of title statutes under the UCC.

     Federal law requires documentation under the Ship Mortgage Act of all boats over five net tons in weight and 30 feet in length. Once documented, a Preferred Mortgage under the Ship Mortgage Act is obtained. If a qualifying financed boat is not documented or if the documentation, because of clerical error or otherwise, fails to comply with applicable procedures under Federal regulations, the related seller will not have a Preferred Mortgage on the financed boat. In that case, the related seller's security interest under state law will still be effective. However, if the financed boat is later documented by a third party, the related seller's state law security interest will cease to be perfected, and the related seller will be subordinated to the interests of, among others, subsequent purchasers of the financed boat, holders of security interests perfected under Federal law and the trustee-in-bankruptcy of the obligor.

     A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an obligor moves or relocates the collateral. Security interests perfected under state law may have to be refiled if the obligor moves to a state other than the state in which a security interest is originally perfected and in addition if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

     If the security interest in the boat is perfected under a title statute and the related obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to reregister a boat. In those states that also provide for possession of the certificate of title by the secured party, the related seller must surrender possession of the certificate of title for any related financed boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to the secured party of surrender of the certificate of title by another person. If either the servicer is in possession of a certificate of title that must be surrendered to reregister the financed boat or the servicer receives notice of any surrender of the certificate of title by another person, the servicer would then have the opportunity to continue the perfection of the security interest in the financed boat in the state of registration. If the obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine contracts, the servicer generally takes steps to effect perfection upon receipt of notice of surrender or information from the obligor as to relocation in those states that require any action to be taken. Similarly, when an obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record, which in the case of the financed boats would be the related seller, surrenders possession of the certificate of title and accordingly the servicer would have an opportunity to require satisfaction of the related receivable before release of the lien.

     If the related seller has perfected the related seller's security interest by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will be required to file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the related seller's perfected security interest. The servicer will be required to take steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or, in a state requiring local filings, to a different county in the state, the perfection of the security interest in the financed boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the related seller's security interest.

     Under the laws of many states, liens for storage and repairs performed on a boat and some tax liens take priority even over a perfected state law security interest. As noted above, a Preferred Mortgage supersedes a perfected state law security interest. However, under the Ship Mortgage Act, a Preferred Mortgage is subordinate to preferred maritime liens.

     Unless otherwise specified in the related prospectus supplement, due to the administrative burden and expense of (1) endorsing the certificate of title of each financed boat to reflect a trust's interest therein and delivering each the certificate of title to the trustee for filing and the payment of related filing fees, in the case of financed boats licensed in states where security interests in boats are subject to certificate of title statutes; (2) filing amendments to UCC-1 financing statement relating to each financed boat and the payment of related filing fees to reflect the trust's interest therein, in the case of financed boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and (3) filing each assignment of the Preferred Mortgages and the payment of related filing fees as required under Federal law to perfect the trust's interest therein, in the case of financed boats which are documented under Federal law, none of the certificates of title will be endorsed, delivered and filed, UCC-1 financing statements amended, or assignments of Preferred Mortgages filed. In the absence of these procedures, neither the depositor nor the trust may have a perfected security interest in the financed boats licensed in certificate of title or UCC states, and will not have a perfected security interest in financed boats documented under Federal law, but the failure to make the endorsements, filings or recordations will not affect the validity of the original security interest as against the obligor under a receivable in UCC states.

     In the case of "title" states, in the absence of the step described in clause (1) above, the related seller will continue to be named as the secured party on the certificates of title relating to the financed boats registered in those states. In most of these states, an assignment of the receivable would be an effective conveyance of the security interest in the financed boat and the new secured party would succeed to the related seller's rights as the secured party. In the absence of fraud or forgery by the obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the related seller's on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed boat covered by the laws of the state or subsequent lenders who take a security interest in the financed boat. There exists a risk, however, in not identifying the trust as the new secured party on the certificate of title, that the trust may in some states by subordinate to claims of creditors or the receiver of the related seller in the event of the insolvency of the related seller and that, through fraud or negligence, the security interest of the trust could be released by the related seller as security holder of record.

     Similarly, the related seller will not cause the documentation for financed boats which are subject to a Preferred Mortgage to be endorsed to reflect the trust's interest therein nor will the assignment be filed with the Secretary of Transportation, and under Federal law no assignment of a Preferred Mortgage is valid against a third party without notice until the assignment is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Federal statute, a trust's security interest in federally documented financed boats is subordinate to creditors and the receiver of the related seller in the event of the related seller's insolvency and to the rights of subsequent purchasers of the financed boat, subsequent lenders who take a security interest in the financed boat and the bankruptcy trustee of the obligor. This provision does not affect the validity of the original security interest as against the obligor. Moreover, under Federal law, a Preferred Mortgage or state law security interest can be subordinate to preferred maritime liens, including maritime liens arising prior to the recording of the Preferred Mortgage, liens for necessaries (e.g., stevedoring charges) incurred prior to the recording of the Preferred Mortgage, liens for crew wages, salvage and general damages arising out of tort claims. The holder of a preferred maritime lien who arrests a boat under Federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because an assignment of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of the Preferred Mortgage does not arrest the boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, any preferred maritime liens on the boat are not terminated by the sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the boat. The trustee will be qualified as an approved trustee under the Shipping Act and the Ship Mortgage Act. If the trustee becomes disqualified at any time, an appropriate successor trustee must be appointed.

     Each seller will warrant in the related receivables purchase agreement that there shall exist a valid, subsisting and enforceable first priority security interest in each financed boat in favor of the seller as of the closing date, and that the security interest will be assigned to the related trust albeit unaccompanied by any of the procedures described in clauses (1),
(2) and (3) of the third preceding paragraph above. In the event of a material adverse breach of the warranty, the only recourse of the trust would be to require the seller to repurchase the related receivables. See "Risk Factors - Interests of other persons in the receivables could reduce the funds available to make payments on your securities".

Enforcement of Security Interests in Financed Boats

     The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed boats securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

     The proceeds of resale of the repossessed boats generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the applicable state law may permit the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC or other applicable law. Also, prior to a sale, the debtor or other interested person may prevent the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC or other applicable law. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectable.

     Occasionally, after resale of a repossessed boat and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the boat or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

     The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor and from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the depositor, as the case may be. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller, and related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed boat may assert against the seller of the financed boat. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

     If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, the claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase the receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     Under each receivables purchase agreement, the seller will warrant to the depositor, who will in turn assign its rights under the warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of the seller under the receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

Other Matters

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                   Material Federal Income Tax Consequences

     The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, regarding federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

     Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that:

          o Unless the prospectus supplement specifies that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

               (1) the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes and

               (2) the trust will not be considered to be an association or a publicly traded partnership taxable as a corporation.

          o If the prospectus supplement indicates that the related trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

               (1) the trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code and will not be considered to be an association or publicly traded partnership taxable as a corporation and

               (2) a holder of the related securities will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets included in the trust.

          o Therefore, in either case, the trust will not be subject to an entity level tax for federal income tax purposes.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts for Which a Partnership Election is Made

              Tax Characterization of the Trust as a Partnership

     In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

         Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

     Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the original issue discount regulations relating to original issue discount, and that any original issue discount on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

     Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Internal Revenue Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8 BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8 BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30%, unless the Foreign Person provides a properly executed (i) IRS Form W-8 BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) an IRS Form W-8 ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person's conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Sidley Austin Brown & Wood LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Treatment of the notes as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

     Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A Variety of Alternative Characterizations are Possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. See "Tax Consequences to Holder of the Notes" above. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement, in this case, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

          (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable pass-through or certificate rate for that month and interest on amounts previously due on the certificates but not yet distributed;

          (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (iii) prepayment premium payable to the certificateholders for that month; and

          (iv) any other amounts of income payable to the certificateholders for that month.

     That allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made--Allocations Between Transferors and Transferees".

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or Plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Internal Revenue Code.

     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the seller will represent that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables. As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includable in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act, is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement or pooling and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 BEN, Internal Revenue Code Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller

              Tax Characterization of the Trust

     In the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the trust itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In the opinion of Sidley Austin Brown & Wood LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the noteholders.

     If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of Sidley Austin Brown & Wood LLP, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of the notes.

Trusts Treated as Grantor Trusts

              Tax Characterization of the Trust as a Grantor Trust

     If a partnership election is not made, Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust, is of the opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Internal Revenue Code. Therefore, the trust itself will not be subject to tax for federal income tax purposes. In this case, Grantor Trust Certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with the Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, original interest discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Internal Revenue Code discussed below.

     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the recently issued Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, the stripped bond will be considered to have been issued with original issue discount. See "Original Issue Discount". The original issue discount on a Grantor Trust Certificate will be the excess of the Grantor Trust Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on the Grantor Trust Certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Sidley Austin Brown & Wood LLP is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and that income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis original issue discount.

     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of original issue discount, the special rules of the Internal Revenue Code relating to "original issue discount", currently Internal Revenue Code Sections 1271 through 1273 and 1275, will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with original issue discount must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on that stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of original issue discount with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the stripped bond during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final distribution date. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and
(2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of that accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Internal Revenue

Code, and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment, other than "qualified stated interest", made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under either an exact or approximate method set forth in the original issue discount regulations, or some other reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped bonds.

     With respect to stripped bonds, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. We suggest that subsequent purchasers that purchase stripped bonds at more than a de minimis discount consult their tax advisors with respect to the proper method to accrue the original issue discount.

     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in the interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and
(2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Grantor Trust Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Grantor Trust Certificate. The basis for the Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code
Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to the receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of these amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The original issue discount regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns or acquires. See "Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the original issue discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than 12 months.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which the section applies will be treated as ordinary income or loss.

     Non-United States Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to (i) an owner that is not a United States Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, these payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if the Grantor Trust Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that the Grantor Trust Certificateholder is not a United States Person and providing the name and address of the Grantor Trust Certificateholder. Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the Exemption from withholding.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during the year, the information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                        Certain State Tax Consequences

     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders and certificateholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                   * * * * *

     The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA Considerations

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the

Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified person" under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to Similar Law that imposes similar requirements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example:

          o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an "in-house asset manager";

          o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

          o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

          o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

          o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a "qualified professional asset manager".

     There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of a trust if, as described below, the assets of the trust were considered to include plan assets.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

     Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the trust and the interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by Benefit Plan Investors is not

"significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A "publicly-offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In that event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Internal Revenue Code would apply to transactions involving the assets of the trust.

     As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

          o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or

          o an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

     Transfer of certificates which would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of Prohibited Transaction Class Exemption 95-60.

     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

          o has investment or administrative discretion with respect to that Plan's assets,

          o has authority or responsibility to give, or regularly gives, investment advice with respect to that Plan's assets for a fee and pursuant to an agreement or understanding that the advice

               --will serve as a primary basis for investment decisions with respect to that Plan's assets and

               --will be based on the particular investment needs for that
                 Plan or

          o    is an employer maintaining or contributing to that Plan.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, a governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates

     Unless otherwise specified in the related prospectus supplement, the following discussion applies only to securities that are rated BBB- (or its equivalent) or better.

     The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement the Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through issuers, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include installment loans and installment sale contracts such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that the conditions, highlighted below, are met.

     Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

         (1) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the issuer unless the issuer holds only certain types of assets, such as fully-secured installment loans or installment sale contracts;

         (3) the certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories (four, in a transaction of the type described in clause
     (2) above) of an Exemption Rating Agency;

         (4) the trustee is not an affiliate of any other member of the Restricted Group;

         (5) the sum of all payments made to the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

         (7) for certain types of issuers, the documents establishing the issuer and governing the transaction include certain provisions intended to protect the assets of the issuer from creditors of the seller.

     The Exemption, as amended, provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Obligations supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer during the Pre-Funding Period, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1)  the Pre-Funding Limit must not exceed 25%;

         (2) the Additional Obligations must meet the same terms and conditions for eligibility as the original Obligations used to create the issuer, which terms and conditions have been approved by an Exemption Rating Agency;

         (3) the transfer of the Additional Obligations to the issuer during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations held by the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the issuer on the closing date;

         (5) in order to insure that the characteristics of the Additional Obligations are substantially similar to those of the original Obligations which were transferred to the issuer:

               (a) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor or

               (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement or trust agreement; in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the issuer as of the closing date;

         (6) the Pre-Funding Period must end no later than 90 days or three months after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or trust agreement or an Event of Default occurs;

         (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain investments permitted under the Exemption;

         (8)  the related prospectus or prospectus supplement must describe:

               (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (b) the duration of the Pre-Funding Period;

               (c) the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

               (d) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal; and

         (9) the related pooling and servicing agreement or trust agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

         (1) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which Plans invest and at least 50% of the issuer's securities in the aggregate are acquired by persons independent of the Restricted Group;

         (2) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust;

         (3) the Plan's investment in securities does not exceed 25% of all of the securities outstanding at the time of the acquisition; and

         (4) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by a member of the Restricted Group.

     The rating of a security may change. If a class of securities no longer has a rating that satisfies the requirements of the Exemption (generally BBB-or Baa3 or better), securities of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuer that has a revolving period. If the issuer intends for the Exemption to apply to its sales of securities to Plans, it may prohibit sales until the expiration of the revolving period.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, as amended, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor published general account regulations on January 5, 2000 providing guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as "plan assets" assets in an insurance company's general account that support insurance policies issued to Plans after December 31, 1998. Section 401(c) and the general account regulations also provide that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, the date that is 18 months after the general account regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

                            Method of Distribution

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

     Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

     The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

     The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                Legal Opinions

     Certain legal matters relating to the securities of any series, including certain federal income tax matters, have been passed upon for the depositor by Sidley Austin Brown & Wood LLP.

                   Where You Can Find Additional Information

     Morgan Stanley ABS Capital II Inc., as depositor of each trust that will issue securities offered under this prospectus, has filed a registration statement with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information.

     You may inspect and copy the registration statement at:

          o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330), and

          o the SEC's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 233 Broadway, New York, New York 10279.


     Also, the SEC maintains a web site at http://www.sec.gov at which reports and other information including all filings under the SEC's electronic filing system, known as "EDGAR," may be viewed.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                Incorporation Of Certain Documents By Reference

     The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.

                               Glossary of Terms

     Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

     "Actuarial Receivables" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

     "Additional Obligations" means all Obligations transferred to the trust after the closing date.

     "Advances" means Precomputed Advances and Simple Interest Advances.

     "Balloon Payment" means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

     "Balloon Payment Receivable" means a receivable that provides for the amortization of the amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the receivable.

     "Benefit Plan Investor" means any:

          o "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans,

          o "plans" described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans or

          o entities whose underlying assets include plan assets by reason of a plan's investment in such entity or otherwise, including without limitation, as applicable, an insurance company general account.

     "Certificate Balance" means with respect to (1) all certificates of a class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of that class of certificates and allocable to principal or (2) any certificate of a class, an amount equal to, initially, the initial denomination of the certificate and, thereafter, an amount equal to the initial denomination, reduced by all amounts distributed in respect of the certificate and allocable to principal.

     "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

     "closing date" means that date specified in the prospectus supplement on which the trust issues its securities.

     "Collection Period" means with respect to securities of each trust, the period specified in the related prospectus supplement.

     "Controlling Class" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of that class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

     "Cutoff Date" means the "Cutoff Date" specified in the applicable prospectus supplement.

     "Defaulted Receivable" means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

     "definitive certificates" means with respect to any class of certificates issued in book-entry form, certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "definitive notes" means with respect to any class of notes issued in book-entry form, notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     "definitive securities" means the definitive notes and the definitive certificates.

     "depository" means DTC and any successor depository selected by the trust.

     "distribution date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

     "DTC" means The Depository Trust Company and any successor depository selected by the indenture trustee or the trustee, as applicable.

     "Eligible Deposit Account" means either--

          o    a segregated account with an Eligible Institution or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means--

          o the corporate trust department of the indenture trustee or the related trustee, as applicable or

          o a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Events of Default" under each indenture will consist of the events specified under "The Indenture--Events of Default".

     "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements--Events of Servicing Termination".

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exemption" means the exemption granted to Morgan Stanley & Co. Incorporated by Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548
(1990).

     "Exemption Rating Agency" means Standard & Poor's Rating Services, Moody's Investor Services, Inc. and Fitch, Inc.

     "financed boat" means a new or used boat or yacht financed by a receivable, including any related motor or boat trailer.

     "Foreign Person" means a nonresident alien, foreign corporation or other non-United States Person.

     "Funding Period" means the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust.

     "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust.

     "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Obligations" means, with respect to the Exemption, loans or other secured receivables.

     "Permitted Investments" means:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

          o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

          o commercial paper having, at the time of investment, a rating in the highest rating category from each Rating Agency;

          o investments in money market funds having the highest rating from each Rating Agency;

          o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

          o    any other investment acceptable to each Rating Agency.

     Permitted Investments are generally limited to obligations or securities which mature on or before the distribution date in the Collection Period succeeding the Collection Period in which the investment is made.

     "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

     "Plans" means, collectively, employee benefit and other plans subject to ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

     "Precomputed Advance" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related Collection Period.

     "Precomputed Receivables" means either an actuarial receivable or a rule of 78's receivables.

     "Preferred Mortgage" refers to the instrument under which the lien on a Federally documented financed boat is be perfected under the Ship Mortgage Act.

     "Pre-Funding Limit" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

     "Pre-Funding Period" means, with respect to the Exemption, a 90 day or three month period following the closing date during which Additional Obligations may be transferred to the trust.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus interest accrued on the receivable at the contract rate of interest borne by the receivable on the last day of the Collection Period as to which the receivable is purchased.

     "Rating Agency" means a nationally recognized rating agency providing, at the request of the seller or the depositor, a rating on the securities issued by the applicable trust.

     "Receivables Transfer and Servicing Agreements" means, collectively, each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will agree to service the receivables, each trust agreement, including, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued and each administration agreement under which the servicer, or such other person named in the related prospectus supplement, will undertake certain administrative duties with respect to a trust that issues notes.

     "Record Date" means the business day immediately preceding the distribution date or, if definitive securities are issued, the last day of the preceding calendar month.

     "Restricted Group" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any insurer, any obligor with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

     "Rule of 78's Receivable" means a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

     "Section 1286 Treasury Regulations" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with original issue discount.

     "Securities Act" means the Securities Act of 1933, as amended.

     "servicer" means the master servicer, the servicer or the subservicer, as the case may be.

     "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

     "Similar Law" means federal, state or local laws that impose requirements similar to ERISA or the Internal Revenue Code.

     "Simple Interest Advance" means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that the Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on the Simple Interest Receivable during the related Collection Period.

     "Simple Interest Receivable" means a receivables that provides for the amortization of the amount financed under the receivable over a series of fixed level payment monthly installments.

     "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

     "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

     "United States Person" generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities, other than underwriting discounts and commissions:



         SEC Registration Fee.................................... $372,929.00
         Trustee's Fees and Expenses.............................   40,000.00
         Printing and Engraving..................................   30,000.00
         Legal Fees and Expenses.................................  150,000.00
         Blue Sky Fees...........................................    2,500.00
         Accounting Fees and Expenses............................   40,000.00
         Rating Agency Fees......................................   80,000.00
         Miscellaneous...........................................   10,000.00
                                                                   ----------
         Total................................................... $725,429.00
                                                                   ==========


----------------------------

* All amounts, except the SEC Registration Fee, are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of the securities registered hereby.




Item 15. Indemnification of Directors and Officers.

         Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16. Exhibits.

         (a)      Financial Statements:

                  None.

         (b)      Exhibits:


         1.1      Form of Underwriting Agreement for Owner Trusts.*
         1.2      Form of Underwriting Agreement for Grantor Trusts.*
         3.1      Articles of Incorporation of the Registrant.*
         3.2      By-laws of the Registrant.*
         4.1      Form of Trust Agreement (including form of certificates)
         4.2 Form of Pooling and Servicing Agreement (including form of certificates).
         4.3      Form of Indenture (including form of notes).*
         5.1 Opinion of Sidley Austin Brown & Wood LLP as to legality of the Securities.**
         8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters.**
         10.1     Form of Sale and Servicing Agreement.*
         10.2     Form of Administration Agreement.*
         10.3     Form of Receivables Purchase Agreement.*
         23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto).
         24.1     Powers of Attorney.**

____________________
*        Incorporated by reference from Registration Statement No. 333-26581.
**       Previously filed.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended,

the registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this registration statement relates and has duly caused this amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 16th day of April, 2003.

                                  MORGAN STANLEY ABS CAPITAL II INC.


                                  By: /s/ Peter Chai
                                     -----------------------------------
                                     Name:   Peter Chai
                                     Title:  Vice President


                               POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                 Title                                     Date

         *
         ---------------------        President and Director (Principal Executive        April 16, 2003
         Craig S. Phillips            Officer)

         *
         ---------------------        Treasurer (Principal Financial Officer and         April 16, 2003
         Alexander C. Frank           Principal Accounting Officer)

         *
         ---------------------        Director                                           April 16, 2003
         Gail P. McDonnell

         *
         ---------------------        Director                                           April 16, 2003
         David R. Warren

         ---------------------        Director                                           April   , 2003
         Frank B. Bilotta

         ---------------------        Director                                           April   , 2003
         Peter H. Sorensen


         * By:  /s/ Peter Chai
                ----------------------
                Attorney-in-fact